                                                  Filed pursuant to Rule 424(b)1
                                                              Reg. No. 333-67011



                          (THE BANC CORPORATION LOGO)

                        1,000,000 SHARES OF COMMON STOCK

     This is a public offering of our Common Stock. There is no established public trading market for our Common Stock. The public offering price per share for our Common Stock is $11.00. See "Underwriting" for the factors considered in determining the public offering price. The public offering price may not reflect the market price of our Common Stock after the offering.

            Trading Symbol = Nasdaq National Market System -- "TBNC"

     WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

                                                              PER SHARE       TOTAL
                                                              ---------    -----------
Public Price................................................   $11.00      $11,000,000
Underwriting Discount.......................................   $  .77      $   770,000
Proceeds to Corporation.....................................   $10.23      $10,230,000

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PLEASE NOTE THAT THESE SECURITIES:

     - ARE NOT BANK ACCOUNTS OR DEPOSITS;

     - ARE NOT FEDERALLY INSURED BY THE FDIC; AND

     - ARE NOT INSURED BY ANY OTHER STATE OR FEDERAL AGENCY.

     The shares of Common Stock are being offered by the Underwriters on a firm commitment basis. The Underwriters have an option to purchase up to 150,000 additional shares of Common Stock on the same terms and conditions as set forth above. See "Underwriting."
                             ---------------------

                           STERNE, AGEE & LEACH, INC.

               THE DATE OF THIS PROSPECTUS IS DECEMBER 10, 1998.

                              [MAP OF LOCATIONS]

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this Prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Common Stock, read this entire Prospectus carefully, especially the information set forth under the heading "Risk Factors" beginning on page 4. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised.

                       THE BANC CORPORATION AND THE BANK

     The Banc Corporation is a registered bank holding company incorporated under the laws of Delaware and headquartered in Birmingham, Alabama. The Banc Corporation is the result of several recent mergers. The Banc Corporation was established in April 1998 so that Warrior Capital Corporation, an Alabama bank holding company, could merge into The Banc Corporation, and thereby change its name to "The Banc Corporation" and its domicile from Alabama to Delaware. Warrior merged with The Banc Corporation on September 24, 1998. Before it merged with Warrior, The Banc Corporation was a shell corporation with no independent operations.

     The principal subsidiary of The Banc Corporation is The Bank, an Alabama banking corporation headquartered in Birmingham, Alabama. The Bank is 99.75% owned by The Banc Corporation. Prior to the merger of Warrior Capital Corporation into The Banc Corporation, The Bank was a subsidiary of Warrior and The Bank became a 99.75% owned subsidiary of The Banc Corporation when Warrior merged into The Banc Corporation. The Bank has been in business as a full service commercial and retail bank since it was established in 1957. Before its name was changed in February 1998, The Bank was known as Warrior Savings Bank. Since the Warrior Merger, The Banc Corporation has acquired one bank and three bank holding companies. As a result, The Bank now has 17 branches in Alabama. The Banc Corporation has also entered into an agreement that, if completed, will add four thrift locations in the panhandle of Florida. The Warrior Merger and the acquisitions, as well as their dates of completion, are summarized as follows:

                   WARRIOR MERGER AND ACQUISITION                         DATE
                   ------------------------------                         ----
-    Warrior Capital Corporation merges into The Banc              September 24, 1998
     Corporation, and The Bank (formerly known as Warrior
     Savings Bank) becomes a subsidiary of The Banc Corporation
-    Commercial Bancshares of Roanoke, Inc. and its subsidiary,      October 16, 1998
     The Commercial Bank of Roanoke (2 branches)
-    City National Corporation and its subsidiary, City              October 30, 1998
     National Bank of Sylacauga (3 branches)
-    First Citizens Bancorp, Inc. and its subsidiary, First          October 30, 1998
     Citizens Bank of Monroe County (3 branches)
-    Commerce Bank of Alabama (4 branches)                           November 6, 1998
-    Emerald Coast Bancshares, Inc. and its subsidiary, Emerald           Pending
     Coast Bank (4 branches)

These acquisitions are collectively referred to in this Prospectus as the "Acquisitions." As a result of the Acquisitions, the Corporation will have assets of approximately $486.5 million, loans of approximately $309.3 million, deposits of approximately $414.5 million and stockholders equity of approximately $48.6 million.

     The Banc Corporation's management team has historically been successful in the integration of multiple community banking organizations. The Banc Corporation plans to capitalize on this experience to achieve projected revenue enhancements and cost savings after the Acquisitions. The Banc Corporation has also retained the existing Board of Directors at each of its acquired banks in order to insure personalized, responsive, quality service for individuals and local and regional businesses. The Banc Corporation believes that its operating philosophy of decentralized decision making supplemented by centralized policy oversight, credit review and management systems will result in significant internal loan and deposit growth. The Banc

Corporation's growth strategy also includes opening new branches as well as the acquisition of other financial institutions and branches.

     The principal executive offices of The Banc Corporation and The Bank are located at 17 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 326-2265. When the term "Corporation" is used in this Prospectus, it refers to The Banc Corporation and its predecessor, Warrior, and its respective subsidiaries and affiliates, including The Bank, unless the context requires otherwise.

                                  THE OFFERING

Common Stock offered by the
  Corporation..............    1,000,000(1)

Common Stock outstanding
  after this offering.......  10,647,858(1)


Net Proceeds...............  $9.9 million (after underwriting discount and estimated offering expenses of $330,000).

Use of Proceeds............  To repay the Corporation's $6.3 million of outstanding debt existing under a $10 million line of credit. The remainder will be used as working capital to position the Corporation for future internal growth, possible acquisitions and general corporate purposes.

Nasdaq NMS Symbol..........  TBNC
---------------

(1) Excludes up to 150,000 shares of Common Stock which may be sold by the Corporation upon exercise of the over-allotment option granted to the Underwriters. See "Underwriting."

                                  RISK FACTORS

     You should read the "Risk Factors" section on page 4 carefully for a discussion of specific risks related to an investment in the Common Stock.

                                 NASDAQ LISTING

     These shares have been approved for listing on the Nasdaq National Market System under the trading symbol "TBNC".

                           MARKET AND DIVIDEND POLICY

     To date, there is no established public trading market for the Corporation Common Stock. There were approximately 925 holders of record of Corporation Common Stock as of November 20, 1998. The Corporation has not paid dividends this year, although Warrior paid cash dividends in the past. Any dividends paid by the Corporation in the future will be subject to certain state law restrictions, federal regulatory restrictions and contractual restrictions. Any future payment of cash or stock dividends will depend on the Corporation's financial condition, results of operations and other factors deemed relevant by the Board of Directors.

               SUMMARY CONSOLIDATED AND PRO FORMA FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               PRO FORMA
                                       --------------------------
                                         AS OF AND FOR THE NINE
                                              MONTHS ENDED             AS OF AND
                                         SEPTEMBER 30, 1998(3)       FOR THE NINE
                                       --------------------------       MONTHS                    AS OF AND FOR THE
                                       CORPORATION                       ENDED              YEAR ENDED DECEMBER 31,(5)(7)
                                         EMERALD      CORPORATION    SEPTEMBER 30,    -----------------------------------------
                                           CBS            CBS            1998           1997       1996       1995       1994
                                       -----------    -----------    -------------    --------   --------   --------   --------
                                         (1)(5)         (4)(5)          (5)(7)
STATEMENT OF FINANCIAL CONDITION
  DATA:
  Total assets.......................   $486,496       $408,830        $366,200       $307,713   $250,955   $200,739   $149,515
  Loans, net of unearned income......    309,269        250,028         236,311        179,005    141,228    101,484     70,213
  Allowance for loan losses..........      4,419          3,733           3,422          2,129      1,690      1,477      1,246
  Investment securities..............    109,261         99,939          81,405         73,911     73,302     64,905     53,242
  Deposits...........................    414,529        348,140         313,107        264,162    219,644    173,106    131,701
  Other borrowed funds...............     14,800         10,300           3,000            559      1,849      2,300         --
  Stockholders' equity...............     48,621         42,601          42,601         39,981     27,442     25,146     17,000
STATEMENT OF OPERATIONS DATA:
  Interest income....................     26,293         22,170          19,955         22,590     17,593     13,820     10,800
  Interest expense...................     12,578         10,646           9,263         10,401      7,886      5,932      4,086
                                        --------       --------        --------       --------   --------   --------   --------
        Net interest income..........     13,715         11,524          10,692         12,189      9,707      7,888      6,714
  Provision for loan losses..........      3,567          3,228           2,884          1,516        896        550        167
  Noninterest income.................      3,060          2,638           1,924          2,205      1,956      1,621      1,461
  Noninterest expense................     14,214         11,960          10,483          9,913      8,663      7,285      5,524
                                        --------       --------        --------       --------   --------   --------   --------
  (Loss) income before tax benefit...     (1,006)        (1,026)           (751)         2,965      2,104      1,674      2,484
  (Loss) income tax benefit..........       (872)          (880)           (762)           891        647        326        638
                                        --------       --------        --------       --------   --------   --------   --------
        Net (loss) income............   $   (134)(2)   $   (146)(2)    $     11(2)    $  2,074   $  1,457   $  1,348   $  1,846
                                        ========       ========        ========       ========   ========   ========   ========
PER SHARE DATA:
  Net (loss) income -- basic(6)......   $  (0.01)      $  (0.02)       $     --       $   0.29   $   0.21   $   0.21   $   0.34
  Book value.........................       4.48           4.44            4.43           4.39       3.99       3.79       3.18
ASSET QUALITY RATIOS:
  Allowance for loan losses to
    nonperforming loans..............     241.08%        203.66%         189.69%        114.65%     82.28%    190.34%    210.47%
  Allowance for loan losses to loans,
    net of unearned income...........       1.43           1.49            1.45           1.19       1.20       1.46       1.77
  Nonperforming loans to loans, net
    of unearned income...............       0.59           0.73            0.76           1.04       1.45       0.76       0.84
  Net loan charge-offs to average
    loans............................       1.02(8)        1.23(8)         1.05(8)        0.66       0.58       0.37       0.25
CAPITAL RATIOS:
  Leverage ratio.....................       9.89%         10.34%          11.63%         14.17%     12.31%     12.54%     11.42%
  Average stockholders' equity to
    average total assets.............      10.61          10.93           12.18          10.59      12.08      12.65      11.56
  Tier 1 risk-based capital ratio....      13.46          14.02           15.24          19.49      16.72      21.58      20.68
  Total risk-based capital ratio.....      14.71          15.27           16.49          20.55      17.77      22.83      21.93

---------------

(1) Pro forma to reflect (a) the proposed Emerald Merger in which Emerald Coast Bancshares, Inc. will be merged with and into the Corporation in exchange for approximately 1,379,958 shares of Corporation Common Stock with the merger being accounted for using the pooling of interests method, and (b) the acquisition of Commercial Bancshares of Roanoke, Inc. for $7.3 million in cash on October 16, 1998 which was accounted for using the purchase method.
(2) Includes approximately $900,000 of non-recurring legal, accounting and printing merger-related expenses, approximately $350,000 of non-recurring expenses associated with opening new offices in Birmingham and Decatur, and approximately $138,000 of non-recurring expenses related to Year 2000 preparations.
(3) The statement of financial condition data is presented as if the business combinations had occurred on September 30, 1998. The statement of operations data is presented as if such business combinations had occurred on January 1, 1998.
(4) Pro forma to reflect the CBS Purchase but excluding the effect of the proposed Emerald Merger.
(5) The Summary Financial Data gives retroactive effect to the merger of The Banc Corporation and Warrior Capital Corporation on September 24, 1998, and the mergers of Commerce Bank of Alabama on November 6, 1998 and First Citizens Bancorp, Inc. and City National Corporation on October 30, 1998 with the Corporation.
(6) Basic earnings per share is based on the weighted average number of shares outstanding for the period. Basic earnings per share does not reflect the effect (which is not material) of any possible dilution from outstanding stock options under the Corporation Incentive Plan. See
    "Business -- Incentive Plans."
(7) Excludes the effect of both the CBS Purchase and the proposed Emerald
    Merger.
(8) On an annualized basis.

                                    RISK FACTORS

     In addition to the other information contained in this Prospectus, you should consider carefully the risk factors described below in evaluating the Corporation and your decision to invest in the Corporation Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Forward Looking Statements" and "Business" for a description of other factors ing the business of the Corporation generally.

RISK THAT INTEGRATING THE ACQUISITIONS COULD HAVE A NEGATIVE EFFECT ON EARNINGS

     As a result of the acquisitions of City National Corporation, First Citizens Bancorp, Inc. and Commerce Bank of Alabama (the "Completed Mergers") and Commercial Bancshares of Roanoke, Inc. (the "CBS Purchase"), the Corporation has acquired four additional banks which has increased the Corporation's asset size from $118.3 million as of September 30, 1998, to $408.8 million. The Corporation has also agreed to acquire by merger Emerald Coast Bancshares, Inc. and its subsidiary Emerald Coast Bank (the "Emerald Merger"). As a result of the proposed Emerald Merger, the Corporation plans to acquire and operate a thrift, which will further increase the Corporation's asset size to $486.5 million as of September 30, 1998. Assuming the Emerald Merger is completed, the Corporation will increase its number of branch locations from five to 21, and the resulting market area of the Corporation will extend from Decatur and Guntersville in north Alabama, to Destin and Panama City in the Florida panhandle. To be successful, the Corporation must integrate the operations of Commerce Bank of Alabama ("Commerce"), First Citizens Bancorp, Inc. ("First Citizens"), City National Corporation ("City National"), Emerald Coast Bancshares, Inc. ("Emerald") and Commercial Bancshares of Roanoke, Inc. ("CBS") (collectively, the "Companies") and their subsidiaries with those of the Corporation and The Bank. The Corporation faces a significant challenge in integrating and managing the businesses of these companies. To integrate the Acquisitions operationally, the Corporation must:

     - consolidate management and responsibility;

     - consolidate the data processing operations;

     - combine the employee benefit plans;

     - create joint account and lending products;

     - develop a unified marketing plan;

     - develop a unified investment policy and adjust the combined investment portfolio to comply with such policy;

     - develop a unified loan policy and reestablish lending authority; and

     - develop a unified loan loss reserve policy.

     Integrating the Acquisitions may detract attention from the day-to-day business of the Corporation or result in unexpected costs to the Corporation.

     The future prospects of the Corporation will depend on a number of factors, including, among others:

     - the Corporation's ability to integrate the businesses acquired in the Acquisitions at a reasonable cost;

     - its ability to compete effectively in new market areas;

     - its success in retaining earning assets, including loans, acquired in the Acquisitions;

     - its ability to generate new earning assets;

     - its ability to achieve cost savings, which the Corporation estimates will equal $400,000, and revenue enhancements, which the Corporation estimates will equal $850,000 annually from the Acquisitions; and

     - its ability to attract and retain qualified management and other appropriate personnel.

     If the Corporation fails to achieve any of these goals, that failure might have a material adverse effect on the financial condition and results of operations of the Corporation. See "Business -- Acquisitions" and
"Business -- Strategy."

FAILURE TO COMPLETE THE EMERALD MERGER

     The Corporation has agreed to merge with Emerald, but the Emerald Merger has not been completed and has not been approved by the necessary regulatory agencies. The Corporation believes that the Emerald Merger will be approved and will be completed; however, there is the possibility that the Emerald Merger will not be approved by the necessary regulatory agencies or that the regulatory agencies will require unacceptable changes to the terms or structure of the Emerald Merger as a condition to granting approval. If the Corporation is unable to complete the Emerald Merger, the Corporation would have fewer assets and deposits, less stockholders equity, be less diverse and cover fewer banking markets than it anticipates having after the Emerald Merger. In addition, the Corporation could achieve fewer cost savings or less revenue enhancements than it currently anticipates achieving from the Acquisitions. See "-- Risk that Integrating the Acquisitions Could Have a Negative Effect on Earnings." All of these factors could have a material adverse effect on the Corporation's financial condition or results of operations. See "Business -- Acquisitions" and "Business -- Strategy."

ABILITY TO SUSTAIN GROWTH; PROFITABILITY AND POTENTIAL NEED FOR ADDITIONAL
CAPITAL

     The Corporation believes its growth will depend on its ability to expand its business through:

     - internal growth;

     - the opening of new branch offices in new markets; and

     - the acquisition of other financial institutions or branches.

     The Corporation's ability to grow profitably through the opening of new branches depends primarily on, among other things, the Corporation's ability to:

     - identify profitable or growing markets and acquire or establish branch locations in those markets at a reasonable cost;

     - attract the necessary deposits to operate these new branches profitably; and

     - locate sound loans and investment opportunities in those markets.

     Acquiring other financial institutions or branch offices involves these same risks, but also involves additional risks, including, among others:

     - adversely changing results of operations at the acquired entities;

     - unforeseen liabilities or asset quality problems of the acquired entities;

     - greater than anticipated costs of integrating acquired businesses;

     - adverse personnel relations;

     - loss of customers; and

     - deterioration of local economic conditions.

     Furthermore, the Corporation's continued growth and profitability depend on the Corporation's ability:

     - to manage its growth;

     - to attract and retain skilled employees;

     - to finance its growth, if necessary, at an acceptable cost; and

     - to expand the capabilities of the Corporation's management information systems.

     The Corporation's growth strategy could have a material adverse effect on the Corporation's financial condition and results of operations if the Corporation is not able to manage its growth successfully or address adequately all of the changing demands its planned growth may create. See
"Business -- Acquisitions" and "Business -- Strategy".

ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

     Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The risk of non payment is affected by, among other things:

     - the duration of the loan;

     - credit risks of a particular borrower;

     - changes in economic and industry conditions; and

     - in the case of a collateralized loan, uncertainties as to the future value of the collateral.

     The Corporation attempts to maintain an appropriate allowance for loan losses to provide for potential losses in its loan portfolio. The amount of the allowance for loan losses is periodically determined by management based upon consideration of several factors, including, among others:

     - an ongoing review of the quality, mix and size of the overall loan portfolio;

     - historical loan loss experience;

     - evaluation of non-performing loans;

     - assessment of economic conditions and their effects on the existing portfolio; and

     - the amount and quality of collateral, including guarantees, securing loans.

     There is no precise method of predicting loan losses; therefore, there can be no assurance that the allowance for loan losses will be sufficient to absorb future loan losses. Excess loan losses could have a material adverse effect the Corporation's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Allocation of the Allowance for Loan Losses."

INTEREST RATE RISK AND ASSET/LIABILITY MANAGEMENT

     The Corporation's operating results are dependent to a significant degree on its net interest income. Net interest income is the difference between interest earned and interest paid. The Corporation earns interest on loans, interest-bearing deposits in other financial institutions and investment and mortgage-backed securities. The Corporation pays interest on deposits and funds it borrows. Like most banks, The Bank's interest earned and interest paid will change as interest rates fluctuate. That will, in turn, cause assets and liabilities to reprice. Interest rates fluctuate, and therefore assets and liabilities reprice, due to a variety of factors, including general economic conditions, the policies of various regulatory authorities and other factors beyond the Corporation's control.

     When interest rates are rising, the interest income earned on assets may not increase as rapidly as the interest expense paid on the Corporation's liabilities. As a result, the earnings of the Corporation may be adversely affected when the cost of the Corporation's liabilities increases more rapidly than the income earned on the Corporation's assets. The degree to which earnings might be adversely affected depends upon the rapidity and extent of any increase in interest rates. In addition, rising interest rates may decrease the Corporation's earnings by diminishing loan demand and increasing the risk of delinquencies as adjustable-rate loans reprice and the payment amounts increase.

     As a result of declining interest rates, the Corporation's investment portfolio has experienced significant appreciation in value which can be realized through the sale of these investments. The Corporation intends to use the proceeds from any such sales to fund new loans. However, if the Corporation cannot generate enough loans to absorb these proceeds, the Corporation instead would reinvest the funds in investment securities, which because of the recent decline in interest rates, may provide a lower rate of return to the Corporation than loans. If this were to occur, it could have a material adverse effect on the Corporation's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GEOGRAPHIC CONCENTRATION; SIGNIFICANCE OF LOCAL ECONOMIC CONDITIONS

     Substantially all of the Corporation's deposits and assets at September 30, 1998, were derived from operations in relatively rural markets of Alabama. Consequently, the Corporation's profitability may be negatively affected by factors that have a significant impact on agriculture, including weather. Some of The Bank's market areas have experienced severe weather in 1998, primarily heavy rains and flooding. See "Business."

     The success of the Corporation depends on the general economic conditions in the geographic markets served by The Bank. Although current economic conditions in these markets are favorable, there is no assurance that favorable economic conditions will continue. Adverse changes in economic conditions in the geographic markets that the banks serve would likely impair The Bank's ability to collect loans and could otherwise negatively affect the Corporation's financial condition and results of operations. See "Business."

COMPUTER TECHNOLOGIES AND YEAR 2000 COMPLIANCE

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Corporation's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations resulting in disruptions of operations, including, among other things, a temporary inability to process transactions, send statements or engage in similar normal business activities.

     The Corporation believes that all of its material applications will be Year 2000 compliant before the end of 1999 and does not expect the costs of becoming compliant to have a material adverse effect on the financial condition or results of operations of the Corporation. However, because of the many uncertainties associated with Year 2000 compliance issues, and because the Corporation's assessment is necessarily based on information from its acquired entities as well as third party vendors, there can be no assurance that the Corporation's assessment is correct. For a discussion of the Corporation's assessment of its potential Year 2000 exposure and the status of the Corporation's program to become Year 2000 compliant, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Readiness Disclosure."

SUPERVISION AND REGULATION

     Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal and state regulatory agencies. The Corporation is subject to the Bank Holding Company Act (the "BHCA") and to regulation and supervision by the Federal Reserve Board (the "Federal Reserve"). The Bank is subject to supervision and regulation by the Federal Deposit Insurance Corporation (the "FDIC") and state regulatory authorities. Additionally, Emerald will be subject to supervision and regulation by the Office of Thrift Supervision (the "OTS"). These regulations are intended primarily for the protection of depositors and consumers, rather than for the benefit of stockholders. The Corporation is subject to changes in federal and state law, as well as changes in regulatory and governmental policies, income tax laws and accounting principles. The Corporation cannot predict the future effect of any of those potential changes, but they could materially adversely affect the Corporation's business and operations.

     The Federal Reserve has adopted a policy that requires a bank holding company, such as the Corporation, to serve as a source of financial strength to its banking subsidiaries. The Federal Reserve has ordered bank holding companies to contribute cash to any of their bank subsidiaries that are troubled based upon this "source of strength" policy. Any such required cash contribution could decrease funds available for distributions to stockholders. In addition, the Federal Reserve could require a bank holding company, in certain circumstances, to guarantee the capital plan of an undercapitalized banking subsidiary. Neither the Bank nor any of the banks acquired, or to be acquired, in the Acquisitions is currently undercapitalized, but there is no guarantee that they will not become undercapitalized in the future.

     The Federal Reserve has also established a required leverage ratio to evaluate the capital adequacy of bank holding companies. The leverage ratio is equal to Tier 1 Capital (stockholders' equity plus minority interest in subsidiary, less goodwill and unrealized gain on securities available for sale) divided by its average total consolidated assets. Bank holding companies are required to maintain a minimum leverage ratio of 3% and bank holding companies with a leverage ratio of 6% are deemed "well capitalized."

     As of September 30, 1998, the Corporation's leverage ratio was 11.63%. Additionally, the Corporation's Tier 1 capital to risk-based assets ratio was 15.24% and the Corporation's total capital to risk-based assets ratio was 16.49%. All three of these ratios are in excess of the "well capitalized" standard set by the Federal Reserve. See "Supervision and Regulation."

GOVERNMENT REGULATION AND LEGISLATION

     Regulatory agencies such as the FDIC and the Alabama Banking Department can prohibit or limit The Bank's activities or force The Bank to take prompt corrective action if the agencies deem The Bank's activities to be unsafe or unsound. From time to time, legislation is proposed or enacted that would increase the cost of doing business, limit or expand permissible activities or affect the competitive balance between banks and other financial and non-financial institutions. Congress, the Alabama legislature and various state and federal bank regulatory agencies frequently propose changes to the laws and regulations governing the operations and taxation of banks and other financial institutions. The recent authorization of interstate branching is likely to increase branching and merger activity and enhance competition among financial institutions. It is impossible to predict the likelihood of additional changes and the effects these changes might have on the Corporation or the banks acquired, or to be acquired, in the Acquisitions. See "Supervision and Regulation."

ANTI-TAKEOVER CONSIDERATIONS

     The Corporation's Restated Certificate of Incorporation, its Bylaws and Delaware law all contain provisions that could discourage potential acquisition proposals, delay or prevent a change in control of the Corporation and limit the price that investors may be willing to pay in the future for shares of Corporation Common Stock. Among other things, the Corporation has a classified board of directors that is divided into three classes serving staggered terms so that no more than one-third of the seats of on the Board of Directors will be up for election at each annual meeting of stockholders. Additionally, the Corporation can issue, without further stockholder approval, preferred stock with rights and privileges that could be senior to the Corporation Common Stock.

     Further, Delaware law, subject to certain exceptions, prohibits the Corporation, without approval of the Board of Directors, from engaging in a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. An "interested stockholder" is generally a stockholder who owns 15% of the outstanding Corporation Common Stock. See
"Management -- Classified Board of Directors," "Description of Capital
Stock -- Certain Provisions of the Corporation's Certificate and Delaware Law" and "-- Possible Adverse Effects of the Issuance of Preferred Stock."

FDIC INSURANCE

     Although deposits at The Bank will be insured by the FDIC to the maximum amount permitted by law, shares of Corporation Common Stock are not bank or deposit accounts. Thus, shares of Corporation Common Stock are not federally insured by the FDIC or any other governmental agency.

DIVIDEND HISTORY AND RESTRICTIONS ON ABILITY TO PAY DIVIDENDS

     The Corporation has never paid dividends, and there can be no assurance that dividends will be paid in the future. The Corporation will conduct its principal business operations through its subsidiaries. The Corporation will derive cash available to pay dividends primarily, if not entirely, from dividends paid to the Corporation by its subsidiaries. Certain state and federal legal and regulatory restrictions will limit the subsidiaries' ability to pay dividends to the Corporation. The Corporation's ability to pay dividends to its stockholders will depend on the Corporation's earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, the Corporation's ability to service any equity or debt obligations senior to the Corporation Common Stock and other factors deemed relevant by the Corporation's Board of Directors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Corporation," "Supervision and Regulation" and "Dividend Policy."

DEPENDENCE ON MANAGEMENT

     At this stage of the Corporation's development, its prospects for success depend, to a significant degree, on the efforts of James A. Taylor, the Corporation's Chairman of the Board and Chief Executive Officer. There is no assurance that Mr. Taylor's services will remain available to the Corporation indefinitely or that the Corporation will be successful under his management. The Corporation maintains key employee insurance on Mr. Taylor in the amount of $6 million. See "Management" and "Principal Stockholders."

COMPETITION

     The banking business is highly competitive. The Bank competes as a financial intermediary with other commercial banks, savings associations, credit unions, mortgage banking companies, securities brokerage companies, insurance companies and money market mutual funds operating in Alabama, the Florida panhandle and elsewhere. Many of these competitors have substantially greater resources and lending limits than the Corporation and The Bank and offer certain services that the Corporation and The Bank do not provide. In addition, non-depository institution competitors are generally not subject to the extensive regulation applicable to the Corporation and The Bank. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act, commercial banks may now acquire financial institutions nationwide, further increasing competition. See "Business -- Competition."

MONETARY POLICY

     Interest rates are largely dependent on the rate of interest charged by the Federal Reserve from time to time for funds that it makes available to financial institutions. Monetary policy has been volatile in recent months, and monetary and fiscal authorities' actions may have an adverse effect on the deposit levels, net interest margin, loan demand or the business and earnings of the Corporation. See "Supervision and Regulation."

POSSIBLE ADVERSE EFFECTS OF THE ISSUANCE OF PREFERRED STOCK

     The Corporation is authorized to issue up to 5,000,000 shares of preferred stock, $.001 per share (the "Corporation Preferred Stock"). The Corporation's Board of Directors may designate the rights and preferences of the Corporation Preferred Stock. If Corporation Preferred Stock were to be issued, its effects on the holders of Corporation Common Stock could include, among other things:

     - reduction of the amount of money otherwise available for the payment of dividends on Corporation Common Stock if dividends are payable on Corporation Preferred Stock;

     - restrictions on dividends on Corporation Common Stock if dividends on Corporation Preferred Stock are in arrears;

     - dilution of the voting power of Corporation Common Stock if the Corporation Preferred Stock has voting rights, including a possible "veto" power if the Corporation Preferred Stock has class voting rights;

     - dilution of the equity interest of holders of Corporation Common Stock if Corporation Preferred Stock is convertible, and is converted into Corporation Common Stock; and

     - restrictions on the rights of holders of Corporation Common Stock to share in the Corporation's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Corporation Preferred Stock.

     Holders of Corporation Common Stock have no preemptive rights to purchase or otherwise acquire any Corporation Preferred Stock that may be issued. See "Description of Capital Stock."

CONTROL BY CERTAIN STOCKHOLDERS

     As of November 6, 1998, the Corporation's directors and executive officers own or control approximately 43.6% of the outstanding shares of Corporation Common Stock without regard to Corporation Common Stock to be issued in this Offering or the proposed Emerald Merger. See "Principal Stockholders." Accordingly, if the directors and executive officers were to act in concert, they would likely control the Corporation's Board of Directors and therefore the business and policies of the Corporation. Furthermore, such control could preclude any unsolicited acquisition of the Corporation and, consequently, adversely affect the market price of the Corporation Common Stock.

ABSENCE OF ESTABLISHED PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     To date, there has been no established public market for the Corporation Common Stock. There is no guarantee:

     - that any market for the Corporation Common Stock will develop;

     - that any market for the Common Stock that develops will be liquid;

     - that you will be able to sell your Corporation Common Stock; or

     - that you will be able to sell your Corporation Common Stock at any particular price.

     If a public market for the Corporation Common Stock develops, the market price of Corporation Common Stock could fluctuate significantly due to variations in quarterly and yearly results of operations, general trends in the banking industry and other factors. Additionally, in recent years and especially in recent months there have been price and volume fluctuations in the stock market that often have been unrelated or disproportionate to the operating performance of affected companies. These broad fluctuations might adversely affect the market price of the Corporation Common Stock. See "Underwriting" for the factors considered in determining the public offering price.

     These shares have been approved for listing on the Nasdaq National Market System under the trading symbol "TBNC".

DILUTION

     If you purchase shares of Corporation Common Stock in this Offering, and 1,000,000 shares are sold at the public offering price of $11.00 per share, the net tangible book value of your shares as of September 30, 1998 will be $4.92. This is $6.08 less than your purchase price.

                           FORWARD LOOKING STATEMENTS

     You should note, in particular, that this Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to, without limitation, future economic performance, plans and objectives of management for future operations and other financial items that are based on the beliefs of management, as well as assumptions made by and currently available to management. The words "estimate," "project," "intend," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The cautionary statements in the preceding "Risk Factors" section, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus identify important factors the Corporation believes could cause actual results to differ materially from those set forth in the forward looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only to the date of this Prospectus. In addition to considering factors set forth elsewhere in this Prospectus, you should consider carefully the preceding risk factors before making a decision to invest. These risk factors are not intended to represent a complete list of all the general or specific risks that may affect the Corporation, and the order of presentation of the preceding risks is not intended to be indicative of their relative importance nor is the preceding intended to be inclusive of all risks with respect to an investment in the Corporation Common Stock. You should recognize that other risks including general economic factors and business strategies, may be significant. In addition, the risks described above may affect the Corporation to a greater extent than indicated. The Corporation undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to the Corporation or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.

                                USE OF PROCEEDS

     The net proceeds to the Corporation from the sale of 1,000,000 shares of Common Stock offered hereby are estimated to be approximately $9.9 million, after deducting the underwriting discount and estimated offering expenses payable by the Corporation of approximately $330,000, based on the public offering price of $11.00 per share. The Corporation intends to use approximately $6.3 million of the net proceeds to discharge its remaining outstanding indebtedness existing under a $10 million line of credit maturing on January 1, 1999 with an interest rate of LIBOR plus 150 basis points (6.75% as of November 1, 1998). The Corporation originally borrowed $7.3 million under the line of credit to fund the CBS Purchase and has since used the available credit for working capital purposes. The Corporation intends to use the balance of the net proceeds for general corporate purposes and working capital to position the Corporation for future internal growth and possible acquisitions of other financial institutions or their assets and related liabilities. The Corporation frequently evaluates acquisition opportunities and from time to time enters into discussions regarding possible acquisitions. However, other than the proposed Emerald Merger, the Corporation does not have any specific plans, arrangements, agreements or understandings with any other person for any acquisitions at the current time.

     The Corporation will invest a portion of the remaining net proceeds in The Bank, where such proceeds would be available for general corporate purposes, including uses in The Bank's lending and investment activities. Pending such uses, the net proceeds will be invested in a variety of short-term assets, including federal funds, interest-bearing deposits in other banks and similar investments.

                                DIVIDEND POLICY

     The Corporation has never declared or paid any dividends on its capital stock, though its predecessor Warrior paid cash dividends of $236,000 and $213,000 in 1997 and 1996, respectively. The Corporation will derive cash available to pay dividends, primarily, if not entirely, from dividends paid to the Corporation by its subsidiaries. There are certain restrictions on The Bank's ability to pay dividends or otherwise transfer funds to the Corporation and on the Corporation's ability to pay dividends. Regulatory restrictions on dividends paid by The Bank and by the Corporation are discussed under "Supervision and Regulation -- Dividends." The Corporation is also subject to certain restrictions on the payment of dividends contained in its loan agreement for the $10 million line of credit. However, the Corporation will repay $6.3 million of such indebtedness with a portion of the net proceeds of this Offering thereby eliminating such restrictions. In the event that the Corporation incurs additional debt after this Offering, the Corporation expects that any lender would likely impose certain restrictions on the Corporation's ability to pay dividends. The Corporation's ability to pay dividends to its stockholders will depend on the Corporation's earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, the Corporation's ability to service any equity or debt obligations senior to the Corporation Common Stock and other factors deemed relevant by the Corporation's Board of Directors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Supervision and Regulation."

                                 CAPITALIZATION

     The following table sets forth the actual capitalization and certain capital ratios of the Corporation at September 30, 1998, and the pro forma capitalization and certain capital ratios of the Corporation at September 30, 1998, as adjusted to reflect the sale by the Corporation of the shares of Common Stock offered hereby at the public offering price of $11.00 per share and, after deducting the estimated underwriting discount and offering expenses payable by the Corporation, the application of the net proceeds as set forth under "Use of Proceeds."

                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                               ACTUAL     PRO FORMA
                                                               ------     ----------
                                                              (DOLLARS IN THOUSANDS)
Long-term debt..............................................  $  3,000     $  3,000
Stockholders' equity:
  Preferred Stock, $.001 par value, 5,000,000 shares
     authorized, no shares issued and outstanding...........        --           --
  Common Stock, $.001 par value, 25,000,000 shares
     authorized, 9,599,443 shares issued and
     outstanding-actual; 10,599,443 shares issued
     and outstanding -- pro forma...........................        10           11
  Additional paid-in surplus................................    26,631       36,530
  Retained earnings.........................................    15,405       15,405
  Unrealized gains (losses) on securities available-
     for-sale, net of taxes.................................       555          555
                                                              --------     --------
          Total stockholders' equity........................    42,601       52,501
                                                              --------     --------
          Total capitalization..............................  $ 45,601     $ 55,501
                                                              ========     ========
Capital ratios:
  Leverage(1)...............................................     11.63%       14.39%
  Risk-based capital(2)
     Tier 1.................................................     15.24        18.35
     Total..................................................     16.49        19.56

---------------

(1) Leverage ratio is defined as Tier 1 capital (using current risk-based capital guidelines) as a percent of adjusted total assets. See "Supervision and Regulation -- Capital Regulations."
(2) The pro forma risk-based capital ratios have been computed assuming the net proceeds of this Offering, after payment of the Corporation's indebtedness, are invested in assets carrying a risk-weight that is equivalent to the Corporation's average risk-weight at September 30, 1998. See "Supervision and Regulation -- Capital Regulations."

                                    DILUTION

     The net tangible book value of the Corporation Common Stock as of September 30, 1998, was $42.2 million, or $4.40 per share of Corporation Common Stock. Net tangible book value per share represents the equity of the Corporation's stockholders, less intangible assets, divided by the number of shares of Corporation Common Stock outstanding. The dilution of the net tangible book value per share represents the difference between the amount per share paid by purchasers of Corporation Common Stock in this Offering and the pro forma net tangible book value (liquidation value) per share of Corporation Common Stock immediately after completion of this Offering. After (i) giving effect to the sale by the Corporation of 1,000,000 shares of Corporation Common Stock offered hereby at the public offering price of $11.00 per share and the application of the estimated net proceeds therefrom, and (ii) deducting the estimated underwriting discount and offering expenses payable by the Corporation, the pro forma net tangible book value of the Corporation as of September 30, 1998, would have been $52.1 million, or $4.92 per share. This represents an immediate increase in net tangible book value of $.52 per share to existing investors and an immediate dilution in net tangible book value of $6.08 per share to new investors purchasing Corporation Common Stock in this Offering, as illustrated in the following table:

Public offering price per share..........                   $11.00
  Net tangible book value per share
     before this offering................                     4.40
  Increase in net tangible book value per
     share attributable to new
     investors...........................                      .52
                                                            ------
Pro forma net tangible book value per
  share after this Offering..............                     4.92
                                                            ------
Dilution between offering price and net
  tangible book value per share..........                   $ 6.08
                                                            ======

     The following table summarizes, on a pro forma basis, as of September 30, 1998, the tangible book value of the outstanding shares and the total consideration and average price paid per share by the new investors for the shares purchased in this Offering.

                                                 SHARES(1)            TANGIBLE EQUITY       AVERAGE
                                            --------------------   ---------------------      PER
                                              NUMBER     PERCENT     AMOUNT      PERCENT     SHARE
                                            ----------   -------   -----------   -------   ---------
Equity at September 30, 1998..............   9,599,443     90.6%   $42,199,000     81.0%    $ 4.40
New investors.............................   1,000,000      9.4      9,900,000(2)  19.0      11.00
                                            ----------    -----    -----------    -----
          Total...........................  10,599,443    100.0%   $52,099,000    100.0%
                                            ==========    =====    ===========    =====

---------------

(1) Does not include total shares of Corporation Common Stock issuable upon exercise of options under the Corporation Incentive Plan. See
    "Management -- Incentive Plans."
(2) Net of underwriting discount of $770,000 and estimated offering expenses of approximately $330,000.

                              THE BANC CORPORATION

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables set forth selected financial data for the Corporation derived from the Corporation's Supplemental Consolidated Financial Statements which are restated to retroactively reflect the Completed Mergers (which excludes Emerald and CBS). The selected financial data should be read in conjunction with the Supplemental Consolidated Financial Statements of the Corporation and the related notes thereto included in this Prospectus.

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 1998       1997       1997       1996       1995       1994       1993
                               --------   --------   --------   --------   --------   --------   --------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF
  FINANCIAL CONDITION DATA:
  Total assets...............  $366,200   $285,530   $307,713   $250,955   $200,739   $149,515   $143,280
  Loans, net of unearned
    income...................   236,311    173,093    179,005    141,228    101,484     70,213     66,023
  Investment securities......    81,405     78,008     73,911     73,302     64,905     53,242     55,576
  Deposits...................   313,107    252,072    264,162    219,644    173,106    131,701    125,044
  Stockholders' equity.......    42,601     28,847     39,981     27,442     25,146     17,000     16,819
SELECTED STATEMENT OF INCOME
  DATA:
  Interest income............    19,955     16,457     22,590     17,593     13,820     10,800     10,626
  Interest expense...........     9,263      7,637     10,401      7,886      5,932      4,086      3,882
                               --------   --------   --------   --------   --------   --------   --------
         Net interest
           income............    10,692      8,820     12,189      9,707      7,888      6,714      6,744
  Provision for loan
    losses...................     2,884        848      1,516        896        550        167        298
  Noninterest income.........     1,924      1,670      2,205      1,956      1,621      1,461      1,573
  Noninterest expense........    10,483      7,188      9,913      8,663      7,285      5,524      5,425
                               --------   --------   --------   --------   --------   --------   --------
  Income (loss) before tax...      (751)     2,454      2,965      2,104      1,674      2,484      2,594
  Income tax expense
    (benefit)................      (762)       868        891        647        326        638        590
                               --------   --------   --------   --------   --------   --------   --------
         Net income..........  $     11   $  1,586   $  2,074   $  1,457   $  1,348   $  1,846   $  2,004
                               ========   ========   ========   ========   ========   ========   ========
PER SHARE DATA:
  Net income -- basic........  $     --   $    .23   $    .29   $    .21   $    .21   $    .34   $    .38
  Book value.................      4.44       3.01       4.39       3.99       3.79       3.18       3.14
  Dividends..................        --        .09        .09        .08        .08        .07         --
PERFORMANCE RATIOS:
  Return on average assets...        --%(1)    .75%(1)    .75%       .66%       .76%      1.26%      1.43%
  Return on average equity...       .04 (1)   7.51 (1)   7.05       5.49       6.02      10.91      12.79
ASSET QUALITY RATIOS:
  Allowance for loan losses
    to nonperforming loans...    189.69      96.43     114.65      82.28     190.34     210.47     188.97
  Allowance for loan losses
    to loans, net of
    unearned.................      1.45       1.23       1.19       1.20       1.46       1.77       1.89
  Nonperforming loans to
    loans, net of unearned
    income...................       .76       1.28       1.04       1.45        .76        .84       1.00
  Net loan charge-offs to
    average loans............      1.05 (1)    .35 (1)    .66        .58        .37        .25        .22
CAPITAL RATIOS:
  Leverage ratio.............     11.63%     10.13%     14.17%     12.31%     12.54%     11.42%     11.82%
  Tier 1 risk-based capital
    ratio....................     15.24      14.15      19.49      16.72      21.58      20.68      22.29
  Total risk-based capital
    ratio....................     16.49      15.19      20.55      17.77      22.83      21.93      23.54

---------------

(1) On an annualized basis.

                     THE BANC CORPORATION AND SUBSIDIARIES

   CONDENSED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)

     The following summary includes (i) the condensed supplemental consolidated statement of financial condition of The Banc Corporation as of September 30, 1998, (ii) the condensed consolidated statement of financial condition of Emerald Coast Bancshares, Inc. ("Emerald") as of September 30, 1998, (iii) the condensed consolidated statement of financial condition of Commercial Bancshares of Roanoke, Inc. ("CBS") as of September 30, 1998, (iv) adjustments to give effect to the purchase method combination with CBS and the proposed pooling of interests method business combination with Emerald and (v) the pro forma combined condensed statement of financial condition of The Banc Corporation and The Bank as if such combinations had occurred on September 30, 1998.

     These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of financial condition of The Banc Corporation, Emerald and CBS. The pro forma information provided below may not be indicative of future results.

                                                               AS OF SEPTEMBER 30, 1998
                                           -----------------------------------------------------------------
                                                        HISTORICAL
                                           -------------------------------------
                                               THE        EMERALD     COMMERCIAL
                                              BANC         COAST      BANCSHARES    PRO FORMA      PRO FORMA
                                           CORPORATION   BANCSHARES   OF ROANOKE   ADJUSTMENTS     COMBINED
                                           -----------   ----------   ----------   -----------     ---------
                                                                    (IN THOUSANDS)
ASSETS
Cash and due from banks..................   $ 13,770      $ 3,355      $ 1,146       $   450 (a)   $ 18,721
Interest bearing deposits in other
  banks..................................        208           --          200            --            408
Federal funds sold.......................      6,120        2,382        7,475            --         15,977
Investment securities available for
  sale...................................     81,405        9,322        2,356            --         93,083
Investment securities held to maturity...         --           --       15,918           260 (c)     16,178
Loans, net of unearned...................    236,311       59,241       13,717            --        309,269
Less: Allowance for loan losses..........     (3,422)        (686)        (311)           --         (4,419)
                                            --------      -------      -------       -------       --------
      Net loans..........................    232,889       58,555       13,406            --        304,850
                                            --------      -------      -------       -------       --------
Premises and equipment, net..............     22,419        2,160          276           500 (c)     25,355
Intangibles, net.........................        402           --           --           290 (c)        692
Other assets.............................      8,987        1,442          803            --         11,232
                                            --------      -------      -------       -------       --------
         Total assets....................   $366,200      $77,216      $41,580       $ 1,500       $486,496
                                            ========      =======      =======       =======       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing....................   $ 43,235      $ 7,896      $ 6,115       $    --       $ 57,246
  Interest-bearing.......................    269,872       58,493       28,918            --        357,283
                                            --------      -------      -------       -------       --------
         Total deposits..................    313,107       66,389       35,033            --        414,529
Long term borrowings.....................      3,000           --           --            --          3,000
Accrued expenses and other liabilities...      7,492        5,257          297         7,300 (c)     20,185
                                            --------      -------      -------       -------       --------
         Total liabilities...............    323,599       71,646       35,330         7,300        437,714
Stockholders' Equity
  Common Stock...........................         10        3,130           20            -- (a)         11
                                                                                           1 (b)
                                                                                      (3,130)(b)
                                                                                         (20)(c)
  Surplus................................     26,631        3,130        3,527           450 (a)     33,340
                                                                                       6,259 (b)
                                                                                      (3,130)(b)
                                                                                      (3,527)(c)
  Retained earnings (accumulated
    deficit).............................     15,405         (738)       2,669        (2,669)(c)     14,667
  Accumulated other comprehensive
    income...............................        555           48           34           (34)(c)        603
                                            --------      -------      -------       -------       --------
         Total stockholders' equity......     42,601        5,570        6,250        (5,800)        48,621
                                            --------      -------      -------       -------       --------
         Total liabilities and
           stockholders' equity..........   $366,200      $77,216      $41,580       $ 1,500       $486,496
                                            ========      =======      =======       =======       ========

                     NOTES TO CONDENSED PRO FORMA COMBINED
                  STATEMENT OF FINANCIAL CONDITION (UNAUDITED)

(a) To record proceeds from the sale of 57,000 shares of The Banc Corporation common stock issued under options exercised by officers of Emerald prior to the Emerald Merger.

(b) To record the exchange of 1,379,958 shares of The Banc Corporation common stock for all of the outstanding shares of Emerald accounted for as a pooling of interests.

Outstanding shares of acquired corporation..................     683,000
Conversion ratio............................................     2.02044
                                                              ----------
The Banc Corporation shares to be issued....................   1,379,958
Par value of shares to be issued at $.001 per share.........  $        1
Total common stock and surplus of acquired corporation......       6,260
                                                              ----------
  Excess recorded as an increase in contributed capital.....       6,259
                                                              ----------
To eliminate acquired corporations capital stock
  Common stock at par value.................................      (3,130)
  Surplus...................................................      (3,130)
                                                              ----------
                                                                  (6,260)
                                                              ----------
          Net change in equity..............................  $       --
                                                              ==========

(c) Purchase of 100% of the outstanding common stock of the CBS for approximately $7.3 million in cash. The stock was purchased with proceeds borrowed from a commercial bank. The excess of cost over book value was allocated to the carrying value of the premises, equipment, securities and goodwill.

                     THE BANC CORPORATION AND SUBSIDIARIES

       CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

     The following summaries include (i) the condensed supplemental consolidated statements of income of The Banc Corporation for the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996, (ii) the condensed consolidated statements of operations of Emerald on a historical basis for the nine months ended September 30, 1998, the year ended December 31, 1997 and the four months ended December 31, 1996, (iii) the condensed consolidated statements of income of CBS for the nine months ended September 30, 1998 and the year ended December 31, 1997, (iv) adjustments to give affect to the proposed purchase method combination with CBS and the proposed pooling of interests method business combination with Emerald, (v) the pro forma combined condensed consolidated statements of income (loss) of The Banc Corporation as if the CBS Purchase had occurred on January 1, 1997 and as if the Emerald Merger had occurred on January 1, 1996. Note that for purchase method combinations, Article 11 of Regulation S-X requires pro forma statements of income to be presented for only the most recent fiscal year and interim period. Accordingly, the condensed consolidated statements of income of CBS are included in the pro forma combined information only for the nine months ended September 30, 1998 and the year ended December 31, 1997.

     These pro forma statements should be read in conjunction with the accompanying notes, the supplemental consolidated statements of income of The Banc Corporation, and separate consolidated financial statements of Emerald and CBS. The pro forma information may not necessarily be indicative of future results.

                                                           FOR THE PERIOD ENDED SEPTEMBER 30, 1998
                                              ------------------------------------------------------------------
                                                           HISTORICAL
                                              -------------------------------------
                                                  THE        EMERALD     COMMERCIAL
                                                 BANC         COAST      BANCSHARES    PRO FORMA      PRO FORMA
                                              CORPORATION   BANCSHARES   OF ROANOKE   ADJUSTMENTS     COMBINED
                                              -----------   ----------   ----------   -----------    -----------
                                                                    (DOLLARS IN THOUSANDS)
Interest income.............................  $   19,955     $  4,123     $  2,215       $  --       $    26,293
Interest expense............................       9,263        1,932        1,013         370 (a)        12,578
                                              ----------     --------     --------       -----       -----------
         Net interest income................      10,692        2,191        1,202        (370)           13,715
Provision for loan losses...................       2,884          339          344          --             3,567
                                              ----------     --------     --------       -----       -----------
         Net interest income after provision
           for loan losses..................       7,808        1,852          858        (370)           10,148
Noninterest income..........................       1,739          397          714          --             2,850
Gain on sale of securities..................         185           25           --          --               210
Noninterest expenses........................      10,483        2,254        1,450          27 (a)        14,214
                                              ----------     --------     --------       -----       -----------
         Income (loss) before income
           taxes............................        (751)          20          122        (397)           (1,006)
Income tax expense (benefit)................        (762)           8           29        (147)(a)          (872)
                                              ----------     --------     --------       -----       -----------
         Net income (loss)..................  $       11     $     12     $     93       $(250)      $      (134)
                                              ==========     ========     ========       =====       ===========
Basic earnings (loss) per share.............  $       --     $   0.02     $   0.47                   $     (0.01)
                                              ==========     ========     ========                   ===========
Average number of shares
  outstanding -- basic......................   9,454,880      626,000      200,000                    10,719,675
                                              ==========     ========     ========                   ===========

(a)  To reflect interest expense (6.75%) on $7.3 million in debt incurred to purchase stock of CBS...........................  $370
     Depreciation on allocation of purchase price to premises and
     equipment (30 year period)..................................    13
     Amortization of goodwill (15 year period)...................    14
                                                                   ----
     Decrease in income before tax benefit.......................  $397
                                                                   ====
     Income tax benefit at 37%...................................  $147
                                                                   ====

                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                      -------------------------------------------------------------------
                                                    HISTORICAL
                                      --------------------------------------
                                          THE        EMERALD     COMMERCIAL
                                         BANC         COAST      BANCSHARES     PRO FORMA      PRO FORMA
                                      CORPORATION   BANCSHARES   OF ROANOKE    ADJUSTMENTS      COMBINED
                                      -----------   ----------   -----------   -----------     ----------
                                                            (DOLLARS IN THOUSANDS)
Interest income.....................  $   22,590     $  3,114     $  3,114        $  --        $   28,818
Interest expense....................      10,401        1,551        1,307          493 (a)        13,752
                                      ----------     --------     --------        -----        ----------
          Net interest income.......      12,189        1,563        1,807         (493)           15,066
Provision for loan losses...........       1,516          333          401           --             2,250
                                      ----------     --------     --------        -----        ----------
          Net interest income after
            provision for loan
            losses..................      10,673        1,230        1,406         (493)           12,816
Noninterest income..................       1,993          110          980           --             3,083
Gain on sale of securities..........         212            5           --                            217
Noninterest expenses................       9,913        1,936        2,010           36 (a)        13,895
                                      ----------     --------     --------        -----        ----------
          Income before income
            taxes...................       2,965         (591)         376         (529)            2,221
Income tax expense (benefit)........         891         (195)          68         (196)(a)           568
                                      ----------     --------     --------        -----        ----------
          Net income (loss).........  $    2,074     $   (396)    $    308        $(333)       $    1,653
                                      ==========     ========     ========        =====        ==========
Basic earnings (loss) per share.....  $     0.29     $  (0.63)    $   1.54                     $     0.20
                                      ==========     ========     ========                     ==========
Average number of shares
  outstanding.......................   7,174,772      626,000      200,000                      8,439,567
                                      ==========     ========     ========                     ==========

(a) To reflect interest expense (6.75%) on $7.3 million in
    debt incurred to purchase stock of CBS..................  $493
    Depreciation on allocation of purchase price to premises
    and equipment (30 year period)..........................    17
    Amortization of goodwill (15 year period)...............    19
                                                              ----
    Decrease in income before tax benefit...................  $529
                                                              ====
    Income tax benefit at 37%...............................  $196
                                                              ====

                                                          FOR THE YEAR ENDED DECEMBER 31, 1996
                                                 ------------------------------------------------------
                                                         HISTORICAL
                                                 ---------------------------
                                                     THE          EMERALD
                                                    BANC           COAST        PRO FORMA    PRO FORMA
                                                 CORPORATION   BANCSHARES(1)   ADJUSTMENTS    COMBINED
                                                 -----------   -------------   -----------   ----------
                                                                 (DOLLARS IN THOUSANDS)
Interest income................................  $   17,593      $    381       $     --     $   17,974
Interest expense...............................       7,886           139             --          8,025
                                                 ----------      --------       --------     ----------
          Net interest income..................       9,707           242             --          9,949
Provision for loan losses......................         896            70             --            966
                                                 ----------      --------       --------     ----------
          Net interest income after provision
            for loan losses....................       8,811           172             --          8,983
Noninterest income.............................       1,904            10             --          1,914
Gain on sale of securities.....................          52            --             --             52
Noninterest expenses...........................       8,663           793             --          9,456
                                                 ----------      --------       --------     ----------
          Income (loss) before income taxes....       2,104          (611)            --          1,493
Income tax expense (benefit)...................         647          (257)            --            390
                                                 ----------      --------       --------     ----------
          Net income (loss)....................  $    1,457      $   (354)      $     --     $    1,103
                                                 ==========      ========       ========     ==========
Basic earnings (loss) per share................  $     0.21      $  (0.57)                   $     0.14
                                                 ==========      ========                    ==========
Average number of shares outstanding...........   6,791,381       626,000                     8,056,176
                                                 ==========      ========                    ==========

---------------

(1) Operations of Emerald since August of 1996, date of inception.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

BASIS OF PRESENTATION

     The following provides a narrative discussion and analysis of significant changes in the Corporation's results of operations and financial condition. This discussion should be read in conjunction with the supplemental consolidated statements and selected financial data included elsewhere in this document. The principal subsidiary of the Corporation is The Bank, a bank organized and existing under the laws of Alabama and headquartered in Birmingham, Alabama. The Corporation is the result of a recent merger with Warrior Capital Corporation, a registered Alabama bank holding company. The Corporation was established in April 1998 so that Warrior could merge into the Corporation and thereby change its name to "The Banc Corporation" and its domicile from Alabama to Delaware. Warrior merged with the Corporation on September 24, 1998. Before it merged with Warrior, The Corporation was a shell corporation with no independent operations. See "Business." On October 30, 1998, First Citizens Bancorp, Inc., an Alabama corporation, and City National Corporation, an Alabama corporation, were merged into the Corporation. On November 6, 1998, Commerce Bank of Alabama, an Alabama banking corporation, was merged into The Bank. The financial results for all periods presented herein have been restated to include the financial results of all of the above-mentioned Completed Mergers, which were accounted for as poolings of interests.

     This discussion contains information and forward-looking statements that are based on the Corporation's belief as well as certain assumptions made by, and information currently available to, the Corporation with respect to the adequacy of the allowance for loan losses, the effect of legal proceedings on the Corporation's financial condition, results of operations and liquidity, Year 2000 compliance issues and market risk disclosures, as well as other information. The risks and uncertainties that may affect operations, performance, growth projections and the results of the Corporation's business include, but are not limited to, fluctuations in the economy, the relative strength and weakness in the commercial and consumer sector and in the real estate market, the actions taken by the Federal Reserve for the purpose of managing the economy, interest rate movements, the impact of competitive products, services and pricing, timely development by the Corporation of technology enhancements for its products and operating systems, legislation and similar matters. Although management of the Corporation believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prove to be significantly different, actual results may vary materially from those anticipated, estimated, projected or expected. See "Forward Looking Statements."

YEAR 2000 READINESS DISCLOSURE

     The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Corporation's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations resulting in disruptions of operations, including, among other things, a temporary inability to process transactions, send statements or engage in similar normal business activities.

     The Corporation has a five-step plan to resolve the Year 2000 Issue:

     - establishing awareness of and educating key personnel with respect to the Year 2000 issues and the Corporation's plan to address those potential problems;

     - identifying significant systems and assessing potential Year 2000 issues relating to those systems;

     - renovating and repairing noncompliant systems;

     - testing and validating solutions; and

     - implementing those solutions.

     To date, the Corporation has completed the first three steps and is well into the fourth step. The Corporation has determined that it must upgrade significant portions of its software and hardware so that those systems will properly utilize dates beyond December 31, 1999. The Corporation presently believes that with these upgrades of its existing software and hardware, potential Year 2000 issues can be mitigated.

     The Corporation adopted a Year 2000 Merger Policy to address Year 2000 issues related to the Acquisitions. The Year 2000 Merger Policy is designed to act as a guide for both the Corporation and its acquired entities in addressing the Year 2000 issues. The Corporation is using this policy to ensure that both the Corporation and its acquired entities follow a logical and planned process for identifying, assessing and remediating Year 2000 issues and testing and implementing those solutions.

     The Corporation is utilizing both internal and external resources to reprogram, replace and test software and other components of its systems for Year 2000 modifications. Modifications have been scheduled to ensure that mission-critical systems are completed in time to allow for extended testing.

     The Corporation's systems are divided into two categories, those maintained internally by the Corporation's information systems personnel and those provided by external vendors. For internally maintained systems, revisions are currently being made and are expected to be implemented by the first quarter of 1999. The Corporation has already installed the Year 2000 releases provided by vendors on 60% of its core-business systems and is on target to complete century date testing and validation of these core business systems by year-end, 1998. For the remainder of the externally maintained systems, the Corporation has received written confirmation from its vendors that each system will be made Year 2000 compliant in 1999. The Corporation will continue to assess, with its vendors, the status of their Year 2000 compliance and install any necessary additional code releases through 1999.

     The majority of the Corporation's software is supplied by third parties affecting most significant systems of the Corporation. The Corporation has begun formal communications with all of its significant suppliers and large customers to determine the extent to which the Corporation is vulnerable to those third parties' failure to remediate their own Year 2000 issues. The Corporation is applying the majority of its resources that are allocated to the Year 2000 Issue to installing and testing vendor releases. To date, the Corporation is not aware of any external agent with a Year 2000 issue that would have a material adverse effect on the Corporation's financial condition or results of operations.

     The projected total cost of the Year 2000 project is currently estimated at approximately $500,000 and is being funded through operating cash flows. As of this date, the Corporation has incurred $140,000 in expenses, with $2,000 and $138,000 expensed in 1997 and 1998, respectively. The majority of the remaining cost will be spent on converting each of the recently acquired banks to a centralized data processing system. These conversions are scheduled to be completed in the first half of 1999. The costs of the project and the date on which the Corporation plans to complete Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved, and actual results could differ materially from those plans.

     The Corporation believes it has an effective program in place to resolve the Year 2000 Issue in a timely manner. However, disruptions in the economy that are beyond the Corporation's control resulting from Year 2000 issues could materially adversely affect the Corporation. Furthermore, the Corporation has no means of ensuring that third parties that it does not control will be Year 2000 compliant. The Corporation believes that failure of third parties to address their Year 2000 problems in a timely fashion presents the greatest likelihood of the Corporation not being Year 2000 compliant. Such a failure could materially adversely impact the Corporation's operations, the estimated costs of the Year 2000 project and the target dates for completion. The effect of non-compliance by third parties is not determinable at this time. The Corporation could be subject to litigation for computer systems product failure, including equipment shutdown or failure to properly date business records. The amount of potential liability, if any, and lost revenue cannot be reasonably estimated at this time.

     The Corporation is currently developing contingency plans in the event that efforts to renovate the Corporation's systems are not fully successful or are not completed in accordance with current expectations. The contingency plans address risk factors related to the Acquisitions, including the inadequate allocation of resources to Year 2000 issues by one or more of the acquired entities; and the potential costs of completing renovation or replacement of non-compliant systems of one or more of the acquired entities. These contingency plans have not been completed.

RESULTS OF OPERATIONS

  Nine Months Ended September 30, 1998, compared with nine months ended September 30, 1997

     Net income decreased $1.575 million, or 99.3% to $11,000 for the nine months ended September 30, 1998, from $1.586 million for the nine months ended September 30, 1997, primarily because of (a) increased loan loss reserves and
(b) non-recurring charges related to (i) start up costs attributable to the opening of new branches in Birmingham and Decatur; (ii) expenses incurred for the Corporation's recent Completed Mergers and the CBS Purchase and (c) expenses incurred in connection with Year 2000 compliance. Without these non-recurring charges and Year 2000 related expenses, net income for the nine months ended September 30, 1998 would have been approximately $1.2 million. Net interest income increased $1.9 million, or 21.2% to $10.7 million for the period ended September 30, 1998, from $8.8 million for the nine months ended September 30, 1997. Interest income increased $3.5 million, or 21.3% to $20.0 million for the period ended September 30, 1998 from $16.5 million for the period ended September 30, 1997. Interest expense increased $1.6 million, or 21.3% to $9.2 million for the period ended September 30, 1998 from $7.6 million for the period ended September 30, 1997. The increase in interest income is attributable to an increase in average earning assets, due primarily to the opening of a branch office in Birmingham, Alabama on July 1, 1998. Loans increased $63.2 million or 36.5% to $236.3 million at September 30, 1998, from $173.1 million at September 30, 1997. The increase in interest expense is mainly attributable to the opening of the new branch in Birmingham which grew its deposits to approximately $30.0 million at September 30, 1998.

     The provision for loan losses was $2.9 million for the nine months ended September 30, 1998 compared to $848,000 for the same period in 1997. The Corporation's allowance for loan losses as a percentage of loans was 1.45% at September 30, 1998 compared to 1.2% at September 30, 1997. Loans have increased $63.2 million, or 36.5% to $236.3 million at September 30, 1998, compared to $173.1 million at September 30, 1997. Loans increased approximately $22 million during the third quarter of 1998 at the Birmingham branch and approximately $9 million as a result of the acquisition of Commerce and its branches (Albertville, Guntersville, Gadsden and Rainbow City). The Corporation has funded the allowance for loan losses to support the increase in loan volume. See "-- Provision and Allowance for Loan Losses."

     Non-interest income increased $254,000, or 15.2% to $1.9 million for the nine months ended September 30, 1998 from $1.7 million for the corresponding period in 1997. The increase is primarily attributable to an increase in service fees on deposit accounts.

     Non-interest expense increased $3.3 million, or 45.8% to $10.5 million for the period ended September 30, 1998 from $7.2 million for the period ended September 30, 1997. The increase is partially attributable to increases in salaries and employee benefits and occupancy expenses due to the opening of new offices in Birmingham and Decatur. Another major component of the increase in non-interest expense is approximately $900,000 incurred in legal, accounting and printing expenses related to the Acquisitions. The Corporation has also incurred approximately $140,000 of expenses related to Year 2000 preparations.

  Year ended December 31, 1997, compared with years ended December 31, 1996 and 1995

     The Corporation's net income increased $617,000, or 42.3% to $2.1 million in 1997 from $1.5 million in 1996, which in turn increased $109,000, or 8.1% from $1.3 million in 1995. Return on average assets in 1997 was .75%, compared to .66% in 1996 and .76% in 1995. Return on average equity was 7.05% in 1997 compared to 5.49% in 1996 and 6.02% in 1995.

     Net interest income increased $2.5 million, or 25.6% to $12.2 million in 1997 from $9.7 million in 1996, which in turn increased $1.8 million, or 23.1% from $7.9 million in 1995. The increase in net interest income was due to an increase in average earning assets to $257.7 million, or 27.9% in 1997 from $201.5 million in 1996, which increased 25.0% from $161.2 million in 1995.

     The provision for loan losses was $1.5 million in 1997, compared to $896,000 in 1996 and $550,000 in 1995. The Corporation's allowance for loan losses as a percentage of its loans was 1.2% at December 31, 1997, compared to 1.2% at December 31, 1996 and 1.5% at December 31, 1995. The allowance for loan losses as a percentage of period end nonperforming loans was 114.6% at December 31, 1997, compared to 82.3% at December 31, 1996 and 190.3% at December 31, 1995. The Corporation had net charge-offs of $1.1 million in 1997, resulting in a ratio of net charge-offs to average loans of .7%. This compares to $683,000 and .6% in 1996 and $319,000 and .4% in 1995.

     Noninterest income increased $249,000, or 12.7% to $2.2 million in 1997 from $2.0 million in 1996, which increased $335,000, or 20.7% from $1.6 million in 1995.

     Noninterest expense increased $1.3 million, or 14.4% to $9.9 million in 1997 from $8.7 million in 1996, which increased $1.4 million, or 18.9% from $7.3 million in 1995.

NET INTEREST INCOME

     The largest component of the Corporation's net income is its net interest income, which is the difference between the income earned on interest earning assets and interest paid on deposits and borrowings used in support of such assets. Net interest income is determined by the rates earned on the Corporation's interest earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Net interest income divided by average interest-earning assets represents the Corporation's net interest margin.

     Average Balances, Income, Expenses and Rates. The following tables depict, on a tax-equivalent basis for the periods indicated, certain information related to the Corporation's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from quarterly averages.

     CONSOLIDATED AVERAGE BALANCES, INTEREST/INCOME/EXPENSE AND YIELD/RATES
                            TAXABLE EQUIVALENT BASIS

                                                                        YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------------------------------------------
                                                  1997                           1996                           1995
                                       ---------------------------    ---------------------------    ---------------------------
                                       AVERAGE    INCOME/   YIELD/    AVERAGE    INCOME/   YIELD/    AVERAGE    INCOME/   YIELD/
                                       BALANCE    EXPENSE    RATE     BALANCE    EXPENSE    RATE     BALANCE    EXPENSE    RATE
                                       --------   -------   ------    --------   -------   ------    --------   -------   ------
                                                                        (DOLLARS IN THOUSANDS)
                                                             ASSETS
Earning assets:
  Loans, net of unearned income(1)...  $163,788   $16,683   10.19%    $117,960   $12,448   10.55%    $ 85,229   $ 8,915   10.46%
  Investment securities
    Taxable..........................    67,773     4,407    6.50       54,851     3,552    6.48       50,072     3,259    6.51
    Tax-exempt.......................     8,441       661    7.83        9,771       799    8.17       10,076       854    8.47
                                       --------   -------             --------   -------             --------   -------
        Total investment
          securities.................    76,214     5,068    6.65       64,622     4,351    6.73       60,148     4,113    6.84
    Federal funds sold...............    16,559       924    5.58       18,126       932    5.14       15,052       941    6.25
    Other investments................     1,140        83    7.28          812        65    8.00          745        68    9.13
                                       --------   -------             --------   -------             --------   -------
        Total interest-earning
          assets.....................   257,701    22,758    8.83      201,520    17,796    8.83      161,174    14,037    8.71
Non interest-earning assets:
  Cash and due from banks............    10,973                          8,840                          8,986
  Premises and equipment.............     4,251                          3,501                          3,489
  Accrued interest and other
    assets...........................     6,726                          7,340                          4,624
  Allowance for loan losses..........    (1,993)                        (1,517)                        (1,377)
                                       --------                       --------                       --------
        Total assets.................  $277,658                       $219,684                       $176,896
                                       ========                       ========                       ========
                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
  Demand deposits....................  $ 38,817     1,333    3.43     $ 32,452       995    3.07     $ 34,270     1,230    3.59
  Savings deposits...................    31,946     1,076    3.37       31,058     1,087    3.50       27,323       905    3.31
  Time deposits......................   138,332     7,940    5.74       98,028     5,776    5.89       66,621     3,796    5.70
  Federal funds purchased............       143         7    4.90           96         8    8.33           33        --      --
  Other borrowings...................       909        45    4.95          524        20    3.82           17         1    5.88
                                       --------   -------             --------   -------             --------   -------
        Total interest-bearing
          liabilities................   210,147    10,401    4.95      162,158     7,886    4.86      128,264     5,932    4.62
  Non-interest bearing liabilities
    Demand deposits..................    35,859                         28,673                         24,392
    Accrued interest and other
      liabilities....................     2,243                          2,308                          1,865
    Shareholders' equity.............    29,409                         26,545                         22,375
                                       --------                       --------                       --------
        Total liabilities and
          shareholders' equity.......  $277,658                       $219,684                       $176,896
                                       ========                       ========                       ========
Net interest income/net interest
  spread.............................              12,357    3.88%                 9,910    3.97%                 8,105    4.09%
                                                            =====                          =====                          =====
Net yield on earning assets..........                        4.79%                          4.92%                          5.03%
                                                            =====                          =====                          =====
Taxable equivalent adjustment:
  Investment securities(2)...........                 168                            203                            217
                                                  -------                        -------                        -------
Net interest income..................             $12,189                        $ 9,707                        $ 7,888
                                                  =======                        =======                        =======

---------------

(1) Nonaccrual loans are included in loans net of unearned income.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 34 percent.

     Analysis of Changes in Net Interest Income. The following table sets forth, on a taxable equivalent basis, the effect which the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net income for the years ended December 31, 1997 and 1996.

                                                            YEAR ENDED DECEMBER 31,(1)
                                             ---------------------------------------------------------
                                                    1997 VS. 1996                 1996 VS. 1995
                                             ---------------------------   ---------------------------
                                                          CHANGES DUE TO                CHANGES DUE TO
                                              INCREASE    --------------    INCREASE    --------------
                                             (DECREASE)   RATE    VOLUME   (DECREASE)   RATE    VOLUME
                                             ----------   -----   ------   ----------   -----   ------
                                                              (DOLLARS IN THOUSANDS)
Increase (decrease) in:
  Income from earning assets:
     Interest and fees on loans............    $4,235     $(439)  $4,674     $3,533     $  79   $3,454
     Interest on securities:
       Taxable.............................       855        15      840        293       (16)     309
       Tax-exempt..........................      (138)      (34)    (104)       (55)      (30)     (25)
     Interest on federal funds.............        (8)       79      (87)        (9)     (172)     163
     Interest on other investments.........        18        (6)      24         (3)       (8)       5
                                               ------     -----   ------     ------     -----   ------
          Total interest income............     4,962      (385)   5,347      3,759      (147)   3,906
                                               ------     -----   ------     ------     -----   ------
Expense from interest-bearing liabilities:
  Interest on demand deposits..............       338       143      195       (235)     (178)     (57)
  Interest on savings deposits.............       (11)      (42)      31        182        52      130
  Interest on time deposits................     2,184      (191)   2,375      1,980       131    1,849
  Interest on federal funds sold...........        (1)       (5)       4          8         8       --
  Interest on other borrowings.............         5       (10)      15         19        (3)      22
                                               ------     -----   ------     ------     -----   ------
          Total interest expense...........     2,515      (105)   2,620      1,954        10    1,944
                                               ------     -----   ------     ------     -----   ------
          Net interest income..............    $2,447     $(280)  $2,727     $1,805     $(157)  $1,962
                                               ======     =====   ======     ======     =====   ======

---------------

(1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in rate.

     Interest Sensitivity. The Corporation monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on net interest income. The principal monitoring technique employed by the Corporation is the measurement of the Corporation's interest rate sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. The objective of the Corporation's Asset/Liability Management (ALM) function is to maintain a consistent level of net interest income in a rising, falling or static interest rate environment. ALM monitors the pricing of both interest earning assets and interest bearing liabilities and the maturities of each. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available for sale, replacing an asset or liability at maturity or by adjusting the interest rates during the life of an asset or liability.

     The Corporation evaluates interest rate sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing and off-balance sheet commitments in order to decrease interest rate sensitivity risk. The Corporation uses computer simulations to measure the net income effect of various interest rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.

     The goal of liquidity management is to provide adequate funds to meet changes in loan and lease demand or any potential unexpected deposit withdrawals. Additionally, management strives to maximize its earnings by investing its excess funds in securities and other securitized loan assets with maturities matching its offsetting liabilities. See the "Selected Loan Maturity and Interest Rate Sensitivity" and the "Maturity Distribution of Investment Securities" tables.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The Corporation has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. The Corporation reviews the appropriate level of the allowance for loan losses based on results of the internal monitoring and reporting system, analysis of economic conditions in its markets and a review of historical statistical data for both the Corporation and other financial institutions. The Corporation's judgment as to the adequacy of the allowance is based on a number of assumptions about future events, which it believes to be reasonable but which may or may not be valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The adequacy of the allowance for loan losses and the effectiveness of the Corporation's monitoring and analysis system are also reviewed periodically by the banking regulators.

     Additions to the allowance for loan losses, which are expensed as the provision for loan losses on the Corporation's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the levels of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period and current and anticipated economic conditions. Total loans net of unearned income increased 32.0% for the nine months ended September 30, 1998 from $179.0 million at December 31, 1997 to $236.3 million. Additionally, net charge-offs increased 47.7% over the same period from $1.1 million at December 31, 1997 to $1.6 million, and changes in the distribution of loans by category resulted in an increase of 43.3% in combined financial and agricultural loans from $57.9 million at December 31, 1997 to $82.9 million at September 30, 1998. In light of these factors and the increased demand for loans in the Birmingham market, the Corporation increased its allowance for loan losses to $3.4 million at September 30, 1998 from $2.1 million at December 31, 1997.

     The following table summarizes certain information with respect to the Corporation's allowance for loan losses and the composition of charge-offs and recoveries for the periods indicated.

                        SUMMARY OF LOAN LOSS EXPERIENCE

                                                                  YEAR ENDED DECEMBER 31,
                               NINE MONTHS ENDED     --------------------------------------------------
                               SEPTEMBER 30, 1998      1997       1996       1995      1994      1993
                               ------------------    --------   --------   --------   -------   -------
                                                        (DOLLARS IN THOUSANDS)
Allowance for loan losses
  balance at beginning of
  period.....................       $  2,129         $  1,690   $  1,477   $  1,246   $ 1,251   $ 1,097
Charge-offs:
    Commercial, financial and
       agricultural..........            785              522         67          7       125        20
    Real estate..............            229               57         46         58        --        13
    Consumer.................            968              779        731        403       149       268
                                    --------         --------   --------   --------   -------   -------
         Total charge-offs...          1,982            1,358        844        468       274       301
Recoveries:
    Commercial, financial and
       agricultural..........             39               40         22         24         3        17
    Real estate..............             38               23          5          3         1         5
    Consumer.................            314              218        134        122        99       135
                                    --------         --------   --------   --------   -------   -------
         Total recoveries....            391              281        161        149       103       157
                                    --------         --------   --------   --------   -------   -------
Net charge-offs..............          1,591            1,077        683        319       171       144
Provision for loan losses....          2,884            1,516        896        550       166       298
                                    --------         --------   --------   --------   -------   -------
Allowance for loan
  losses-balance at end of
  period.....................       $  3,422         $  2,129   $  1,690   $  1,477   $ 1,246   $ 1,251
                                    ========         ========   ========   ========   =======   =======
Loans at end of period, net
  of unearned income.........       $236,311         $179,005   $141,228   $101,484   $70,213   $66,022
Ratio of ending allowance to
  ending loans...............           1.45%            1.19%      1.20%      1.46%     1.77%     1.89%
Average loans, net of
  unearned income............       $202,920         $163,788   $117,960   $ 85,229   $68,600   $66,271
Ratio of net charge-offs to
  average loans..............           1.05 (1)         0.66%      0.58%      0.37%     0.25%     0.22%
Net charge-offs as a
  percentage of:
    Provision for loan
       losses................           55.2%            71.0%      76.2%      58.0%    103.0%     48.3%
    Allowance for loan
       losses................           62.0%(1)         50.6%      40.4%      21.6%     13.7%     11.5%
Allowance for loan losses as
  a percentage of
  non-performing loans.......          189.7%           114.6%      82.3%     190.3%    210.5%    189.0%

---------------

(1) On an annualized basis.

     Allocation of Allowance. The Corporation historically has allocated its allowance for loan losses to specific loan categories. Although the allowance is allocated, it is available to absorb losses in the entire loan portfolio.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                             DECEMBER 31,
                           SEPTEMBER 30,     -----------------------------------------------------------------------------
                               1998                1997                1996                1995                1994
                         -----------------   -----------------   -----------------   -----------------   -----------------
                                  PERCENT             PERCENT             PERCENT             PERCENT             PERCENT
                         AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL
                         ------   --------   ------   --------   ------   --------   ------   --------   ------   --------
                                                              (DOLLARS IN THOUSANDS)
Domestic
  Commercial, financial
    and agricultural...  $1,677      49%     $  684      32%     $  483      29%     $  340      23%     $  170      14%
  Real estate --
    construction.......     171       5         120       6          69       4          62       4          50       4
  Real estate --
    mortgage...........     342      10         787      37         640      38         573      38         574      46
  Consumer.............   1,198      35         512      24         478      28         496      34         440      35
  Other................      34       1          26       1          20       1           6       1          12       1
                         ------     ---      ------     ---      ------     ---      ------     ---      ------     ---
                         $3,422     100%     $2,129     100%     $1,690     100%     $1,477     100%     $1,246     100%
                         ======     ===      ======     ===      ======     ===      ======     ===      ======     ===

                           DECEMBER 31,
                         -----------------
                               1993
                         -----------------
                                  PERCENT
                         AMOUNT   OF TOTAL
                         ------   --------
Domestic
  Commercial, financial
    and agricultural...  $  164      13%
  Real estate --
    construction.......      39       3
  Real estate --
    mortgage...........     564      45
  Consumer.............     471      38
  Other................      13       1
                         ------     ---
                         $1,251     100%
                         ======     ===

     Nonperforming Assets. The following table represents the Corporation's nonperforming assets for the dates indicated.

                  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

                                                                             DECEMBER 31,
                                                 SEPTEMBER 30,   ------------------------------------
                                                     1998         1997     1996    1995   1994   1993
                                                 -------------   ------   ------   ----   ----   ----
                                                                    (IN THOUSANDS)
Nonaccrual.....................................     $1,540       $  978   $1,478   $420   $249   $159
Past Due (contractually past due 90 days or
  more)........................................        264          879      576    356    343    503
Restructured...................................         --           --       --     --     --     --
                                                    ------       ------   ------   ----   ----   ----
          Total................................     $1,804       $1,857   $2,054   $776   $592   $662
                                                    ======       ======   ======   ====   ====   ====

     A delinquent loan is generally placed on nonaccrual status when it becomes 90 days or more past due and management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. When a loan is placed on nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reserved and deducted from earnings as a reduction of reported interest income. No additional interest income is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual write-down or charge-off of the principal balance of the loan, which would necessitate additional charges to earnings. If the above past due loans had been current in accordance with their original terms, approximately $94,000 would have been earned on these loans in 1997.

EARNING ASSETS

     Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. At September 30, 1998, total loans net of unearned income were $236.3 million, an increase of $57.6 million from $179.0 million at December 31, 1997. Average loans increased $39.1 million for the same period. Loans averaged $163.8 million in 1997 compared to $118.0 million in 1996 and $85.2 million in 1995. At December 31, 1997, total loans net of unearned income were $179.0 million compared to $141.2 million at December 31, 1996, and $101.4 million at December 31, 1995.

                       DISTRIBUTION OF LOANS BY CATEGORY

                                    SEPTEMBER 30,                      DECEMBER 31,
                                    -------------   --------------------------------------------------
                                        1998          1997       1996       1995      1994      1993
                                    -------------   --------   --------   --------   -------   -------
                                                              (IN THOUSANDS)
Commercial, financial and
  agricultural....................    $ 82,918      $ 57,872   $ 40,769   $ 23,488   $ 9,777   $ 8,824
Real estate -- construction.......      12,101         9,660      5,604      4,272     2,881     2,074
Real estate -- mortgage...........      82,266        67,152     54,249     39,682    32,975    30,396
Consumer..........................      58,148        42,542     39,879     34,293    25,236    25,366
Other.............................       1,758         2,995      2,130        443       669       688
                                      --------      --------   --------   --------   -------   -------
          Total loans.............     237,191       180,221    142,631    102,178    71,538    67,348
Unearned income...................        (880)       (1,216)    (1,403)      (694)   (1,325)   (1,325)
Allowance for loan losses.........      (3,422)       (2,129)    (1,690)    (1,477)   (1,246)   (1,251)
                                      --------      --------   --------   --------   -------   -------
          Net loans...............    $232,889      $176,876   $139,538   $100,007   $68,967   $64,772
                                      ========      ========   ========   ========   =======   =======

     The repayment of loans in the loan portfolio as they mature is also a source of liquidity for the Corporation. The following table sets forth the Corporation's loans maturing within specified intervals at December 31, 1997.

              SELECTED LOAN MATURITY AND INTEREST RATE SENSITIVITY
                                 (IN THOUSANDS)

                                                  RATE STRUCTURE FOR LOANS
                                                   MATURING OVER ONE YEAR
                   MATURITY                      --------------------------
----------------------------------------------                    FLOATING
            OVER ONE                             PREDETERMINED       OR
ONE YEAR  YEAR THROUGH      OVER                   INTEREST      ADJUSTABLE
OR LESS    FIVE YEARS    FIVE YEARS    TOTAL         RATE           RATE
--------  ------------   ----------   --------   -------------   ----------
 $86,338    $76,512       $17,371     $180,221      $92,354        $1,529
========    =======       =======     ========      =======        ======

     The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio.

     Investment Securities. The investment securities portfolio is a significant component of the Corporation's total earning assets. Total securities averaged $76.2 million in 1997, compared to $64.6 million in 1996 and $60.1 million in 1995. At December 31, 1997, the total securities portfolio was $73.9 million.

     The following table sets forth the book value of the securities held by the Corporation at the dates indicated.

                              INVESTMENT PORTFOLIO

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
U.S. Treasury and U.S. Government agencies..................  $58,730    $59,820
State and political subdivisions............................   11,244     13,013
Other investments...........................................    3,527        476
                                                              -------    -------
          Total investment securities.......................  $73,501    $73,309
                                                              =======    =======

     The following table shows the scheduled maturities and average yields of securities held at December 31, 1997.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES

                                                                              MATURING
                                       --------------------------------------------------------------------------------------
                                                         AFTER ONE BUT    AFTER FIVE BUT
                                         WITHIN ONE       WITHIN FIVE       WITHIN TEN         AFTER TEN
                                            YEAR             YEARS             YEARS             YEARS             TOTAL
                                       --------------   ---------------   ---------------   ---------------   ---------------
                                       AMOUNT   YIELD   AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT    YIELD
                                       ------   -----   -------   -----   -------   -----   -------   -----   -------   -----
                                                                       (DOLLARS IN THOUSANDS)
Securities available for sale:
  U.S. Treasury and Govt Agencies....  $1,112   6.05%   $12,113    6.60%  $17,606   7.19%   $ 5,346   7.24%   $36,177    6.97%
  State and political subdivision....      50   4.20        677    7.17     1,777   6.55      5,195   6.79      7,699    6.75
  Other securities...................     260   7.20      3,067    6.35        --     --         --     --      3,327    6.42
                                       ------           -------           -------           -------           -------
         Total securities available
           for sale..................  $1,422   6.18%   $15,857    6.58%  $19,383   7.13%   $10,541   7.02%   $47,203    6.89%
                                       ======   ====    =======   =====   =======   ====    =======   ====    =======   =====
Securities held to maturity:
  U.S. Treasury and Govt Agencies....  $7,900   5.01%   $ 9,820    6.38%  $ 4,833   7.19%   $    --     --%   $22,553    6.07%
  State and political subdivision....     564   7.62      1,472    5.74     1,112   4.86        397   4.77      3,545    5.65
  Other securities...................      --     --        200   10.10        --     --         --     --        200   10.10
                                       ------           -------           -------           -------           -------
         Total securities held to
           maturity..................  $8,464   5.18%   $11,492    6.36%  $ 5,945   6.75%   $   397   4.77%   $26,298    6.05%
                                       ======   ====    =======   =====   =======   ====    =======   ====    =======   =====

     Short-Term Investments. Short-term investments, which consist primarily of federal funds sold, averaged $ 16.6 million in 1997, compared to $ 18.1 million in 1996 and $ 15.1 million in 1995. These funds are a primary source of the Corporation's liquidity and are generally invested on an overnight basis.

DEPOSITS AND OTHER INTEREST-BEARING LIABILITIES

     Deposits. Average total deposits increased $54.8 million, or 28.8% to $245.0 million during 1997, from $190.2 million in 1996. Average total deposits increased $37.6 million, or 24.6% to $190.2 million during 1996, from $152.6 million in 1995.

     The following table sets forth the deposits of the Corporation by category at the dates indicated.

                                AVERAGE DEPOSITS

                                                                 AVERAGE FOR THE YEAR
                                         ---------------------------------------------------------------------
                                                 1997                    1996                    1995
                                         ---------------------   ---------------------   ---------------------
                                           AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                           AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE
                                         OUTSTANDING    PAID     OUTSTANDING    PAID     OUTSTANDING    PAID
                                         -----------   -------   -----------   -------   -----------   -------
                                                                (DOLLARS IN THOUSANDS)
Non-interest bearing demand deposits...   $ 35,859        --%     $ 28,673        --%     $ 24,392         --%
Interest bearing demand deposits.......     38,817      3.43        32,452      3.07        34,270       3.59
Savings deposits.......................     31,946      3.37        31,058      3.50        27,323       3.31
Time deposits..........................    138,332      5.75        98,028      5.89        66,621       5.70
                                          --------                --------                --------
          Total average deposits.......   $244,954      4.95      $190,211      4.86      $152,606       4.62
                                          ========                ========                ========

     Deposits, and particularly core deposits, have historically been the Corporation's primary source of funding and have enabled the Corporation to meet successfully both its short-term and long-term liquidity needs. The Corporation anticipates that such deposits will continue to be its primary source of funding in the future. The Corporation's loan to deposit ratio was 67.8% at December 31, 1997, compared to 64.3% at December 31, 1996. The maturity distribution of the Corporation's time deposits over $100,000 at December 31, 1997 is shown in the following table.

                MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE

              AT DECEMBER 31, 1997
-------------------------------------------------
 UNDER      3-6      6-12       OVER
3 MONTHS   MONTHS   MONTHS    12 MONTHS    TOTAL
--------   ------   ------    ---------    -----
                 (IN THOUSANDS)
$15,834    $6,416   $19,786    $8,559     $50,595
=======    ======   =======    ======     =======

     Approximately 31.3 % of the Corporation's time deposits over $100,000 had scheduled maturities within three months. The Corporation believes that large denomination certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. While some financial institutions partially fund their balance sheets using large certificates of deposits obtained through brokers, these broker deposits are generally expensive and are unreliable as long-term funding sources. Accordingly, the Corporation does not actively solicit brokered deposits.

REGULATORY CAPITAL TABLE

     The table below represents the Corporation's actual regulatory and minimum regulatory capital requirements at December 31, 1997 (Dollars in thousands):

                                                                             TO BE WELL
                                                                         CAPITALIZED UNDER
                                                      FOR CAPITAL        PROMPT CORRECTIVE
                                    ACTUAL         ADEQUACY PURPOSES     ACTION PROVISIONS
                               ----------------    ------------------    ------------------
                               AMOUNT     RATIO     AMOUNT     RATIO      AMOUNT     RATIO
                               -------    -----    --------    ------    --------    ------
As of December 31, 1997:
  Total Capital..............  $41,466    20.55%   $16,142      8.00%    $20,178     10.00%
     (to Risk Weighted
       Assets)
  Tier 1 Capital.............   39,337    19.49      8,073      4.00      12,110      6.00
     (to Risk Weighted
       Assets)
  Tier 1 Capital.............   39,337    14.17     11,104      4.00      13,880      5.00
     (to Average Assets)

IMPACT OF INFLATION

     Unlike most industrial companies, the assets and liabilities of financial institutions such as the Corporation and The Bank are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Corporation's performance than do the effects of changes in the general rate of inflation and changes in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including any resulting from inflation. See "-- Net Interest
Income: Interest Sensitivity."

REGULATORY MATTERS

     In June 1997, the FASB issued SFS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Management intends to comply with this standard in 1998.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The corporation intends to comply with this standard in 1998.

                                    BUSINESS

GENERAL

     The Banc Corporation (the "Corporation") is a bank holding company registered under the Bank Holding Company Act ("BHCA"), incorporated under the laws of Delaware in April 1998 and headquartered in Birmingham, Alabama. The Corporation was established so that Warrior Capital Corporation ("Warrior") could merge into the Corporation and thereby change its name to "The Banc Corporation" and its domicile from Alabama to Delaware. Warrior merged with the Corporation on September 24, 1998. Before it merged with Warrior, the Corporation was a shell corporation with no independent operations.

     As of September 30, 1998, on a pro forma basis (assuming completion of the proposed Emerald Merger), the Corporation had assets of approximately $486.5 million, loans of approximately $309.3 million, deposits of approximately $414.5 million and stockholders equity of approximately $48.6 million. The principal subsidiary of the Corporation is The Bank, an Alabama banking corporation headquartered in Birmingham, Alabama. The Bank is 99.75% owned by the Corporation. Through The Bank, the Corporation has 17 locations in
Alabama -- Birmingham (which opened July 1, 1998), Warrior, Morris and Mt. Olive (all suburbs of Birmingham), Decatur (which opened September 14, 1998), Roanoke(2) (acquired October 16, 1998), Sylacauga, Childersburg, Mignon, Monroeville(2) and Frisco City (all acquired October 30, 1998) and Albertville, Gadsden, Guntersville and Rainbow City (all acquired November 6, 1998). Assuming completion of the Emerald Merger, the Corporation will have four thrift locations in Florida -- Panama City Beach, Destin, Seagrove and Bay Point (all located in the panhandle of Florida along the Gulf Coast). With the exception of Birmingham, the Corporation operates in non-metropolitan areas. The Corporation targets individuals and local and regional businesses that prefer local bank decision making and service.

     The principal executive offices of the Corporation and The Bank are located at 17 North 20th Street, Birmingham, Alabama 35203, and its telephone number is
(205) 326-2265. As used in this Prospectus, the term "Corporation" refers to The Banc Corporation and its predecessor, Warrior, and its respective subsidiaries and affiliates, including The Bank, unless the context requires otherwise.

THE ACQUISITIONS

     The Corporation has recently acquired three bank holding companies together with their subsidiary banks and one additional bank and has agreed to acquire a bank which is in the process of converting to a federally chartered thrift. The Corporation estimates that it will achieve cost savings of approximately $400,000 and annual revenue enhancements of approximately $850,000 from the Acquisitions. The statistical information below is derived from FDIC and 1995 U.S. Census Bureau data.

     CBS. On October 16, 1998, the Corporation acquired Commercial Bancshares of Roanoke, Inc. ("CBS") in exchange for $7.3 million in cash in a transaction that was accounted for as a purchase. Prior to its acquisition by the Corporation, CBS was a bank holding company organized and existing under the laws of Delaware. Commercial Bank of Roanoke, an Alabama banking corporation, was the bank subsidiary of CBS located in Randolph County with two branches in the city of Roanoke. Simultaneously with the CBS Acquisition, CBS sold its subsidiary, Commercial Bancshares Services, Inc., a Delaware corporation, which engages in data processing services for community banks. At the same time, Commercial Bank was merged with and into The Bank. As of September 30, 1998, CBS had total assets of approximately $41.6 million, total deposits of approximately $35.0 million, and total stockholders' equity of approximately $6.3 million. As of June 30, 1998, CBS had an approximate deposit market share of 14.6% in Randolph County. As of 1995, Randolph County had a population of 20,233. The labor force is primarily employed in manufacturing, transportation and wholesale trade.

     City National. On October 30, 1998, the Corporation acquired City National Corporation ("City National") in exchange for approximately 2,000,000 shares of Corporation Common Stock in a transaction that was accounted for as a pooling of interests. Prior to its acquisition by the Corporation, City National was a bank holding company organized and existing under the laws of the State of Alabama. Through its bank subsidiary, City National Bank of Sylacauga ("City National Bank"), City National provides community banking services in Talladega County. Following the City National merger, City National Bank was merged with and into The Bank. As of September 30, 1998, City National had total assets of approximately $80.1 million, deposits of approximately $66.9 million and shareholders' equity of approximately $11.6 million. City National Bank is based in Sylacauga and has additional branches in Mignon and Childersburg. As of June 30, 1998, City National had an approximate deposit market share of 11.3% in Talladega County. As of 1995, Talladega County had a population of 76,737. The labor force is primarily employed in manufacturing, retail trade and service.

     First Citizens. On October 30, 1998, the Corporation acquired First Citizens Bancorp, Inc. ("First Citizens") in exchange for approximately 663,243 shares of Corporation Common Stock in a transaction that was accounted for as a pooling of interests. Prior to its acquisition by the Corporation, First Citizens was a bank holding company organized and existing under the laws of the State of Alabama. Through its bank subsidiary, First Citizens Bank of Monroe County ("First Citizens Bank"), First Citizens provided community banking services through two locations in Monroeville and one in Frisco City, Alabama. Following the First Citizens merger, First Citizens Bank was merged with and into The Bank. As of September 30, 1998, First Citizens had total consolidated assets of approximately $38.8 million, total consolidated deposits of approximately $34.9 million and total consolidated shareholders' equity of approximately $3.2 million. As of June 30, 1998, First Citizens had an approximate deposit market share of 13.8% in Monroe County. As of 1995, Monroe County had a population of 24,550. The local labor force is primarily employed in manufacturing, retail trade and service.

     Commerce. On November 6, 1998, the Corporation acquired Commerce Bank of Alabama ("Commerce") in exchange for approximately 1,536,615 shares of Corporation Common Stock in a transaction that was accounted for as a pooling of interests. Prior to its acquisition by the Corporation, Commerce, established in 1995, was an Alabama banking corporation with four full-service banking offices located in Albertville, Guntersville, Gadsden and Rainbow City, Alabama. The Alberville and Guntersville branches are located in Marshall County. The Gadsden and Rainbow City branches are located in Etowah County. As of September 30, 1998, Commerce had total assets of approximately $129.5 million, deposits of approximately $118.3 million, and shareholders' equity of approximately $6.3 million. As of June 30, 1998, Commerce had an approximate deposit market share of 4.3% in Etowah County and an approximate deposit market share of 6.8% in Marshall County. As of 1995, Etowah County had a population of 100,259, and Marshall County had a population of 78,195. The labor force in both counties is primarily employed in manufacturing, retail trade and service.

     Emerald. The Corporation entered into a Reorganization Agreement and Plan of Merger (the "Emerald Plan of Merger"), dated as of June 2, 1998, with Emerald Coast Bancshares, Inc. ("Emerald"), pursuant to which Emerald will be merged with and into the Corporation (the "Emerald Merger") in exchange for approximately 1,379,958 shares of Corporation Common Stock. Emerald is a bank holding company organized and existing under the laws of the State of Florida. Emerald's subsidiaries include Emerald Coast Bank, a Florida banking corporation, and Emerald Coast Financial Management, Inc., a Florida corporation. Emerald has four locations in Florida -- Panama City Beach, Destin, Seagrove and Bay Point (all located in the panhandle of Florida along the Gulf Coast). The Panama City and Bay Point branches are located in Bay County. The Destin and Seagrove branches are located in Walton County. As of September 30, 1998, Emerald had total assets of approximately $77.2 million, deposits of approximately $66.4 million and shareholders' equity of approximately $5.6 million. As of June 30, 1998, Emerald had an approximate deposit market share of 2.9% in Bay County and an approximate deposit market share of 9.2% in Walton County. As of 1995, Bay County had a population of 142,690 and Walton County had a population of 33,615. The labor forces in Bay and Walton Counties are primarily employed in tourism, service, retail trade and manufacturing.

     Prior to the Emerald Merger, Emerald Coast Bank will be converted from a state chartered bank to a federally chartered thrift regulated by the Office of Thrift Supervision (the "OTS"). In September 1998, the directors of Emerald determined that a savings association/thrift charter was desirable as opposed to the existing bank charter for two primary reasons. First, Emerald Coast Bank was less than three years old and could not be acquired by an out-of-state bank holding company such as the Corporation until August 31, 1999.

A federally-chartered thrift's acquisition is not subject to such restrictions. Second, a thrift charter provides greater branching capabilities within and outside Florida and allows for more services to be offered to customers. The Emerald Merger is subject to normal conditions for a transaction of this type, including regulatory approval. The Emerald shareholders have approved the Emerald Merger, and the Emerald Merger is expected to close in the fourth quarter of 1998.

MARKET AREAS

     Through The Bank, the Corporation operates in Birmingham, Alabama and its suburbs of Warrior, Morris and Mount Olive, Alabama in relatively rural northern Jefferson County. The Bank opened a new location in Decatur, Alabama, on September 14, 1998. The Corporation also recently acquired new branches of The Bank in Roanoke(2), Childersburg, Sylacauga, Mignon, Albertville, Guntersville, Gadsden, Rainbow City, Monroeville(2) and Frisco City, Alabama. See "-- General" and "-- The Acquisitions."

STRATEGY

     Operations. With the exception of its Birmingham, Alabama operations (commenced July 1, 1998), the Corporation operates in non-metropolitan areas. The Corporation targets individuals and local and regional businesses that prefer local bank decision making and personalized service. As a result of this strategy, the Corporation operates on a decentralized basis, emphasizing each branch's local knowledge and authority to make credit decisions. The Corporation believes this strategy enables The Bank to generate high yielding loans and to attract and retain low cost core deposits that provide substantially all of The Bank's funding requirements. The Corporation will supplement this decentralized management approach with centralized policy oversight, credit review and management systems. The Corporation plans to implement its administrative and operations policies at each of the branches acquired in the Acquisitions while retaining each acquired bank's local management and its Board of Directors as an advisory board to capitalize on their knowledge of the local community.

     The Bank focuses on residential mortgage, consumer, commercial and real estate construction lending to customers in each of its local markets. The Bank also offers a variety of deposit programs to individuals and to businesses and other organizations at interest rates generally consistent with local market conditions. In addition, The Bank offers individual retirement and KEOGH accounts, safe deposit and night depository facilities and additional services such as the sale of traveler's checks, money orders and cashier's checks.

     Growth. The Corporation believes its future growth will depend primarily on the expansion of the business of its banking subsidiaries through internal growth, the opening of new branch offices in new markets and the acquisition of other financial institutions and branches. The ability to grow profitably through the opening or acquisition of new branches will depend primarily on, among other things, the Corporation's ability to identify profitable, growing markets and branch locations within such markets, attract necessary deposits to operate such branches profitably and locate sound loans and investment opportunities within such markets. See "Risk Factors -- Ability to Sustain Growth; Profitability and Potential Need for Additional Capital."

LENDING ACTIVITIES

     General. Through its banking subsidiaries, the Corporation offers a range of lending services, including real estate, consumer and commercial loans, primarily to individuals and businesses and other organizations that are located in or conduct a substantial portion of their business in The Bank's local markets. The Corporation's total loans at September 30, 1998, were $236.3 million, or 73.0% of total earning assets. The interest rates charged on loans vary with the degree of risk, maturity and amount of the loan and are further subject to competitive pressures, money market rates, availability of funds and government regulations. The Corporation has no foreign loans or loans for highly leveraged transactions.

  Loan Portfolio

     Real Estate Loans. Loans secured by real estate are the primary component of the Corporation's loan portfolio, constituting $94.4 million, or 39.8% of total loans at September 30, 1998. The Corporation's primary type of real estate loan is single family first mortgage loans, typically structured with fixed or adjustable interest rates, based on market conditions. Fixed rate loans usually have a term of five years, with payments through the date of maturity generally based on a 15 to 30-year amortization schedule. Adjustable rate loans generally have a term of 15 years. The Bank ordinarily charges an origination fee on these loans.

     The Bank's nonresidential mortgage loans include commercial, industrial and raw land loans. The commercial real estate loans are typically used to provide financing for retail establishments, office buildings and complexes and manufacturing facilities. The Bank generally requires nonresidential mortgage loans to have an 80% loan-to-value ratio and usually underwrites its commercial loans on the basis of the borrower's cash flow and ability to service the debt from earnings, rather than on the basis of the value of the collateral. Terms are typically five years and may have payments through the date of maturity based on a 15 to 20-year amortization schedule. Construction loans usually have a term of less than twelve months and generally require personal guarantees.

     Consumer Loans. Consumer lending includes installment lending to individuals in The Bank's markets and consists of loans to purchase automobiles, recreational vehicles, mobile homes and appliances. Consumer loans constituted $58.1 million, or 24.5% of the Corporation's loan portfolio at September 30, 1998. Consumer loans are underwritten based on the borrower's income, current debt, credit history and collateral. The terms of consumer loans generally range from three to five years on automobile loans and one to three years on other loans.

     Commercial, Financial, and Agricultural Loans. The Bank makes loans for commercial purposes in various lines of business. These loans are typically made on terms up to five years at fixed or variable rates and are secured by accounts receivable, inventory or, in the case of equipment loans, the financed equipment. The Bank attempts to reduce its credit risk on commercial loans by limiting the loan to value ratio to 65% on loans secured by accounts receivable or inventory and 75% on equipment loans. The Bank also makes unsecured commercial loans. Commercial, financial, and agricultural loans constituted $82.9 million, or 35.0% of the Corporation's loan portfolio at September 30, 1998.

  Credit Procedures and Review

     Loan Approval. There are credit risks associated with making any loan. These include prepayment risks, risks resulting from uncertainties in the future value of collateral, risks resulting from changes in economic and industry conditions and risks inherent in dealing with individual borrowers. In particular, longer maturities increase the risk that economic conditions will change and adversely affect collectibility.

     The Corporation attempts to minimize loan loses through various means and uses generally recognized underwriting criteria. In particular, on larger credits, the Corporation generally relies on the cash flow of a debtor as the source of repayment and secondarily on the value of the underlying collateral. In addition, the Corporation attempts to utilize shorter loan terms in order to reduce the risk of a decline in the value of such collateral.

     The Corporation addresses repayment risks by adhering to internal credit policies and procedures that include officer and customer lending limits, a multi-layered loan approval process for larger loans, periodic documentation examination and follow-up procedures for any exceptions to credit policies. The point in the Corporation's loan approval process at which a loan is approved depends on the size of the borrower's credit relationship with the Corporation.

     Loan Review. The Corporation has a continuous loan review process designed to promote early identification of credit quality problems. All loan officers are charged with the responsibility of reviewing at least quarterly all past due loans in their respective portfolios. The Bank's loan officers establish a watch list of loans to be reviewed quarterly by The Bank's Board of Directors. The Loan Committee, which includes the Chief Lending Officer of The Bank along with other officers, also conducts a regular centralized internal review that tests compliance with loan policy and documentation requirements for all loans over $250,000 and for a sampling of smaller loans.

DEPOSITS

     The principal sources of funds for The Bank are core deposits, consisting of demand deposits, interest-bearing transaction accounts, money market accounts, savings deposits and certificates of deposit. Transaction accounts include checking money market and negotiable order of withdrawal (NOW) accounts that customers use for cash management and that provide The Bank with a source of fee income and cross-marketing opportunities, as well as a low-cost source of funds. Time and savings accounts also provide a relatively stable and low-cost source of funds. The largest source of funds for The Bank is certificates of deposit. Certificates of deposit in excess of $100,000 are held primarily by customers in The Bank's local markets.

     Deposit rates are set weekly by senior management of The Bank, subject to approval by management of the Corporation. Management believes that the rates The Bank offers are competitive with those offered by competing institutions in The Bank's local markets. The Bank focuses on customer service, not high rates, to attract and retain deposits.

COMPETITION

     The Bank encounters strong competition both in making loans and in attracting deposits. Competition among financial institutions is based on interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality and scope of the services rendered, the convenience of banking facilities and, in the case of loans to commercial borrowers, relative lending limits. Some competing institutions also may offer certain services, such as trust services, that The Bank does not offer at this time. In addition, most of the Corporation's non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks. See "Supervision and Regulation."

MARKET INFORMATION

     There has been no established public trading market for the Corporation Common Stock. Therefore, when Corporation Common Stock has been traded, it has been traded in privately negotiated transactions. Management is unaware of any recent trades of Corporation Common Stock. Prior to the Warrior Merger, the last known trades of Warrior Common Stock occurred in January and April 1998 for $4.79 per share (after taking into account a 300-for-1 exchange in the Warrior Merger in September 1998). The Corporation's management is unaware of any other trades of Warrior Common Stock in the past two fiscal years. See "Underwriting" for the factors considered in determining the public offering price.

     As of September 30, 1998, the Corporation had not paid any dividends though Warrior had paid dividends in the past.

     As of November 20, 1998, there were approximately 925 holders of record of Corporation Common Stock without regard to Corporation Common Stock issued in this Offering or the proposed Emerald Merger.

PROPERTIES

     The Corporation owns the John A. Hand Building, a 21-story office building located at 17 North 20th Street, Birmingham, Alabama 35203, in which the Corporation's headquarters are located and in which a branch of The Bank is located. The Corporation also owns each of The Bank's locations in Warrior, Morris, Mt. Olive, Decatur, Albertville, Guntersville, Rainbow City, Monroeville, Sylacauga, Childersburg, Mignon and Roanoke. The Corporation leases The Bank's locations in Gadsden and Frisco City.

EMPLOYEES

     As of November 6, 1998, the Corporation and The Bank had approximately 222 employees. Emerald currently employees 43 people.

LEGAL PROCEEDINGS

     While the Corporation may from time to time be a party to various legal proceedings arising in the ordinary course of its business, the Corporation believes that there are no proceedings threatened or pending against the Corporation at this time that will individually, or in the aggregate, materially, adversely effect the Corporation's business or financial condition.

AVAILABLE INFORMATION

     At your request, we will provide to you, without charge, a copy of any of the exhibits to our Registration Statement incorporated by reference in this Prospectus. If you want more information, write or call us at:

     The Banc Corporation
     17 North 20th Street
     Birmingham, Alabama 35203
     Attention: Debbie Peoples
     Telephone: (205) 326-2265
     Facsimile: (205) 326-3479

     Our fiscal year ends December 31. We intend to provide to our stockholders annual reports containing audited financial statements and other appropriate reports. You may read and copy any reports, statements or other information we file with the SEC at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., and they should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York, and at Citicorp Center, 500 West Madison Street, Chicago, Illinois.

     You can request copies of these documents upon payment of a duplicating fee by writing to the SEC at Public Reference Section, 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are available to the public on the SEC Internet site at http:\\www.sec.gov.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about the executive officers and directors of the Corporation as of November 20, 1998:

                 NAME                    AGE          POSITION WITH CORPORATION
                 ----                    ---          -------------------------
James A. Taylor........................  56    Chairman of the Board, Chief Executive
                                                 Officer and Director
J. Daniel Sizemore.....................  50    President, Chief Operating Officer and
                                                 Director
David R. Carter........................  46    Executive Vice President and Chief
                                                 Financial Officer
James A. Taylor, Jr....................  33    Executive Vice President, General
                                                 Counsel and Director
Marie Swift............................  57    Secretary and Director
James R. Andrews, M.D..................  56    Director
Charles Barkley........................  35    Director
Neal R. Berte..........................  58    Director
W.T. Campbell, Jr......................  51    Director
Peter N. Dichiara(2)...................  42    Director
Steven C. Hays.........................  42    Director
Larry R. House.........................  54    Director
Thomas E. Jernigan, Jr.(2).............  33    Director
Randall E. Jones.......................  45    Director
James Mailon Kent, Jr.(1)..............  57    Director
Mayer Mitchell.........................  65    Director
Ronald W. Orso, M.D.(1)................  52    Director
Harold Ripps(2)........................  59    Director
Richard M. Scrushy.....................  45    Director
Michael E. Stephens....................  55    Director
Larry D. Striplin, Jr.(1)..............  69    Director
T. Mandell Tillman.....................  50    Director
Johnny Wallis..........................  69    Director

---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     James A. Taylor has been Chairman of the Board and Chief Executive Officer of the Corporation since its incorporation in 1998. Mr. Taylor served as President of the Corporation from its incorporation until November 1998. Mr. Taylor served as Chairman of the Board, President and Chief Executive Officer of Warrior from October 1997 until the Warrior Merger. Mr. Taylor was Founder, Chairman of the Board and Chief Executive Officer of Alabama National BanCorporation ("ANB"), a publicly-traded bank holding company based in Birmingham, Alabama, from its incorporation in 1986 until his retirement in April 1996. From 1981 until 1996, Mr. Taylor served as Chairman of the Board and Chief Executive Officer of various banks and bank holding companies that ultimately comprised ANB. Mr. Taylor is also on the Board of Directors of the American Sports Medicine Institute.

     J. Daniel Sizemore has been a director of the Corporation and President and Chief Operating Officer of the Corporation since the Commerce Merger. Mr. Sizemore served as a Consultant to The Bank from April 1998 until November 1998. Mr. Sizemore served as President, Chief Executive Officer and a director of Commerce from April 1995 until the Commerce Merger on November 6, 1998. Mr. Sizemore served as President of AmSouth Bank in Marshall County from 1987 through 1994. He has worked in the financial service business since 1970.

     David R. Carter has been Executive Vice President and Chief Financial Officer of the Corporation since the Warrior Merger. Mr. Carter served as Executive Vice President and Chief Financial Officer of Warrior from April 1998 until the Warrior Merger. Mr. Carter served as a consultant to Warrior from January 1998 until April 1998. From June 1995 through January 1998, Mr. Carter served as the Chief Financial Officer of Roxco, Ltd., a regional construction company. From February 1981 through January 1995, Mr. Carter served in various capacities with Trustmark, a publicly-traded bank holding company based in Jackson, Mississippi, including Chief Financial Officer from September 1988 until January 1995.

     James A. Taylor, Jr. has been Executive Vice President and General Counsel of the Corporation since the Warrior Merger. Mr. Taylor was a director of Warrior from October 1997 until the Warrior Merger and served as Executive Vice President and General Counsel of Warrior from April 1998 until the Warrior Merger. From June 1996 until April 1998, Mr. Taylor served as Vice
President -- Legal Services for MedPartners, Inc. ("MedPartners"), a publicly-traded healthcare company. From July 1994 until December 1996, Mr. Taylor served as outside general counsel to ANB. From August 1990 until March 1996, Mr. Taylor was in private practice with a law firm in Birmingham, Alabama. Mr. Taylor is the son of James A. Taylor.

     Marie Swift has been a director and Secretary of the Corporation since the Warrior Merger and served as a director of Warrior from its incorporation in 1982 until the Warrior Merger. Ms. Swift has been President of The Bank of Warrior since January 1998 prior to that she served as Senior Vice President of The Bank beginning in 1982.

     James R. Andrews, M.D. has been a director of the Corporation since the Warrior Merger and served as a director of Warrior from October 1997 until the Warrior Merger. Dr. Andrews served as a director of ANB from 1989 until 1996. Dr. Andrews has practiced as an orthopedic surgeon specializing in sports-related injuries for over 25 years.

     Charles Barkley has been a director of the Corporation since the Warrior Merger and served as a director of Warrior from October 1997 until the Warrior Merger. Mr. Barkley has been a professional basketball player for over 14 years and currently plays with the Houston Rockets of the National Basketball Association.

     Neal R. Berte, Ph.D. has been a director of the Corporation since September 1998. Dr. Berte has been the President of Birmingham-Southern College since 1975.

     W.T. Campbell, Jr.has been a director of the Corporation since the City National Merger. Mr. Campbell served as President of City National and Chairman of the Board of Directors of City National until the City National Merger. Mr. Campbell was a director of City National from its inception in 1984 until the City National Merger on October 30, 1998, and was a director of City National Bank. Mr. Campbell is a practicing attorney in Sylacauga, Alabama with the firm of McKay and Campbell.

     Peter N. Dichiara has been a director of the Corporation since the Warrior Merger and served as a director of Warrior from 1984 until the Warrior Merger. Mr. Dichiara has been the President of City Wholesale Grocery, a grocery supply company based in Birmingham, Alabama for since October 1983.

     Steven C. Hays has been a director of the Corporation since the Commerce Merger. Mr. Hayes served as a director of Commerce from April 1995 until the Commerce Merger on November 6, 1998. Mr. Hayes also served as Executive Vice President of Steel Processing Services, Inc. from 1981 until the sale of the company in 1993. He presently manages a number of personal investments.

     Larry R. House has been a director of the Corporation since the Warrior Merger and served as a director of Warrior from October 1997 until the Warrior Merger. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services ("HEALTHSOUTH"). From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. From 1993 to 1998, Mr. House served as Chairman of the Board and Chief Executive Officer of MedPartners. Mr. House is a member of the Board of Directors of the American Sports Medicine Institute.

     Thomas E. Jernigan, Jr. has been a director of the Corporation since the Warrior Merger and served as a director of Warrior from October 1997 until the Warrior Merger. Mr. Jernigan has been the President of Marathon Corporation, a privately-held investment management company based in Birmingham, Alabama for over two years. Mr. Jernigan's father holds the title of "Director Emeritus," a non-voting position.

     Randall E. Jones has been a director of the Corporation since the Commerce Merger. Mr. Jones served as a director of Commerce from April 1995 until the Commerce Merger on November 6, 1998. Mr. Jones is the owner and President of Randy Jones Insurance Agency, Inc., representing Nationwide Insurance Company since 1978. He is a past president of the Albertville Rotary Club and the Albertville Chamber of Commerce.

     James Mailon Kent, Jr. has been a director of the Corporation since the Warrior Merger and served as a director of Warrior from October 1997 until the Warrior Merger. Mr. Kent served as a director of ANB from 1988 until 1996 and served as Vice Chairman of ANB from 1988 until 1994. Mr. Kent has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years.

     Mayer Mitchell has been a director of the Corporation since the Warrior Merger. He served as Chairman and Chief Executive Officer of The Mitchell Company, a real estate development firm based in Mobile, Alabama, from September 1955 until his retirement from the company on December 31, 1986. He is currently the owner of Mitchell Brothers, Inc., a private investment company. Mr. Mitchell is a former National President and Chairman of the Board of Directors of the American Israel Public Affairs Committee (AIPAC) and a past member of the Board of Directors of AmSouth Bank N.A. of Mobile and Altus Bank of Mobile.

     Ronald W. Orso, M.D. has been a director of the Corporation since the Warrior Merger and served as a director of Warrior from October 1997 until the Warrior Merger. Dr. Orso served as a director of ANB from 1988 until 1997. Dr. Orso has practiced in the field of obstetrics and gynecology for over 23 years. He is the past Chairman of the Department of Obstetrics and Gynecology and the past president of the Medical Staff at Baptist Medical Center in Birmingham.

     Harold Ripps has been a director of the Corporation since the Warrior Merger. He is a trustee of Colonial Properties Trust. In 1969, Mr. Ripps founded The Rime Companies, a real estate development, construction and management firm, headquartered in Birmingham, Alabama, specializing in the development of multi-family properties. Mr. Ripps has served The Rime Companies in an executive capacity since that time.

     Richard M. Scrushy has been a member of the Board of Directors of the Corporation since the Warrior Merger. Since 1984, Mr. Scrushy is Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy has been a director of MedPartners since January 1993 and served as its Chairman of the Board of Directors from January 1998 through October 1998.

     Michael Stephens has been a director of the Corporation since the Warrior Merger. He has been the Chairman and Chief Executive Officer of S Enterprises, Inc. He founded and was Chairman and Chief Executive Officer of ReLife, a publicly-traded rehabilitation company based in Birmingham, Alabama from 1986 until 1994. Mr. Stephens also serves on the Board of Directors of Rehabilitation Designs of America based in Kansas City, Kansas, and PsychPartners, Inc. based in Birmingham, Alabama.

     Larry D. Striplin, Jr. has been a member of the Board of Directors of the Corporation since the Warrior Merger and served as a director of Warrior from October 1997 until the Warrior Merger. Since December 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately-owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of MedPartners and Kulicke & Suffa, Inc., a publicly-traded manufacturer of electronic equipment.

     T. Mandell Tillman has been a director of the Corporation since the Commerce Merger. Mr. Tillman was a director of Commerce from April 1995 until the Commerce Merger on November 6, 1998. Mr. Tillman has served as Chairman of the Board of Real Property Services, Inc. since 1985. He holds the MAI and CRE designations.

     Johnny Wallis has been a director of the Corporation since the Warrior Merger and served as director of Warrior from its incorporation in 1982 until the Warrior Merger. Mr. Wallis served as the Chairman of the Board, President and Chief Executive Officer of Warrior until October 1997. Mr. Wallis served as President of The Bank until January 1998, and continues to serve as Chief Executive Officer of The Bank.

CLASSIFIED BOARD OF DIRECTORS

     Pursuant to the terms of the Corporation's Restated Certificate of Incorporation (the "Corporation Certificate") and the Corporation's Bylaws (the "Corporation Bylaws"), the Board of Directors of the Corporation is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class holds office for a term that will expire at the annual meeting of stockholders to be held in 1999, a second class holds office for a term that will expire at the annual meeting of stockholders to be held in 2000, and a third class holds office for a term that will expire at the annual meeting of stockholders to be held in 2001. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose terms expire at such meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Messrs. Barkley, Campbell, Jernigan, Jr., Mitchell, Ripps, Taylor, Jr., and Tillman have terms expiring in 1999, Messrs. Dichiara, Hays, House, Jones, Scrushy, Stephens and Wallis and Ms. Swift have terms expiring in 2000, and Messrs. Taylor, Berte, Kent, Sizemore and Striplin and Drs. Andrews and Orso have terms expiring in 2001. The Board of Directors elects officers annually, and such officers serve at the discretion of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation currently has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee is responsible for reviewing and supervising the financial controls of the Corporation. The Audit Committee makes recommendations to the Board of Directors of the Corporation with respect to the Corporation's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Corporation's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Corporation. The Audit Committee consists of Messrs. Ripps, Dichiara and Jernigan, Jr.

     The Compensation Committee is responsible for reviewing the performance of the officers of the Corporation and recommending to the Board of Directors of the Corporation's annual salary and bonus amounts for all officers of the Corporation. The Compensation Committee consists of Messrs. Striplin and Kent and Dr. Orso.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There was no Compensation Committee of the Board of Directors of the Corporation during 1997. During 1997, Mr. Wallis and Ms. Swift were responsible for the recommendation to the Board of all compensation levels. Messrs. Kent and Striplin and Dr. Orso now comprise the Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to the Corporation in all capacities during the years ended December 31, 1995, 1996 and 1997, for the chief executive officer and the four other most highly compensated executive officers of the Corporation whose total annual salary and bonus in the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                                 ANNUAL COMPENSATION(1)                   AWARDS
                                                     -----------------------------------------------   -------------
                                                                                          OTHER         SECURITIES
                                                                                         ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION HELD                     YEAR   SALARY ($)   BONUS ($)   COMPENSATION(2)    OPTIONS (#)
--------------------------------                     ----   ----------   ---------   ---------------   -------------
James A. Taylor....................................  1997    $ 25,000     $    --        $ 4,200              --
  Chairman of the Board and                          1996          --          --             --              --
    Chief Executive Officer                          1995          --          --             --              --
J. Daniel Sizemore.................................  1997    $108,233     $39,706        $15,700           1,000
  President and Chief Operating                      1996     103,161      30,000         21,236           1,000
    Officer                                          1995      92,911           0         10,112          20,000
Johnny Wallis(3)...................................  1997    $108,450     $37,025        $25,636              --
                                                     1996     104,100      14,300         21,652              --
                                                     1995      95,741      19,584         19,014              --
Marie Swift(4).....................................  1997    $ 75,150     $26,250        $22,180              --
                                                     1996      74,800      10,625         18,604              --
                                                     1995      75,150      16,000         16,506              --

---------------

(1) Dollar value of perquisites and other benefits were less than the lesser of $50,000 or 10% of total salary and bonus for each Named Executive Officer.
(2) Represents the dollar value of board fees received and insurance premiums paid by the Corporation with respect to life, health, dental and disability insurance and automobile allowance for the benefit of the Named Executive Officer.
(3) Mr. Wallis served as Chairman of the Board, President and Chief Executive Officer of the Corporation from its incorporation in 1982 until October 1997. Mr. Wallis served as President of The Bank until January 1998 and continues to serve as Chief Executive Officer of The Bank.
(4) Ms. Swift has been a director and secretary of the Corporation since the Warrior Merger and served as a director of Warrior from its incorporation in 1982 until the Warrior Merger. Ms. Swift served as President of The Bank from January 1998 until November 6, 1998. Prior to that she served as Senior Vice President of The Bank beginning in 1982.

DIRECTOR COMPENSATION

     Directors of the Corporation receive $1,500 compensation for each board meeting attended and a retainer of $1,500 per quarter for serving as directors of the Corporation. Directors are eligible to receive grants of stock options under The Banc Corporation 1998 Stock Incentive Plan (the "Corporation Incentive Plan"). See "-- Executive Officer Compensation -- Option Grants in 1997" and "Principal Stockholders of the Corporation."

EMPLOYMENT AGREEMENTS

     Pursuant to the Executive Employment Agreement entered into between the Corporation and James A. Taylor (the "Taylor Agreement") in October 1997, Mr. Taylor will serve as Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of The Bank. In addition, Mr. Taylor will be elected to serve as a director of the Corporation and each of its subsidiaries. Mr. Taylor will receive a minimum annual base compensation of $150,000, $200,000 and $250,000 in the first three years of the Taylor

Agreement plus a bonus of 15% of the base amount per quarter. In the event of a change of control or an initial public offering of Corporation Common Stock prior to the second anniversary of the Taylor Agreement, the base compensation shall be $250,000.

     Pursuant to the Taylor Agreement, Mr. Taylor will be entitled to receive other benefits such as a car allowance and country club dues and may participate in other executive compensation plans. The agreement is for a term of three years which is renewable daily for an additional three-year term and terminable by the Corporation only upon three years' notice. If Mr. Taylor is terminated for any reason other than cause (including constructive termination), he shall receive three years base compensation, directors' fees and all benefits or their cash equivalents and be entitled to a "gross-up" payment to cover any excise tax imposed on any severance payment to Mr. Taylor.

     The Corporation entered into a Deferred Compensation Agreement with Mr. Taylor on July 23, 1998. That agreement provides that the Corporation shall fund the premium of two life insurance policies on Mr. Taylor's life which will provide a split dollar benefit to the Corporation and Mr. Taylor's estate in the event of his death. Upon the termination of Mr. Taylor's employment for reasons other than death or Cause (as defined in the agreement), Mr. Taylor will become entitled to receive 15 annual payments in the approximate amount of $188,000 commencing April 15, 2007.

     Pursuant to the Employment Agreement (the "Sizemore Agreement") entered into among the Corporation, The Bank and J. Daniel Sizemore November 6, 1998, Mr. Sizemore will serve as President and Chief Operating Officer of the Corporation, President and Chief Executive Officer of The Bank and President of the Bank's Albertville branch. In addition, Mr. Sizemore serves as a director of the Corporation and each of its subsidiary banks. Mr. Sizemore will receive a minimum annual compensation of $270,000 including salary, director's fees and bonuses. The Sizemore Agreement also provides that Mr. Sizemore will be entitled to receive other benefits such as a car allowance, country club dues and life insurance and may participate in other executive compensation plans. The agreement is for a term of three years which is renewable daily for a three year term and terminable by the Employer only upon three years' notice. If Mr. Sizemore is terminated for any reason other than cause as defined in the agreement, Mr. Sizemore shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on or do similar business or solicit similar business with any customer of the Corporation in any county where the Corporation or its subsidiaries do business on the date of termination.

     Pursuant to the Employment Agreement entered into among the Corporation, The Bank and W.T. Campbell, Jr. (the "Campbell Agreement") on October 30, 1998, Mr. Campbell will serve as the Chairman of the Board for The Bank of Sylacauga. Mr. Campbell will receive a minimum annual salary of $135,000. The Campbell Agreement provides that Mr. Campbell will be entitled to receive other benefits including a life insurance policy and may participate in other executive compensation plans. The Campbell Agreement is for a term of three years and is terminable by the Corporation only upon prior notice for a period equal to the remaining term. If Mr. Campbell is terminated for any reason other than cause as defined in the Campbell Agreement, Mr. Campbell shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on or do similar business or solicit similar business with any customer of the Corporation in any county where the Corporation or its subsidiaries do business.

INCENTIVE PLANS

     Corporation Incentive Plan. The objectives of the Corporation Incentive Plan are to further the growth and development of the Corporation and its subsidiaries by (1) encouraging selected Participants who contribute or are expected to contribute materially to the Corporation's success to obtain proprietary interests in the Corporation to encourage them to promote the best interests of the Corporation and (2) affording the Corporation a means of attracting qualified personnel. A total of 1,000,000 shares of Corporation Common Stock are covered by the Corporation Incentive Plan. Such shares of Corporation Common Stock may be in whole or in part, authorized but unissued shares or issued shares which have been reacquired by the Corporation. The Corporation Incentive Plan authorizes the grant of options to purchase Corporation Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the

Internal Revenue Code of 1986, as amended (the "Code"), and the grant of options that do not qualify as Incentive Options ("Non-Qualified Options") under Section 422 of the Code.

     The Corporation Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Corporation (the "Compensation Committee"). The Compensation Committee, subject to the approval of the Board of Directors and the provisions of the Corporation Incentive Plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the Corporation Incentive Plan. The Corporation Incentive Plan provides that the Compensation Committee will select grantees from among employees, officers, directors, consultants, agents, independent contractors and other persons who contributed are expected to contribute materially to the success of the Corporation or its subsidiaries.

     The option exercise price of each option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options. No Incentive Option may be granted to any employee who owns at the date of grant stock representing in excess of 10% of the combined voting power of all classes of stock of the Corporation or a subsidiary unless the exercise price for stock subject to such options is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. The aggregate fair market value of stock with regard to which Incentive Options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. The terms and conditions of each option shall be fixed from time to time by the Compensation Committee. The Compensation Committee has approved grants under the Corporation Incentive Plan, effective November 5, 1998, of options to purchase 439,000 and at December 4, 1998, of options to purchase 20,000 shares, at an exercise price equal to the higher of (i) the Offering price hereunder or (ii) "Fair Market Value" (as defined in the Corporation Incentive Plan) on the date of the grant.

     The Commerce Option Plan. On May 4, 1995, the Commerce Shareholders adopted the Commerce Bank of Alabama Incentive Stock Option Plan (the "Commerce Option Plan") for the benefit of key employees of Commerce. The Commerce Option Plan authorizes the grant of options to purchase Commerce Common Stock intended to qualify as Incentive Options and the grant of Non-Qualified Options.

     The Commerce Option Plan was assumed by the Corporation pursuant to the merger of Commerce with and into The Bank. As of September 30, 1998, there were outstanding under the Commerce Option Plan options to purchase 35,500 shares of Commerce Common Stock at prices between $10 and $14.50 per share. These options will be converted into options to purchase 82,384 shares of Corporation Common Stock at prices between $4.30 and $6.24 per share.

CERTAIN RELATIONSHIPS AND RELATED ACQUISITIONS

     The Bank has entered into transactions with its directors, executive officers, significant shareholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those then prevailing for comparable transactions with other customers, and did not, in the opinion of management of The Bank involve more than normal credit risk or present other unfavorable features.

     In September 1997, Warrior purchased shares of Warrior Common Stock at a price of $4.79 per share from the following Warrior directors who are now directors of the Corporation: Johnny Wallis, 436,200; Marie Swift, 172,500; and Peter N. Dichiara, 90,000. In October 1997, the following directors of the Corporation purchased the following number of shares of Warrior Common Stock at $4.79 per share: James R. Andrews, 210,000; Charles Barkley, 210,000; Larry R. House, 208,800; James Mailon Kent, Jr., 210,000; Mayer Mitchell, 105,000; Harold Ripps, 210,000; Michael A. Stephens, 210,000; and Larry D. Striplin, 210,000. (The dollar amounts and the share numbers set forth above have been adjusted to take into account the 300-for-one exchange effected in the Warrior Merger in September 1998.)

     During 1997, Warrior purchased the John A. Hand Building, a 21-story office building in downtown Birmingham, from Taylor Acquisition Corporation, a corporation owned by James A. Taylor, Chairman and Chief Executive Officer of the Corporation, and certain family members including his son, James A. Taylor, Jr., Executive Vice President and General Counsel of the Corporation. Warrior purchased the building in exchange for 460,500 shares of Warrior Common Stock, valued at $4.79 per share, and Warrior assumed $1,513,000 in outstanding debt on the property. James A. Taylor received 368,400 shares of Warrior Common Stock, valued at $4.79 per share, and James A. Taylor, Jr. received 30,000 shares of Warrior Common Stock, valued at $4.79 per share. Other members of the Taylor family received the remaining 62,100 shares of Warrior Common Stock. The building, property and related equipment were appraised at $3,718,000 at the time of the transaction.

     During 1998, Warrior sold a total of 495,000 shares of Warrior Common Stock at $4.79 per share to various executive officers and directors of the Corporation. James A. Taylor, James A. Taylor, Jr., Richard M. Scrushy and James
R. Andrews each purchased 210,000, 105,000, 105,000 and 75,000 shares, respectively.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial stock ownership of the Corporation as of November 6, 1998: (i) each director and Named Executive Officer of the Corporation, (ii) all directors and executive officers as a group, and (iii) each stockholder known by the Corporation to be the beneficial owner of more than 5% of the outstanding Corporation Common Stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law.

                                                                                          PERCENTAGE
                                                                 NUMBER OF SHARES OF       OF COMMON
                                                                   THE CORPORATION           STOCK
NAME                                      POSITION HELD            COMMON STOCK(1)         OWNED(2)
----                                      -------------          -------------------      -----------
James A. Taylor..................  Chairman of the Board, Chief         703,400(3)(10)        7.20%
                                     Executive Officer and
                                     Director
J. Daniel Sizemore...............  President, Chief Operating            83,854(7)               *
                                     Officer and Director
James A. Taylor, Jr..............  Executive Vice President,            145,000(11)           1.50
                                     General Counsel and
                                     Director
Marie Swift......................  Director and Secretary                53,500(12)              *
James R. Andrews, M.D............  Director                             286,000(12)           2.96
Charles Barkley..................  Director                             211,000(12)           2.19
Neal R. Berte....................  Director                               1,000(12)              *
W.T. Campbell, Jr................  Director                             421,468(12)           4.37
Peter N. Dichiara................  Director                             211,000(4)(12)        2.19
Steven C. Hays...................  Director                              74,642(8)(12)           *
Larry R. House...................  Director                             104,800(12)           1.09
Thomas E. Jernigan...............  Director Emeritus(6)                 417,600               4.33
Thomas E. Jernigan, Jr...........  Director                               2,000(13)              *
Randall E. Jones.................  Director                              48,574(12)              *
James Mailon Kent, Jr............  Director                             212,000(13)           2.20
Mayer Mitchell...................  Director                             106,000(12)           1.10
Ronald W. Orso, M.D..............  Director                             211,000(5)(12)        2.19
Harold Ripps.....................  Director                             211,000(12)           2.19
Richard M. Scrushy...............  Director                             211,000(12)           2.19
Michael Stephens.................  Director                             211,000(12)           2.19
Larry D. Striplin, Jr............  Director                             212,000(13)           2.20
T. Mandell Tillman...............  Director                              47,878(9)(12)           *
Johnny Wallis....................  Director                             106,000(12)           1.10
                                                                                          --------
All executive officers and
  directors as a group (24
  persons).......................                                     4,301,716(14)          43.60%

---------------

 *   Less than one percent.
(1) Under Section 13(d) of the Exchange Act, beneficial ownership includes, without limitation, securities owned by certain of such person's family members and securities of which that person has the right to acquire beneficial ownership within 60 days such as the shares of Corporation Common Stock subject to currently exercisable options.
(2) Percent for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding.

(3) Does not include 32,100 shares owned by his wife, or 30,000 shares owned by his son, Brett Taylor of which he disclaims ownership. Mr. Taylor's address is 17 North 20th Street, Birmingham, Alabama 35203.
(4) Includes 210,000 shares owned by City Wholesale Grocery Co., Inc. of which he is the President.
(5)  Includes 210,000 shares as Trustee of Birmingham OB/GYN, P.A. Pension Plan.
(6)  Director Emeritus is a non-voting position.
(7) Includes 2,784 shares owned by his wife, 2,320 shares owned by his children and 51,055 shares subject to options.
(8)  Includes 4,021 shares as custodian for his children.
(9)  Includes 464 shares owned by his wife.
(10) Includes 125,000 shares subject to options.
(11) Includes 10,000 shares subject to options.
(12) Includes 1,000 shares subject to options.
(13) Includes 2,000 shares subject to options.
(14) Includes 218,055 shares subject to options.

                           SUPERVISION AND REGULATION

     The supervision and regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, not for the protection of bank holding companies' shareholders or creditors. Various supervisory and regulatory agencies have broad enforcement power over bank holding companies and banks, including the power to impose substantial fines and other penalties for violation of laws and regulations.

     The following description summarizes some of the laws to which the Corporation and The Bank are subject. References herein to applicable statutes and regulations are brief summaries thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes and regulations.

THE CORPORATION

     The Corporation is a bank holding company registered under the BHCA, and the Corporation is subject to supervision, regulation and examination by the Federal Reserve. The BHCA and other federal laws restrict the types of activities in which bank holding companies may engage and subject them to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

     Regulatory Restrictions on Dividends; Source of Strength. It is the policy of the Federal Reserve that bank holding companies pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with a bank holding company's expected future needs and financial condition. This policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

     The Corporation's principal source of funds to pay dividends on the shares of Corporation Common Stock will be cash dividends that the Corporation receives from The Bank. The payment of dividends by The Bank to the Corporation is subject to certain restrictions imposed by federal banking laws, regulations and authorities. As of September 30, 1998, an aggregate of approximately $3.1 million was available for payment of dividends by The Bank to the Corporation under applicable restrictions, without regulatory approval. See "Supervision and Regulation -- The Bank."

     The federal banking statutes prohibit federally insured banks from making any capital distributions (including a dividend payment) if, after making the distribution, the institution would be "undercapitalized" as defined by statute. Federal regulatory authorities also may prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the relevant authority, in conducting an activity. Paying dividends could be deemed an unsafe or unsound practice, depending on a bank's financial condition. A regulatory authority could impose stricter limits on The Bank's payment of dividends to the Corporation if the authority deemed those limits appropriate to meet requirements governing capital adequacy.

     Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when, absent this Federal Reserve policy, a holding company may not be inclined to provide it. As discussed below, a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary.

     In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment of the debtor holding company imposed by any of the federal banking agencies to maintain the capital of an insured depository institution. Any claim for breach of such a commitment generally will have priority over most other unsecured claims.

     Activities "Closely Related" to Banking. The BHCA prohibits a bank holding company, with certain limited exceptions, from acquiring direct or indirect ownership or control of any voting shares of any company that is not a bank or from engaging in any activities other than those of banking, managing or controlling banks and certain other subsidiaries, or furnishing services to or performing services for its subsidiaries. One principal exception to these prohibitions allows the acquisition of interests in companies whose activities are found by the Federal Reserve, or order or regulation, to be so closely related to banking or managing or controlling banks, as to be a proper incident thereto. Some of the activities that have been determined to be closely related to banking include: making or servicing loans, performing certain data processing services, acting as an investment or financial advisor to certain investment trusts and investment companies and providing securities brokerage services. Other activities approved by the Federal Reserve include consumer financial counseling, tax planning and tax preparation, futures and options advisory services, check guaranty services, collection agency and credit bureau services and personal property appraisals. In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve considers a number of factors and weighs the expected benefits to the public (such as greater convenience and increased competition or gains in efficiency) against the risks of possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices). The Federal Reserve is also empowered to differentiate between activities commenced de novo and activities commenced through acquisition of a going concern.

     Securities Activities. The Federal Reserve has approved applications by bank holding companies to engage, through nonbank subsidiaries, in certain securities-related activities (underwriting of municipal revenue bonds, commercial paper, consumer receivable-related securities and one-to-four family mortgage-backed securities), provided that the subsidiaries would not be "principally engaged" in such activities for purposes of Section 20 of the Glass-Steagall Act. In limited situations, holding companies may be able to use such subsidiaries to underwrite and deal in corporate debt and equity securities.

     Safe and Sound Banking Practices. Bank holding companies are not permitted to engage in unsafe and unsound banking practices. The Federal Reserve's Regulation Y, for example, generally requires a bank holding company to give the Federal Reserve prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of the holding company's consolidated net worth. The Federal Reserve may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation. Depending upon the circumstances, the Federal Reserve could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

     The Federal Reserve has broad authority to prohibit activities of bank holding companies and their nonbanking subsidiaries that represent unsafe and unsound banking practices or which constitute violations of laws or regulations, and can assess civil money penalties for certain activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as high as $1,000,000 for each day the activity continues.

     Anti-Tying Restrictions. Bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a holding company or its affiliates.

     Capital Adequacy Requirements. The Federal Reserve has adopted a system using risk-based capital guidelines to evaluate the capital adequacy of bank holding companies. Under the guidelines, specific categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. The guidelines require a minimum total risk-based capital ratio of 8.0% (of which at least 4.0% is required to consist of Tier 1 capital elements). Total capital is the sum of Tier 1 and Tier 2 capital. As of September 30, 1998, the Corporation's ratio of Tier 1 capital to total risk-weighted assets was 15.24% and its ratio of total capital to total risk-weighted assets was 16.49%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources."

     In addition to the risk-based capital guidelines, the Federal Reserve has established a required leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies. The leverage ratio is a company's Tier 1 capital divided by its average total consolidated assets. Certain highly-rated bank holding companies must maintain a minimum leverage ratio of 3.0%, but other bank holding companies may be required to maintain a leverage ratio of up to 200 basis points above that regulatory minimum. As of September 30, 1998, the Corporation's leverage ratio was 11.63%.

     The federal banking agencies' risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organization that are higher than the minimum ratios when circumstances warrant. Federal Reserve guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

     Imposition of Liability for Undercapitalized Subsidiaries. Bank regulators are required to take "prompt corrective action" to resolve problems associated with insured depository institutions whose capital declines below certain levels. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. The capital restoration plan will not be accepted by the regulators unless each company having control of the undercapitalized institution guarantees the subsidiary's compliance with the capital restoration plan up to a certain specified amount. Any such guarantee from a depository institution's holding company is entitled to a priority of payment in bankruptcy.

     The aggregate liability of the holding company of an undercapitalized bank is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to cause the institution to be "adequately capitalized." The bank regulators have greater power in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution could be required to obtain prior Federal Reserve approval of proposed dividends or could be required to consent to a consolidation or to divest the troubled institution or other affiliates.

     Acquisitions by Bank Holding Companies. The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served, and various competitive factors.

     Control Acquisitions. The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute acquisition of control of that bank holding company.

     In addition, any company is required to obtain the approval of the Federal Reserve under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding Common Stock of the Corporation, or otherwise obtaining control or a "controlling influence" over the Corporation.

     Thrift Holding Company. Upon completion of the proposed Emerald Merger, the Corporation will be a registered thrift holding company under the Home Owner's Loan Act (the "HOLA") and will be subject to additional regulatory scrutiny and examination by the Office of Thrift Supervision (the "OTS"). The Corporation will be required to obtain OTS approval prior to acquiring, directly or indirectly, more than 10% of the voting shares of, or otherwise obtaining control (as defined in the relevant OTS regulations) over another thrift or holding company of a thrift.

     Qualified Thrift Lender. Under the HOLA, as amended by Federal Deposit Insurance Corporation Improvements Act ("FDICIA"), as a thrift, Emerald must maintain a minimum of 60% of its total portfolio assets (as defined in the statute) in certain investments (generally, loans relating to residential or manufactured housing) on a monthly average basis in nine out of every twelve months in order to remain a "Qualified Thrift Lender." A savings association that fails to become or remain a Qualified Thrift Lender must either become a bank (other than a savings bank) or become subject to certain restrictions on operations similar to those applicable to national banks. In addition, in the event that Emerald fails to remain a Qualified Thrift Lender, a portion of its bad debt reserve will be subject to taxation.

     Restrictions on Distribution of Subsidiary Thrift Dividends and Assets. As a thrift, Emerald will be subject to OTS regulations that restrict its ability to make capital distributions such as dividends to the Corporation. Under these regulations, a thrift that meets its fully phased-in capital requirements is permitted to make capital distributions without OTS approval during any calendar year up to 100% of its net income to date during that year plus an amount that would reduce its surplus capital ratio (as measured at the beginning of the calendar year) by one-half. Any proposed capital distributions in excess of this amount are subject to objection by the OTS. A thrift that has capital immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution that is equal to or in excess of its minimum capital requirement, but less than its fully phased-in capital requirement, may make capital distributions from 25% to 75% of net income during the most recent four quarters (minus distributions previously made over that period), depending on how close it is to meeting its fully phased-in capital requirement. A thrift that fails to meet its minimum capital requirements is not authorized to make any capital distributions without prior written approval from the OTS. All thrifts must provide notice to the OTS prior to making any capital distributions.

THE BANK

     The deposits of The Bank, an Alabama-chartered banking corporation, are insured by the Bank Insurance Fund ("BIF") of the FDIC. The Bank is not a member of the Federal Reserve System; therefore, The Bank is subject to supervision and regulation by the FDIC and the Alabama Banking Department. Such supervision and regulation subjects The Bank to special restrictions, requirements, potential enforcement actions and periodic examination by the FDIC and the Alabama Banking Department. Because the Federal Reserve regulates the bank holding company parent of The Bank, the Federal Reserve also has supervisory authority that directly affects The Bank.

     Branching. Alabama law permits an Alabama-chartered bank such as The Bank to establish a branch anywhere in Alabama if the branch is approved in advance by the Alabama Banking Department. The branch also must be approved by the FDIC which considers a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community and consistency with corporate powers.

     Restrictions on Acquisitions With Affiliates and Insiders. Acquisitions between The Bank and its respective nonbanking subsidiaries and affiliates, including the Corporation, are subject to Section 23A of the Federal Reserve Act. In general, Section 23A imposes limits on the amount of such transactions, and also requires certain levels of collateral for loans to affiliated parties. It also limits the amount of advances to third parties that are collateralized by the securities or obligations of the Corporation or its subsidiaries.

     Affiliate transactions also are subject to Section 23B of the Federal Reserve Act which generally requires that certain transactions between The Bank and its respective affiliates be on terms substantially the same, or at least as favorable to such bank, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons.

     The restrictions on loans to directors, executive officers, principal shareholders and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O promulgated pursuant to apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to one borrower and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the FDIC may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

     Restrictions on Distribution of Subsidiary Bank Dividends and
Assets. Dividends paid by The Bank have provided a substantial part of the Corporation's operating funds and, for the foreseeable future, it is anticipated that dividends paid by The Bank to the Corporation will continue to be the Corporation's principal source of operating funds. Capital adequacy requirements limit the amount of cash dividends that may be paid by The Bank. Under federal law, The Bank can not pay a dividend if, after paying the dividend, The Bank would be "under-capitalized." The FDIC may declare a dividend payment to be unsafe or unsound even though The Bank would continue to meet its capital requirements after the dividend.

     Because the Corporation is a legal entity separate and distinct from its subsidiaries, its right to participate in the distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subordinate to the claims of the subsidiary's creditors. In the event of a liquidation or other dissolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company (such as the Corporation) or any shareholder or creditor thereof.

     Examinations. The FDIC periodically examines and evaluates insured banks. Based upon such an evaluation, the FDIC may revalue the assets of the institution and require that it establish specific reserves to compensate for the difference between the FDIC-determined value and the book value of such assets. The Alabama Banking Department also conducts examinations of state banks but may accept the results of a federal examination in lieu of conducting an independent examination.

     Capital Adequacy Requirements. The FDIC has adopted regulations establishing minimum requirements for the capital adequacy of insured institutions. The FDIC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk.

     The FDIC's risk-based capital guidelines generally require state banks to have a minimum of Tier 1 capital to total risk-weighted assets of 4.0% and a ratio of total capital to total risk-weighted assets of 8.0%. The capital categories have the same definitions for The Bank as for the Corporation. As of December 31, 1997, The Bank's ratio of Tier 1 capital to total risk-weighted assets was 14.37%, and its ratio of total capital to total risk-weighted assets was 15.46%. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Corporation."

     Corrective Measures for Capital Deficiencies. Federal banking regulators are required to take "prompt corrective action" with respect to capital-deficient institutions. Agency regulations define, for each capital category, the levels at which institutions are "well-capitalized," "adequately capitalized," "under capitalized," "significantly under capitalized" and "critically under capitalized." A "well capitalized" bank has a total risk based capital ratio of 10.0% or higher; a Tier 1 risk based capital ratio of 6.0% or higher; a leverage ratio of 5.0% or higher; and is not subject to any written agreement, order or directive requiring it to maintain a specific capital level for any capital measure. An "adequately capitalized" bank has a total risk based capital ratio of 8.0% or higher; a Tier 1 risk based capital ratio of 4.0% or higher; a leverage ratio of 4.0% or higher (3.0% or higher if the bank was rated a CAMEL 1 in its most recent examination report and is not experiencing significant growth); and does not meet the criteria for a well capitalized bank. A bank is "under capitalized" if it fails to meet any one of the ratios required to be adequately capitalized. The Bank is classified as "well capitalized" for purposes of the FDIC's prompt corrective action regulations.

     In addition to requiring undercapitalized institutions to submit a capital restoration plan, applicable regulations contain broad restrictions on certain activities of undercapitalized institutions including asset growth, acquisitions, branch establishment and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

     As an institution's capital decreases, the FDIC's enforcement actions become more severe. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The FDIC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

     Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

     Deposit Insurance Assessments. The Bank must pay assessments to the FDIC for federal deposit insurance protection. The FDIC has adopted a risk based assessment system as required by FDICIA. Under this system, FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. Institutions assigned to higher-risk classifications (that is, institutions that pose a greater risk of loss to their respective deposit insurance funds) pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments in certain instances. The current range of BIF assessments is between 0% and 0.27% of deposits.

     The FDIC established a process for raising or lowering all rates for insured institutions semi-annually if conditions warrant a change. Under this new system, the FDIC has the flexibility to adjust the assessment rate schedule twice a year without seeking prior public comment, but only within a range of five cents per $100 above or below the premium schedule adopted. Changes in the rate schedule outside the five cent range above or below the current schedule can be made by the FDIC only after a full rulemaking with opportunity for public comment.

     On September 30, 1996, President Clinton signed into law an act that contained a comprehensive approach to recapitalizing the Savings Association Insurance Fund ("SAIF") and to assure the payment of the Financial Corporation's ("FICO") bond obligations. Under this act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The BIF rate must equal one-fifth of the SAIF rate through year-end 1999, or until the insurance funds are merged, whichever occurs first. Thereafter, BIF and SAIF payers will be assessed pro rata for the FICO bond obligations. With regard to the assessment for the FICO obligation, the current BIF rate is .0126% of deposits.

     Enforcement Powers. The FDIC and the other federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject the Corporation or its banking subsidiaries, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and substantial civil money penalties. The appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan. The Alabama Banking Department also has broad enforcement powers over The Bank, including the power to impose orders, remove officers and directors, impose fines and appoint supervisors and conservators.

     Brokered Deposit Restrictions. Adequately capitalized institutions cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC, and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew or roll over brokered deposits.

     Cross-Guarantee Provisions. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a "cross-guarantee" provision which generally makes commonly controlled insured depository institutions liable to the FDIC for any losses incurred in connection with the failure of a commonly controlled depository institution.

     Community Reinvestment Act. The Community Reinvestment Act of 1977 ("CRA") and the regulations issued thereunder are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations also provide for regulatory assessment of a bank's record in meeting the needs of its service area when considering applications to establish branches, merger applications and applications to acquire the assets and assume the liabilities of another bank. FIRREA requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

     Consumer Laws and Regulations. In addition to the laws and regulations already discussed herein, The Bank is also subject to certain consumer laws and regulations that are designed to protect consumers in transactions with banks. While the following list is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act and the Fair Housing Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits or making loans to such customers. The Bank must comply with the applicable provisions of these consumer protection laws and regulations as part of their ongoing customer relations.

INSTABILITY OF REGULATORY STRUCTURE

     Various legislation, including proposals to overhaul the bank regulatory system, expand the powers of banking institutions and bank holding companies and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of the Corporation and its banking subsidiaries in substantial and unpredictable ways. The Corporation cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations with respect thereto, would have upon the financial condition or results of operations of the Corporation or its subsidiaries.

EXPANDING ENFORCEMENT AUTHORITY

     One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the Federal Reserve and FDIC have extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

EFFECT ON ECONOMIC ENVIRONMENT

     The policies of regulatory authorities, including the monetary policy of the Federal Reserve, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

     Federal Reserve monetary policies have materially affected the results of operations of commercial banks in the past and are expected to continue to do so in the future. The Corporation cannot predict the nature of future monetary policies and the effect of such policies on the business and earnings of the Corporation and its subsidiaries.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     The Corporation's authorized capital stock consists of 5,000,000 shares of Preferred Stock, par value $.001 per share, and 25,000,000 shares of Common Stock, par value $.001 per share.

CORPORATION COMMON STOCK

     Holders of Corporation Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have pre-emptive rights. Cumulative voting is not permitted. This means that the holders of shares entitled to exercise more than 50 percent of the voting rights in the election of directors, for example, will be able to elect all the Corporation's Directors.

     The holders of Corporation Common Stock are entitled to dividends and other distributions as and if declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Corporation, the holders of Corporation Common Stock would be entitled to share pro rata in the distribution of all assets, if any, of the Corporation remaining after payment or provision for payment of all the Corporation's debts and obligations and preferred liquidation payments, if any, to holders of any outstanding shares of Corporation Preferred Stock. Shares of the Corporation Common Stock are not subject to any redemption provisions and are not convertible into any other security or other property of the Corporation. No share of Corporation Common Stock is subject to any call or assessment. The Corporation Common Stock presently outstanding is, and the Corporation Common Stock to be outstanding upon completion of this Offering will be, fully paid and non-assessable.

CORPORATION PREFERRED STOCK

     The Board of Directors of the Corporation, without further stockholder authorization, is authorized to issue shares of Corporation Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on Corporation Common Stock and over one or more other series of Corporation Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over Corporation Common Stock and over one or more other series of Corporation Preferred Stock. Although the Corporation has no present plans to issue any shares of Corporation Preferred Stock, the issuance of shares of Corporation Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Corporation or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF THE CORPORATION'S CERTIFICATE AND DELAWARE LAW

     Classified Board of Directors. The Corporation's Restated Certificate of Incorporation and the Corporation's Bylaws divide the Board of Directors of the Corporation into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' terms expire either at the 1999, 2000, or 2001 annual meeting of stockholders of the Corporation, and every three years thereafter as to each class. See
"Management -- Classified Board of Directors."

     The Corporation believes that classification of the Board of Directors into classes will help to assure the continuity and stability of the Board of Directors and the Corporation's business strategies and policies as determined by the Board of Directors, since, generally, a majority of the directors at any given time will have had prior experience as directors of the Corporation. The Corporation believes that this, in turn, will permit the Board of Directors to more effectively represent the interests of stockholders.

     With three classes, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. This classification may discourage proxy contests for the election of directors or purchases of a substantial block of Corporation Common Stock because classification tends to prevent a change in control of the Board of Directors in a relatively short period of time.

This classification could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Corporation. Under the General Corporation Law of the State of Delaware ("DGCL"), unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. The Corporation's Certificate of Incorporation does not provide otherwise.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The Corporation's Restated Certificate of Incorporation provides that, at an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the formal notice of the meeting (or any approved supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

     Delaware Takeover Statute. The Corporation is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (A) by persons who are directors and also officers and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or
(b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     The Corporation's Restated Certificate of Incorporation contains a provision that eliminates or limits director liability to the Corporation and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Corporation's Certificate of Incorporation affords persons who serve on the Board of Directors of the Corporation protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Corporation or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC takes the position that these kinds of provisions will have no effect on claims arising under the federal securities laws.

     In addition, the Corporation's Restated Certificate of Incorporation and the Corporation's Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Corporation who, by reason of the fact that he or she is a director, officer, employee, or agent of the Corporation, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for Corporation Common Stock is SunTrust Bank.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this Offering, there has been no established public trading market for securities of the Corporation. The Corporation cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Corporation Common Stock in the public market after the lapse of the restrictions described below could adversely affect the prevailing market price and the ability of the Corporation to raise equity capital in the future.

     Upon completion of this Offering, without giving effect to the proposed Emerald Merger, the Company will have outstanding 10,647,858 shares of Common Stock. Of these shares, 5,199,858 shares, including the 1,000,000 shares of Common Stock to be sold in this Offering (excluding 150,000 shares subject to the Underwriters' over-allotment option), will be freely tradeable without restriction or limitation under the Securities Act, except to the extent such shares are subject to the agreement with the Underwriters described below, and except for any shares purchased by "affiliates" (as defined under the Securities
Act) of the Corporation. The remaining 5,448,000 shares are "restricted securities" within the meaning of Rule 144 ("Rule 144") adopted under the Securities Act (the "Restricted Shares"). The Restricted Shares were issued and sold by the Corporation in private transactions in reliance upon exemptions from registration under the Securities Act and all of such shares may be sold in the public market subject to compliance with Rule 144.

     The Corporation's directors and officers have agreed not to offer, sell or otherwise dispose of any of their Corporation Common Stock for a period of 180 days after the date of this Prospectus (the "Lock-up Period") without the prior written consent of the Underwriters. See "Underwriting." Following the Lock-up Period, such shares will be eligible for sale in the public market, except Restricted Shares which are subject to the conditions and restrictions of Rule 144 adopted under the Securities Act as described below.

     In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least a one-year period (as computed under Rule 144) is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 106,478 shares after giving effect to this Offering), and (ii) the average weekly trading volume in the Corporation's Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Corporation. A person (or persons whose shares are aggregated) who is not deemed an affiliate of the Corporation at any time during the three months immediately preceding a sale, and who has beneficially owned shares for at least a two-year period (as computed under Rule
144), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

     There are an aggregate of 1,000,000 shares reserved for issuance under the Corporation Incentive Plan. Pursuant to the Corporation Incentive Plan, the Compensation Committee of the Corporation's Board of Directors granted options to purchase 439,000 shares of Common Stock on November 5, 1998 and 20,000 shares of Common Stock on December 4, 1998 at an exercise price equal to the higher of
(i) the Offering price hereunder or (ii) "Fair Market Value" (as defined in the Corporation Incentive Plan) on the date of the grant. As of September 30, 1998, there were outstanding options under the Commerce Option Plan to purchase 35,500 shares of Commerce Common Stock. These options have been converted into options to purchase 82,384 shares of Corporation Common Stock. As soon as practicable following the consummation of this Offering, the Corporation intends to file a registration statement under the Securities Act to register these shares of Common Stock. See "Management -- Incentive Plans." After the effective date of that registration statement, shares of Common Stock issued pursuant to the Corporation Incentive Plan and covered by that registration statement will be available for sale in the open market subject to the Lock-up Period. If the Corporation does not file such a registration statement, holders of shares issuable upon exercise of options will be able to sell such shares in reliance on Rule 701 adopted under the Securities Act, subject to the Lock-up Period. Generally, shares subject to Rule 701 are subject to the resale restrictions of Rule 144. With respect to resales by non-affiliates, however, 90 days after the date of this Prospectus such shares may be resold without conforming to Rule 144 except for its manner of sale requirements. With respect to sales by affiliates, 90 days after the date of this Prospectus, all Rule 144 limitations will continue to apply except for the one-year holding period. Securities issued in reliance on Rule 701 are restricted securities and at the expiration of the Lock-up Period, may be sold by persons other than affiliates subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year minimum holding period.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, acting through Sterne, Agee & Leach, Inc., as representative of the several underwriters (the "Representative"), have agreed, severally, to purchase from the Corporation the number of shares of Corporation Common Stock set forth opposite their respective names:

NAME OF UNDERWRITER                                           NUMBER OF SHARES   PERCENTAGE
-------------------                                           ----------------   ----------
Sterne, Agee & Leach, Inc...................................       510,000           51%
Advest, Inc. ...............................................        70,000            7
J.C. Bradford & Co. ........................................        70,000            7
Legg Mason Wood Walker, Incorporated........................        70,000            7
Morgan Keegan & Company, Inc. ..............................        70,000            7
Raymond James & Associates, Inc. ...........................        70,000            7
The Robinson-Humphrey Company, LLC .........................        70,000            7
Ryan, Beck & Co., Inc. .....................................        70,000            7
                                                                 ---------          ---
          Total.............................................     1,000,000          100%
                                                                 =========          ===

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain terms and conditions, and that the Underwriters will purchase all of the shares of Corporation Common Stock offered hereby, if any of such shares are purchased.

     The Corporation has agreed to sell the Underwriters 1,000,000 shares of Corporation Common Stock at a discount of seven percent (7%) of the public offering price. The Underwriters propose to initially offer the shares of Corporation Common Stock they purchase directly to the public at the public offering price on the cover page of this Prospectus and to certain dealers at a price less a concession not in excess of $.46 per share. The Underwriters may allow and such dealers may reallow a concession not in excess of $.10 per share to certain other dealers. The Representative has informed the Corporation that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

     The following table sets forth the nature of the compensation paid to the Underwriters, the amounts of discounts and commissions to be paid for each security and in total overallotments.

                       COMPENSATION PAID TO UNDERWRITERS

                                                              PER SHARE    TOTAL
                                                              ---------   --------
Amount of Discount..........................................   $   .77    $770,000
Other compensation..........................................       N/A      75,000(1)
                                                               -------    --------
          Total.............................................   $   .77    $845,000(1)

---------------

(1) In the event that this Offering is not closed by December 31, 1998 as a result of the actions or inactions of the Corporation, the Corporation has agreed to reimburse the Representative for its out-of-pocket expenses incurred in connection with this Offering up to a maximum of $75,000.

     The Corporation will incur various expenses in registering the Corporation Common Stock. The Corporation's estimated expenses of this Offering, excluding underwriting discount, are as follows:

Registration fee............................................  $  4,000
Printing costs..............................................    75,000
Legal fees and expenses.....................................   125,000
Accounting fees and expenses................................   100,000
Miscellaneous...............................................    26,000
                                                              --------
          Total.............................................  $330,000
                                                              ========

     This Offering of the shares of Corporation Common Stock is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Underwriters reserve the right to reject any order for the purchase of the shares.

     The Corporation granted the Underwriters an option, exercisable not later than 30 days from the date of the effectiveness of this Offering (the date of this Prospectus), to purchase up to an aggregate of 150,000 additional shares of Corporation Common Stock at the offering price to cover over-allotments. To the extent the Underwriters exercise this option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of their original purchase as reflected in the table. The Corporation will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments, if any, incurred in connection with the sale of the 1,000,000 shares of Corporation Common Stock offered in this Offering. If purchased, the Underwriters will sell these additional shares on the same terms as those on which the 1,000,000 shares are being offered.

     As of the date hereof, although the Corporation registered approximately
4.2 million shares of Corporation Common Stock with the SEC in October of 1998, all of which are freely tradeable, there has been no established public trading market for the Corporation Common Stock to affect the offering price. The offering price of $11.00 per share was determined by negotiations between the Corporation and the Representative. This price is not based upon earnings or any history of operations and should not be construed as indicative of the present or anticipated future value of the Corporation Common Stock. Several factors were considered in determining the offering price of the Corporation Common Stock, including estimates of the business potential and earnings prospects of the Corporation, an assessment of the Corporation's management, the consideration of the above factors in relation to the market valuation of other community banks and community bank holding companies in the Southeast, the size of this Offering, the desire that the security being offered be attractive to individuals and the Underwriters' experience in dealing with public offerings for financial institutions.

     The Corporation has received approval to list the Corporation Common Stock on the Nasdaq National Market System under the symbol "TBNC" in order to establish a trading market upon completion of this Offering; however, there can be no assurance that an active trading market will develop or that the price at which shares of Corporation Common Stock will sell after this Offering will not be lower than the offering price.

     Rule 101 of Regulation M of the Exchange Act ("Regulation M") prohibits the Underwriters and any broker-dealer participating in this Offering ("Dealer") from purchasing, bidding for or inducing any person to bid for the Corporation Common Stock for up to five business days prior to this Offering until the termination of this Offering ("Restricted Period").

     In connection with and during this Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Corporation Common Stock. These transactions may include stabilization transactions under which persons may bid for or purchase shares to stabilize its market price. The Underwriters may also create a "short position" for their own account by selling more shares in this Offering than they are committed to purchase, and in that case they may purchase shares in the open market after this offering is completed to cover all or a part of their short position. The Underwriters may also cover all or a portion of their short position, up to 150,000 shares, by exercising their over-allotment option described above and on the cover of this Prospectus. Also, the Representative, on behalf of the Underwriters, may impose "penalty bids", under contractual arrangements with the Underwriters, that allow it to reclaim from an underwriter (or dealer participating in this Offering) for the account of the other Underwriters, the selling concession on the shares that the Underwriters distribute in this Offering, but later purchase for their account in the open market. Any of these transactions may maintain the price of the shares at a higher level than the level which the shares might otherwise bear in the open market. None of these transactions is required, and if the Underwriters, selling agents or others engage in these transactions, they may also stop at any time.

     Except for the grant or exercise of options pursuant to benefit plans described in this Prospectus, the Corporation, all of its executive officers and directors and certain other stockholders of the Corporation have agreed not to offer, sell, commit to sell, grant any option to purchase or otherwise transfer any shares of Common Stock or any stock option or other security or agreement convertible with or exchangeable for any shares of Common stock for a period of 180 days following the date of the closing of this Offering without the prior written consent of the Representative.

     A group of affiliates of the Representative beneficially owns, in the aggregate, 210,000 shares of the Corporation Common Stock which were acquired as Warrior Common Stock in the private placement subscribed in October 1997, at a purchase price of $4.79 per share. The Representative currently provides brokerage services to the Corporation for its investment portfolio at competitive commission rates. After this Offering, it is anticipated that the Representative will continue to provide brokerage services as well as 401(k) management services and trust services to the Corporation.

     The Corporation has agreed to indemnify the Underwriters and their controlling persons, if any, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments which the Underwriters or any such controlling persons may be required to make in respect thereof. The Underwriters have agreed to indemnify the Corporation against any liabilities by reason of misstatement or omissions to state material facts in connection with the statements made in this Prospectus based on information relating to Underwriters and furnished in writing by the Underwriters specifically for inclusion in this Prospectus.

     The foregoing is a summary of the principal terms of the Underwriting Agreement and is a materially complete summary of such principal terms. However, this summary is subject to the definitive terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. See
"Business -- Available Information."

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Corporation Common Stock offered hereby will be passed upon for the Corporation by Haskell Slaughter & Young, L.L.C., Birmingham, Alabama. Burr & Forman LLP, Birmingham, Alabama, is acting as counsel to the Underwriters with respect to certain legal matters. A representative of Burr & Forman LLP beneficially owns 21,000 shares of Corporation Common Stock acquired as Warrior Common Stock in the private placement subscribed in October 1997, at a purchase price of $4.79 per share.

                                    EXPERTS

     The supplemental consolidated financial statements of The Banc Corporation at December 31, 1997, and for each of the two years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1995, and for the year then ended, by Dudley, Hopton-Jones, Sims & Freeman PLLP independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     Mauldin & Jenkins, LLC, independent public accountants, served as the independent accountants for Commerce for the years ended December 31, 1997 and 1996.

     Cochran Wheeler & Kennedy served as the independent accountants for Commerce for the year ended December 31, 1995.

     Dudley, Hopton-Jones, Sims & Freeman, PLLP, independent public accountants, served as the independent accountants for First Citizens, City National and CBS.

     Saltmarsh, Cleveland & Gund, independent public accountants, serve as the independent accountants for Emerald.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     On June 16, 1998, the Corporation approved the engagement of Ernst & Young LLP as its independent auditors for the three years ending December 31, 1998 to replace the firm of Dudley, Hopton-Jones, Sims & Freeman PLLP who were the auditors of Warrior Capital Corporation ("Warrior"), the predecessor of the Corporation. The Board of Directors of the Corporation approved the change in auditors on June 16, 1998. The reports of Dudley, Hopton-Jones, Sims & Freeman PLLP on Warrior's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of Warrior's financial statements for each of the two fiscal years ended December 31, 1997, and in the subsequent interim period, there were no disagreements with Dudley, Hopton-Jones, Sims & Freeman PLLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Dudley, Hopton-Jones, Sims & Freeman PLLP would have caused Dudley, Hopton-Jones, Sims & Freeman PLLP to make reference to the matter in their report. The Corporation has requested Dudley, Hopton-Jones, Sims & Freeman PLLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 6, 1998, is filed as Exhibit 16 to this Registration Statement.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                              NUMBER
                                                              ------
THE BANC CORPORATION AND SUBSIDIARY
Report of Independent Auditors..............................    F-4
Report of Independent Auditors..............................    F-5
Supplemental Consolidated Statements of Financial Condition
  as of December 31, 1997 and 1996..........................    F-6
Supplemental Consolidated Statements of Income for the Years
  Ended December 31, 1997, 1996, and 1995...................    F-7
Supplemental Consolidated Statements of Cash Flows for the
  Years Ended December 31, 1997, 1996, and 1995.............    F-8
Supplemental Consolidated Statements of Changes in
  Stockholders' Equity for the Years Ended December 31,
  1997, 1996 and 1995.......................................    F-9
Notes to Supplemental Consolidated Financial Statements.....   F-10
Condensed Supplemental Consolidated Statement of Financial
  Condition as of September 30, 1998 (Unaudited)............   F-29
Condensed Supplemental Consolidated Statements of Income and
  Comprehensive Income for the Nine Months Ended September
  30, 1998 and 1997 (Unaudited).............................   F-30
Condensed Supplemental Consolidated Statement of Changes in
  Stockholders' Equity for the Nine Months Ended September
  30, 1998 (Unaudited)......................................   F-31
Condensed Supplemental Consolidated Statements of Cash Flow
  for the Nine Months Ended September 30, 1998 and 1997
  (Unaudited)...............................................   F-32
Notes to Condensed Supplemental Consolidated Financial
  Statements for the Nine Months Ended September 30, 1998
  and 1997 (Unaudited)......................................   F-33
WARRIOR CAPITAL CORPORATION AND SUBSIDIARY
Independent Auditor's Report................................   F-34
Consolidated Statements of Financial Condition as of
  December 31, 1997 and 1996................................   F-35
Consolidated Statements of Income and Comprehensive Income
  for the Years Ended December 31, 1997, 1996, and 1995.....   F-36
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995......   F-37
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996, and 1995.........................   F-38
Notes to Consolidated Financial Statements..................   F-39
Condensed Consolidated Statement of Financial Condition as
  of September 30, 1998 (Unaudited).........................   F-51
Condensed Consolidated Statements of Income and
  Comprehensive Income for the Nine Months Ended September
  30, 1998 and 1997 (Unaudited).............................   F-52
Condensed Consolidated Statement of Changes in Stockholders'
  Equity for the Nine Months Ended September 30, 1998
  (Unaudited)...............................................   F-53
Condensed Consolidated Statements of Cash Flow for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-54
Notes to Condensed Consolidated Financial Statements for the
  Nine Months Ended September 30, 1998 and 1997
  (Unaudited)...............................................   F-55
COMMERCE BANK OF ALABAMA
Independent Auditor's Report................................   F-56
Independent Auditor's Report................................   F-57
Balance Sheets as of December 31, 1997 and 1996.............   F-58
Statements of Operations for the Years Ended December 31,
  1997 and 1996.............................................   F-59
Statements of Stockholders' Equity for the Years Ended
  December 31, 1997 and 1996................................   F-60
Statements of Cash Flows for the Years Ended December 31,
  1997 and 1996.............................................   F-61
Notes to Financial Statements...............................   F-62
Condensed Statement of Financial Condition as of September
  30, 1998 (Unaudited)......................................   F-75

                                                               PAGE
                                                              NUMBER
                                                              ------
Condensed Statements of Operations and Comprehensive (Loss)
  Income for the Nine Months Ended September 30, 1998 and
  1997 (Unaudited)..........................................   F-76
Condensed Statement of Changes in Stockholders' Equity for
  the Six Months Ended June 30, 1998 (Unaudited)............   F-77
Condensed Consolidated Statements of Cash Flow for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-78
Note to Condensed Financial Statements for the Nine Months
  Ended September 30, 1998 and 1997 (Unaudited).............   F-79
Independent Auditors' Report................................   F-80
Balance Sheet as of December 31, 1995.......................   F-81
Statement of Operations for the period from organization
  through December 31, 1995.................................   F-82
Statement of Cash Flows for the period from organization
  through December 31, 1995.................................   F-83
Statement of Stockholders' Equity for the period from
  organization through December 31, 1995....................   F-84
Notes to the Financial Statements...........................   F-85
FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY
Independent Auditor's Report................................   F-94
Consolidated Statements of Financial Condition as of
  December 31, 1997 and 1996................................   F-95
Consolidated Statements of Income and Comprehensive Income
  for the Years Ended December 31, 1997, 1996 and 1995......   F-96
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995......   F-97
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................   F-98
Notes to Consolidated Financial Statements..................   F-99
Condensed Consolidated Statement of Financial Condition as
  of September 30, 1998 (Unaudited).........................  F-110
Condensed Consolidated Statements of Income and
  Comprehensive Income for the Nine Months Ended September
  30, 1998 and 1997 (Unaudited).............................  F-111
Condensed Consolidated Statement of Changes in Stockholders'
  Equity for the Nine Months Ended September 30, 1998
  (Unaudited)...............................................  F-112
Condensed Consolidated Statements of Cash Flow for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......  F-113
Note to Condensed Consolidated Financial Statements for the
  Nine Months Ended September 30, 1998 and 1997
  (Unaudited)...............................................  F-114
CITY NATIONAL CORPORATION AND SUBSIDIARY
Independent Auditor's Report................................  F-115
Consolidated Statements of Financial Condition as of
  December 31, 1997 and 1996................................  F-116
Consolidated Statements of Income and Comprehensive Income
  for the Years Ended December 31, 1997, 1996 and 1995......  F-117
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995......  F-118
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-119
Notes to Consolidated Financial Statements..................  F-120
Condensed Consolidated Statement of Financial Condition as
  of September 30, 1998 (Unaudited).........................  F-132
Condensed Consolidated Statements of Operations and
  Comprehensive (Loss) Income for the Nine Months Ended
  September 30, 1998 and 1997 (Unaudited)...................  F-133
Condensed Consolidated Statement of Changes in Stockholders'
  Equity for the Nine Months Ended September 30, 1998
  (Unaudited)...............................................  F-134
Condensed Consolidated Statements of Cash Flow for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......  F-135
Note to Condensed Consolidated Financial Statements for the
  Nine Months Ended September 30, 1998 and 1997
  (Unaudited)...............................................  F-136

                                                               PAGE
                                                              NUMBER
                                                              ------
EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY
Independent Auditor's Report................................  F-137
Consolidated Statements of Financial Condition as of
  December 31, 1997 and 1996................................  F-138
Consolidated Statements of Operations for the Year Ended
  December 31, 1997 and the Four Months Ended December 31,
  1996......................................................  F-139
Consolidated Statements of Changes in Stockholders' Equity
  for the Year Ended December 31, 1997 and the Four Months
  Ended December 31, 1996...................................  F-140
Consolidated Statements of Cash Flows for the Year Ended
  December 31, 1997 and the Four Months Ended December 31,
  1996......................................................  F-141
Notes to Consolidated Financial Statements..................  F-142
Condensed Consolidated Statement of Financial Condition as
  of September 30, 1998 (Unaudited).........................  F-153
Condensed Statements of Operations and Comprehensive Income
  (Loss) for the Nine Months Ended September 30, 1998 and
  1997 (Unaudited)..........................................  F-154
Condensed Consolidated Statement of Changes in Stockholders'
  Equity for the Nine Months Ended September 30, 1998
  (Unaudited)...............................................  F-155
Condensed Statements of Cash Flow for the Nine Months Ended
  September 30, 1998 and 1997 (Unaudited)...................  F-156
Note to Condensed Consolidated Financial Statements for the
  Nine Months Ended September 30, 1998 and 1997
  (Unaudited)...............................................  F-157
COMMERCIAL BANCSHARES OF ROANOKE, INC AND SUBSIDIARIES
Independent Auditor's Report................................  F-158
Consolidated Statements of Financial Condition as of
  December 31, 1997 and 1996................................  F-159
Consolidated Statements of Income and Comprehensive Income
  for the Years Ended December 31, 1997, 1996 and 1995......  F-160
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1997, 1996 and 1995......  F-161
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1996 and 1995..........................  F-162
Notes to Consolidated Financial Statements..................  F-163
Condensed Consolidated Statement of Financial Condition as
  of September 30, 1998 (Unaudited).........................  F-175
Condensed Consolidated Statements of Income and
  Comprehensive Income for the Nine Months Ended September
  30, 1998 and 1997 (Unaudited).............................  F-176
Condensed Consolidated Statement of Changes in Stockholders'
  Equity for the Nine Months Ended September 30, 1998
  (Unaudited)...............................................  F-177
Condensed Consolidated Statements of Cash Flow for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......  F-178
Note to Condensed Consolidated Financial Statements for the
  Nine Months Ended September 30, 1998 and 1997
  (Unaudited)...............................................  F-179

                         REPORT OF INDEPENDENT AUDITORS

The Board Of Directors
The Banc Corporation

     We have audited the supplemental consolidated statements of financial condition of The Banc Corporation and subsidiary (formed as a result of the consolidation of The Banc Corporation, Warrior Capital Corporation, Commerce Bank of Alabama, First Citizens Bancorp, Inc. and City National Corporation) as of December 31, 1997 and 1996 and the related supplemental consolidated statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. The supplemental consolidated financial statements give retroactive effect to the mergers of The Banc Corporation and Warrior Capital Corporation on September 24, 1998, Commerce Bank of Alabama on November 6, 1998, First Citizens Bancorp, Inc. on October 30, 1998 and City National Corporation on October 30, 1998 which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of The Banc Corporation. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. The supplemental financial statements of The Banc Corporation and subsidiary for the year ended December 31, 1995 were audited by other auditors whose report dated November 6, 1998 expressed an unqualified opinion.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Banc Corporation at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, after giving retroactive effect to the mergers of Warrior Capital Corporation, Commerce Bank of Alabama, First Citizens Bancorp, Inc. and City National Corporation, as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Birmingham, Alabama
November 6, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Banc Corporation

     We have audited the supplemental consolidated statements of income, stockholders' equity, and cash flows of The Banc Corporation (formed as a result of the consolidation of The Banc Corporation, Warrior Capital Corporation, Commerce Bank of Alabama, First Citizens Bancorp, Inc. and City National Corporation) for the year ended December 31, 1995. The supplemental consolidated financial statements give retroactive effect to the mergers of The Banc Corporation and Warrior Capital Corporation on September 24, 1998, Commerce Bank of Alabama on November 6, 1998, First Citizens Bancorp, Inc. on October 30, 1998 and City National Corporation on October 30, 1998 which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of The Banc Corporation. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of Commerce Bank of Alabama which statements reflect a net loss of $470,000 and net increase in cash and due from banks of $645,000 for the period April 6, 1995 (inception date) to December 31, 1995. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Commerce Bank of Alabama, is based solely on the report of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, based on our audit, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated results of operations for the Banc Corporation and its cash flows for the year ended December 31, 1995, after giving retroactive effect to the mergers of Warrior Capital Corporation, Commerce Bank of Alabama, First Citizens Bancorp, Inc. and City National Corporation, as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

Birmingham, Alabama                    Dudley, Hopton-Jones, Sims & Freeman PLLP
November 6, 1998

                      THE BANC CORPORATION AND SUBSIDIARY

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                    DECEMBER 31,
                                                               -----------------------
                                                                  1997         1996
                                                               ----------   ----------
                                                               (DOLLARS IN THOUSANDS)
                                        ASSETS
Cash and due from banks.....................................    $ 11,524     $ 12,853
Interest bearing deposits in other banks....................         200          200
Federal funds sold..........................................      27,605       13,470
Securities available for sale...............................      47,613       49,435
Securities held-to-maturity (market value of $26,309 in 1997
  and $23,816 in 1996)......................................      26,298       23,867
Loans.......................................................     180,221      142,631
Unearned income.............................................      (1,216)      (1,403)
                                                                --------     --------
Loans, net of unearned income...............................     179,005      141,228
Less allowance for loan losses..............................      (2,129)      (1,690)
                                                                --------     --------
          Net loans.........................................     176,876      139,538
Premises and equipment, net.................................      11,704        6,513
Accrued interest receivable.................................       2,836        2,541
Stock in FHLB and Federal Reserve Bank......................         649          245
Other assets................................................       2,408        2,293
                                                                --------     --------
                                                                $307,713     $250,955
                                                                ========     ========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing demand...............................    $ 36,174     $ 30,562
  Interest-bearing demand...................................      48,298       39,257
  Savings...................................................      28,102       26,967
  Certificates of deposit $100,000 and over.................      50,595       39,622
  Other time................................................     100,993       83,236
                                                                --------     --------
          Total deposits....................................     264,162      219,644
Advances from FHLB..........................................          --        1,600
Federal funds purchased and securities sold under agreements
  to repurchase.............................................         316           --
Other borrowed funds........................................         243          249
Accrued expenses and other liabilities......................       3,011        2,018
                                                                --------     --------
          Total liabilities.................................     267,732      223,511
Stockholders' equity:
  Preferred stock, par value $.001 per share; authorized
     5,000,000; -0- issued..................................          --           --
  Common stock, par value $.001 per share; authorized
     25,000,000 shares; 9,100,122 and 6,876,327 shares
     issued and outstanding, respectively...................           9            7
  Surplus...................................................      24,222       13,588
  Retained earnings.........................................      15,520       13,872
  Net unrealized gain (loss) on securities available for
     sale...................................................         230          (23)
                                                                --------     --------
          Total stockholders' equity........................      39,981       27,444
                                                                --------     --------
                                                                $307,713     $250,955
                                                                ========     ========

          See notes to supplemental consolidated financial statements.

                      THE BANC CORPORATION AND SUBSIDIARY

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                               1997      1996      1995
                                                              -------   -------   ------
                                                                (AMOUNTS IN THOUSANDS,
                                                                EXCEPT PER SHARE DATA)
Interest income:
  Interest and fees on loans................................  $16,683   $12,448   $8,915
  Interest on taxable securities............................    4,407     3,552    3,259
  Interest on tax exempt securities.........................      493       596      637
  Interest on federal funds sold............................      924       932      941
  Interest and dividends on other investments...............       83        65       68
                                                              -------   -------   ------
          Total interest income.............................   22,590    17,593   13,820
Interest expense:
  Interest on deposits......................................   10,349     7,858    5,931
  Interest on short term borrowings.........................        7         8       --
  Interest expense on other borrowings......................       45        20        1
                                                              -------   -------   ------
          Total interest expense............................   10,401     7,886    5,932
                                                              -------   -------   ------
Net interest income.........................................   12,189     9,707    7,888
Provision for loan losses...................................    1,516       896      550
                                                              -------   -------   ------
Net interest income after provision for loan losses.........   10,673     8,811    7,338
Noninterest income:
  Service charges and fees..................................    1,794     1,619    1,378
  Securities gains..........................................      212        52       72
  Other.....................................................      199       285      171
                                                              -------   -------   ------
          Total noninterest income..........................    2,205     1,956    1,621
Noninterest expense:
  Salaries and employee benefits............................    5,476     4,635    3,858
  Occupancy and equipment...................................    1,564     1,372    1,107
  Other.....................................................    2,873     2,656    2,320
                                                              -------   -------   ------
          Total noninterest expenses........................    9,913     8,663    7,285
                                                              -------   -------   ------
Income before income taxes..................................    2,965     2,104    1,674
Income tax expense..........................................      891       647      326
                                                              -------   -------   ------
          Net income........................................  $ 2,074   $ 1,457   $1,348
                                                              =======   =======   ======
Average common shares outstanding...........................    7,175     6,791    6,302
Average common shares outstanding, assuming dilution........    7,246     6,883    6,339
Basic and diluted net income per common share...............  $   .29   $   .21   $  .21
Dividends per common share..................................      .09       .08      .08

          See notes to supplemental consolidated financial statements.

                      THE BANC CORPORATION AND SUBSIDIARY

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------   --------   --------
                                                                  (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES
Net income..................................................  $  2,074   $  1,457   $  1,348
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation and amortization.............................       753        655        498
  Net accretion of securities...............................      (259)       (76)       (43)
  Gain on sale of securities available for sale.............      (212)       (52)       (72)
  Provision for loan losses.................................     1,516        896        550
  Increase in accrued interest receivable...................      (295)      (331)      (413)
  (Increase) decrease in other assets.......................      (115)        12       (533)
  Deferred income taxes (benefit)...........................       190       (121)      (347)
  (Decrease) increase in other liabilities..................       (37)       238        693
                                                              --------   --------   --------
Net cash provided by operating activities...................     3,615      2,678      1,681
INVESTING ACTIVITIES
Proceeds from maturity of interest bearing deposits.........        --        202         --
Proceeds from sales of securities available for sale........    23,219      9,107      8,465
Proceeds from sales of securities held to maturity..........        --         --        931
Proceeds from maturities of securities available for sale...     8,951     10,071      5,744
Proceeds from maturities of securities held to maturity.....    12,137     10,178      5,768
Purchase of securities available for sale...................   (29,624)   (26,304)   (21,566)
Purchase of securities held to maturity.....................   (14,568)   (11,330)    (8,028)
Net increase in loans.......................................   (38,854)   (40,685)   (31,239)
Purchase of premises and equipment..........................    (1,386)    (2,183)    (2,216)
Purchases of FHLB stock.....................................      (404)      (226)        --
                                                              --------   --------   --------
Net cash used in investing activities.......................   (40,529)   (51,170)   (42,141)
FINANCING ACTIVITIES
Net increase in demand and savings deposits.................    15,788     41,085     11,639
Net increase in certificates of deposit and other time
  deposits..................................................    28,730      6,000     29,562
Increase (decrease) in federal funds purchased and
  securities sold under agreements to repurchase............       316     (1,000)     1,000
(Increase) decrease in federal funds sold...................   (14,135)     3,890     (6,270)
(Decrease) increase in FHLB advances........................    (1,600)     1,600
Payment on assumed debt.....................................    (1,513)        --         --
(Payments) advances of other borrowed funds.................        (6)        (5)        80
Increase in notes payable...................................        --         --         29
Proceeds from issuance and reissuance of common stock.......    17,890      1,505      5,501
Repurchase of common stock..................................    (9,496)       (16)        --
Dividends paid..............................................      (389)      (364)      (369)
                                                              --------   --------   --------
Net cash provided by financing activities...................    35,585     52,695     41,172
                                                              --------   --------   --------
(Decrease) increase in cash and cash equivalents............    (1,329)     4,203        712
Cash and cash equivalents at beginning of year..............    12,853      8,650      7,938
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $ 11,524   $ 12,853   $  8,650
                                                              ========   ========   ========

          See notes to supplemental consolidated financial statements.

                      THE BANC CORPORATION AND SUBSIDIARY

                      SUPPLEMENTAL CONSOLIDATED STATEMENTS
                       OF CHANGES IN STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                           UNREALIZED
                                                                           (GAIN) LOSS
                                                                               ON
                                                                           SECURITIES                    TOTAL
                                            COMMON             RETAINED   AVAILABLE FOR   TREASURY   STOCKHOLDERS'
                                            STOCK    SURPLUS   EARNINGS       SALE         STOCK        EQUITY
                                            ------   -------   --------   -------------   --------   -------------
Balance at January 1, 1995................    $6     $ 6,583   $11,816       $(1,405)     $             $17,000
Net income................................                       1,348                                    1,348
Dividends declared........................                        (369)                                    (369)
Issuance of 1,276,616 shares of common
  stock, net of direct costs..............     1       5,500                                              5,501
Net change in unrealized loss on
  securities available for sale, net of
  taxes of $858...........................                                     1,666                      1,666

Balance at December 31, 1995..............     7      12,083    12,795           261                     25,146
                                              --     -------   -------       -------      -------       -------
Net income................................                       1,457                                    1,457
Dividends declared........................                        (364)                                    (364)
Issuance of 246,016 shares of common
  stock, net of direct costs..............             1,505                                              1,505
Purchase of 7,454 shares of treasury
  stock...................................                                                    (16)          (16)
Retirement of 7,454 shares of treasury
  stock...................................                         (16)                        16            --
Change in unrealized loss on securities
  available for sale, net of taxes of
  $147....................................                                      (284)                      (284)
                                              --     -------   -------       -------      -------       -------
Balance at December 31, 1996..............     7      13,588    13,872           (23)                    27,444
Net income................................                       2,074                                    2,074
Dividends declared........................                        (389)                                    (389)
Issuance of 2,238,715 shares of common
  stock, net of direct costs..............     2       8,429                                              8,431
Acquisition of building through issuance
  of 460,500 shares of common stock.......             2,205                                              2,205
Purchase of 1,990,908 shares of treasury
  stock...................................                                                 (9,496)       (9,496)
Reissuance of treasury stock..............                                                  9,459         9,459
Retirement of 14,908 shares of treasury
  stock...................................                         (37)                        37            --
Change in unrealized loss on securities
  available for sale, net of taxes of
  $131....................................                                       253                        253
                                              --     -------   -------       -------      -------       -------
Balance at December 31, 1997..............    $9     $24,222   $15,520       $   230      $    --       $39,981
                                              ==     =======   =======       =======      =======       =======

          See notes to supplemental consolidated financial statements.

                      THE BANC CORPORATION AND SUBSIDIARY

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Banc Corporation and its subsidiary ("Corporation") provide banking and consumer finance services to markets in Alabama. The Corporation was formed as a result of the merger of The Banc Corporation, Warrior Capital Corporation (Warrior), Commerce Bank of Alabama (Commerce), First Citizens Bancorp, Inc. (First Citizens) and City National Corporation (City National). All banks were merged into one subsidiary, The Bank.

BASIS OF PRESENTATION

     The supplemental consolidated financial statements of the Corporation have been restated to give retroactive effect to the mergers of The Banc Corporation and Warrior on September 24, 1998, Commerce on November 6, 1998, First Citizens on October 30, 1998 and City National on October 30, 1998 which have been accounted for using the pooling of interests method as described in Note 14. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS AND CASH FLOW DISCLOSURES

     Cash and cash equivalents included cash and due from banks. For the years ended December 31, 1997, 1996, and 1995 the Corporation paid interest of $10,268,000, $7,633,000 and $5,548,000, respectively. For the years ended
December 31, 1997, 1996, and 1995 the Corporation paid income taxes of $889,000, $796,000 and $580,000, respectively.

     During 1997 the Corporation issued 460,500 shares of stock and assumed debt of $1,513,000 in exchange for a building valued at $3,718,000.

     The Corporation's subsidiary bank is required to maintain reserve balances with the Federal Reserve Bank. The amount of reserve balances maintained as of December 31, 1997 was $1,859,000.

INVESTMENT SECURITIES

     Investment securities are classified as either held-to-maturity, available for sale or trading at the time of purchase. The Corporation defines held-to-maturity securities as debt securities which management has the positive intent and ability to hold to maturity.

     Held-to-maturity securities are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the effective yield method.

     Securities available for sale are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity. Unrealized holding gains and losses, net of deferred taxes, on securities available for sale are reported as a separate component of stockholders' equity until realized.

     Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

                      THE BANC CORPORATION AND SUBSIDIARY

LOANS AND ALLOWANCE FOR LOAN LOSSES

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

     Impaired loans are specifically reviewed loans for which it is probable that the Corporation will be unable to collect all amounts due according to the terms of the loan agreement. Impairment is measured by comparing the recorded investment in the loan with the present value of expected future cash flows discounted at the loan's effective interest rate, at the loans observable market price, or the fair value of the collateral if the loan is collateral dependent. A valuation allowance is provided to the extent that the measure of the impaired loans is less than the recorded investment. A loan is not considered impaired during a period of delay in payment if the ultimate collectibility of all amounts due is expected. Larger groups of homogenous loans such as consumer installment and residential real estate mortgage loans are collectively evaluated for impairment. Payments received on impaired loans for which the ultimate collectibility of principal is uncertain are generally applied first as principal reductions.

     The allowance for loan loss is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using certain straight-line and accelerated methods, generally using five to fifty years for premises and five to ten years for furniture and equipment.

     Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and betterments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statement of income.

INTANGIBLE ASSETS

     Intangible assets, primarily goodwill, are included in other assets, net of amortization calculated on a straight-line basis over a twenty-five-year period.

     The Corporation reviews on a regular basis the carrying value of goodwill to determine if any impairment has occurred or if the period of recoverability has changed. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of the goodwill will be reduced by the estimated shortfall of such cash

                      THE BANC CORPORATION AND SUBSIDIARY
flows. At December 31, 1997 and 1996 goodwill, net of accumulated amortization of $291,000 and $273,000 totaled $414,000 and $432,000 respectively.

OTHER REAL ESTATE

     Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or net realized value. At the date of acquisition, losses are charged to the allowance for loan losses. Gain or loss from the sale of other real estate is included in other expense.

INCOME TAXES

     The supplemental consolidated financial statements are prepared on the accrual basis. The Corporation accounts for income taxes using the liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

PER SHARE AMOUNTS

     Earnings per share computations are based on the weighted average number of shares outstanding during the periods presented.

     Earnings per share, assuming dilution computations, are based on the weighted average number of shares outstanding during the period, plus the dilutive effect of stock options. All per share amounts have been restated to reflect SFAS No. 128, Earnings per Share.

STOCK-BASED COMPENSATION

     SFAS No. 123, Accounting for Stock-Based Compensation, (Statement 123) establishes a "fair value" based method of accounting for stock-based compensation plans and encourages entities to adopt that method of accounting for their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, (Opinion 25). The Corporation has elected to follow Opinion 25 and related interpretations in accounting for its employee stock options. Under Opinion 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Statement 123 requires the disclosure of pro forma net income and earnings per share determined as if the Corporation had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. Option valuation models require the input of subjective assumptions. Because these assumptions are subjective, the effects of applying Statement 123 for pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

                      THE BANC CORPORATION AND SUBSIDIARY

TRANSFER OF ASSETS AND LIABILITIES

     On January 1, 1997, the Corporation adopted SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, except for the provisions relating to repurchase agreements, securities lending and other similar transactions and pledged collateral, which have been delayed until after December 31, 1997 by SFAS No 127, Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125, and amendment of FASB Statement No. 125. SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a consistent application of a "financial-components approach" that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. SFAS 125 provides standards for consistently distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of SFAS 125 resulted in no material impact on the Corporation's financial condition or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of shareholders' equity and bypass net income. The provisions of this statement are effective beginning with 1998 interim reporting. These disclosure requirements will have no impact on the Corporation's financial condition or results of operations.

     In June 1997, the Financial Accounting Standards Board (FASB) also issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This statement changes the way public companies report segment information in annual financial statements and requires public companies to report selected segment information in interim financial reports to shareholders. Under the Statement's "management approach," public companies are to report financial and descriptive information about their operating segments. Operating segments are revenue-producing components of an enterprise for which separate financial information is produced internally and are subject to evaluation by the chief operating decision maker in deciding how to allocate resources to segments. This statement is effective for fiscal years beginning after December 15, 1997; however, it is not required to be applied for interim reporting in the initial year of application. These disclosure requirements will have no material impact on financial position or results of operations.

                      THE BANC CORPORATION AND SUBSIDIARY

2. INVESTMENT SECURITIES

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1997 are as follows:

                                                              GROSS        GROSS      ESTIMATED
                                                AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                  COST        GAINS        LOSSES       VALUE
                                                ---------   ----------   ----------   ---------
                                                                (IN THOUSANDS)
Investment securities available for sale:
  Equity securities...........................   $   261       $ --        $ (38)      $   223
  U.S. Treasury and agency securities.........    23,309         55          (50)       23,314
  State, county and municipal securities......     7,699        353           --         8,052
  Mortgage-backed securities..................    12,867        101          (29)       12,939
  Corporate debt..............................     3,067         18           --         3,085
                                                 -------       ----        -----       -------
          Total...............................   $47,203       $527        $(117)      $47,613
                                                 =======       ====        =====       =======
Investment securities held to maturity:
  U.S. Treasury and agency securities.........   $16,444       $ 21        $ (56)      $16,409
  State, county and municipal securities......     3,545         61          (13)        3,593
  Mortgage-backed securities..................     6,109         25          (38)        6,096
  Corporate debt..............................       200         11           --           211
                                                 -------       ----        -----       -------
          Total...............................   $26,298       $118        $(107)      $26,309
                                                 =======       ====        =====       =======

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1996 are as follows:

                                                               GROSS        GROSS      ESTIMATED
                                                 AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                   COST        GAINS        LOSSES       VALUE
                                                 ---------   ----------   ----------   ---------
                                                                 (IN THOUSANDS)
Investment securities available for sale:
  Equity securities............................   $   276       $ --        $ (41)      $   235
  U.S. Treasury and agency securities..........    26,269         35         (386)       25,918
  State, county and municipal securities.......    10,237        490          (43)       10,684
  Mortgage-backed securities...................    12,661         73         (136)       12,598
                                                  -------       ----        -----       -------
          Total................................   $49,443       $598        $(606)      $49,435
                                                  =======       ====        =====       =======
Investment securities held to maturity:
  U.S. Treasury and agency securities..........    20,063         17         (177)       19,903
  State, county and municipal securities.......     2,776         85          (22)        2,839
  Corporate debt...............................       200         15           --           215
  Mortgage-backed securities...................       828         28           --           856
                                                  -------       ----        -----       -------
          Total................................   $23,867       $145        $(199)      $23,813
                                                  =======       ====        =====       =======

     Securities with an amortized cost of $29,447,000 and $22,176,000 at December 31, 1997 and 1996, respectively, were pledged to secure United States government deposits and other public funds and for other purposes as required or permitted by law.

     The amortized cost and estimated fair values of investment securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                      THE BANC CORPORATION AND SUBSIDIARY

                                                                 SECURITIES AVAILABLE
                                                                       FOR SALE
                                                                -----------------------
                                                                AMORTIZED    ESTIMATED
                                                                  COST       FAIR VALUE
                                                                ---------    ----------
                                                                    (IN THOUSANDS)
Due in one year or less.....................................     $ 1,642      $ 1,641
Due after one year through five years.......................      11,727       11,759
Due after five years through ten years......................      16,008       16,241
Due after ten years.........................................       4,698        4,810
Mortgage-backed securities..................................      12,867       12,939
Equity securities...........................................         261          223
                                                                 -------      -------
                                                                 $47,203      $47,613
                                                                 =======      =======

                                                                    SECURITIES HELD
                                                                      TO MATURITY
                                                                -----------------------
                                                                AMORTIZED    ESTIMATED
                                                                  COST       FAIR VALUE
                                                                ---------    ----------
                                                                    (IN THOUSANDS)
Due in one year or less.....................................     $ 8,465      $ 8,434
Due after one year through five years.......................       9,716        9,755
Due after five years through ten years......................       1,611        1,621
Due after ten years.........................................         397          403
Mortgage-backed securities..................................       6,109        6,096
                                                                 -------      -------
                                                                 $26,298      $26,309
                                                                 =======      =======

     Gross realized gains on sales of securities available for sale in 1997, 1996 and 1995 were $240,000, $82,000 and $126,000, respectively, and gross realized losses for the same periods were $28,000, $30,000, and $54,000, respectively.

3. LOANS

     At December 31, 1997 and 1996 the composition of the loan portfolio was as follows:

                                                                1997       1996
                                                              --------   --------
                                                                (IN THOUSANDS)
Commercial and industrial...................................  $ 57,872   $ 40,769
Real estate -- construction.................................     9,660      5,604
Real estate -- mortgage.....................................    67,152     54,249
Consumer....................................................    42,542     39,879
All other loans.............................................     2,995      2,130
                                                              --------   --------
          Total loans.......................................  $180,221   $142,631
                                                              ========   ========

     At December 31, 1997 and 1996 the Corporation's recorded investment in loans considered to be impaired under SFAS No. 114 was $249,000 and $180,000, respectively. There was approximately $26,000 and $14,000 at December 31, 1997 and 1996, respectively, in the allowance for loan losses specifically allocated to $249,000 and $127,000 of impaired loans, respectively. No specific reserve was required for $53,000 of impaired loans at December 31, 1996. The average recorded investment in impaired loans during 1997 and 1996 was approximately $232,000 and $215,000, respectively. No material amount of interest income was recognized on impaired loans for the years ended December 31, 1997, 1996, and 1995.

     The Corporation has no commitments to loan additional funds to the borrowers whose loans are on nonaccrual.

                      THE BANC CORPORATION AND SUBSIDIARY

4. ALLOWANCE FOR LOAN LOSSES

     A summary of the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995 follows:

                                                             1997      1996     1995
                                                            -------   ------   ------
                                                                 (IN THOUSANDS)
Balance at beginning of year..............................  $ 1,690   $1,477   $1,246
Provision for loan losses.................................    1,516      896      550
Loan charge-offs..........................................   (1,358)    (844)    (468)
Recoveries................................................      281      161      149
                                                            -------   ------   ------
Balance at end of year....................................  $ 2,129   $1,690   $1,477
                                                            =======   ======   ======

5. PREMISES AND EQUIPMENT

     Components of premises and equipment at December 31, 1997 and 1996 are as follows:

                                                               1997      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Land........................................................  $ 1,642   $ 1,400
Premises....................................................    4,380     3,641
Furniture and equipment.....................................    4,961     4,698
Leasehold Improvements......................................      209       209
                                                              -------   -------
                                                               11,192     9,948
Less accumulated depreciation and amortization..............   (4,164)   (3,435)
                                                              -------   -------
Net book value of premises and equipment in service.........    7,028     6,513
                                                              -------   -------
Real estate and equipment under renovation..................    4,676        --
                                                              -------   -------
          Total.............................................  $11,704   $ 6,513
                                                              =======   =======

     Depreciation expense for the years ended December 31, 1997, 1996, and 1995 was $723,000, $635,000, and $478,000, respectively.

6. OTHER REAL ESTATE

     Other real estate acquired in satisfaction of indebtedness ("foreclosure") is carried in other assets and totaled $156,000 and $198,000 at December 31, 1997 and 1996, respectively.

7. DEPOSITS

     The following schedule details interest expense on deposits:

                                                              YEAR ENDED DECEMBER 31,
                                                             --------------------------
                                                              1997      1996     1995
                                                             -------   ------   -------
                                                                   (IN THOUSANDS)
Interest-bearing demand....................................  $ 1,333   $  995   $ 1,230
Savings....................................................    1,076    1,087       905
Certificates of deposit $100,000 and over..................    2,402    2,080       998
Other time.................................................    5,538    3,696     2,798
                                                             -------   ------   -------
          Total............................................  $10,349   $7,858   $ 5,931
                                                             =======   ======   =======

                      THE BANC CORPORATION AND SUBSIDIARY

     At December 31, 1997, the scheduled maturities of time deposits are as follows (in thousands):

1998........................................................  $ 62,159
1999........................................................    56,515
2000........................................................    24,179
2001........................................................     1,990
2002 and thereafter.........................................     6,745
                                                              --------
                                                              $151,588
                                                              ========

8. BORROWED FUNDS

     The following is a summary of other borrowed funds:

                                                               DECEMBER 31,
                                                              ---------------
                                                              1997      1996
                                                              -----    ------
                                                              (IN THOUSANDS)
Treasury, tax and loan notes................................  $175      $175
Notes payable...............................................    68        74
                                                              ----      ----
                                                              $243      $249
                                                              ====      ====

     The notes payable carry a fixed interest rate of 8% and mature in 2005. The treasury tax, and loan notes are a revolving credit arrangement with the Federal Reserve Bank and carry an adjustable interest rate of 25 basis points below the federal funds rate.

9. INCENTIVE STOCK OPTION PLAN

     Commerce, which merged with the Corporation on November 6, 1998, enters into certain Incentive Stock Option Agreements with certain key employees. The options vest in six months and expire ten years from the grant date. The exercise price of the options equals the fair market value of Commerce stock at the date of grant. The exercise prices range from $10 to $14.50 Options must be exercised in a minimum of 1,000 shares per purchase unless less than 1,000 shares remain under the options.

     First Citizens, which merged with the Corporation on October 30, 1998, granted options to purchase 5,000 shares of Citizens stock to its CEO on January 9, 1996. The exercise price was $28.96. The exercise price of the options equals the fair market value of First Citizens stock at the date of grant. For purposes of the disclosures below, the number of shares and exercise prices for these options have been converted to equivalent amounts for the Corporation based on the exchange ratios in the Commerce and Citizens mergers.

                                                                 DECEMBER 31,
                                       -----------------------------------------------------------------
                                               1997                   1996                  1995
                                       --------------------   --------------------   -------------------
                                                  WEIGHTED-              WEIGHTED-             WEIGHTED-
                                                   AVERAGE                AVERAGE               AVERAGE
                                                  EXERCISE               EXERCISE              EXERCISE
                                        NUMBER      PRICE      NUMBER      PRICE     NUMBER      PRICE
                                       --------   ---------   --------   ---------   -------   ---------
Under option, beginning of year......   125,515     $4.50       64,213     $4.30          --     $  --
  Granted............................     5,838      6.24       72,977      4.67      64,213      4.30
  Exercised..........................        --        --       11,675      4.30          --        --
                                       --------               --------               -------
Under option, end of year............   131,353      4.58      125,515      4.50      64,213      4.30
                                       ========               ========               =======
Exercisable at end of year...........   125,515                117,342                64,213
                                       ========               ========               =======
Weighted-average fair value per
  option of options granted during
  the year...........................  $   2.74               $   1.68               $  4.30
                                       ========               ========               =======

                      THE BANC CORPORATION AND SUBSIDIARY

     A further summary about options outstanding at December 31, 1997 is as follows:

                     OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
           ---------------------------------------   -----------------------
                           WEIGHTED-     WEIGHTED-                 WEIGHTED-
                            AVERAGE       AVERAGE                   AVERAGE
EXERCISE     NUMBER       CONTRACTUAL    EXERCISE      NUMBER      EXERCISE
 PRICE     OUTSTANDING   LIFE IN YEARS     PRICE     OUTSTANDING     PRICE
--------   -----------   -------------   ---------   -----------   ---------
 $3.49        41,455          8.0          $3.49        41,455       $3.49
  4.30        52,538          7.5           4.30        52,538        4.30
  6.24        37,360          8.6           6.24        31,522        6.24
             -------                                   -------
             131,353          8.0           4.58       125,515        4.50
             =======                                   =======

     As permitted by Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), the Corporation recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. The Corporation recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1997 and 1996. If the Corporation had recognized compensation cost in accordance with SFAS No. 123, net income and net income per share would have been reduced as follows (dollar amounts in thousands, except per share data):

                                                               1997     1996     1995
                                                              ------   ------   ------
Net income:
  As reported...............................................  $2,074   $1,457   $1,348
  Pro forma.................................................   1,993    1,447    1,267
Basic net income per share:
  As reported...............................................  $  .29   $  .21   $  .21
  Pro forma.................................................     .28      .21      .20
Diluted net income per share:
  As reported...............................................  $  .29   $  .21   $  .21
  Pro forma.................................................     .28      .21      .20

     The fair value of the options granted in 1997 was based upon the discounted value of future cash flows of the options using the following assumptions:

Risk-free interest rate.....................................   6.13%
Expected life of the options................................  10 years
Expected dividends (as a percent of the fair value of the
  stock)....................................................   0.00%
Expected volatility.........................................   0.001%

10. RETIREMENT PLANS

     Warrior, which merged with the Corporation on September 24 1998, sponsors a defined benefit plan that provides retirement, disability and death benefits. All employees of Warrior over age 21 are eligible to participate in the plan after the completion of one year of service.

     Benefits under the Plan depend upon a participant's years of credited service with the Corporation and his average monthly earnings for the five-year period prior to the retirement or termination of employment. A participant is 20% vested in his or her accrued benefits after completion of two years of service. Vesting increases 20% per year for the next four years with the participant becoming fully vested upon completion of six years of service. An employee who completes ten years of service and attains age fifty-five is eligible for early retirement benefits. Plan assets consist primarily of Corporation certificates of deposit.

     The Corporation contributes amounts to the pension funds sufficient to satisfy funding requirements of the Employee Retirement Income Security Act.

                      THE BANC CORPORATION AND SUBSIDIARY

     Net pension cost is composed of the following (in thousands):

                                                              DECEMBER 31,
                                                              -------------
                                                              1997    1996
                                                              -----   -----
Service.....................................................  $  30   $  31
Interest cost on projected benefit obligations..............     55      47
Actual return on assets.....................................    (53)    (50)
Net amortization and deferral...............................     (3)     --
                                                              -----   -----
Net periodic pension costs..................................  $  29   $  28
                                                              =====   =====
Actuarial present value of benefit obligation:
  Vested....................................................  $ 700   $ 768
  Nonvested.................................................     12       9
                                                              -----   -----
Accumulated benefit obligation..............................  $ 712   $ 777
                                                              =====   =====
Actuarial present value of projected benefit obligation.....  $(725)  $(783)
Plan assets at fair value...................................    789     774
                                                              -----   -----
Excess of plan assets over projected benefit obligation.....     64      (9)
Unamortized net assets at transition........................    (17)    (18)
Unrecognized net gain.......................................    (12)     41
                                                              -----   -----
Prepaid pension cost........................................  $  35   $  14
                                                              =====   =====

     The weighted average discount rate used in determining actuarial present value of the projected benefit obligation was seven percent for 1997 and 1996. The assumed long-term rate of return on plan assets was seven percent in 1997 and 1996.

     Warrior also sponsors a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Employees may contribute a maximum of 15% of compensation for the plan year. The Corporation matches contributions at its discretion. In addition, the plan allows the Corporation to make discretionary contributions. In 1997 the Corporation's contributions to the plan were $20,000.

     Commerce, which merged with the Corporation on November 6, 1998, sponsors a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees who meet certain age and length of service requirements. The Corporation matches contributions at its discretion. In addition, the plan allows the Corporation to make discretionary contributions. In 1997 and 1996 the Corporation's contributions to the plan were $16,000 and $42,000, respectively.

     City National, which merged with the Corporation on October 30, 1998, sponsors a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Corporation matches contributions at its discretion up to a maximum of 8% of compensation. In addition, the plan allows the Corporation to make discretionary contributions of up to 6% of employee compensation. In 1997 and 1996 the Corporation's contributions to the plan were $124,000 and $100,000, respectively.

     First Citizens, which merged with the Corporation on October 30, 1998, sponsors a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Employees may contribute a maximum of 15% of compensation for the plan year. In addition, the plan allows the Corporation to make discretionary contributions. In 1997 and 1996 the Corporation's contributions to the plan were $10,000 and $5,000, respectively.

                      THE BANC CORPORATION AND SUBSIDIARY

11. INCOME TAXES

     The components of the provision for income taxes are as follows (in thousands):

                                                              1997    1996    1995
                                                              -----   -----   -----
Current:
  Federal...................................................  $ 730   $ 671   $ 599
  State.....................................................    133      97      74
  Benefit of net operating loss carryforwards...............   (162)     --      --
                                                              -----   -----   -----
Total current expense.......................................    701     768     673
Tax effect of temporary differences.........................    190    (121)   (347)
                                                              -----   -----   -----
Total provision for income taxes............................  $ 891   $ 647   $ 326
                                                              =====   =====   =====

     Significant components of the Corporation's deferred tax assets and liabilities as of December 31, 1997 and 1996 are listed below (in thousands):

                                                               1997    1996
                                                              ------   ----
Deferred tax assets:
  Provision for loan losses.................................  $  651   $513
  NOL carryover.............................................     114    291
  AMT credit carryover......................................      95    101
  Other.....................................................      72     54
                                                              ------   ----
          Total deferred assets.............................     932    959
Deferred tax liabilities:
  Difference in book and tax basis of assets acquired.......     816     --
  Depreciation..............................................     207    119
  Section 481 cash to accrual basis adjustment..............     138    184
  Unrealized gain on securities.............................     180     --
  Other.....................................................     182    241
                                                              ------   ----
          Total deferred tax liabilities....................   1,523    544
                                                              ------   ----
          Net deferred tax (liability)/asset................  $ (591)  $415
                                                              ======   ====

     The effective tax rate differs from the expected tax using statutory rate of 34%. Reconciliation between the expected tax and the actual provision for income taxes follows (in thousands):

                                                               1997    1996    1995
                                                              ------   -----   -----
Expected tax at 34% of income tax before taxes..............  $1,008   $ 715   $ 569
Add (deduct):
  State income taxes, net of federal tax benefit............      72      61      46
  Effect of interest income exempt from Federal income
     taxes..................................................    (185)   (219)   (220)
  Unallowable interest deduction............................      20      33      19
  Other items -- net........................................     (24)     57     (88)
                                                              ------   -----   -----
Income tax expense..........................................  $  891   $ 647   $ 326
                                                              ======   =====   =====

     At December 31, 1997 and 1996, the Corporation had net operating loss carryforwards for federal tax purposes of $308,000 and $785,000, respectively, that expire in years 2010 thru 2011.

     Income taxes paid were $889,000, $796,000, and $580,000 for the years ended December 31, 1997, 1996, and 1995, respectively. Applicable income tax expense of $78,000, $19,000, and $27,000 on securities gains and losses for the years ended December 31, 1997, 1996, and 1995, respectively, is included in the provision for income taxes.

                      THE BANC CORPORATION AND SUBSIDIARY

12. RELATED PARTY TRANSACTIONS

     The Corporation has entered into transactions with its directors, executive officers, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1997 and 1996 were $7,240,000 and $3,702,000, respectively. Activity during 1997 in loan to related parties included advances of approximately $5,492,000 and payments of approximately $1,954,000.

     During 1997 the Corporation purchased a twenty-one story building in downtown Birmingham from Taylor Acquisition Corporation, a corporation owned by James A. Taylor, Sr., Chairman and CEO of the Corporation and certain family members. The building was purchased through a merger transaction in which the Taylors' received 1,535 shares of Warrior common stock (equivalent to 460,500 shares of the Corporation) and, in addition, the Corporation assumed $1,513,000 in outstanding debt on the property. The building and related equipment have been capitalized at the appraised fair value of $3,718,000.

13. COMMITMENTS AND CONTINGENCIES

     The supplemental consolidated financial statements do not reflect the Corporation's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. The following is a summary of the Corporation's maximum exposure to credit loss for loan commitments and standby letters of credit (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1997      1996
                                                              -------   -------
Commitments to extend credit................................  $16,480   $13,005
Standby letters of credit...................................      606       601

     Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Corporation's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the supplemental consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Corporation.

     The Corporation is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the supplemental consolidated financial statements.

                      THE BANC CORPORATION AND SUBSIDIARY

14. BUSINESS COMBINATIONS

     The Corporation has completed the following business combinations during 1998 (dollar amounts in thousands):

                                                                                            ACCOUNTING
DATE                          INSTITUTION         TOTAL ASSETS         CONSIDERATION        TREATMENT
----                          -----------         ------------         -------------        ----------

September 24..........  Warrior Capital             $ 83,662     5,448,000 shares of        Pooling
                        Corporation                              common stock

October 16............  Commercial Bancshares of      41,692     $7,300 cash                Purchase
                        Roanoke, Inc.

October 30............  City National                 83,996     2,000,000 shares of        Pooling
                        Corporation                              common stock

October 30............  First Citizens Bancorp,       35,096     663,243 shares of common   Pooling
                        Inc.                                     stock

November 6............  Commerce Bank of Alabama     104,962     1,536,615 shares of        Pooling
                                                                 common stock

     The following table presents net interest income, net income and net income per common share as reported by Warrior, Commerce, First Citizens, City National and on a combined basis (dollar amounts in thousands, except per share data):

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               1997      1996     1995
                                                              -------   ------   ------
Net interest income:
  Warrior...................................................  $ 3,152   $2,826   $2,803
  Commerce..................................................    3,485    1,886      713
  First Citizens............................................    1,742    1,429    1,023
  City National.............................................    3,810    3,566    3,349
                                                              -------   ------   ------
  Combined..................................................  $12,189   $9,707   $7,888
                                                              =======   ======   ======
Net income (loss):
  Warrior...................................................  $  798   $  790   $  898
  Commerce..................................................     228     (293)    (469)
  First Citizens............................................     423      400      194
  City National.............................................     625      560      725
                                                              ------   ------   ------
  Combined..................................................  $2,074   $1,457   $1,348
                                                              ======   ======   ======
Net income (loss) per equivalent share of Corporation:
  Warrior...................................................  $  .26   $  .29   $  .33
  Commerce..................................................     .15     (.20)    (.49)
  First Citizens............................................     .68      .64      .32
  City National.............................................     .31      .28      .36
  Combined..................................................  $  .29   $  .21   $  .21

     The Corporation has a business combination pending with Emerald Coast Bancshares, Inc. (Emerald) of Panama City, Florida. Emerald had assets of $77 million as of September 30, 1998. The consideration is to be 1,379,958 shares of stock of the Corporation and the transaction is expected to be accounted for as a pooling of interests.

                      THE BANC CORPORATION AND SUBSIDIARY

15. REGULATORY RESTRICTIONS

     The primary source of funds available to the Corporation is the payment of dividends by its subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of The Bank's regulatory agency. Approximately $2,182,000 in retained earnings are available to be paid as dividends by The Bank at December 31, 1997.

     The Corporation is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possible additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 that the Corporation meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the FDIC categorized the Corporation as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Corporation must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Corporation and its subsidiary's actual capital amounts and ratios are also presented in the table (in thousands).

                                                                                           TO BE WELL
                                                                                       CAPITALIZED UNDER
                                                                   FOR CAPITAL         PROMPT CORRECTIVE
                                                                     ADEQUACY                ACTION
                                               ACTUAL                PURPOSES              PROVISIONS
                                         ------------------     ------------------     ------------------
                                         AMOUNT       RATIO     AMOUNT       RATIO     AMOUNT       RATIO
                                         -------      -----     -------      -----     -------      -----
As of December 31, 1997:
  Total Capital
    (to Risk Weighted Assets):
      Corporation......................  $41,466      20.55%    $16,142      8.00%     $20,178      10.00%
      Bank.............................   30,350      15.46      15,705      8.00       19,631      10.00
  Tier I Capital
    (to Risk Weighted Assets):
      Corporation......................   39,337      19.49       8,073      4.00       12,110       6.00
      Bank.............................   28,221      14.37       7,856      4.00       11,783       6.00
  Tier I Capital
    (to Average Assets):
      Corporation......................   39,337      14.17      11,104      4.00       13,880       5.00
      Bank.............................   28,221      10.08      11,199      4.00       13,999       5.00
As of December 31, 1996:
  Total Capital
    (to Risk Weighted Assets):
      Corporation......................  $28,723      17.77%    $12,931      8.00%     $16,164      10.00%
      Bank.............................   28,807      17.84      12,918      8.00       16,147      10.00

                      THE BANC CORPORATION AND SUBSIDIARY

                                                                                           TO BE WELL
                                                                                       CAPITALIZED UNDER
                                                                   FOR CAPITAL         PROMPT CORRECTIVE
                                                                     ADEQUACY                ACTION
                                               ACTUAL                PURPOSES              PROVISIONS
                                         ------------------     ------------------     ------------------
                                         AMOUNT       RATIO     AMOUNT       RATIO     AMOUNT       RATIO
                                         -------      -----     -------      -----     -------      -----
  Tier I Capital
    (to Risk Weighted Assets):
      Corporation......................   27,033      16.72       6,467      4.00        9,701       6.00
      Bank.............................   27,117      16.80       6,456      4.00        9,685       6.00
  Tier I Capital
    (to Average Assets):
      Corporation......................   27,033      12.31       8,784      4.00       10,980       5.00
      Bank.............................   27,117      12.40       8,747      4.00       10,934       5.00

16. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Corporation in estimating fair values of financial instruments as disclosed herein:

          Cash and short term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

          Available-for-sale securities. Fair values for securities are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

          Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

          Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit ("CDs") approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Short-term borrowings. The carrying amount of federal funds purchased and other short-term borrowings maturing within 90 days approximate their fair values.

          Accrued interest. The carrying amounts of accrued interest approximate their fair values.

          Limitations. Fair value estimates are made at a specific point of time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Corporation's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience, and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

                      THE BANC CORPORATION AND SUBSIDIARY

     The estimated fair values of the Corporation's financial instruments are as follows:

                                                  DECEMBER 31, 1997    DECEMBER 31, 1996
                                                 -------------------   ------------------
                                                 CARRYING     FAIR     CARRYING    FAIR
                                                  AMOUNT     VALUE      AMOUNT     VALUE
                                                 --------   --------   --------   -------
                                                              (IN THOUSANDS)
Financial assets:
  Cash and due from banks......................  $ 11,524   $ 11,524   $ 12,853   $12,853
  Interest bearing deposit in other banks......       200        200        200       200
  Federal funds sold...........................    27,605     27,605     13,470    13,470
  Securities available for sale................    47,613     47,613     49,435    49,435
  Securities held-to-maturity..................    26,298     26,309     23,867    23,816
  Loans, net of unearned income................   176,876    179,208    139,538   139,990
  Accrued interest receivable..................     2,836      2,836      2,541     2,541
Financial liabilities:
  Deposits.....................................   264,162    261,568    219,644   219,590
  Advances from FHLB and other borrowed
     funds.....................................       243        243      1,849     1,849
  Federal funds purchased and securities sold
     under agreements to repurchase............       316        316         --        --

17. OTHER NONINTEREST EXPENSE

     Other noninterest expense consisted of the following (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1997     1996     1995
                                                              ------   ------   ------
Professional fees...........................................  $  420   $  319   $  228
Directors fees..............................................     293      249      297
Insurance and assessments...................................     180      163      157
Postage, stationery and supplies............................     340      397      276
Advertising.................................................     168      132      176
Other operating expense.....................................   1,472    1,396    1,186
                                                              ------   ------   ------
          Total.............................................  $2,873   $2,656   $2,320
                                                              ======   ======   ======

18. CONCENTRATIONS OF CREDIT RISK

     All of the Corporation's loans, commitments and standby letters of credit have been granted to customers in the Corporation's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 3 and 13, respectively.

     The Bank maintains due from bank accounts at various commercial banks in Alabama. The total cash balances are insured by the FDIC up to $100,000. Total uninsured balances held at these commercial banks amounted to $6,786,000 and $9,320,000 at December 31, 1997 and 1996, respectively.

                      THE BANC CORPORATION AND SUBSIDIARY

19. NET INCOME PER SHARE

     The following table sets forth the computation of basic net income per common share and diluted net income per common share (in thousands, except per share amounts):

                                                               1997     1996     1995
                                                              ------   ------   ------
Numerator:
  For basic net income per common share and diluted net
     income per common share, net income....................  $2,074   $1,457   $1,348
                                                              ======   ======   ======
Denominator:
  For basic net income per common share, weighted shares
     outstanding............................................   7,175    6,791    6,302
  Effect of dilutive securities:
     Stock options..........................................      71       92       37
                                                              ------   ------   ------
For diluted net income per common share.....................   7,246    6,883    6,339
                                                              ======   ======   ======
Basic and diluted net income per common share...............  $  .29   $  .21   $  .21
                                                              ======   ======   ======

20. PARENT CORPORATION

     The condensed financial information for The Banc Corporation (Parent Corporation only) is presented as follows (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1997      1996
                                                              -------   -------
Statements of financial condition
Assets:
  Cash......................................................  $ 6,767   $   342
  Investment in subsidiary..................................   28,824    26,666
  Intangibles, net..........................................      415       432
  Premises and equipment -- net.............................    4,822       153
  Other assets..............................................      267        85
                                                              -------   -------
                                                              $41,095   $27,678
                                                              =======   =======
Liabilities:
  Accounts payable and deferred taxes.......................  $   816   $    --
  Dividends payable.........................................       40        38
  Accrued expenses and other liabilities....................      258       198
Stockholders' equity........................................   39,981    27,442
                                                              -------   -------
                                                              $41,095   $27,678
                                                              =======   =======

                      THE BANC CORPORATION AND SUBSIDIARY

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1997     1996     1995
                                                              ------   ------   ------
Statements of income
Income:
  Dividends from subsidiary.................................  $  269   $  401   $  447
  Interest..................................................      67        2        5
  Other income..............................................      95      124       73
                                                              ------   ------   ------
                                                                 431      527      525
Expense:
  Directors' fees...........................................     136       98       89
  Salaries and benefits.....................................      94       77       59
  Other.....................................................      68       46       59
                                                              ------   ------   ------
                                                                 298      221      207
Income before income taxes and equity in undistributed
  earnings of subsidiary....................................     133      306      318

  Income tax benefit/(expense)..............................      48      (27)      53
                                                              ------   ------   ------

Income before equity in undistributed earnings of
  subsidiary................................................     181      279      371

Equity in undistributed earnings of subsidiary..............   1,893    1,178      977
                                                              ------   ------   ------
          Net income........................................  $2,074   $1,457   $1,348
                                                              ======   ======   ======

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1997      1996      1995
                                                              -------   -------   -------
Statements of cash flows
Cash flows from operating activities
Net income..................................................  $ 2,074   $ 1,457   $ 1,348
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Amortization and depreciation expense..................       25        21        36
     Undistributed earnings of subsidiary...................   (1,893)   (1,178)     (977)
     Increase in other liabilities..........................       62      (139)       42
     Increase in other assets...............................     (182)       70      (116)
                                                              -------   -------   -------
Net cash provided by operating activities...................       86       231       333

Net cash used in investing activities
Purchases of premises and equipment.........................     (141)       --      (153)

Cash used in financing activities
Dividends paid..............................................     (389)     (364)     (369)
Proceeds from issuance of common stock......................   17,878        --        --
Repurchase of common stock..................................   (9,496)      (16)       --
(Decrease) increase notes payable...........................       --       (30)       30
Payment on assumed debt.....................................   (1,513)       --        --
                                                              -------   -------   -------
Net cash provided (used) by financing activities............    6,480      (410)     (339)

                      THE BANC CORPORATION AND SUBSIDIARY

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1997      1996      1995
                                                              -------   -------   -------
Net increase in cash........................................    6,425      (179)     (159)
Cash and cash equivalents at beginning of year..............      342       521       680
                                                              -------   -------   -------
Cash and cash equivalents at end of year....................  $ 6,767   $   342   $   521
                                                              =======   =======   =======

21. SUBSEQUENT EVENTS

     During the third quarter of 1998, the Corporation sold $9,196,000 of securities held-to-maturity. The remaining securities held to maturity with a carrying value of $25,623,000 were transferred to securities available-for-sale.

                              THE BANC CORPORATION

CONDENSED SUPPLEMENTAL CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                               SEPTEMBER 30,
                                                                   1998
                                                              ---------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $ 13,770
Interest bearing deposits in other banks....................          208
Federal funds sold..........................................        6,120
Investment securities available for sale....................       81,405
Loans, net of unearned......................................      236,311
Less: Allowance for loan losses.............................       (3,422)
                                                                 --------
      Net loans.............................................      232,889
                                                                 --------
Premises and equipment, net.................................       22,419
Other assets................................................        9,389
                                                                 --------
          Total assets......................................     $366,200
                                                                 ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing.......................................     $ 43,235
  Interest-bearing..........................................      269,872
                                                                 --------
          Total deposits....................................      313,107
Accrued expenses and other liabilities......................        7,492
Long term borrowings........................................        3,000
                                                                 --------
          Total liabilities.................................      323,599
Stockholders' Equity
  Common stock, par value $.001 per share; authorized
     25,000,000 shares; 9,599,443 shares issued and
     outstanding............................................           10
  Surplus...................................................       26,631
  Retained earnings.........................................       15,405
  Accumulated other comprehensive income....................          555
                                                                 --------
          Total stockholders' equity........................       42,601
                                                                 --------
          Total liabilities and stockholders' equity........     $366,200
                                                                 ========

See Notes to Unaudited Condensed Supplemental Consolidated Financial Statements.

                              THE BANC CORPORATION

            CONDENSED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                      AND COMPREHENSIVE INCOME (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998        1997
                                                              ---------   ---------
                                                              (IN THOUSANDS EXCEPT
                                                                 PER SHARE DATA)
Interest income.............................................   $19,955     $16,457
Interest expense............................................     9,263       7,637
                                                               -------     -------
          Net interest income...............................    10,692       8,820
Provision for loan losses...................................     2,884         848
                                                               -------     -------
          Net interest income after provision for loan
           losses...........................................     7,808       7,972
Noninterest income..........................................     1,739       1,573
Net gain on sale of securities..............................       185          97
Noninterest expenses........................................    10,483       7,188
                                                               -------     -------
          (Loss) income before income taxes.................      (751)      2,454
Income tax (benefit) expense................................      (762)        868
                                                               -------     -------
          Net income........................................        11       1,586
Other comprehensive income, net of tax:
  Unrealized gain on securities available for sale..........       324         195
                                                               -------     -------
Comprehensive income........................................   $   335     $ 1,781
                                                               =======     =======
Average common shares outstanding...........................     9,455       6,866
Average common shares outstanding, assuming dilution........     9,523       6,935
Basic and diluted net income per common share...............   $    --     $  0.23

See Notes to Unaudited Condensed Supplemental Consolidated Financial Statements.

                              THE BANC CORPORATION

          CONDENSED SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN
                        STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                            ACCUMULATED
                                                                               OTHER           TOTAL
                                             COMMON             RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                             STOCK    SURPLUS   EARNINGS      INCOME          EQUITY
                                             ------   -------   --------   -------------   -------------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
Balance at December 31, 1997...............   $ 9     $24,221   $15,519        $231           $39,980
Net income.................................    --          --        11          --                11
Issuance of 501,627 shares of common
  stock....................................     1       2,410        --          --             2,411
Redemption of common stock.................    --          --        (4)         --                (4)
Dividends paid by pooled subsidiary........    --          --      (121)         --              (121)
Other comprehensive income.................    --          --        --         324               324
                                              ---     -------   -------        ----           -------
Balance at September 30, 1998..............   $10     $26,631   $15,405        $555           $42,601
                                              ===     =======   =======        ====           =======

See Notes to Unaudited Condensed Supplemental Consolidated Financial Statements.

                              THE BANC CORPORATION

    CONDENSED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Net cash provided by operating activities...................  $  1,403   $  3,199
                                                              --------   --------
Cash flows from investing activities:
  Increase in interest bearing deposits in other banks......        (8)        --
  Net decrease (increase) in federal funds sold.............    20,755     (1,890)
  Proceeds from sales of securities available for sale......    24,100     16,121
  Proceeds from maturities of investment securities
     available for sale.....................................    17,107      4,935
  Purchases of investment securities available for sale.....   (39,568)   (25,638)
  Proceeds from maturities of investment securities held to
     maturity...............................................    15,028      6,157
  Purchases of investment securities held to maturity.......   (23,520)    (5,486)
  Proceeds from sales of other investments..................       113
  Purchases of other investments............................       (31)      (293)
  Net increase in loans.....................................   (59,328)   (32,269)
  Purchases of premises and equipment.......................    (9,319)      (690)
                                                              --------   --------
          Net cash used in investing activities.............   (54,671)   (39,053)
                                                              --------   --------
Cash flows from financing activities:
  Net increase in deposit accounts..........................    48,943     32,429
  Principal payments on long-term debt......................        (5)        (5)
  Net increase (decrease) in advance from FHLB..............     3,000     (1,600)
  Net increase in short-term borrowings.....................       561      1,154
  Proceeds from issuance of common stock....................     2,411          7
  Redemption of common stock................................        (4)       (28)
  Cash dividends paid by pooled subsidiary..................      (121)      (348)
                                                              --------   --------
          Net cash provided by financing activities.........    54,785     31,609
                                                              --------   --------
Net increase (decrease) in cash and due from banks..........     1,517     (4,245)
Cash and due from banks at beginning of period..............    12,253     15,943
                                                              --------   --------
Cash and due from banks at end of period....................  $ 13,770   $ 11,698
                                                              ========   ========
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash payments for income taxes.........................  $    345   $    745
     Cash payments for interest.............................     8,620      7,022

See Notes to Unaudited Supplemental Condensed Consolidated Financial Statements.

                              THE BANC CORPORATION

       NOTES TO CONDENSED SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

1. ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed supplemental consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed supplemental consolidated financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.

     The Banc Corporation and its subsidiary ("Corporation") provide banking and consumer finance services to markets in Alabama. The Corporation was formed as a result of the merger of The Banc Corporation, Warrior Capital Corporation (Warrior), Commerce Bank of Alabama (Commerce), First Citizens Bancorp, Inc. (First Citizens) and City National Corporation (City National). All banks were merged into one subsidiary, The Bank.

2. INCOME TAXES

     Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes currently payable and the provision for income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized on the Corporation's tax return, deferred tax assets are recognized for the carryforward amount.

     For the year 1998 the Corporation is expected to have available approximately $1,500,000 in general business tax credits related to the renovation of the John Hand building. For the period ending September 30, 1998 the Corporation has recognized a benefit, net of the tax effect of the related reduction in the tax basis of the asset, of approximately $700,000. Any credit not utilized on the Corporation's 1998 tax return will not expire until the year 2008.

3. RELATED PARTY TRANSACTION

     During 1998 the Corporation received $2,370,000 from the sale of common stock to various directors and executive officers of the Corporation. The stock was issued as part of a private offering initiated in 1997.

4. INVESTMENT SECURITIES

     As of September 30, 1998 the Corporation transferred securities with a carrying value of $25,623,000 and fair value of $25,821,000 from the held to maturity category to available for sale. The unrealized gain of $198,000 has been recognized in comprehensive income net of deferred income taxes of $79,000. The securities were transferred in order to provide liquidity to the Corporation to meet the increasing loan demand being generated from its Birmingham branch which opened on July 1, 1998.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
and Stockholders
Warrior Capital Corporation and Subsidiary
Warrior, Alabama

     We have audited the accompanying consolidated statements of financial condition of Warrior Capital Corporation and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Warrior Capital Corporation and subsidiary at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                    DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP

Birmingham, Alabama
February 5, 1998

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996

                                                               1997      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
                                    ASSETS
Cash and due from banks.....................................  $ 3,538   $ 3,388
Federal funds sold..........................................   17,000     9,250
Investment securities available for sale....................      223       235
Investment securities held to maturity (fair value $23,808
  and $20,695, respectively)................................   23,795    20,712
Loans, net of unearned income...............................   32,394    31,028
Less: Allowance for loan losses.............................     (650)     (634)
                                                              -------   -------
          Net loans.........................................   31,744    30,394
                                                              -------   -------
Premises and equipment, net.................................    5,764     1,154
Accrued interest receivable.................................      853       739
Intangible, net.............................................      415       432
Other assets................................................      330       335
                                                              -------   -------
          TOTAL ASSETS......................................  $83,662   $66,639
                                                              =======   =======
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
     Noninterest-bearing demand.............................  $12,294   $10,018
     Interest-bearing demand................................   12,677    10,054
     Savings................................................   16,459    15,670
     Certificates of deposit $100,000 and over..............    2,482     1,924
     Other time.............................................   19,973    21,225
                                                              -------   -------
          TOTAL DEPOSITS....................................   63,885    58,891
Accrued expenses and other liabilities......................    1,052       216
                                                              -------   -------
          TOTAL LIABILITIES.................................   64,937    59,107
Minority interest in subsidiary.............................       19        17
Stockholders' equity
  Preferred stock, par value $10 per share; authorized
     1,476; -0- issued......................................       --        --
  Common stock, par value $1 per share; authorized 30,000
     shares; 16,510 and 9,054 shares issued and outstanding,
     respectively...........................................       16         9
  Surplus...................................................   11,054       436
  Retained earnings.........................................    7,673     7,111
  Accumulated other comprehensive loss......................      (37)      (41)
                                                              -------   -------
          TOTAL STOCKHOLDERS' EQUITY........................   18,706     7,515
                                                              -------   -------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $83,662   $66,639
                                                              =======   =======

          See Accompanying Notes to Consolidated Financial Statements.

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                               1997     1996     1995
                                                              ------   ------   ------
                                                               (IN THOUSANDS, EXCEPT
                                                                  PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans................................  $3,530   $3,358   $3,323
  Interest on investment securities:
     Taxable................................................   1,086      989      935
     Exempt from federal income tax.........................     124      134      138
  Interest on federal funds sold............................     623      553      418
  Interest and dividends on other investments...............      36       39       45
                                                              ------   ------   ------
          TOTAL INTEREST INCOME.............................   5,399    5,073    4,859
INTEREST EXPENSE ON DEPOSITS................................   2,248    2,247    2,056
                                                              ------   ------   ------
     Net interest income....................................   3,151    2,826    2,803
PROVISION FOR LOAN LOSSES...................................     330      135      120
                                                              ------   ------   ------
     Net interest income after provision for loan losses....   2,821    2,691    2,683
NONINTEREST INCOME
  Service charges and fees..................................     441      419      538
  Loss on sale of securities................................      (2)     (16)     (35)
  Other income..............................................      36       60       50
                                                              ------   ------   ------
          TOTAL NONINTEREST INCOME..........................     475      463      553
NONINTEREST EXPENSES
  Salaries and employee benefits............................   1,149    1,041      987
  Occupancy and equipment expense...........................     361      347      304
  Minority interest in earnings of subsidiary...............       2        2        2
  Other operating expenses..................................     599      562      578
                                                              ------   ------   ------
          TOTAL NONINTEREST EXPENSES........................   2,111    1,952    1,871
                                                              ------   ------   ------
       Income before income taxes...........................   1,185    1,202    1,365
Income tax expense..........................................     387      412      467
                                                              ------   ------   ------
       NET INCOME...........................................     798      790      898
Other comprehensive income, net of tax:
  Unrealized holding gains on securities available for sale
     arising during period..................................       4        9       63
                                                              ------   ------   ------
  COMPREHENSIVE INCOME......................................  $  802   $  799   $  961
                                                              ======   ======   ======
Earnings per share -- basic.................................  $79.12   $87.25   $99.21
                                                              ======   ======   ======

          See Accompanying Notes to Consolidated Financial Statements

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                    ACCUMULATED
                                                                       OTHER                       TOTAL
                                     COMMON             RETAINED   COMPREHENSIVE   TREASURY    STOCKHOLDERS'
                                     STOCK    SURPLUS   EARNINGS       LOSS          STOCK        EQUITY
                                     ------   -------   --------   -------------   ---------   -------------
                                                         (IN THOUSANDS)
Balance at January 1, 1995.........   $ 9     $   436    $5,862        $(113)       $   --        $ 6,194
Net income.........................    --          --       898           --            --            898
Dividends declared.................    --          --      (226)          --            --           (226)
Other comprehensive income.........    --          --        --           63            --             63
                                      ---     -------    ------        -----        ------        -------
Balance at December 31, 1995.......     9         436     6,534          (50)           --          6,929
Net income.........................    --          --       790           --            --            790
Dividends declared.................    --          --      (213)          --            --           (213)
Other comprehensive income.........    --          --        --            9            --              9
                                      ---     -------    ------        -----        ------        -------
Balance at December 31, 1996.......     9         436     7,111          (41)           --          7,515
NET INCOME.........................    --          --       798           --            --            798
DIVIDENDS DECLARED.................    --          --      (236)          --            --           (236)
PURCHASE OF 6,587 SHARES OF COMMON
  STOCK............................    --          --        --           --        (9,459)        (9,459)
PROCEEDS FROM ISSUANCE OF 7,456
  SHARES OF COMMON STOCK AND
  REISSUANCE OF 6,587 SHARES OF
  TREASURY STOCK...................     7      10,618        --           --         9,459         20,084
OTHER COMPREHENSIVE INCOME.........    --          --        --            4            --              4
                                      ---     -------    ------        -----        ------        -------
BALANCE AT DECEMBER 31, 1997.......   $16     $11,054    $7,673        $ (37)           --        $18,706
                                      ===     =======    ======        =====        ======        =======

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                1997      1996      1995
                                                              --------   -------   -------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $    798   $   790   $   898
  Adjustments to reconcile net income to net cash provided
     by operations:
     Depreciation and amortization..........................       145       143       130
     Net (discount accretion) premium amortization..........       (17)      (47)        1
     Loss on sale of securities available for sale..........         2        16        35
     Loss on sale of other real estate......................        11        --        --
     Provision for loan losses..............................       330       135       120
     Increase in accrued interest receivable................      (114)       --       (50)
     Increase in other assets...............................      (122)      (50)     (190)
     (Decrease) increase in accrued interest payable........        (3)      (17)       72
     (Decrease) increase in other liabilities...............        (4)     (137)       42
                                                              --------   -------   -------
          NET CASH PROVIDED BY OPERATIONS...................     1,026       833     1,058
                                                              --------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in federal funds sold........................    (7,750)     (650)   (3,800)
  Proceeds from sales of securities available for sale......        13        36        38
  Proceeds from maturities of investment securities held to
     maturity...............................................    11,485     5,270     4,311
  Purchases of investment securities held to maturity.......   (14,552)   (7,474)   (4,079)
  Net (increase) decrease in loans..........................    (1,679)    2,002    (2,424)
  Purchases of premises and equipment.......................      (203)      (67)     (149)
  Proceeds from sale of other real estate...................       146        --        --
                                                              --------   -------   -------
          NET CASH USED IN INVESTING ACTIVITIES.............   (12,540)     (883)   (6,103)
                                                              --------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand and savings deposits....     5,687       (58)    1,728
  Net decrease (increase) in certificates of deposit and
     other time deposits....................................      (694)      472     3,295
  Payment on assumed debt...................................    (1,513)       --        --
  Proceeds from issuance of common stock....................    17,879        --        --
  Repurchase of common stock................................    (9,459)       --        --
  Dividends paid............................................      (236)     (213)     (226)
                                                              --------   -------   -------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    11,664       201     4,797
                                                              --------   -------   -------
Net increase (decrease) in cash and due from banks..........       150       151      (248)
Cash and due from banks at beginning of year................     3,388     3,237     3,485
                                                              --------   -------   -------
CASH AND DUE FROM BANKS AT END OF YEAR......................  $  3,538   $ 3,388   $ 3,237
                                                              ========   =======   =======
SUPPLEMENTAL CASH FLOW INFORMATION
Selected cash payments and noncash activities were as
  follows:
  Cash payments for income taxes............................  $    461   $   575   $   423
  Cash payments for interest................................     2,251     2,264     1,984
Noncash investing and financing activities:
  Real estate and equipment acquired by assuming related
     liability and issuing common stock (Note 9)............  $  4,534   $    --   $    --
                                                              ========   =======   =======

          See Accompanying Notes to Consolidated Financial Statements.

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                      (IN THOUSAND, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed by Warrior Capital Corporation ("Company") and its subsidiary and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of its 99.75% owned subsidiary, Warrior Savings Bank ("Bank"). All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

INVESTMENT SECURITIES

     The Bank's investments in securities are classified in two categories and accounted for as follows:

     -- Investment Securities Held to Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

     -- Investment Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity. Unrealized holding gains and losses, net of deferred income tax, on securities available for sale are reported as a separate component of stockholders' equity until realized.

        Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
     The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using certain straight-line and accelerated methods.

     Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and betterments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statement of income.

INTANGIBLE, NET

     Intangible assets is the excess of the cost over net assets acquired, net of amortization calculated on a straight-line basis over a forty-year period.

OTHER REAL ESTATE

     Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, losses are charged to the allowance for loan losses.

INCOME TAXES

     Income tax expense is based on amounts reported in the statement of income, after exclusion of nontaxable income such as interest on state and municipal securities and certain nondeductible expenses (See Note 8).

EARNINGS PER SHARE

     Basic earnings per share has been computed based on the weighted average number of common shares outstanding of 10,086 and 9,054, respectively.

STOCKHOLDERS EQUITY

     In 1997, the Company received $20,084, net of issuance cost, from the proceeds of a private offering ("offering"). Under the offering a total of 14,043 shares were issued at $1,436 per share before December 31, 1997. Of the 14,043 shares issued, 6,587 consisted of treasury stock purchased on October 28, 1997 and recorded at cost.

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
OFF BALANCE SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due from Banks."

EFFECT OF NEW FINANCIAL ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. This statement simplifies the standards for computing earnings per share previously set forth in APB Opinion No. 15, Earnings per Share, and makes them comparable to international Earnings per Share ("EPS") standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement is effective for financial statements issued for periods ending after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

2. RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

     The subsidiary bank is required to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve Bank. The amount of those reserves required at December 31, 1997 was approximately $420.

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

3. INVESTMENT SECURITIES

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1997 and 1996 are as follows:

                                                               GROSS        GROSS      ESTIMATED
                                                 AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                   COST        GAINS        LOSSES       VALUE
                                                 ---------   ----------   ----------   ---------
DECEMBER 31, 1997
Investment securities available for sale
  Equity securities............................   $   260       $ --         $ 37       $   223
                                                  =======       ====         ====       =======
Investment securities held to maturity
  U.S. Treasury securities and obligations of
     U.S. government corporations and
     agencies..................................   $20,050       $ 45         $ 91       $20,004
  State, county and municipal securities.......     3,545         62           13         3,594
  Corporate....................................       200         10           --           210
                                                  -------       ----         ----       -------
          Totals...............................   $23,795       $117         $104       $23,808
                                                  =======       ====         ====       =======
DECEMBER 31, 1996
Investment securities available for sale
  Equity securities............................   $   276       $ --         $ 41       $   235
                                                  =======       ====         ====       =======
Investment securities held to maturity
  U.S. Treasury securities and obligations of
     U.S. government corporations and
     agencies..................................   $17,736       $ 44         $139       $17,641
  State, county and municipal securities.......     2,776         85           22         2,839
  Corporate....................................       200         15           --           215
                                                  -------       ----         ----       -------
          Totals...............................   $20,712       $144         $161       $20,695
                                                  =======       ====         ====       =======

     Securities with an amortized cost of $1,574 and $1,374 at December 31, 1997 and 1996, respectively were pledged to secure United States government deposits and other public funds and for other purposes as required or permitted by law.

     The amortized cost and estimated fair values of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               SECURITIES HELD TO
                                                                    MATURITY
                                                              ---------------------
                                                                          ESTIMATED
                                                              AMORTIZED     FAIR
                                                                COST        VALUE
                                                              ---------   ---------
Due in one year or less.....................................   $ 8,465     $ 8,434
Due after one year through five years.......................     8,988       9,036
Due after five years through ten years......................     5,945       5,935
Due after ten years.........................................       397         403
                                                               -------     -------
                                                               $23,795     $23,808
                                                               =======     =======

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

4. LOANS

     The Bank grants loans to customers primarily in Jefferson County, Alabama.

     At December 31, 1997 and 1996 the composition of the loan portfolio was as follows:

                                                               1997      1996
                                                              -------   -------
Commercial and industrial...................................  $ 5,285   $ 4,969
Real estate -- construction.................................    3,317     3,102
            -- mortgage.....................................   12,360    12,005
Loans to individuals for personal expenditures..............   10,979    10,840
All other loans (including overdrafts)......................      773       440
                                                              -------   -------
          Total loans.......................................   32,714    31,356
Unearned interest and fees..................................     (320)     (328)
Allowance for loan losses...................................     (650)     (634)
                                                              -------   -------
          Net loans.........................................  $31,744   $30,394
                                                              =======   =======

     At December 31, 1997 and 1996 the Company's recorded investment in loans considered to be impaired under SFAS 114 were $433 and $719, respectfully, all of which were on nonaccrual status with no related allowance. The average recorded investment in impaired loans during 1997 and 1996 were approximately $434 and $361, respectfully.

     The Bank has no commitments to loan additional funds to the borrowers whose loans are nonaccruing.

5. ALLOWANCE FOR LOAN LOSSES

     A summary of the allowance for loan losses for the year ended December 31, 1997, 1996 and 1995 follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Balance at beginning of year................................  $634   $660   $627
Provision for loan losses...................................   330    135    120
Loan charge-offs............................................  (380)  (202)  (124)
Recoveries..................................................    66     41     37
                                                              ----   ----   ----
Balance at end of year......................................  $650   $634   $660
                                                              ====   ====   ====

6. PREMISES AND EQUIPMENT

     Components of premises and equipment at December 31, 1997 and 1996 are as follows:

                                                               1997      1996
                                                              -------   -------
Land........................................................  $   200   $   200
Bank premises...............................................      938       883
Furniture and equipment.....................................    1,438     1,438
                                                              -------   -------
                                                                2,576     2,521
  Less: Accumulated depreciation............................   (1,488)   (1,367)
                                                              -------   -------
     Net book value of premises and equipment in service....    1,088     1,154
Real estate and equipment under renovation (Note 9).........    4,676        --
                                                              -------   -------
     Net premises and equipment.............................  $ 5,764   $ 1,154
                                                              =======   =======

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

7. RETIREMENT PLANS

     The Bank has a defined benefit plan that provides retirement, disability and death benefits. All employees over age 21 are eligible to participate in the plan after the completion of one year of service.

     Benefits under the Plan depend upon a participant's years of credited service with the Bank and his average monthly earnings for the five-year period prior to the retirement or termination of employment. A participant is 20% vested in his accrued benefits after completion of two years of service. Vesting increases 20% per year for the next four years with the participant becoming fully vested upon completion of six years of service. An employee who completes ten years of service and attains age fifty-five is eligible for early retirement benefits. Plan assets consist primarily of Bank certificates of deposit.

     The Company contributes amounts to the pension funds sufficient to satisfy funding requirements of the Employee Retirement Income Security Act.

     Net pension cost for 1997 and 1996 are composed of the following:

                                                              1997    1996
                                                              -----   -----
Service.....................................................  $  30   $  31
Interest cost on projected benefit obligations..............     55      47
Actual return on assets.....................................    (53)    (50)
Net amortization and deferral...............................     (3)     --
                                                              -----   -----
          Net periodic pension costs........................  $  29   $  28
                                                              =====   =====
Actuarial present value of benefit obligation:
  Vested....................................................  $ 700   $ 768
  Nonvested.................................................     12       9
                                                              -----   -----
Accumulated benefit obligation..............................  $ 712   $ 777
                                                              =====   =====
Actuarial present value of projected benefit obligation.....  $(725)  $(783)
Plan assets at fair value...................................    789     774
                                                              -----   -----
Funded status...............................................     64      (9)
Unrecognized transition amount..............................    (17)    (18)
Unrecognized net (gain) loss................................    (12)     41
                                                              -----   -----
Prepaid pension cost........................................  $  35   $  14
                                                              =====   =====

     The weighted average discount rate used in determining actuarial present value of the projected benefit obligation was seven percent for 1997. The assumed long-term rate of return on plan assets in 1997 was seven percent.

     The Bank has a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue code. Employees may contribute a maximum of 15% of compensation for the plan year. The Bank matches contributions at its discretion. In addition, the plan allows the Bank to make discretionary contributions. In 1997, 1996 and 1995 the Bank's contributions to the plan were $20, $18 and $14, respectively.

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

8. INCOME TAX EXPENSE

     The components of income tax expense are as follows:

DESCRIPTION                                                   1997   1996   1995
-----------                                                   ----   ----   ----
Currently payable:
  Federal...................................................  $357   $386   $418
  State.....................................................    78     49     51
                                                              ----   ----   ----
          Total currently payable...........................   435    435    469
Tax effect of temporary differences.........................   (48)   (23)    (2)
                                                              ----   ----   ----
          Income tax expense................................  $387   $412   $467
                                                              ====   ====   ====

     As of December 31, 1997 and 1996 the net deferred tax liability consisted of the following:

                                                              1997   1996
                                                              ----   ----
Deferred tax asset:
  Provision for loan losses.................................  $184   $206
                                                              ----   ----
Deferred tax liability:
  Difference in book and tax basis of assets acquired.......   816     --
  Sec. 481 cash to accrual basis adjustment.................   127    207
  Accretion on securities...................................    34     24
                                                              ----   ----
                                                               977    231
                                                              ----   ----
          Net deferred tax liability........................  $793   $ 25
                                                              ====   ====

     The effective tax rate differs significantly from the expected tax using statutory rate of 34%. Reconciliation between the expected tax and the actual provision for income taxes follows:

DESCRIPTION                                                   1997   1996   1995
-----------                                                   ----   ----   ----
Expected tax at 34% of income tax before taxes..............  $403   $409   $464
Add (deduct):
  State income taxes, net of federal tax benefit............    52     32     34
  Effect of interest income exempt from Federal income
     taxes..................................................   (44)   (45)   (47)
  Unallowable interest deduction............................     5      5      4
  Other items -- net........................................   (29)    11     12
                                                              ----   ----   ----
          Income tax expense................................  $387   $412   $467
                                                              ====   ====   ====

9. RELATED PARTY TRANSACTIONS

     The Bank has entered into transactions with its directors, executive officers, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Changes in related party loans for the year ended December 31, 1997 were as follows:

     BALANCE                                     BALANCE
DECEMBER 31, 1996   ADVANCES   REPAYMENTS   DECEMBER 31, 1997
-----------------   --------   ----------   -----------------
     $1,327          $2,121      $1,304          $2,144
     ======          ======      ======          ======

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

9. RELATED PARTY TRANSACTIONS -- CONTINUED
     During 1997 the Company purchased a twenty-one story building in downtown Birmingham from Taylor Acquisition Corporation, a corporation owned by James A. Taylor, Sr., Chairman and CEO of the Company and certain family members. The building was purchased through a transaction in which the Taylor's received 1,535 shares of Company common stock and, in addition, the Company assumed $1,513 in outstanding debt on the property. The building and related equipment have been capitalized at the appraised fair value of $3,718, plus $816 in deferred taxes recognized on the difference between the book and tax basis.

     On October 28, 1997, the Company purchased 6,587 shares of its common stock at $1,436 per share, or $9,459,000, of which 5,436 shares were purchased from individuals, or their immediate family members, who were officers or directors of the Company at that time.

10. TIME DEPOSITS

     The maturities of time certificates of deposit of $100,000 or more at December 31, 1997 are as follows:

Three months or less........................................  $1,091
Over three through six months...............................     111
Over six through twelve months..............................     568
Over twelve months..........................................     712
                                                              ------
                                                              $2,482
                                                              ======

11. COMMITMENTS AND CONTINGENCIES

     The consolidated financial statements do not reflect the Bank's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. The following is a summary of the Bank's commitments and contingent liabilities at December 31, 1997 and 1996.

                                                               1997     1996
                                                              ------   ------
Commitments to extend credit................................  $5,294   $2,985
Standby letters of credit...................................     351      170

     Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

     The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

12. REGULATORY RESTRICTIONS

     The primary source of funds available to the Company is the payment of dividends by its subsidiary Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Approximately $2,182,000 are available to be paid as dividends by the Bank subsidiary at December 31, 1997.

     The Company and its subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possible additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

12. REGULATORY RESTRICTIONS -- CONTINUED framework for prompt corrective action, the Company and its subsidiary must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and its subsidiary's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 and 1996 that the Company and its subsidiary meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997 and 1996, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Company and its subsidiary's actual capital amounts and ratios are also presented in the table.

                                                                                        TO BE WELL
                                                                                       CAPITALIZED
                                                                    FOR CAPITAL        UNDER PROMPT
                                                                      ADEQUACY      CORRECTIVE ACTION
                                                     ACTUAL           PURPOSES          PROVISIONS
                                                 ---------------   --------------   ------------------
                                                 AMOUNT    RATIO   AMOUNT   RATIO    AMOUNT     RATIO
                                                 -------   -----   ------   -----   --------   -------
As of December 31, 1997:
  Total Capital
     (to Risk Weighted Assets):
       Consolidated............................  $18,907   39.58%  $3,821   8.00%    $4,777     10.00%
       Bank....................................    8,191   19.05    3,439   8.00      4,299     10.00
  Tier I Capital
     (to Risk Weighted Assets):
       Consolidated............................   18,310   38.33    1,911   4.00      2,866      6.00
       Bank....................................    7,654   17.80    1,720   4.00      2,579      6.00
  Tier I Capital
     (to Average Assets):
       Consolidated............................   18,310   23.48    3,119   4.00      3,899      5.00
       Bank....................................    7,654    9.81    3,119   4.00      3,899      5.00
As of December 31, 1996:
  Total Capital
     (to Risk Weighted Assets):
       Consolidated............................  $ 7,604   18.88%  $3,223   8.00%    $4,029     10.00%
       Bank....................................    7,369   18.29    3,223   8.00      4,029     10.00
  Tier I Capital
     (to Risk Weighted Assets):
       Consolidated............................    7,100   17.62    1,611   4.00      2,417      6.00
       Bank....................................    6,865   17.04    1,611   4.00      2,417      6.00
  Tier I Capital
     (to Average Assets):
       Consolidated............................    7,100   10.56    2,689   4.00      3,361      5.00
       Bank....................................    6,865   10.21    2,689   4.00      3,361      5.00

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

13. OTHER OPERATING EXPENSES

     Other operating expenses consisted of the following:

                                                              1997   1996   1995
                                                              ----   ----   ----
Professional fees...........................................  $ 67   $ 65   $ 71
Directors fees..............................................   191    152    136
Insurance and assessments...................................    49     58    120
Postage, stationery and supplies............................   124    111    117
Other operating expense.....................................   168    176    134
                                                              ----   ----   ----
          Total.............................................  $599   $562   $578
                                                              ====   ====   ====

14. CONCENTRATIONS OF CREDIT

     All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 4 and 11, respectively.

     The Bank maintains due from bank accounts at various commercial banks in Alabama. The total cash balances are insured by the FDIC up to $100,000. Total uninsured balances held at these commercial banks amounted to $1,053 at December 31, 1997.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and Short-Term Investments: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

          Investment Securities: For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

          Loan Receivables: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

          Deposit Liabilities: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposit of similar remaining maturities.

          Commitments to Extend Credit and Standby Letters of Credit. The fair value of commitments and letters of credit is estimated to be approximately the same as the notional amount of the related commitment.

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

15. FAIR VALUE OF FINANCIAL INSTRUMENTS -- CONTINUED
     The estimated fair values of the Company's financial instruments as of December 31, 1997 and 1996 are as follows:

                                                           1997                 1996
                                                    ------------------   ------------------
                                                    CARRYING    FAIR     CARRYING    FAIR
                                                     AMOUNT     VALUE     AMOUNT     VALUE
                                                    --------   -------   --------   -------
FINANCIAL ASSETS:
  Cash and short-term investments.................  $20,538    $20,538   $12,638    $12,638
  Investment securities...........................   24,018     24,031    20,747     20,930
  Loans...........................................   32,394               31,228
  Less: Allowance for losses......................     (650)                (634)
  Net loans.......................................   31,744     31,800    30,594     30,600
                                                    -------    -------   -------    -------
          TOTAL FINANCIAL ASSETS..................  $76,300    $76,369   $63,979    $64,168
                                                    =======    =======   =======    =======
FINANCIAL LIABILITIES:
  Deposits........................................  $63,885    $63,973   $58,891    $58,941
                                                    =======    =======   =======    =======
UNRECOGNIZED FINANCIAL INSTRUMENTS:
  Commitments to extend credit....................  $    --    $ 5,294   $    --    $ 2,985
  Standby letters of credit.......................       --        351        --        170
                                                    -------    -------   -------    -------
          TOTAL UNRECOGNIZED FINANCIAL
            INSTRUMENTS...........................  $    --    $ 5,645   $    --    $ 3,155
                                                    =======    =======   =======    =======

16. PARENT COMPANY

     The condensed financial information for Warrior Capital Corporation (Parent Company only) is presented as follows:

STATEMENTS OF FINANCIAL CONDITION

                                                               1997      1996
                                                              -------   ------
ASSETS
  Cash......................................................  $ 6,717   $  257
  Investment in subsidiary, at equity.......................    7,636    6,848
  Intangibles, net..........................................      415      432
  Premises and equipment -- net.............................    4,676       --
  Other assets..............................................      148        1
                                                              -------   ------
                                                              $19,592   $7,538
                                                              =======   ======
LIABILITIES -- ACCOUNTS PAYABLE AND DEFERRED TAXES..........  $   886   $   23
STOCKHOLDERS' EQUITY........................................   18,706    7,515
                                                              -------   ------
                                                              $19,592   $7,538
                                                              =======   ======

                   WARRIOR CAPITAL CORPORATION AND SUBSIDIARY

16. PARENT COMPANY -- CONTINUED
STATEMENTS OF INCOME

                                                              1997   1996   1995
                                                              ----   ----   ----
INCOME
  Dividends from subsidiary.................................  $100   $235   $275
  Interest..................................................    65     --     --
                                                              ----   ----   ----
                                                               165    235    275
EXPENSE
  Directors' fees...........................................   136     98     89
  Other.....................................................    58     34     36
                                                              ----   ----   ----
                                                               194    132    125
                                                              ----   ----   ----
          Income (loss) before income tax benefit and equity
           in undistributed earnings of subsidiary..........   (29)   103    150
INCOME TAX BENEFIT..........................................    43      7     36
                                                              ----   ----   ----
          Income before equity in undistributed earnings of
           subsidiary.......................................    14    110    186
Equity in undistributed earnings of subsidiary..............   784    680    712
                                                              ----   ----   ----
          NET INCOME........................................  $798   $790   $898
                                                              ====   ====   ====

STATEMENTS OF CASH FLOWS

                                                               1997     1996    1995
                                                              -------   -----   -----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $   798   $ 790   $ 898
  Adjustments to reconcile net income to net cash (used)
     provided by operating activities:
     Amortization expense...................................       18      18      18
     Undistributed earnings of subsidiary...................     (784)   (680)   (712)
     Increase (decrease) in other liabilities...............       47    (141)     46
     Increase in other assets...............................     (149)     --      --
                                                              -------   -----   -----
          NET CASH (USED) PROVIDED BY OPERATING
            ACTIVITIES......................................      (70)    (13)    250
                                                              -------   -----   -----
NET CASH USED IN INVESTING ACTIVITIES
  Purchase of equipment.....................................     (141)     --      --
                                                              -------   -----   -----
CASH USED IN FINANCING ACTIVITIES
  Dividends paid............................................     (235)   (213)   (226)
  Proceeds from issuance of common stock....................   17,878      --      --
  Repurchase of common stock................................   (9,459)     --      --
  Payment on assumed debt...................................   (1,513)     --      --
                                                              -------   -----   -----
          Net cash provided (used) by financing
            activities......................................    6,671    (213)   (226)
                                                              -------   -----   -----
Net increase (decrease) in cash.............................    6,460    (226)     24
Cash at beginning of year...................................      257     483     459
                                                              -------   -----   -----
CASH AT END OF YEAR.........................................  $ 6,717   $ 257   $ 483
                                                              =======   =====   =====

                              THE BANC CORPORATION
                     (FORMERLY WARRIOR CAPITAL CORPORATION)

      CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                              SEPTEMBER 30,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $  4,844
Federal funds sold..........................................        4,000
Investment securities available for sale....................       25,966
Loans, net of unearned......................................       64,002
Less: Allowance for loan losses.............................         (805)
                                                                 --------
          Net loans.........................................       63,197
                                                                 --------
Premises and equipment, net.................................       15,856
Other assets................................................        4,423
                                                                 --------
          TOTAL ASSETS......................................     $118,286
                                                                 ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing.......................................     $ 14,923
  Interest-bearing..........................................       78,099
                                                                 --------
          TOTAL DEPOSITS....................................       93,022
Accrued expenses and other liabilities......................        3,636
                                                                 --------
          TOTAL LIABILITIES.................................       96,658
Minority interest in equity of subsidiary...................           26
Stockholders' Equity
  Common stock, par value $.001 per share; authorized
     25,000,000 shares; 5,448,000 shares issued and
     outstanding............................................            6
  Surplus...................................................       13,433
  Retained earnings.........................................        8,069
  Accumulated other comprehensive income....................           94
                                                                 --------
          TOTAL STOCKHOLDERS' EQUITY........................       21,602
                                                                 --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........     $118,286
                                                                 ========

             See Notes to Unaudited Condensed Financial Statements.

                              THE BANC CORPORATION
                     (FORMERLY WARRIOR CAPITAL CORPORATION)

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      AND COMPREHENSIVE INCOME (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                 1998          1997
                                                              -----------   -----------
                                                              (IN THOUSANDS EXCEPT PER
                                                                     SHARE DATA)
Interest income.............................................  $    5,019    $    3,931
Interest expense............................................       2,046         1,670
                                                              ----------    ----------
          Net interest income...............................       2,973         2,261
Provision for loan losses...................................         179           135
                                                              ----------    ----------
     Net interest income after provision for loan losses....       2,794         2,126
Noninterest income..........................................         457           382
Net loss on sale of securities..............................         (13)           (3)
Noninterest expenses........................................       3,527         1,520
                                                              ----------    ----------
          Income (loss) before income taxes.................        (289)          985
Income tax expense (benefit)................................        (685)          363
                                                              ----------    ----------
          Net income........................................         396           622
Other comprehensive income net of tax:
  Unrealized gain on securities available for sale..........         131             2
                                                              ----------    ----------
Comprehensive income........................................  $      527    $      624
                                                              ==========    ==========
Basic earnings per share....................................  $     0.07    $     0.23
                                                              ==========    ==========
Average number of shares outstanding........................   5,303,400     2,716,200
                                                              ==========    ==========

             See Notes to Unaudited Condensed Financial Statements.

                              THE BANC CORPORATION
                     (FORMERLY WARRIOR CAPITAL CORPORATION)

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                             ACCUMULATED
                                                                                OTHER           TOTAL
                                              COMMON             RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                              STOCK    SURPLUS   EARNINGS   (LOSS) INCOME      EQUITY
                                              ------   -------   --------   -------------   -------------
                                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Balance at December 31, 1997................   $ 5     $11,065    $7,673        $(37)          $18,706
Net income..................................    --          --       396          --               396
Issuance of 495,000 shares of common
  stock.....................................     1       2,368        --          --             2,369
Other comprehensive income..................    --          --        --         131               131
                                               ---     -------    ------        ----           -------
Balance at September 30, 1998...............   $ 6     $13,433    $8,069        $ 94           $21,602
                                               ===     =======    ======        ====           =======

             See Notes to Unaudited Condensed Financial Statements.

                              THE BANC CORPORATION
                     (FORMERLY WARRIOR CAPITAL CORPORATION)

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998      1997
                                                              --------   -------
                                                                (IN THOUSANDS)
Net cash provided by operating activities...................  $    782   $   930
                                                              --------   -------
Cash flows from investing activities:
  Net decrease (increase) in federal funds sold.............    13,000      (720)
  Proceeds from sales of securities available for sale......     9,274        12
  Proceeds from maturities of investment securities held to
     maturity...............................................    12,526     5,757
  Purchases of investment securities held to maturity.......   (23,520)   (5,486)
  Net increase in loans.....................................   (31,632)   (2,325)
  Purchases of premises and equipment.......................    (8,228)      (61)
  Investment in officers' life insurance....................    (2,401)       --
                                                              --------   -------
          Net cash used in investing activities.............   (30,981)   (2,823)
                                                              --------   -------
Cash flows from financing activities:
  Net increase in deposit accounts..........................    29,136     2,486
  Proceeds from issuance of common stock....................     2,369        --
  Cash dividends paid.......................................        --      (235)
                                                              --------   -------
          Net cash provided by financing activities.........    31,505     2,251
                                                              --------   -------
Net increase in cash and due from banks.....................     1,306       358
Cash and due from banks at beginning of period..............     3,538     3,388
                                                              --------   -------
Cash and due from banks at end of period....................  $  4,844   $ 3,746
                                                              ========   =======
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash (refund) payments for income taxes................  $    (10)  $   388
     Cash payments for interest.............................     1,770     1,427

             See Notes to Unaudited Condensed Financial Statements.

                              THE BANC CORPORATION
                     (FORMERLY WARRIOR CAPITAL CORPORATION)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

1. ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.

2. INCOME TAXES

     Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes currently payable and the provision for income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized on the Company's tax return, deferred tax assets are recognized for the carryforward amount.

     For the year 1998, the Company is expected to have available approximately $1,500,000 in general business tax credits related to the cost associated with the renovation of the John Hand building. For the period ending September 30, 1998 the Company has recognized a benefit, net of the tax effect of the related reduction in the tax basis of the asset, of approximately $700,000. Any credit not utilized on the Company's 1998 tax return will not expire until the year 2008.

3. RELATED PARTY TRANSACTION

     During 1998, the Company received $2,370,000 from the sale of common stock to various directors and executive officers of the Company. The stock was issued as part of a private offering initiated in 1997.

4. INVESTMENT SECURITIES

     As of September 30, 1998, the Company transferred securities with a carrying value of $25,623,000 and fair value of $25,821,000 from the held to maturity category to available for sale. The unrealized gain of $198,000 has been recognized in comprehensive income net of deferred income taxes of $79,000. The securities were transferred in order to allow the Company to become more liquid so as to meet the increasing loan demand being generated from its Birmingham branch which opened on July 1, 1998.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Commerce Bank of Alabama
Albertville, Alabama

     We have audited the accompanying balance sheet of Commerce Bank of Alabama as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Commerce Bank of Alabama for the year ended December 31, 1996 were audited by other auditors whose report, dated June 10, 1997, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of Commerce Bank of Alabama as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  MAULDIN & JENKINS, LLC

Albany, Georgia
February 13, 1998

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Commerce Bank of Alabama
Albertville, Alabama

     We have audited the accompanying balance sheet of Commerce Bank of Alabama as of December 31, 1996, and the related statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commerce Bank of Alabama as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Cochran, Wheeler and Kennedy, P.C.

June 10, 1997

                            COMMERCE BANK OF ALABAMA

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                  1997          1996
                                                              ------------   -----------
                                         ASSETS
Cash and due from banks.....................................  $  5,641,127   $ 7,609,484
Federal funds sold..........................................     6,635,000       330,000
Securities available for sale, at fair value................     9,356,603     3,001,026
Securities held to maturity, at cost (fair value $2,501,384
  and $3,120,993)...........................................     2,503,218     3,155,107
Loans.......................................................    77,268,735    51,162,673
Less allowance for loan losses..............................       698,283       411,011
                                                              ------------   -----------
    Loans, net..............................................    76,570,452    50,751,662
                                                              ------------   -----------
Premises and equipment, net.................................     2,821,649     2,655,593
Other assets................................................     1,433,498       951,620
                                                              ------------   -----------
                                                              $104,961,547   $68,454,492
                                                              ============   ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand................................  $  8,633,733   $ 7,344,706
  Interest-bearing demand...................................    15,599,423     8,474,921
  Savings...................................................     2,168,929     1,861,834
  Time, $100,000 and over...................................    18,692,820    10,846,515
  Other time................................................    52,349,727    32,939,310
                                                              ------------   -----------
         Total deposits.....................................    97,444,632    61,467,286
  Securities sold under agreements to repurchase............       216,258            --
  Other borrowings..........................................       242,631       248,606
  Other liabilities.........................................       547,532       506,438
                                                              ------------   -----------
         Total liabilities..................................    98,451,053    62,222,330
                                                              ------------   -----------
Commitments and contingent liabilities
Stockholders' equity
  Common stock, par value $.01; 20,000,000 shares
    authorized, 656,280 and 655,460 shares issued,
    respectively............................................         6,563         6,555
  Surplus...................................................     7,010,383     6,999,575
  Accumulated deficit.......................................      (534,709)     (762,430)
  Unrealized gains (losses) on securities available for
    sale, net of taxes......................................        28,257       (11,538)
                                                              ------------   -----------
         Total stockholders' equity.........................     6,510,494     6,232,162
                                                              ------------   -----------
                                                              $104,961,547   $68,454,492
                                                              ============   ===========

                       See Notes to Financial Statements.

                            COMMERCE BANK OF ALABAMA

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                 1997         1996
                                                              ----------   ----------
Interest income
  Interest and fees on loans................................  $6,595,214   $3,497,732
  Interest on taxable securities............................     738,190      307,794
  Interest on Federal funds sold............................     179,700      250,871
                                                              ----------   ----------
                                                               7,513,104    4,056,397
                                                              ----------   ----------
Interest expense
  Interest on deposits......................................   4,002,996    2,150,206
  Interest on other borrowings..............................      24,994       19,995
                                                              ----------   ----------
                                                               4,027,990    2,170,201
                                                              ----------   ----------
    Net interest income.....................................   3,485,114    1,886,196
Provision for loan losses...................................     584,000      372,000
                                                              ----------   ----------
    Net interest income after provision for loan losses.....   2,901,114    1,514,196
                                                              ----------   ----------
Other income
  Service charges on deposit accounts.......................     506,911      297,854
  Other service charges, commissions and fees...............      41,543       17,042
  Security transactions, net................................        (240)       8,600
  Other.....................................................      29,961       56,533
                                                              ----------   ----------
                                                                 578,175      380,029
                                                              ----------   ----------
Other expenses
  Salaries and employee benefits............................   1,745,659    1,209,639
  Equipment and occupancy expense...........................     424,077      290,137
  Supplies expense..........................................      87,383       63,460
  Advertising expense.......................................      57,748       44,467
  Telephone expense.........................................      64,416       52,603
  Other operating expense...................................     752,120      608,248
                                                              ----------   ----------
                                                               3,131,403    2,268,554
                                                              ----------   ----------
    Income (loss) before income taxes (benefits)............     347,886     (374,329)
Applicable income taxes (benefits)..........................     120,165      (81,500)
                                                              ----------   ----------
    Net income (loss).......................................  $  227,721   $ (292,829)
                                                              ==========   ==========
Net income (loss) per common share
  Basic.....................................................  $     0.35   $    (0.47)
                                                              ==========   ==========
  Diluted...................................................  $     0.34   $    (0.47)
                                                              ==========   ==========

                       See Notes to Financial Statements.

                            COMMERCE BANK OF ALABAMA

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                             UNREALIZED
                                                                                               GAINS
                                                                                            (LOSSES) ON
                                                                                             SECURITIES
                                              COMMON STOCK                                   AVAILABLE
                                           -------------------    CAPITAL     ACCUMULATED    FOR SALE,
                                           SHARES    PAR VALUE    SURPLUS       DEFICIT     NET OF TAXES     TOTAL
                                           -------   ---------   ----------   -----------   ------------   ----------
BALANCE, DECEMBER 31, 1995...............  550,100    $5,501     $5,495,799    $(469,601)     $     --     $5,031,699
  Net loss...............................       --        --             --     (292,829)           --       (292,829)
    Proceeds from sale of stock..........  100,000     1,000      1,449,000           --            --      1,450,000
    Shares issued under employee stock
      purchase plan......................      360         4          4,826           --            --          4,830
    Options exercised under incentive
      stock option plan..................    5,000        50         49,950           --            --         50,000
  Net change in unrealized (losses) on
    securities available-for-sale, net of
    taxes................................       --        --             --           --       (11,538)       (11,538)
                                           -------    ------     ----------    ---------      --------     ----------
BALANCE, DECEMBER 31, 1996...............  655,460     6,555      6,999,575     (762,430)      (11,538)     6,232,162
  Net income.............................       --        --             --      227,721            --        227,721
  Shares issued under employee stock
    purchase plan........................      820         8         10,808           --            --         10,816
  Net change in unrealized gains on
    securities available-for-sale, net of
    taxes................................       --        --             --           --        39,795         39,795
                                           -------    ------     ----------    ---------      --------     ----------
BALANCE, DECEMBER 31, 1997...............  656,280    $6,563     $7,010,383    $(534,709)     $ 28,257     $6,510,494
                                           =======    ======     ==========    =========      ========     ==========

                       See Notes to Financial Statements.

                            COMMERCE BANK OF ALABAMA

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                  1997           1996
                                                              ------------   ------------
OPERATING ACTIVITIES
  Net income (loss).........................................  $    227,721   $   (292,829)
                                                              ------------   ------------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation............................................       234,217        158,207
    Provision for loan losses...............................       584,000        372,000
    Provision for deferred taxes............................       120,165        (81,500)
    Loss on abandonment of assets...........................            --        (12,920)
    Net realized (gains) losses on securities available for
     sale...................................................           240         (8,600)
    Increase in interest receivable.........................       (52,474)      (271,580)
    Increase in interest payable............................       101,123        148,626
    Other prepaids, deferrals and accruals, net.............      (512,317)       142,863
                                                              ------------   ------------
         Total adjustments..................................       474,954        447,096
                                                              ------------   ------------
         Net cash provided by operating activities..........       702,675        154,267
                                                              ------------   ------------
INVESTING ACTIVITIES
  (Increase) decrease in Federal funds sold.................    (6,305,000)     5,460,000
  Purchases of securities available for sale................   (12,414,869)    (5,988,126)
  Proceeds from sales of securities available for sale......       999,375      2,980,000
  Proceeds from maturities of securities available for
    sale....................................................     5,118,191             --
  Purchases of securities held to maturity..................            --     (3,855,839)
  Proceeds from maturities of securities held to maturity...       651,889      4,251,438
  Increase in loans, net....................................   (26,518,790)   (28,983,419)
  Purchase of premises and equipment........................      (400,273)    (1,519,998)
                                                              ------------   ------------
         Net cash used in investing activities..............   (38,869,477)   (27,655,944)
                                                              ------------   ------------
FINANCING ACTIVITIES
  Increase in deposits......................................    35,977,346     32,967,019
  Increase in securities sold under agreements to
    repurchase..............................................       216,258             --
  Payments on other borrowings..............................        (5,975)        (5,517)
  Proceeds from sale of stock...............................        10,816      1,504,830
                                                              ------------   ------------
      Net cash provided by financing activities.............    36,198,445     34,466,332
                                                              ------------   ------------
Net increase (decrease) in cash and due from banks..........    (1,968,357)     6,964,655
Cash and due from banks at beginning of year................     7,609,484        644,829
                                                              ------------   ------------
Cash and due from banks at end of year......................  $  5,641,127   $  7,609,484
                                                              ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the year for:
      Interest..............................................  $  3,926,867   $  2,021,575
NONCASH TRANSACTIONS
  Net changes in unrealized gains (losses) on securities
    available for sale......................................  $     58,514   $    (15,700)
  Transfer from loans to other real estate..................  $    116,000   $         --

                       See Notes to Financial Statements.

                            COMMERCE BANK OF ALABAMA

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Commerce Bank of Alabama (the Bank) is a commercial bank with operations in the cities of Albertville, Gadsden, Guntersville and Rainbow City, Alabama. The Bank provides a full range of banking services to individual and corporate customers in the primary market areas described above and surrounding counties. The Bank is subject to the regulations of certain Federal and state agencies and is periodically examined by certain regulatory authorities.

BASIS OF PRESENTATION

     The accounting and reporting policies of the Bank conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and cash equivalents.

     The Bank maintains amounts due from banks which, at times, may exceed Federally insured limits. The Bank has not experienced any losses in such accounts.

SECURITIES

     Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. All other debt securities are classified as available for sale and carried at fair value with net unrealized gains and losses included in stockholders' equity net of tax.

     Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

LOANS

     Loans are carried at their principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

     Loan origination fees and certain direct costs of most loans are recognized at the time the loan is recorded. Because net origination loan fees and costs are not material, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

     The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                            COMMERCE BANK OF ALABAMA

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. Interest income is subsequently recognized only to the extent cash payments are received.

     A loan is impaired when it is probable the Bank will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

OTHER REAL ESTATE OWNED

     Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other income or expense.

INCOME TAXES

     Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized on the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

     Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards, and tax credits will be realized.

EARNINGS PER COMMON SHARE

     Basic earnings per share are calculated on the basis of the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of common shares outstanding and potential common shares. Earnings per common share for the prior periods have been restated to reflect the adoption of FASB 128.

CURRENT ACCOUNTING DEVELOPMENTS

     In June 1996, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". ("SFAS No. 125"). This Statement provides standards for distinguishing transfers of financial assets that are sales from those that are secured borrowings, and provides guidance on the recognition

                            COMMERCE BANK OF ALABAMA

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) and measurement of asset servicing contracts and on debt extinguishments. As issued, SFAS No. 125 is effective for transactions occurring after December 31, 1996. However, as a result of an amendment to SFAS No. 125 by the FASB in December 1996, certain provisions of SFAS No. 125 are deferred for an additional year. Adoption of the new accounting standard is not expected to have a material impact on the Bank's financial statements.

     In February 1997, the FASB issued SFAS No. 128, "Earnings per Share". This statement simplifies the standards for computing earnings per share previously set forth in APB Opinion No. 15, "Earnings per Share", and makes them comparable to international Earnings per Share ("EPS") standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement is effective for financial statements issued for periods ending after December 15, 1997. The adoption of this statement did not have a material impact on the Bank's financial statements.

     In June 1997, the FASB issued SFAS No 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance or other comprehensive income by their nature in a financial statement and display the accumulated balance or other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this statement is not expected to have a material impact on the Bank's financial statements.

     In June 1997, The FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The statement requires that a business enterprise report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. It requires reconciliations of total segment revenues, total segment profit or loss, total segment assets and other amounts disclosed for segments to corresponding amounts in the enterprise's general-purpose financial statements. It requires that the enterprise report information about the revenues derived from the enterprise's products or services, about the countries in which the enterprise earns revenues and hold assets and about major customers. This Statement is effective for financial Statements for periods beginning after

                            COMMERCE BANK OF ALABAMA

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
December 15, 1997. The adoption of this statement is not expected to have a material impact on the Bank's financial statements.

2. SECURITIES

     The amortized cost and fair value of securities are summarized as follows:

                                                                      GROSS        GROSS
                                                       AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                          COST        GAINS        LOSSES       VALUE
                                                       ----------   ----------   ----------   ----------
Securities Available for Sale
  December 31, 1997:
    U. S. Government and agency securities...........  $1,501,007    $   493      $     --    $1,501,500
    State and municipal securities...................     672,590        570            --       673,160
    Mortgage-backed securities.......................   7,140,192     42,476          (725)    7,181,943
                                                       ----------    -------      --------    ----------
                                                       $9,313,789    $43,539      $   (725)   $9,356,603
                                                       ==========    =======      ========    ==========
  December 31, 1996:
    U. S. Government and agency securities...........  $  496,372    $ 2,288      $    (23)   $  498,637
    Mortgage-backed securities.......................   2,520,354        282       (18,247)    2,502,389
                                                       ----------    -------      --------    ----------
                                                       $3,016,726    $ 2,570      $(18,270)   $3,001,026
                                                       ==========    =======      ========    ==========
                                                                      GROSS        GROSS
                                                       AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                          COST        GAINS        LOSSES       VALUE
                                                       ----------    -------      --------    ----------
Securities Held to Maturity
  December 31, 1997:
    U. S. Government and agency securities...........  $2,503,218    $ 1,001      $ (2,835)   $2,501,384
                                                       ----------    -------      --------    ----------
  December 31, 1996:
    U. S. Government and agency securities...........  $3,155,107    $   282      $(34,396)   $3,120,993
                                                       ==========    =======      ========    ==========

     The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                                            SECURITIES AVAILABLE FOR SALE   SECURITIES HELD TO MATURITY
                                                            -----------------------------   ---------------------------
                                                              AMORTIZED         FAIR         AMORTIZED         FAIR
                                                                COST            VALUE           COST          VALUE
                                                            -------------   -------------   ------------   ------------
Due from one year to five years...........................   $1,001,007      $1,001,500      $2,503,218     $2,501,384
Due from five to ten years................................      500,000         500,000              --             --
Due after ten years.......................................      672,590         673,160              --             --
Mortgage-backed securities................................    7,140,192       7,181,943              --             --
                                                             ----------      ----------      ----------     ----------
                                                             $9,313,789      $9,356,603      $2,503,218     $2,501,384
                                                             ==========      ==========      ==========     ==========

     Securities with a carrying value of $11,859,814 and $4,399,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

                            COMMERCE BANK OF ALABAMA

2. SECURITIES -- (CONTINUED)
     Gross realized gains and gross realized losses on sales of securities were:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1997      1996
                                                              -------   ------
Gross realized gains on sales of securities.................  $ 4,659   $8,679
Gross losses on sales of securities.........................   (4,899)     (79)
                                                              -------   ------
Net realized gains (losses) on sales of securities available for sale..................................................  $  (240)  $8,600
                                                              =======   ======

3. LOANS AND ALLOWANCE FOR LOAN LOSSES

     The composition of loans is summarized as follows:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
Commercial, financial and agricultural......................  $36,955,003   $24,892,841
Real estate -- construction.................................    4,980,736     1,737,989
Real estate -- mortgage, other..............................   22,448,723    13,950,911
Consumer....................................................   11,222,366     9,547,939
Other.......................................................    1,661,907     1,032,993
                                                              -----------   -----------
                                                               77,268,735    51,162,673
Allowance for loan losses...................................     (698,283)     (411,011)
                                                              -----------   -----------
Loans, net..................................................  $76,570,452   $50,751,662
                                                              ===========   ===========

     The total recorded investment in impaired loans was approximately $72,000 and $44,000 at December 31, 1997 and 1996, respectively. The average recorded investment in impaired loans for 1997 and 1996 was approximately $58,000 and $22,000, respectively. Interest income on impaired loans of $2,925 and $242 was recognized for cash payments received for the years ended 1997 and 1996, respectively.

     Changes in the allowance for loan losses for the years ended December 31 are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
BALANCE, BEGINNING OF YEAR..................................  $411,011   $174,467
  Provision charged to operations...........................   584,000    372,000
  Loans charged off.........................................  (400,670)  (143,456)
  Recoveries of loans previously charged off................   103,942      8,000
                                                              --------   --------
BALANCE, END OF YEAR........................................  $698,283   $411,011
                                                              ========   ========

     The Bank has granted loans to certain directors, executive officers, and related entities of the Bank. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1997 were as follows:

BALANCE, BEGINNING OF YEAR..................................  $1,617,163
  Advances..................................................   1,776,307
  Repayments................................................  (1,025,266)
                                                              ----------
BALANCE, END OF YEAR........................................  $2,368,204
                                                              ==========

                            COMMERCE BANK OF ALABAMA

4. PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
Land........................................................  $1,096,050   $  853,950
Buildings...................................................   1,154,374    1,140,705
Equipment...................................................   1,044,769      900,264
                                                              ----------   ----------
                                                               3,295,193    2,894,919
Accumulated depreciation....................................    (473,544)    (239,326)
                                                              ----------   ----------
                                                              $2,821,649   $2,655,593
                                                              ==========   ==========

     Depreciation expense for the years ended December 31, 1997 and 1996 was $234,217 and $158,207, respectively.

5. EMPLOYEE BENEFIT PLAN

     The Bank adopted a 401(k) Asset Accumulation Plan for its employees. The Plan covers substantially all employees who meet certain age and length of service requirements. Annual contributions are determined by the Board of Directors. Contributions to the plan charged to expense were $16,216 and $32,430 for the years ended December 31, 1997 and 1996, respectively.

6. INCENTIVE STOCK OPTION PLAN

     Annually, the Bank enters into certain Incentive Stock Option Agreements with certain key employees of the Bank. The agreements allow the employees to acquire a specified amount of stock within a period beginning six months after the date of grant and ending on the date which immediately precedes the tenth anniversary. Options must be exercised in a minimum of 1,000 shares per purchase unless less than 1,000 shares remain under the options. Options are exercised by payment in full upon notification by the holder to the Compensation Committee of his intent to exercise the options.

                                                                         DECEMBER 31,
                                                           -----------------------------------------
                                                                  1997                  1996
                                                           -------------------   -------------------
                                                                     WEIGHTED-             WEIGHTED-
                                                                      AVERAGE               AVERAGE
                                                                     EXERCISE              EXERCISE
                                                           NUMBER      PRICE     NUMBER      PRICE
                                                           -------   ---------   -------   ---------
Under option, beginning of year..........................   36,000    $11.69      27,500    $10.00
  Granted................................................    2,500     14.50      13,500     14.50
  Exercised..............................................       --        --      (5,000)    10.00
  Forfeited..............................................       --        --          --        --
                                                           -------    ------     -------    ------
Under option, end of year................................   38,500     11.87      36,000     11.69
                                                           =======               =======
Exercisable at end of year...............................   36,000                32,500
                                                           =======               =======
Available for grant at end of year.......................   56,500                59,000
                                                           =======               =======
Weighted-average fair value per option of options granted
  during the year........................................  $  6.57               $  6.81
                                                           =======               =======

                            COMMERCE BANK OF ALABAMA

6. INCENTIVE STOCK OPTION PLAN -- (CONTINUED)
     A further summary about options outstanding at December 31, 1997 is as follows:

                                                         OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                               ---------------------------------------   -----------------------
                                                               WEIGHTED-     WEIGHTED-                 WEIGHTED-
                                                                AVERAGE       AVERAGE                   AVERAGE
                                                 NUMBER       CONTRACTUAL    EXERCISE      NUMBER      EXERCISE
RANGE OF EXERCISE PRICES                       OUTSTANDING   LIFE IN YEARS     PRICE     OUTSTANDING     PRICE
------------------------                       -----------   -------------   ---------   -----------   ---------
$10.00.......................................    22,500            7.5        $10.00       22,500       $10.00
 14.50.......................................    10,000           8.25         14.50       10,000        14.50
 14.50.......................................     3,500           8.75         14.50        3,500        14.50
 14.50.......................................     2,500           10.0         14.50           --           --
                                                 ------                                    ------
                                                 38,500           7.97         11.87       36,000        11.69
                                                 ======                                    ======

     As permitted by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees". The Company recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1997 and 1996. If the Company had recognized compensation cost in accordance with SFAS No. 123, net income and net income per share would have been reduced as follows:

                                                                         DECEMBER 31,
                                                         ---------------------------------------------
                                                                 1997                    1996
                                                         ---------------------   ---------------------
                                                                      BASIC                  BASIC NET
                                                           NET      NET INCOME      NET        LOSS
                                                          INCOME    PER SHARE      LOSS      PER SHARE
                                                         --------   ----------   ---------   ---------
As reported............................................  $227,721     $ 0.35     $(292,829)   $(0.47)
Stock based compensation, net of related tax effect....   (10,844)     (0.02)      (60,718)    (0.10)
                                                         --------     ------     ---------    ------
As adjusted............................................  $216,877     $ 0.33     $(353,547)   $(0.57)
                                                         ========     ======     =========    ======

                                                                         DECEMBER 31,
                                                        -----------------------------------------------
                                                                1997                     1996
                                                        ---------------------   -----------------------
                                                                    DILUTED                 DILUTED NET
                                                          NET      NET INCOME      NET         LOSS
                                                         INCOME    PER SHARE      LOSS       PER SHARE
                                                        --------   ----------   ---------   -----------
As reported...........................................  $227,721     $ 0.34     $(292,829)    $(0.47)
Stock based compensation, net of related tax effect...   (10,844)     (0.01)      (60,718)     (0.09)
                                                        --------     ------     ---------     ------
As adjusted...........................................  $216,877     $ 0.33     $(353,547)    $(0.56)
                                                        ========     ======     =========     ======

     The fair value of the options granted in 1997 was based upon the discounted value of future cash flows of the options using the following assumptions:

Risk-free interest rate.....................................     6.13%
Expected life of the options................................  10 years
Expected dividends (as a percent of the fair value of the
  stock)....................................................     0.00%
Expected volatility.........................................     0.01%

                            COMMERCE BANK OF ALABAMA

7. EMPLOYEE STOCK PURCHASE PLAN

     Under the employee stock purchase plan, the Bank is authorized to issue up to 5,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Employees can subscribe at any one offering to a minimum of 10 shares and a maximum of 50 shares of the Bank's stock at a price that is 85% of the fair market value and is subject to the following:

          No employee shall be permitted to subscribe for any shares under the plan if such employee immediately after such a subscription, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Bank.

          No employee shall be allowed to subscribe for any shares under the plan which permits his rights to purchase shares under all stock purchase plans of the Bank to accrue at a rate which exceeds $25,000 of the fair market value of such shares for each calendar year.

     Under the plan, the Bank sold 325 and 360 shares in 1997 and 1996, respectively.

8. OTHER BORROWINGS

     Other borrowings consist of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
Note payable with interest at a fixed rate of 8%, payable in equal monthly installments, due October 5, 2005,
  collateralized by 3 lots in Guntersville..................  $ 67,631   $ 73,606
Advances under revolving credit agreement with the Federal
  Reserve Bank with interest adjusting at the weekly Federal funds rate minus 25 basis points, collateralized by
  specific securities.......................................   175,000    175,000
                                                              --------   --------
                                                              $242,631   $248,606
                                                              ========   ========

     Other borrowings at December 31, 1997 have maturities in future years as follows:

1998........................................................  $ 6,471
1999........................................................    7,008
2000........................................................    7,590
2001........................................................    8,220
2002........................................................    8,902
Later years.................................................   29,440
                                                              -------
                                                              $67,631
                                                              =======

9. INCOME TAXES

     The provision for income taxes consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
Current.....................................................  $     --   $     --
Deferred....................................................   120,165    (81,500)
                                                              --------   --------
  Provision for income taxes................................  $120,165   $(81,500)
                                                              ========   ========

                            COMMERCE BANK OF ALABAMA

9. INCOME TAXES -- (CONTINUED)
     The Bank's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                         DECEMBER 31,
                                                           ----------------------------------------
                                                                  1997                 1996
                                                           ------------------   -------------------
                                                            AMOUNT    PERCENT    AMOUNT     PERCENT
                                                           --------   -------   ---------   -------
Tax provision at statutory rate..........................  $118,281     34%     $(127,272)    (34)%
Tax-exempt interest......................................    (1,050)    --             --      --
Other items, net.........................................     2,934     --         45,772      12
                                                           --------     --      ---------    ----
  Provision for income taxes.............................  $120,165     34%     $ (81,500)    (22)%
                                                           ========     ==      =========    ====

     The components of deferred income taxes are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
DEFERRED TAX ASSETS:
  Loan loss reserves........................................  $136,529   $ 38,856
  Net operating loss carryover..............................   104,317    266,986
  Unrealized loss on securities available for sale..........        --      4,054
  Contribution carryover....................................    20,726     10,842
                                                              --------   --------
                                                               261,572    320,738
                                                              --------   --------
DEFERRED TAX LIABILITIES:
  Depreciation..............................................    65,053         --
  Unrealized gain on securities available for sale..........    14,557         --
                                                              --------   --------
                                                                79,610         --
                                                              --------   --------
NET DEFERRED TAX ASSETS.....................................  $181,962   $320,738
                                                              ========   ========

10. EARNINGS (LOSS) PER COMMON SHARE

     The following is a reconciliation of net income (loss) (the numerator) and the weighted average shares outstanding (the denominator) used in determining basic and diluted earnings (loss) per share:

                                                                 YEAR ENDED DECEMBER 31, 1997
                                                            ---------------------------------------
                                                              INCOME         SHARES       PER SHARE
                                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                            -----------   -------------   ---------
BASIC EARNINGS PER SHARE
Net income................................................   $227,721        655,565        $0.35
                                                                                            =====
EFFECT OF DILUTIVE SECURITIES
Stock options.............................................         --          6,983
                                                             --------        -------
DILUTIVE EARNINGS PER SHARE
Net income................................................   $227,721        662,548        $0.34
                                                             ========        =======        =====

                            COMMERCE BANK OF ALABAMA

10. EARNINGS (LOSS) PER COMMON SHARE -- (CONTINUED)

                                                                 YEAR ENDED DECEMBER 31, 1996
                                                            ---------------------------------------
                                                               LOSS          SHARES       PER SHARE
                                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                            -----------   -------------   ---------
BASIC LOSS PER SHARE
Net loss..................................................   $(292,829)      618,854       $(0.47)
                                                                                          =======
EFFECT OF DILUTIVE SECURITIES
Stock options.............................................          --         6,983
                                                             ---------       -------
DILUTIVE LOSS PER SHARE
Net loss..................................................   $(292,829)      625,837       $(0.47)
                                                             =========       =======       ======

11. COMMITMENTS AND CONTINGENT LIABILITIES

     In the normal course of business, the Bank has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Bank's commitments is as follows:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
Commitments to extend credit................................  $9,168,285   $7,399,000
Standby letters of credit...................................      57,080      100,000
                                                              ----------   ----------
                                                              $9,225,365   $7,499,000
                                                              ==========   ==========

     Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, crops, marketable securities, accounts receivable, inventory, equipment, and personal property.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

     In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management of the Bank, any liability resulting from such proceedings would not have a material effect on the Bank's financial statements.

                            COMMERCE BANK OF ALABAMA

12. CONCENTRATIONS OF CREDIT

     The Bank makes agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the market area described in Note 1. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the above areas.

     Thirty-six percent (36%) of the Bank's loan portfolio is concentrated in real estate loans, of which 6% consists of construction loans. A substantial portion of these loans are secured by real estate in the Bank's primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Bank's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

     The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 20% of statutory capital.

13. REGULATORY MATTERS

     The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1997, there were no retained earnings available for payment of dividends.

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997, the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                 TO BE WELL
                                                                           FOR CAPITAL       CAPITALIZED UNDER
                                                                             ADEQUACY        PROMPT CORRECTIVE
                                                         ACTUAL              PURPOSES        ACTION PROVISIONS
                                                   ------------------   ------------------   ------------------
                                                     AMOUNT     RATIO     AMOUNT     RATIO     AMOUNT     RATIO
                                                   ----------   -----   ----------   -----   ----------   -----
As of December 31, 1997
  Total Capital (to Risk Weighted Assets)........  $7,180,521   9.66%   $5,946,875   8.00%   $7,433,594   10.00%
  Tier I Capital (to Risk Weighted Assets).......  $6,482,237   8.72%   $2,973,438   4.00%   $4,460,156    6.00%
  Tier I Capital (to Average Assets).............  $6,482,237   6.67%   $3,884,840   4.00%   $4,856,050    5.00%

                            COMMERCE BANK OF ALABAMA

13. REGULATORY MATTERS -- (CONTINUED)

                                                                                               TO BE WELL
                                                                        FOR CAPITAL        CAPITALIZED UNDER
                                                                          ADEQUACY         PROMPT CORRECTIVE
                                                     ACTUAL               PURPOSES         ACTION PROVISIONS
                                               ------------------    ------------------    ------------------
                                                 AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                               ----------   -----    ----------   -----    ----------   -----
As of December 31, 1996
  Total Capital (to Risk Weighted Assets)....  $6,654,711   13.00%   $4,093,000    8.00%   $5,116,000   10.00%
  Tier I Capital (to Risk Weighted Assets)...  $6,243,700   12.20%   $2,046,000    4.00%   $3,070,000    6.00%
  Tier I Capital (to Average Assets).........  $6,243,700   16.70%   $1,495,000    4.00%   $1,869,000    5.00%

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

     The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

CASH, DUE FROM BANKS, AND FEDERAL FUNDS SOLD

     The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

AVAILABLE FOR SALE AND HELD TO MATURITY SECURITIES

     Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

LOANS

     For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

DEPOSITS

     The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

OTHER BORROWINGS

     The carrying amounts of securities sold under agreements to repurchase and other borrowings approximate their fair value.

                            COMMERCE BANK OF ALABAMA

14. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)
OFF-BALANCE SHEET INSTRUMENTS

     Fair values of the Bank's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Bank until such commitments are funded. The Bank has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

     The estimated fair values of the Bank's financial instruments were as follows:

                                                    DECEMBER 31, 1997           DECEMBER 31, 1996
                                                -------------------------   -------------------------
                                                 CARRYING        FAIR        CARRYING        FAIR
                                                  AMOUNT         VALUE        AMOUNT         VALUE
                                                -----------   -----------   -----------   -----------
Financial assets:
  Cash and due from banks, interest-bearing
    deposits with banks and Federal funds
    sold......................................  $12,276,127   $12,276,127   $ 7,939,484   $ 7,939,484
  Securities available for sale...............    9,356,603     9,356,603     3,001,026     3,001,926
  Securities held to maturity.................    2,503,218     2,501,384     3,155,107     3,120,993
  Loans.......................................   76,570,452    78,050,966    50,751,662    51,162,673
Financial liabilities:
  Deposits....................................   97,450,735    94,465,065    61,467,286    61,051,995
  Other borrowings............................      242,631       242,631       248,606       248,606
  Securities sold under agreements to
    repurchase................................      216,258       216,258            --            --

                            COMMERCE BANK OF ALABAMA

             CONDENSED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                              SEPTEMBER 30,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $  5,193
Federal funds sold..........................................          800
Investment securities available for sale....................       20,830
Loans, net of unearned......................................       98,511
Less: Allowance for loan losses.............................       (1,245)
                                                                 --------
          Net loans.........................................       97,266
                                                                 --------
Premises and equipment, net.................................        3,199
Other assets................................................        2,229
                                                                 --------
          Total assets......................................     $129,517
                                                                 ========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing.......................................     $ 12,587
  Interest-bearing..........................................      105,747
                                                                 --------
          Total deposits....................................      118,334
Accrued expenses and other liabilities......................        4,909
                                                                 --------
          Total liabilities.................................      123,243
Stockholders' Equity
  Common stock, par value $.01 per share; authorized
     20,000,000 shares; 659,135 shares issued and
     outstanding............................................            7
  Surplus...................................................        7,053
  Accumulated deficit.......................................         (890)
  Accumulated other comprehensive income....................          104
                                                                 --------
          Total stockholders' equity........................        6,274
                                                                 --------
          Total liabilities and stockholders' equity........     $129,517
                                                                 ========

             See Note to Unaudited Condensed Financial Statements.

                            COMMERCE BANK OF ALABAMA

                       CONDENSED STATEMENTS OF OPERATIONS
                  AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998        1997
                                                              --------    --------
                                                              (IN THOUSANDS EXCEPT
                                                                PER SHARE DATA)
Interest income.............................................  $  7,419    $  5,305
Interest expense............................................     4,148       2,885
                                                              --------    --------
          Net interest income...............................     3,271       2,420
Provision for loan losses...................................     1,285         370
                                                              --------    --------
          Net interest income after provision for loan
            losses..........................................     1,986       2,050
Noninterest income..........................................       490         516
Gain on sale of securities..................................         4          --
Noninterest expenses........................................     2,931       2,222
                                                              --------    --------
Income (loss) before income taxes...........................      (451)        344
Income tax expense (benefit)................................       (96)        107
                                                              --------    --------
          Net income (loss).................................      (355)        237
Other comprehensive income, net of tax:
  Unrealized gain on securities available for sale..........        76          11
                                                              --------    --------
Comprehensive income (loss).................................  $   (279)   $    248
                                                              ========    ========
Earnings (loss) per share
  Basic.....................................................  $  (0.54)   $   0.36
                                                              ========    ========
  Dilutive..................................................  $  (0.54)   $   0.36
                                                              ========    ========
Average number of shares outstanding
  Basic.....................................................   657,545     655,490
                                                              ========    ========
  Dilutive..................................................   664,528     662,473
                                                              ========    ========

             See Note to Unaudited Condensed Financial Statements.

                            COMMERCE BANK OF ALABAMA

       CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1998

                                                                              ACCUMULATED
                                                                                 OTHER           TOTAL
                                            COMMON             ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                            STOCK    SURPLUS     DEFICIT        INCOME          EQUITY
                                            ------   -------   -----------   -------------   -------------
                                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Balance at December 31, 1997..............    $7     $7,011       $(535)         $ 28           $6,511
Net loss..................................    --         --        (355)           --             (355)
2,855 shares issued under employee stock
  purchase plan...........................    --         42          --            --               42
Other comprehensive loss..................    --         --          --            76              (13)
                                              --     ------       -----          ----           ------
Balance at June 30, 1998..................    $7     $7,053       $ 890          $104           $6,274
                                              ==     ======       =====          ====           ======

             See Note to Unaudited Condensed Financial Statements.

                            COMMERCE BANK OF ALABAMA

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Net cash provided by operating activities...................  $  1,191   $    750
                                                              --------   --------
Cash flows from investing activities:
  Net decrease (increase) in federal funds sold.............     5,835       (720)
  Proceeds from sales of securities available for sale......     1,684      1,459
  Proceeds from maturities of investment securities
     available for sale.....................................     6,381      2,245
  Purchases of investment securities available for sale.....   (19,484)   (10,661)
  Proceeds from maturities of investment securities held to
     maturity...............................................     2,502        400
  Net increase in loans.....................................   (22,412)   (22,520)
  Purchase of stock in FHLB.................................       (31)       (50)
  Purchases of premises and equipment.......................      (561)      (125)
                                                              --------   --------
          Net cash used by investing activities.............   (26,086)   (29,972)
                                                              --------   --------
Cash flows from financing activities:
  Net increase in deposit accounts..........................    20,889     24,842
  Principal payments on long-term debt......................        (5)        (5)
  Advance form FHLB.........................................     3,000         --
  Net increase in short-term borrowings.....................       521      1,154
  Proceeds from issuance of common stock....................        42          7
                                                              --------   --------
          Net cash provided by financing activities.........    24,447     25,998
                                                              --------   --------
Net decrease in cash and due from banks.....................      (448)    (3,224)
Cash and due from banks at beginning of period..............     5,641      7,610
                                                              --------   --------
Cash and due from banks at end of period....................  $  5,193   $  4,386
                                                              ========   ========
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash payments for income taxes.........................  $     --   $     --
     Cash payments for interest.............................     4,076      2,832

             See Note to Unaudited Condensed Financial Statements.

                            COMMERCE BANK OF ALABAMA

               NOTE TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

1. ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Commerce Bank of Alabama
Albertville, Alabama

     We have audited the accompanying balance sheet of Commerce Bank of Alabama as of December 31, 1995, and the related statements of operations, cash flows and stockholders' equity for the period from organization (April 6, 1995) through December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commerce Bank of Alabama as of December 31, 1995, and the results of its operations and cash flows for the period then ended, in conformity with generally accepted accounting principles.

                                          Cochran, Wheeler and Kennedy, P.C.

January 12, 1996

                            COMMERCE BANK OF ALABAMA

                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                 ASSETS
Cash and cash equivalents:
  Cash and due from banks...................................  $   644,829
  Federal funds sold........................................    5,790,000
                                                              -----------
          Total cash and cash equivalents...................    6,434,829
Investment securities, held to maturity.....................    3,550,706
Loans, net..................................................   22,150,039
Premises and equipment, net.................................    1,280,882
Other real estate owned.....................................       40,000
Accrued interest receivable.................................      164,958
Deferred tax benefit........................................      241,825
Other assets................................................       96,034
                                                              -----------
          TOTAL ASSETS......................................  $33,959,273
                                                              ===========
                               LIABILITIES
Deposits:
  Demand....................................................  $ 8,149,930
  Savings...................................................    1,528,622
          Time..............................................   18,996,715
                                                              -----------
          Total deposits....................................   28,675,267
                                                              -----------
Accrued interest payable....................................      166,429
Long term debt..............................................       79,123
Other liabilities...........................................        6,755
                                                              -----------
          TOTAL LIABILITIES.................................   28,927,574
                                                              -----------
                          STOCKHOLDERS' EQUITY
Common stock -- par value $.01; 20,000,000 shares authorized
  550,100 shares issued and outstanding.....................  $     5,501
Additional paid in capital..................................    5,495,799
Accumulated deficit.........................................     (469,601)
                                                              -----------
          TOTAL STOCKHOLDERS' EQUITY........................    5,031,699
                                                              -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $33,959,273
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                            COMMERCE BANK OF ALABAMA

                            STATEMENT OF OPERATIONS
           FOR THE PERIOD FROM ORGANIZATION THROUGH DECEMBER 31, 1995

INTEREST INCOME
  Interest and fees on loans................................  $1,063,794
  Interest on investments...................................      92,640
  Interest on federal funds sold............................     321,629
                                                              ----------
          TOTAL INTEREST INCOME.............................   1,478,063
                                                              ----------
INTEREST EXPENSE
  Interest on deposits:
     Demand.................................................     188,269
     Savings................................................       6,566
     Time...................................................     569,442
     Interest on borrowings.................................       1,063
                                                              ----------
          TOTAL INTEREST EXPENSE............................     765,340
                                                              ----------
PROVISION FOR LOAN LOSSES...................................     226,000
                                                              ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........     486,723
                                                              ----------
OTHER INCOME
  Service charges on deposit accounts.......................      66,141
  Other fees and commissions................................       3,174
  Data processing services..................................      16,000
  Rental income.............................................       5,844
                                                              ----------
          TOTAL OTHER INCOME................................      91,159
                                                              ----------
OTHER EXPENSES
  Salaries and employee benefits............................     671,919
  Occupancy expense.........................................     145,283
  Equipment expense.........................................      13,576
  Other real estate expense.................................         945
  Loan and credit card expense..............................      28,800
  Marketing expense.........................................      33,609
  Supply expense............................................      89,970
  Outside professional services.............................      75,732
  Other expense.............................................     229,474
                                                              ----------
          TOTAL OTHER EXPENSES..............................   1,289,308
                                                              ----------
LOSS BEFORE INCOME TAX BENEFIT..............................    (711,426)
INCOME TAX BENEFIT..........................................     241,825
                                                              ----------
NET LOSS....................................................  $ (469,601)
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                            COMMERCE BANK OF ALABAMA

                            STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM ORGANIZATION THROUGH DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $   (469,601)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Provision for loan losses..............................       226,000
     Provision for tax benefit..............................      (241,825)
     Provision for depreciation.............................        80,036
     Net amortization (accretion) of investment securities
      premiums (discounts)..................................        (2,274)
     Other real estate......................................       (36,509)
     Accrued interest receivable............................      (164,958)
     Other assets...........................................       (99,525)
     Accrued interest payable...............................       166,429
     Other liabilities......................................         6,755
                                                              ------------
NET CASH USED BY OPERATING ACTIVITIES.......................      (535,472)
                                                              ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of investment securities........................    (3,548,432)
  Net increase in loans.....................................   (22,376,039)
  Purchase of premises and equipment........................    (1,360,918)
                                                              ------------
NET CASH USED BY INVESTING ACTIVITIES.......................   (27,285,389)
                                                              ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand, savings and interest bearing
     checking account.......................................     9,680,468
  Net increase in time deposits.............................    18,994,799
  Payments of principal.....................................        80,000
  New borrowing-long term...................................          (877)
  Capital contributions.....................................     5,501,300
                                                              ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    34,255,690
                                                              ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     6,434,829
CASH AND CASH EQUIVALENTS, Beginning of period..............            --
                                                              ------------
CASH AND CASH EQUIVALENTS, End of period....................  $  6,434,829
                                                              ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash Paid During Period For:
     Interest...............................................  $    598,911

   The accompanying notes are an integral part of these financial statements.

                            COMMERCE BANK OF ALABAMA

                       STATEMENT OF STOCKHOLDERS' EQUITY
           FOR THE PERIOD FROM ORGANIZATION THROUGH DECEMBER 31, 1995

                                                              ADDITIONAL
                                                    COMMON     PAID IN     ACCUMULATED
                                                     STOCK     CAPITAL       DEFICIT       TOTAL
                                                    -------   ----------   -----------   ----------
BALANCE, Beginning of period......................  $   --    $       --    $      --    $       --
Initial sale of 550,000 shares, April 1995........   5,500     5,494,500           --     5,500,000
ESOP purchases of 100 shares, November 1995.......       1         1,299           --         1,300
Net Loss..........................................      --            --     (469,601)     (469,601)
                                                    ------    ----------    ---------    ----------
BALANCE, End of period............................  $5,501    $5,495,789    $(469,601)   $5,031,699
                                                    ======    ==========    =========    ==========

   The accompanying notes are an integral part of these financial statements.

                            COMMERCE BANK OF ALABAMA

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

NATURE OF OPERATIONS

     Commerce Bank of Alabama was organized on April 6, 1995. Commerce Bank of Alabama operates under a bank charter with the State of Alabama and provides full banking services. The Bank is subject to regulation under the Federal Deposit Insurance Corporation and State of Alabama, State Banking Department. The area served by Commerce Bank of Alabama is the Marshall county area with two branches located in Albertville and Guntersville, Alabama.

INVESTMENT SECURITIES

     Investment securities are classified in three categories and accounted for as follows.

        Trading Securities. Government bonds held principally for resale in the near term and mortgage-backed securities held for sale in conjunction with the Bank's mortgage banking activities are classified as trading securities and recorded at their fair values. Realized and unrealized gains and losses on trading securities are included in other income.

        Securities to be Held to Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums, and accretion of discounts which are recognized in interest income suing the interest method over the period to maturity.

        Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as securities to be hold to maturity.

     Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related write-downs have been included in earnings as realized losses.

     Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders; equity until realized.

     Gains and losses on the sale of securities available for sale are determined using the specific-identification method. Premiums and discounts are amortized into interest income using a level yield method.

     At December 31, 1995, all securities held by the Bank are securities held to maturity. The Bank intends to hold these securities for an indefinite period of time-out may sell prior to maturity. Securities are held with the Bankers Bank and First Commercial Bank.

LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance of possible loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the sum-of-the-months-digits and simple interest methods.

     Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for possible loan losses is established through a provision for possible loan losses charged to expense. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience.

                            COMMERCE BANK OF ALABAMA

     The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided principally by the straight-line method, to distribute the cost of premises and equipment over their estimated useful lives of the assets. Maintenance and repairs of property and equipment are charged to operations, and the expenditures for major improvements and replacements are capitalized and added to the premises and equipment accounts. Upon retirement, sale, or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and the gain or loss is included in current operations.

OTHER REAL ESTATE

     Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, losses are charged to the allowance for loan losses and subsequent write downs are charged to expense in the period they are incurred.

INCOME TAXES

     Provisions for income taxes are based on amounts reported in the statement of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109 Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

CASH FLOWS

     For purposes of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in cash on hand, cash items, amounts due from banks, and federal funds sold.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unfunded lines of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable or related fees are incurred or received.

STOCK OPTIONS

     Stock options are provided to all eligible employees through the Bank's Employee Stock Option Plan and to certain key employees through the Incentive Stock Compensation Plan. Options are granted at below market prices to employees with the resulting difference between the option price and market value recognized as a component of compensation expense in the period that full payment is received.

                            COMMERCE BANK OF ALABAMA

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B -- INVESTMENT SECURITIES

     The carrying value and market value of investment securities follows:

                                                                   GROSS        GROSS
                                                    AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                                       COST        GAINS        LOSSES       VALUE
                                                    ----------   ----------   ----------   ----------
Held to maturity:
  U. S. government and agency securities..........  $3,550,706     $7,762        $580      $3,557,888
                                                    ==========     ======        ====      ==========

     The market value of investments are established with the assistance of an independent pricing service and are based on available market data which often reflects transactions of relatively small size and are not necessarily indicative of the prices at which large amounts of particular issues could readily be sold or purchased.

     The amortized cost and estimated market values of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call of prepayment penalties.

                                                                 HELD TO MATURITY
                                                              -----------------------
                                                              AMORTIZED      MARKET
                                                                 COST        VALUE
                                                              ----------   ----------
Due in one year or less.....................................  $1,900,000   $1,905,900
Due from one through five years.............................   1,500,706    1,501,988
Due from five through ten years.............................     150,000      150,000
Due after ten years.........................................          --           --
                                                              ----------   ----------
                                                              $3,550,706   $3,557,888
                                                              ==========   ==========

     Investment securities with a carrying value of approximately $1,900,000 at December 31, 1995 were pledged for various purposes as required or permitted by law.

                            COMMERCE BANK OF ALABAMA

NOTE C -- LOANS

     A summary of loans is as follows:

Loans secured by real estate:                                 IN THOUSANDS
  Construction..............................................    $ 1,142
  Farm land and farm residential............................        522
  Residential properties 1-4 family.........................      3,846
  Residential properties 5 or more family...................        102
  Non-farm/non-residential properties.......................        254
Loans for agricultural production...........................        234
Commercial and industrial loans.............................     10,909
Loans to individuals for household, family and personal.....      4,862
Other loans.................................................        453
                                                                -------
                                                                 22,324
  Less: Allowance for possible loan losses..................        174
                                                                -------
                                                                $22,150
                                                                =======

     Loans which are contractually past due 90 days or more as to interest or principal payments and loans which have been restructured to provide a reduction or deferral of interest or principal for reasons related to the debtors' financial difficulties are considered to be non-performing loans. There were no non-performing loans at December 31, 1995.

NOTE D -- ALLOWANCE FOR POSSIBLE LOAN LOSSES

     An analysis of the allowance for possible loan losses is as follows:

Balance, beginning of period................................  $     --
Provision charged to operating expenses.....................   226,000
Recoveries on loans previously charged off..................        --
Loans charged off...........................................    51,533
                                                              --------
Balance, end of period......................................  $174,467
                                                              ========

NOTE E -- PREMISES AND EQUIPMENT

     The major classes of premises and equipment are summarized as follows:

Land and improvements.......................................  $  342,151
Buildings...................................................     498,498
Furniture and equipment.....................................     520,269
                                                              ----------
                                                               1,360,918
Less: Accumulated depreciation..............................     (80,036)
                                                              ----------
                                                              $1,280,882
                                                              ==========

                            COMMERCE BANK OF ALABAMA

NOTE F -- DEPOSITS

     Deposits consisted of the following at December 31, 1995:

                                                              IN THOUSANDS
Deposits of individuals, partnerships, and corporations.....    $24,225
Deposits of states and political subdivisions...............      2,961
Other depository institutions in the U.S. ..................      1,188
Certified and official checks...............................        301
                                                                -------
                                                                $28,675
                                                                =======

NOTE G -- TIME DEPOSITS

     Time deposits outstanding in the amounts of $100,000 or more as of December 31, 1995 were approximately $9,652,000. Interest expense on these deposits for the period ended December 31, 1995 were approximately $357,000.

NOTE H -- LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1995:

Note payable, Edward R. Perkins, payable in equal monthly
  installments of $971 through October, 2005. This loan is
  collateralized by 3 lots in Guntersville. Interest accrues at 8%.....................................................  $79,123
                                                              =======

     Maturities of long-term debt for the next five years ending December 31, are as follows:

1996........................................................  $ 5,517
1997........................................................    5,975
1998........................................................    6,471
1999........................................................    7,008
2000........................................................    7,590
Thereafter..................................................   46,562
                                                              -------
                                                              $79,123
                                                              =======

NOTE I -- TRANSACTIONS WITH DIRECTORS AND SHAREHOLDERS

     In the ordinary course of business, the Bank has had, and may be expected to have in the future, banking transactions with its directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons and firms were indebted to the Bank for loans totaling approximately $1,293,700 at December 31, 1995.

                            COMMERCE BANK OF ALABAMA

NOTE J -- INCOME TAXES

     Income tax expense and its components are as follows:

Components of income tax expense:
  Currently paid or payable:
     Federal................................................  $     --
     State..................................................        --
                                                              --------
  Deferred (Net Operating Loss):
     Federal................................................   199,145
     State..................................................    42,680
                                                              --------
                                                               241,825
                                                              --------
                                                              $241,825
                                                              ========

     As of December 31, 1995 the Bank had a net operating loss (NOL) carryforward for federal income tax purposes of approximately $241,000 that may be used in future years to offset taxable income. To the extent not utilized, the NOL carryforward will expire in the year 2010.

NOTE K -- EMPLOYEE BENEFIT PLAN

     At organization, the Bank adopted a 401(k) Asset Accumulation Plan for its employees. The Plan covers substantially all employees who meet certain age and length of service requirements. Annual contributions are determined by the Board of Directors. Contributions to the Plan were $8,753 for the period ended December 31, 1995.

NOTE L -- INCENTIVE STOCK COMPENSATION PLAN

     Effective May, 1995, the Bank entered into certain Incentive Stock Option Agreements with certain key employees of the Bank. The agreements allow the employees to acquire a specified amount of stock within a period beginning six months after the date of grant and ending on the date which immediately precedes the fifth anniversary. Options must be exercised in a minimum of 1,000 shares per purchase unless less than 1.000 shares remain under the options. Options are exercised by payment in full upon notification by the holder to the Compensation Committee of his intent to exercise the options.

     An analysis of options outstanding is as follows:

                                                              NUMBER OF      WEIGHTED
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Options outstanding, beginning period.......................       --          $--
Options granted.............................................   27,500           10
Options exercised...........................................       --           --
                                                               ------          ---
Options outstanding, end of period..........................   27,500          $10
                                                               ======          ===

                            COMMERCE BANK OF ALABAMA

NOTE M -- EMPLOYEE STOCK PURCHASE PLAN

     Effective April, 1995, the Bank adopted an employee stock purchase plan whereby the employees may conveniently acquire shares of Bank's stock. The Bank provides offerings at six month intervals with offering periods lasting fifteen days. The minimum number of shares for which an eligible employee will be permitted to subscribe at any one offering is ten shares and the maximum is fifty subject to the following:

     No employee shall be permitted to subscribe for any shares under the Plan if such employee immediately after such a subscription, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Bank.

     No employee shall be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all stock purchase plans of the Bank to accrue at a rate which exceeds $25,000 of the fair market value of such shares for each calendar year.

     The established option price for stock at the predetermined offering dates is at 85% of fair market value as established by the Board of Directors. Employees are given the option to acquire the stock at the grant date or withhold the amount due from the employee's compensation over the next twelve months. The stock is transferred at the earlier of the date the last payment is withheld or payment is received directly from the employee.

     An analysis of options is as follows:

                                                              NUMBER OF      WEIGHTED
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Options outstanding, beginning of period....................      --          $   --
Options granted.............................................     395           11.05
Options exercised...........................................     395           11.05
                                                                 ---          ------
Options outstanding, end of period..........................      --          $   --
                                                                 ===          ======

     Options exercised at December 31, 1995 on which employees have elected payroll deduction are as follows:

Options:....................................................  295    shares
          Total Option Price................................        $ 3,260
Amount withheld, through December 31, 1995..................        $   277

     Compensation expense for the period ended December 31, 1995 recognized in conjunction with purchased shares totaled $295.

NOTE N -- CONTINGENT LIABILITIES AND COMMITMENTS

     The Bank's financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk, and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, standby letters of credit and unfunded lines of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1995 is as follows:

                                                               NOTIONAL
                                                                AMOUNT
                                                              ----------
Commitments to extend credit................................  $       --
Standby letters of credit...................................  $   10,000
Unfunded lines of credit....................................  $4,156,000

                            COMMERCE BANK OF ALABAMA

     Commitments to extend credit, unfunded lines of credit, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the balance sheets. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank has not incurred any losses on its commitments in 1995.

NOTE O -- CONCENTRATIONS OF CREDIT

     Most of the Bank's loans, commitments, and standby letters of credit have been granted to customers within Marshall County, Alabama. The concentrations of credit by type of loan are set forth in Note C. The distribution of commitments to extend credit and unfunded lines of credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.

NOTE P -- REGULATORY MATTERS

     The Bank is subject to the dividend restrictions set forth by the FDIC. Under such restrictions, the Bank may not, without the prior approval of the Bank's primary regulator, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. As of December 31, 1995, the Bank could not declare dividends without the approval of the State Banking Department and the F.D.I.C.

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Bank is required to have minimum Tier 1 and Total capital ratios of 4.00% and 8.00% respectively. The Bank's actual ratios at December 31, 1995 were approximately 16.9% and 17.4% respectively. Management believes, as of December 31, 1995, that the Bank meets all capital requirements to which it is subject.

NOTE Q -- PROPOSED BRANCH

     Prior to yearend, the Bank's Board of Directors established a committee to evaluate the possibilities of establishing a branch of the Bank in Gadsden, Alabama. In conjunction with the proposed branch, the Board of Directors obtained an option to lease certain real estate in Gadsden. The lease option is $5,000 and payable only if the Bank does not exercise the lease.

     The Bank intends to authorize 100,000 shares of stock for issuance in conjunction with establishing the proposed Branch. The Bank intends to offer these shares during the first quarter of 1996.

NOTE R -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which is practicable to estimate that value:

CASH AND FEDERAL FUNDS SOLD

     For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

                            COMMERCE BANK OF ALABAMA

INVESTMENT SECURITIES

     For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

LOANS

     The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSITS

     The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposit of similar remaining maturities.

LONG-TERM DEBT

     Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

     The fair value of commitments and letters of credit is estimated to be approximately the same as the notional amount of the related commitment.

     The estimated fair values of the Bank's financial instruments as of December 31, 1995 are as follows:

                                                              CARRYING    FAIR
                                                               VALUE      VALUE
                                                              --------   -------
                                                                 IN THOUSANDS
Financial Assets:
  Cash and federal funds sold...............................  $ 6,435    $ 6,435
  Investment securities.....................................    3,551      3,558
  Loans.....................................................   22,324
  Less: allowance for losses................................      174
                                                              -------    -------
  Net loans.................................................   22,150     22,443
                                                              -------    -------
          Total financial assets............................  $32,136    $32,436
                                                              =======    =======
Financial Liabilities:
  Deposits..................................................  $28,675    $28,589
  Long-term debt............................................       79         78
                                                              -------    -------
          Total financial liabilities.......................  $28,754    $28,667
                                                              =======    =======
Unrecognized Financial Instruments
  Unused lines of credit....................................  $ 4,156    $ 4,156
  Standby letter of credit..................................       10         10
                                                              -------    -------
          Total unrecognized financial instruments..........  $ 4,166    $ 4,166
                                                              =======    =======

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
and Stockholders
First Citizens Bancorp, Inc. and Subsidiary
Monroeville, Alabama

     We have audited the accompanying consolidated statements of financial condition of First Citizens Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Citizens Bancorp, Inc. and subsidiary at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                    DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP

Birmingham, Alabama
May 6, 1998

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                               1997      1996
                                                              -------   -------
                           ASSETS
Cash and due from banks.....................................  $ 1,044   $ 2,249
Federal funds sold..........................................       --       280
Investment securities available for sale....................    2,176     3,133
Loans.......................................................   30,193    24,378
Less: Allowance for loan losses.............................     (265)     (195)
                                                              -------   -------
      Net loans.............................................   29,928    24,183
                                                              -------   -------
Premises and equipment, net.................................      584       629
Accrued interest receivable.................................      469       393
Other assets................................................      895       756
                                                              -------   -------
         TOTAL ASSETS.......................................  $35,096   $31,623
                                                              =======   =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand................................  $ 4,678   $ 3,661
  Interest-bearing demand...................................    5,813     6,614
  Savings...................................................    1,692     1,502
  Time deposits $100,000 and over...........................    6,326     5,033
  Other time................................................   13,054    11,833
                                                              -------   -------
         TOTAL DEPOSITS.....................................   31,563    28,643
Federal funds purchased.....................................      100        --
Accrued expenses and other liabilities......................      422       404
                                                              -------   -------
         TOTAL LIABILITIES..................................   32,085    29,047
Stockholders' equity
  Common stock, par value $1 per share; authorized
    10,000,000 shares; 75,000 shares issued and
    outstanding.............................................       75        75
  Surplus...................................................    1,914     1,914
  Retained earnings.........................................    1,017       594
  Accumulated other comprehensive income (loss).............        5        (7)
                                                              -------   -------
         TOTAL STOCKHOLDERS' EQUITY.........................    3,011     2,576
                                                              -------   -------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........  $35,096   $31,623
                                                              =======   =======

          See Accompanying Notes to Consolidated Financial Statements.

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               1997     1996     1995
                                                              ------   ------   ------
INTEREST INCOME
  Interest and fees on loans................................  $2,755   $2,124   $1,317
  Interest on investment securities:
    Taxable.................................................     143      247      376
    Exempt from federal income tax..........................      16       15       45
  Interest on federal funds sold............................      39       50       70
  Interest and dividends on other investments...............       4        1        1
                                                              ------   ------   ------
         TOTAL INTEREST INCOME..............................   2,957    2,437    1,809
INTEREST EXPENSE ON DEPOSITS................................   1,215    1,008      786
                                                              ------   ------   ------
    Net interest income.....................................   1,742    1,429    1,023
PROVISION FOR LOAN LOSSES...................................     218       43       --
                                                              ------   ------   ------
    Net interest income after provision for loan losses.....   1,524    1,386    1,023
NONINTEREST INCOME
  Service charges and fees..................................     323      347      265
  Other income..............................................      92       79       64
  Gain on sale of securities................................      --        4       19
                                                              ------   ------   ------
         TOTAL NONINTEREST INCOME...........................     415      430      348
NONINTEREST EXPENSES
  Salaries and employee benefits............................     642      570      550
  Occupancy and equipment expense...........................     206      217      216
  Data processing expense...................................      97      135      114
  Other operating expenses..................................     358      310      236
                                                              ------   ------   ------
         TOTAL NONINTEREST EXPENSES.........................   1,303    1,232    1,116
                                                              ------   ------   ------
      Income before income taxes............................     636      584      255
Income tax expense..........................................     213      184       61
                                                              ------   ------   ------
      NET INCOME............................................     423      400      194
Other comprehensive income (loss), net of tax:
  Unrealized holding gains (losses) on securities available
    for sale arising during period..........................      12      (15)     117
                                                              ------   ------   ------
      COMPREHENSIVE INCOME..................................  $  435   $  385   $  311
                                                              ======   ======   ======
Earnings per common share
  Basic.....................................................  $ 5.64   $ 5.33   $ 2.59
  Diluted...................................................    5.56     5.30     2.59

          See Accompanying Notes to Consolidated Financial Statements.

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                                        ACCUMULATED
                                                                                           OTHER
                                                                                       COMPREHENSIVE       TOTAL
                                                         COMMON             RETAINED      INCOME       STOCKHOLDERS'
                                                         STOCK    SURPLUS   EARNINGS      (LOSS)          EQUITY
                                                         ------   -------   --------   -------------   -------------
Balance -- January 11, 1995 issuance of 75,000 shares
  in exchange for 100% of the outstanding shares of
  First Citizens Bank..................................   $75     $1,914     $   --        $(109)         $1,880
Net income.............................................    --         --        194           --             194
Other comprehensive income.............................    --         --         --          117             117
                                                          ---     ------     ------        -----          ------
Balance at December 31, 1995...........................    75      1,914        194            8           2,191
Net income.............................................    --         --        400           --             400
Other comprehensive loss...............................    --         --         --          (15)            (15)
                                                          ---     ------     ------        -----          ------
Balance at December 31, 1996...........................    75      1,914        594           (7)          2,576
Net income.............................................    --         --        423           --             423
Other comprehensive income.............................    --         --         --           12              12
                                                          ---     ------     ------        -----          ------
Balance at December 31, 1997...........................   $75     $1,914     $1,017        $   5          $3,011
                                                          ===     ======     ======        =====          ======

          See Accompanying Notes to Consolidated Financial Statements.

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                               1997       1996      1995
                                                              -------   --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $   423   $    400   $   194
  Adjustments to reconcile net income to net cash provided
    by operations:
    Depreciation and amortization...........................       72         77        83
    Net premium amortization................................        4          6        --
    Gain on sale of securities..............................       --         (4)      (19)
    Provision for loan losses...............................      218         43        --
    (Increase) decrease in accrued interest receivable......      (76)         1      (102)
    Increase in other assets................................      (52)       (35)      (21)
    Increase in accrued interest payable....................       66         66        40
    (Decrease) increase in other liabilities................      (48)        77        96
                                                              -------   --------   -------
         NET CASH PROVIDED BY OPERATIONS....................      607        631       271
                                                              -------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Net decrease (increase) in federal funds sold.............      280      2,690    (2,630)
  Proceeds from sales of securities available for sale......       --         --       219
  Proceeds from maturities of securities available for
    sale....................................................    1,518      2,680     1,232
  Purchases of investment securities available for sale.....     (545)      (102)   (2,185)
  Proceeds from sales of securities held to maturity........       --         --       931
  Proceeds from maturities of investments securities held to
    maturity................................................       --        656     1,457
  Purchases of investment securities held to maturity.......       --         --      (401)
  Net increase in loans.....................................   (5,963)   (10,187)   (3,951)
  Purchases of premises and equipment.......................      (27)       (35)       --
  Purchase of FHLB stock....................................      (95)        --        --
                                                              -------   --------   -------
         NET CASH USED IN INVESTING ACTIVITIES..............   (4,832)    (4,298)   (5,328)
                                                              -------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand and savings deposits....      406       (201)    2,558
  Net increase in certificates of deposit and other time
    deposits................................................    2,514      4,631     2,529
  Net increase in federal funds purchased...................      100         --        --
                                                              -------   --------   -------
         NET CASH PROVIDED BY FINANCING ACTIVITIES..........    3,020      4,430     5,087
                                                              -------   --------   -------
Net (decrease) increase in cash and due from banks..........   (1,205)       763        30
Cash and due from banks at beginning of year................    2,249      1,486     1,456
                                                              -------   --------   -------
CASH AND DUE FROM BANKS AT END OF YEAR......................  $ 1,044   $  2,249   $ 1,486
                                                              =======   ========   =======
SUPPLEMENTAL CASH FLOW INFORMATION
  Selected cash payments and noncash activities were as
    follows:
    Cash payments (refund) for income taxes.................  $   322   $    104   $   (24)
    Cash payments for interest..............................    1,149        942       746

          See Accompanying Notes to Consolidated Financial Statements.

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed by First Citizens Bancorp, Inc. ("Company") and its subsidiary and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of its wholly-owned subsidiary, First Citizens Bank of Monroe County ("Bank"). All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

INVESTMENT SECURITIES

     The Bank's investments in securities are classified as available for sale and carried at fair value with net unrealized holding gains and losses recognized as other comprehensive income and included in stockholders' equity net of tax.

     Interest, including amortization of premiums and accretion of discounts, are included in interest income. Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding.

     The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using certain straight-line and accelerated methods.

     Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and betterments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statement of income.

INCOME TAXES

     Income tax expense is based on amounts reported in the statements of income and comprehensive income after exclusion of nontaxable income such as interest on state and municipal securities and certain nondeductible expenses (See Note
9).

EARNINGS PER COMMON SHARE

     Basic earnings per common share are computed by dividing earnings available to stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock, as prescribed by SFAS No. 128, Earnings per Share. The following reconciles the weighted average number of shares outstanding:

                                                               1997     1996     1995
                                                              ------   ------   ------
Weighted average of common shares outstanding...............  75,000   75,000   75,000
Effect of dilutive options..................................   1,113      444       --
                                                              ------   ------   ------
Weighted average of common shares outstanding effected for
  dilution..................................................  76,113   75,444   75,000
                                                              ======   ======   ======

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due from Banks."

EFFECT OF NEW FINANCIAL ACCOUNTING STANDARDS

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. SFAS No. 123, became effective for years beginning after December 15, 1995, and allows for the option of continuing to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and the related Interpretations or selecting

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) the fair value method of expense recognition as described in SFAS No. 123. The Company has elected to follow APB No. 25 in accounting for its employee stock options.

     In February 1997, the FASB issued SFAS No. 128, Earnings per Share. This statement simplifies the standards for computing earnings per share previously set forth in APB Opinion No. 15, Earnings per Share, and makes them comparable to international Earnings per Share ("EPS") standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement is effective for financial statements issued for periods ending after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

2. RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

     The subsidiary bank is required to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve Bank. The amount of those reserves required at December 31, 1997 was approximately $175.

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

3. INVESTMENT SECURITIES

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1997 and 1996 are as follows:

                                                                         (IN THOUSANDS)
                                                         -----------------------------------------------
                                                                       GROSS        GROSS      ESTIMATED
                                                         AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                           COST        GAINS        LOSSES       VALUE
                                                         ---------   ----------   ----------   ---------
DECEMBER 31, 1997
  Obligations of U.S. government corporations and
    agencies...........................................   $1,916        $ 4          $ 4        $1,916
  State, county and municipal securities...............      252          8           --           260
                                                          ------        ---          ---        ------
         Totals........................................   $2,168        $12          $ 4        $2,176
                                                          ======        ===          ===        ======
DECEMBER 31, 1996
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies...............   $2,891        $ 6          $20        $2,877
  State, county and municipal securities...............      253          4            1           256
                                                          ------        ---          ---        ------
         Totals........................................   $3,144        $10          $21        $3,133
                                                          ======        ===          ===        ======

     Securities with an amortized cost of $1,722 at December 31, 1997 were pledged to secure United States government deposits and other public funds and for other purposes as required or permitted by law.

     Gross realized gains and losses on investments in debt securities available for sale for each of the three years in the period ended December 31, 1997 were as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Gross realized gains........................................  $--    $ 5    $29
Gross realized losses.......................................   --      1     10

     The amortized cost and estimated fair values of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                          ESTIMATED
                                                              AMORTIZED     FAIR
                                                                COST        VALUE
                                                              ---------   ---------
Due in one year or less.....................................   $  561      $  560
Due after one year through five years.......................    1,260       1,262
Due after five years through ten years......................      323         329
Due after ten years.........................................       24          25
                                                               ------      ------
                                                               $2,168      $2,176
                                                               ======      ======

4. LOANS

     The Bank grants loans to customers primarily in Monroe County, Alabama.

     At December 31 the composition of the loan portfolio was as follows:

                                                               1997      1996
                                                              -------   -------
Commercial, industrial and agricultural.....................  $ 9,933   $ 8,051
Real estate -- construction.................................    1,362       764
            -- mortgage.....................................   10,680     8,866
Loans to individuals for personal expenditures..............    8,218     6,697
                                                              -------   -------
         Total loans........................................   30,193    24,378
Allowance for loan losses...................................     (265)     (195)
                                                              -------   -------
  Net loans.................................................  $29,928   $24,183
                                                              =======   =======

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

4. LOANS -- (CONTINUED)
     At December 31, 1997 and 1996 the Company's recorded investment in loans considered to be impaired under SFAS 114 were $67 and $273, respectively, all of which were on nonaccrual status with no related allowance. The average recorded investment in impaired loans during 1997 was approximately $170.

     The Bank has no commitments to loan additional funds to the borrowers whose loans are nonaccruing.

5. ALLOWANCE FOR LOAN LOSSES

     A summary of the allowance for loan losses for the year ended December 31, 1997, 1996 and 1995 follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Balance at beginning of year................................  $195   $209   $188
Provision for loan losses...................................   218     43     --
Loan charge-offs............................................  (195)  (109)   (41)
Recoveries..................................................    47     52     62
                                                              ----   ----   ----
Balance at end of year......................................  $265   $195   $209
                                                              ====   ====   ====

6. PREMISES AND EQUIPMENT

     Components of premises and equipment at December 31, 1997 and 1996 are as follows:

                                                               1997     1996
                                                              ------   ------
Land........................................................  $   85   $   85
Bank premises and leasehold improvements....................     680      680
Furniture and equipment.....................................     410      383
                                                              ------   ------
                                                               1,175    1,148
  Less: Accumulated depreciation............................    (591)    (519)
                                                              ------   ------
    Net premises and equipment..............................  $  584   $  629
                                                              ======   ======

7. RETIREMENT PLAN

     The Bank has a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Employees may contribute a maximum of 15% of compensation for the plan year. In addition, the plan allows the Bank to make discretionary contributions. In 1997 and 1996 the Bank's contributions to the plan were $10 and $5, respectively.

8. STOCK OPTION PLAN

     On January 9, 1996, the Company granted its CEO an option to purchase 5,000 shares of its common stock at the option price of $28.96 per share. The options are fully vested and expire January 9, 2001.

     As permitted by Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company recognized no compensation cost for stock-based employee compensation awards for the year

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

8. STOCK OPTION PLAN -- (CONTINUED)
ended December 31, 1996. If the Company had recognized compensation cost in accordance with SFAS No. 123, net income and net income per share would have been reduced as follows:

                                                              DECEMBER 31, 1996
                                                              ------------------
                                                                       BASIC NET
                                                               NET      INCOME
                                                              INCOME   PER SHARE
                                                              ------   ---------
As reported.................................................   $400      $5.33
Stock based compensation, net of related tax effect.........    (25)      (.33)
                                                               ----      -----
As adjusted.................................................   $375      $5.00
                                                               ====      =====

     The fair value of the options granted in 1996 was based upon the discounted value of future cash flows of the options using the following assumptions:

Risk-free interest rate.....................................     6.13%
Expected life of the options................................  10 years
Expected dividends (as a percent of the fair value of the
  stock)....................................................     0.00%

9. INCOME TAX EXPENSE

     The components of income tax expense are as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Currently payable:
  Federal...................................................  $218   $169   $61
  State.....................................................    17     22    14
                                                              ----   ----   ---
         Total currently payable............................   235    191    75
Tax effect of temporary differences.........................   (22)    (7)  (14)
                                                              ----   ----   ---
    Income tax expense......................................  $213   $184   $61
                                                              ====   ====   ===

     As of December 31, 1997 and 1996 the deferred tax asset consisted of the following:

                                                              1997   1996
                                                              ----   ----
Deferred tax asset:
  Provision for loan losses.................................  $33    $10
  Deferred compensation.....................................   21     21
  Net unrealized gain (loss) on securities available for
    sale....................................................   (3)     5
                                                              ---    ---
    Deferred tax asset......................................  $51    $36
                                                              ===    ===

     The effective tax rate differs significantly from the expected tax using the statutory rate of 34%. Reconciliation between the expected tax and the actual provision for income taxes follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Expected tax at 34% of income tax before taxes..............  $216   $199   $87
Add (deduct):
  State income taxes, net of federal tax benefit............    11     15     9
  Effect of interest income exempt from Federal income
    taxes...................................................   (12)   (11)  (19)
  Unallowable interest deduction............................     1      1     2
  Other items -- net........................................    (3)   (20)  (18)
                                                              ----   ----   ---
    Income tax expense......................................  $213   $184   $61
                                                              ====   ====   ===

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

10. RELATED PARTY TRANSACTIONS

     The Bank has entered into transactions with its directors, executive officers, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Changes in related party loans for the year ended December 31, 1997 were as follows:

     BALANCE                                     BALANCE
DECEMBER 31, 1996   ADVANCES   REPAYMENTS   DECEMBER 31, 1997
-----------------   --------   ----------   -----------------
      $908          $652          $148           $1,412
      ====          ====          ====           ======

11. TIME DEPOSITS

     The maturities of time certificates of deposit and other time deposits of $100,000 or more at December 31, 1997 are as follows:

                                                                  TIME        OTHER
                                                              CERTIFICATES     TIME
                                                               OF DEPOSIT    DEPOSITS   TOTAL
                                                              ------------   --------   ------
Three months or less........................................     $2,799        $275     $3,074
Over three through six months...............................      1,117          --      1,117
Over six through twelve months..............................      2,135          --      2,135
                                                                 ------        ----     ------
                                                                 $6,051        $275     $6,326
                                                                 ======        ====     ======

12. COMMITMENTS AND CONTINGENCIES

     The consolidated financial statements do not reflect the Bank's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. The following is a summary of the Bank's commitments and contingent liabilities at December 31, 1997 and 1996:

                                                              1997    1996
                                                              ----   ------
Commitments to extend credit................................  $772   $1,023
Standby letters of credit...................................   130      130

     Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

     The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

13. REGULATORY RESTRICTIONS

     The primary source of funds available to the Company is the payment of dividends by its subsidiary Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Approximately $1,004 are available to be paid as dividends by the Bank subsidiary at December 31, 1997.

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

13. REGULATORY RESTRICTIONS -- (CONTINUED)
     The Company and its subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possible additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and its subsidiary capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 and 1996 that the Company meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997 and 1996, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Company and its subsidiary's actual capital amounts and ratios are also presented in the table.

                                                                                                   TO BE WELL
                                                                                                  CAPITALIZED
                                                                              FOR CAPITAL         UNDER PROMPT
                                                                                ADEQUACY           CORRECTIVE
                                                               ACTUAL           PURPOSES       ACTION PROVISIONS
                                                           --------------    --------------    ------------------
                                                           AMOUNT   RATIO    AMOUNT   RATIO     AMOUNT     RATIO
                                                           ------   -----    ------   -----    --------   -------
As of December 31, 1997:
  Total Capital (to Risk Weighted Assets):
      Consolidated.......................................  $3,271   13.49%   $1,940   8.00%     $2,425     10.00%
      Bank...............................................   3,257   13.43     1,940   8.00       2,425     10.00

  Tier I Capital (to Risk Weighted Assets):
      Consolidated.......................................   3,006   12.40       970   4.00       1,455      6.00
      Bank...............................................   2,992   12.34       970   4.00       1,455      6.00

  Tier I Capital (to Average Assets):
      Consolidated.......................................   3,006   10.22     1,177   4.00       1,471      5.00
      Bank...............................................   2,992   10.17     1,177   4.00       1,471      5.00

As of December 31, 1996:
  Total Capital (to Risk Weighted Assets):
      Consolidated.......................................  $2,778   11.46%   $1,940   8.00%     $2,425     10.00%
      Bank...............................................   2,764   11.40     1,940   8.00       2,425     10.00

  Tier I Capital (to Risk Weighted Assets):
      Consolidated.......................................   2,583   10.65       970   4.00       1,455      6.00
      Bank...............................................   2,569   10.60       970   4.00       1,455      6.00

  Tier I Capital (to Average Assets) Consolidated........   2,583    8.78     1,177   4.00       1,471      5.00
      Bank...............................................   2,569    8.73     1,177   4.00       1,471      5.00

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

14. OTHER OPERATING EXPENSES

     Other operating expenses consisted of the following:

                                                              1997   1996   1995
                                                              ----   ----   ----
Professional fees...........................................  $ 62   $ 44   $ 23
Directors fees..............................................    16     15     12
Insurance and assessments...................................    27     22     38
Postage.....................................................    32     25     25
Bank service charges........................................    29     27     28
Other operating expense.....................................   192    177    110
                                                              ----   ----   ----
         Total..............................................  $358   $310   $236
                                                              ====   ====   ====

15. CONCENTRATIONS OF CREDIT

     All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 4 and 12, respectively.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and Short-Term Investments: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities: For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

     Loan Receivables: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Deposit Liabilities: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposit of similar remaining maturities.

     Commitments to Extend Credit and Standby Letters of Credit. The fair value of commitments and letters of credit is estimated to be approximately the same as the notional amount of the related commitment.

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

16. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)
     The estimated fair values of the Company's financial instruments as of December 31, 1997 and 1996 are as follows:

                                                                     1997                 1996
                                                              ------------------   ------------------
                                                              CARRYING    FAIR     CARRYING    FAIR
                                                               AMOUNT     VALUE     AMOUNT     VALUE
                                                              --------   -------   --------   -------
FINANCIAL ASSETS:
  Cash and short-term investments...........................  $ 1,044    $ 1,044   $ 2,529    $ 2,529
  Investment securities.....................................    2,176      2,176     3,133      3,133
  Loans.....................................................   30,193         --    24,378         --
  Less: Allowance for losses................................     (265)        --      (195)        --
                                                              -------              -------
  Net loans.................................................   29,928     30,160    24,183     24,374
                                                              -------    -------   -------    -------
         TOTAL FINANCIAL ASSETS.............................  $33,148    $33,380   $29,845    $30,036
                                                              =======    =======   =======    =======
FINANCIAL LIABILITIES:
  Deposits..................................................  $31,563    $31,722   $28,643    $28,737
  Short-term borrowings.....................................      100        100        --         --
                                                              -------    -------   -------    -------
         TOTAL FINANCIAL LIABILITIES........................  $31,663    $31,822   $28,643    $28,737
                                                              =======    =======   =======    =======
UNRECOGNIZED FINANCIAL INSTRUMENTS:
  Commitments to extend credit..............................  $    --    $   772   $    --    $ 1,023
  Standby letters of credit.................................       --        130        --        130
                                                              -------    -------   -------    -------
         TOTAL UNRECOGNIZED FINANCIAL INSTRUMENTS...........  $    --    $   902   $    --    $ 1,153
                                                              =======    =======   =======    =======

17. PARENT COMPANY

     The condensed financial information for First Citizens Bancorp, Inc. (Parent Company only) is presented as follows:

     STATEMENTS OF FINANCIAL CONDITION

                                                               1997     1996
                                                              ------   ------
ASSETS
  Cash......................................................  $   10   $   11
  Investment in subsidiary, at equity.......................   2,999    2,563
  Other assets..............................................       2        2
                                                              ------   ------
                                                              $3,011   $2,576
                                                              ======   ======
STOCKHOLDERS' EQUITY........................................  $3,011   $2,576
                                                              ======   ======

                  FIRST CITIZENS BANCORP, INC. AND SUBSIDIARY

17. PARENT COMPANY -- (CONTINUED)
    STATEMENTS OF INCOME

                                                              1997   1996   1995
                                                              ----   ----   ----
INCOME
  Dividends from subsidiary.................................  $ --   $ --   $ 15
EXPENSE -- OTHER............................................     1      1     --
                                                              ----   ----   ----
  Income (loss) before income tax expense (benefit) and
    equity in undistributed earnings of subsidiary..........    (1)    (1)    15
INCOME TAX EXPENSE (BENEFIT)................................    --     (5)     5
                                                              ----   ----   ----
  Income (loss) before equity in undistributed earnings of
    subsidiary..............................................    (1)     4     10
Equity in undistributed earnings of subsidiary..............   424    396    184
                                                              ----   ----   ----
         NET INCOME.........................................  $423   $400   $194
                                                              ====   ====   ====

    STATEMENTS OF CASH FLOWS

                                                              1997    1996    1995
                                                              -----   -----   -----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $ 423   $ 400   $ 194
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities:
    Undistributed earnings of subsidiary....................   (424)   (396)   (184)
    Increase (decrease) in other liabilities................     --      (5)      5
    Increase in other assets................................     --      --      (3)
                                                              -----   -----   -----
         NET CASH (USED IN) PROVIDED BY OPERATING
           ACTIVITIES.......................................     (1)     (1)     12
                                                              -----   -----   -----
Net (decrease) increase in cash.............................     (1)     (1)     12
Cash at beginning of year...................................     11      12      --
                                                              -----   -----   -----
CASH AT END OF YEAR.........................................  $  10   $  11   $  12
                                                              =====   =====   =====

                          FIRST CITIZENS BANCORP, INC.

      CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                              SEPTEMBER 30,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $ 1,298
Interest bearing deposits in other banks....................           8
Investment securities available for sale....................       1,225
Loans, net of unearned......................................      34,713
Less: Allowance for loan losses.............................        (467)
                                                                 -------
          Net loans.........................................      34,246
                                                                 -------
Premises and equipment, net.................................         587
Other assets................................................       1,407
                                                                 -------
          Total assets......................................     $38,771
                                                                 =======

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Noninterest-bearing.........................................     $ 4,566
Interest-bearing............................................      30,332
                                                                 -------
          Total deposits....................................      34,898
Federal funds purchased.....................................         140
Accrued expenses and other liabilities......................         561
                                                                 -------
          Total liabilities.................................      35,599
Stockholders' Equity
  Common stock, par value $1 per share; authorized
     10,000,000 shares; 75,000 shares issued................          75
  Surplus...................................................       1,914
  Retained earnings.........................................       1,175
  Accumulated other comprehensive income....................           8
                                                                 -------
          Total stockholders' equity........................       3,172
                                                                 -------
          Total liabilities and stockholders' equity........     $38,771
                                                                 =======

             See Note to Unaudited Condensed Financial Statements.

                          FIRST CITIZENS BANCORP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                        COMPREHENSIVE INCOME (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998        1997
                                                              --------    --------
                                                              (IN THOUSANDS EXCEPT
                                                                PER SHARE DATA)
Interest income.............................................  $ 2,593     $ 2,149
Interest expense............................................    1,056         892
                                                              -------     -------
          Net interest income...............................    1,537       1,257
Provision for loan losses...................................      350          45
                                                              -------     -------
          Net interest income after provision for loan
           losses...........................................    1,187       1,212
Noninterest income..........................................      369         301
Noninterest expenses........................................    1,242         951
                                                              -------     -------
Income before income taxes..................................      314         562
Income tax expense..........................................      156         205
                                                              -------     -------
          Net income........................................      158         357
Other comprehensive income, net of tax:
  Unrealized gain on securities available for sale..........        3          11
                                                              -------     -------
Comprehensive income........................................  $   161     $   368
                                                              =======     =======
Earnings per share
  Basic.....................................................  $  2.11     $  4.76
                                                              =======     =======
  Diluted...................................................  $  2.06     $  4.69
                                                              =======     =======
Average number of shares outstanding
  Basic.....................................................   75,000      75,000
                                                              =======     =======
  Diluted...................................................   76,528      76,113
                                                              =======     =======

             See Note to Unaudited Condensed Financial Statements.

                          FIRST CITIZENS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                             ACCUMULATED
                                                                                OTHER           TOTAL
                                              COMMON             RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                              STOCK    SURPLUS   EARNINGS      INCOME          EQUITY
                                              ------   -------   --------   -------------   -------------
                                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Balance at December 31, 1997................   $75     $1,914     $1,017       $     5         $3,011
Net income..................................    --         --        158            --            158
Other comprehensive income..................    --         --         --             3              3
                                               ---     ------     ------       -------         ------
Balance at September 30, 1998...............   $75     $1,914     $1,175       $     8         $3,172
                                               ===     ======     ======       =======         ======

             See Note to Unaudited Condensed Financial Statements.

                          FIRST CITIZENS BANCORP, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                               1998      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
Net cash provided by operating activities...................  $   551   $   488
                                                              -------   -------
Cash flows from investing activities:
  Increase in interest bearing deposits in other banks......       (8)       --
  Net increase in federal funds sold........................       --      (210)
  Proceeds from maturities of investment securities
     available for sale.....................................    1,351       800
  Purchases of investment securities available for sale.....     (400)     (200)
  Purchase of other investments.............................       --      (218)
  Proceeds from sale of other investments...................      113        --
  Net increase in loans.....................................   (4,668)   (3,656)
  Purchases of premises and equipment.......................      (59)      (24)
                                                              -------   -------
       Net cash used in investing activities................   (3,671)   (3,508)
                                                              -------   -------
Cash flows from financing activities:
  Net increase in deposit accounts..........................    3,335     2,158
  Net decrease in federal funds purchased...................       40        --
                                                              -------   -------
       Net cash provided by financing activities............    3,375     2,158
                                                              -------   -------
Net increase (decrease) in cash and due from banks..........      255      (862)
Cash and due from banks at beginning of period..............    1,044     2,249
                                                              -------   -------
Cash and due from banks at end of period....................  $ 1,299   $ 1,387
                                                              =======   =======
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash payments for income taxes.........................  $   175   $   277
     Cash payments for interest.............................    1,025       849

             See Note to Unaudited Condensed Financial Statements.

                          FIRST CITIZENS BANCORP, INC.

              NOTE TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

1. ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
and Stockholders
City National Corporation
Sylacauga, Alabama

     We have audited the accompanying consolidated statements of financial condition of City National Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City National Corporation and subsidiary at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                    DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP

Birmingham, Alabama
January 8, 1998

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                               1997      1996
                                                              -------   -------
                                    ASSETS
  Cash and due from banks...................................  $ 2,031   $ 2,696
  Interest-bearing deposits in other banks..................      200       200
  Federal funds sold........................................    3,240       520
  Investment securities available for sale..................   35,857    43,066
  Loans, net of unearned income.............................   39,149    34,659
  Less: Allowance for loan losses...........................     (515)     (449)
                                                              -------   -------
      Net loans.............................................   38,634    34,210
                                                              -------   -------
  Premises and equipment, net...............................    2,535     2,075
  Accrued interest receivable...............................    1,026       973
  Stock in FHLB and Federal Reserve Bank....................      270       244
  Other assets..............................................      203       254
                                                              -------   -------
         TOTAL ASSETS.......................................  $83,996   $84,238
                                                              =======   =======
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand................................  $10,569   $ 9,538
  Interest-bearing demand...................................   14,209    14,113
  Savings...................................................    7,782     7,934
  Time deposits $100,000 and over...........................   23,094    21,818
  Other time deposits.......................................   15,616    17,239
                                                              -------   -------
         TOTAL DEPOSITS.....................................   71,270    70,642
Advance from FHLB...........................................       --     1,600
Accrued expenses and other liabilities......................      831       743
                                                              -------   -------
         TOTAL LIABILITIES..................................   72,101    72,985
Minority interest in equity of subsidiary...................      141       133
Stockholders' equity
  Common stock, par value $1.00 per share; 100,000 shares
    authorized, 27,149 issued...............................       27        27
  Surplus...................................................    4,127     4,127
  Retained earnings.........................................    7,418     6,946
  Treasury stock, at cost -- 300 and 100 shares,
    respectively............................................      (53)      (16)
  Accumulated other comprehensive income....................      235        36
                                                              -------   -------
         TOTAL STOCKHOLDERS' EQUITY.........................   11,754    11,120
                                                              -------   -------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........  $83,996   $84,238
                                                              =======   =======

          See Accompanying Notes to Consolidated Financial Statements.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               1997     1996     1995
                                                              ------   ------   ------
INTEREST INCOME
  Interest and fees on loans................................  $3,802   $3,468   $3,211
  Interest on investment securities
    Taxable.................................................   2,440    2,008    1,855
    Exempt from federal income tax..........................     353      447      454
  Interest on federal funds sold............................      82       78      131
  Interest on other investments.............................      43       25       22
                                                              ------   ------   ------
         TOTAL INTEREST INCOME..............................   6,720    6,026    5,673
INTEREST EXPENSE
  Interest on deposits......................................   2,903    2,452    2,324
  Interest on short-term borrowings.........................       7        8       --
                                                              ------   ------   ------
         TOTAL INTEREST EXPENSE.............................   2,910    2,460    2,324
                                                              ------   ------   ------
    Net interest income.....................................   3,810    3,566    3,349
PROVISION FOR LOAN LOSSES...................................     384      346      203
                                                              ------   ------   ------
    Net interest income after provision for loan losses.....   3,426    3,220    3,146
NONINTEREST INCOME
  Service charges, commissions and fees.....................     481      538      506
  Net investment securities gains...........................     214       55       88
  Other income..............................................      42       90       35
                                                              ------   ------   ------
         TOTAL NONINTEREST INCOME...........................     737      683      629
NONINTEREST EXPENSES
  Salaries and employee benefits............................   1,940    1,816    1,649
  Occupancy expense.........................................     188      128      127
  Furniture and equipment expense...........................     386      389      303
  Insurance and assessments.................................      48       47       97
  Loss on disposal of assets................................      23       --       82
  Minority interest in earnings of subsidiary...............       8        7        9
  Other operating expenses..................................     775      823      743
                                                              ------   ------   ------
         TOTAL NONINTEREST EXPENSES.........................   3,368    3,210    3,010
                                                              ------   ------   ------
         Income before income taxes.........................     795      693      765
Income tax expense..........................................     170      133       40
                                                              ------   ------   ------
         NET INCOME.........................................     625      560      725
Other comprehensive income (loss) net of tax:
  Unrealized holding gains (losses) on securities available
    for sale arising during period..........................     199     (267)   1,486
                                                              ------   ------   ------
  COMPREHENSIVE INCOME......................................  $  824   $  293   $2,211
                                                              ======   ======   ======
Earnings per share -- basic.................................  $23.25   $20.68   $26.73
                                                              ======   ======   ======

          See Accompanying Notes to Consolidated Financial Statements.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                              ACCUMULATED
                                            COMMON             RETAINED   OTHER COMPREHENSIVE     TREASURY       TOTAL
                                            STOCK    SURPLUS   EARNINGS      INCOME (LOSS)      STOCK AT COST   EQUITY
                                            ------   -------   --------   -------------------   -------------   -------
Balance at January 1, 1994................   $27     $4,127     $5,956          $(1,183)            $ --        $ 8,927
Net income................................    --         --        725               --               --            725
Cash dividends declared...................    --         --       (144)              --               --           (144)
Other comprehensive income................    --         --         --            1,486               --          1,486
                                             ---     ------     ------          -------             ----        -------
Balance at December 31, 1995..............    27      4,127      6,537              303               --         10,994
Net income................................    --         --        560               --               --            560
Cash dividends declared...................    --         --       (151)              --               --           (151)
Purchase of treasury stock................    --         --         --               --              (16)           (16)
Other comprehensive loss..................    --         --         --             (267)              --           (267)
                                             ---     ------     ------          -------             ----        -------
Balance at December 31, 1996..............    27      4,127      6,946               36              (16)        11,120
Net income................................    --         --        625               --               --            625
Cash dividends............................    --         --       (153)              --               --           (153)
Purchase of treasury stock................    --         --         --               --              (37)           (37)
Other comprehensive income................    --         --         --              199               --            199
                                             ---     ------     ------          -------             ----        -------
Balance at December 31, 1997..............   $27     $4,127     $7,418          $   235             $(53)       $11,754
                                             ===     ======     ======          =======             ====        =======

          See Accompanying Notes to Consolidated Financial Statements.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                1997       1996       1995
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $    625   $    560   $    725
  Adjustments to reconcile net income to net cash provided
    by operations:
    Depreciation............................................       269        276        205
    Net discount accretion..................................      (246)       (35)       (42)
    Provision for loan losses...............................       384        346        203
    Net investment securities gains.........................      (214)       (55)       (88)
    Increase in accrued interest receivable.................       (53)       (60)       (96)
    (Increase) decrease in other assets.....................       (83)       110       (186)
    (Decrease) increase in accrued interest payable.........       (32)        54        104
    Increase (decrease) in other liabilities................       119       (110)        55
    Minority interest in earnings of subsidiary.............         8          5          9
                                                              --------   --------   --------
         NET CASH PROVIDED BY OPERATIONS....................       777      1,091        889
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of interest-bearing deposits with
    banks...................................................        --        202         --
  Net (increase) decrease in federal funds sold.............    (2,720)      (520)     5,950
  Proceeds from sales of investment securities available for
    sale....................................................    22,207      6,091      8,208
  Proceeds from maturities of investment securities
    available for sale......................................     2,314      7,391      4,512
  Purchases of investment securities available for sale.....   (16,516)   (20,213)   (19,381)
  Purchase of FHLB stock....................................       (25)      (226)        --
  Net increase in loans.....................................    (4,809)    (3,517)    (2,488)
  Purchases of premises and equipment.......................      (729)      (561)      (706)
                                                              --------   --------   --------
         NET CASH USED IN INVESTING ACTIVITIES..............      (278)   (11,353)    (3,905)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand and savings deposits....       974     (1,919)    (2,327)
  Net (decrease) increase in certificates of deposit and
    other time deposits.....................................      (346)    11,193      4,744
  Dividends paid............................................      (153)      (151)      (144)
  Dividends paid to minority shareholders...................        (2)        (1)        (2)
  Net (decrease) increase in notes payable..................        --        (30)        30
  Net (decrease) increase in FHLB advance...................    (1,600)     1,600         --
  Net (decrease) increase in federal funds purchased........        --     (1,000)     1,000
  Purchase of treasury stock................................       (37)       (16)        --
                                                              --------   --------   --------
         NET CASH (USED IN) PROVIDED BY FINANCING
           ACTIVITIES.......................................    (1,164)     9,676      3,301
                                                              --------   --------   --------
Net (decrease) increase in cash and due from banks..........      (665)      (586)       285
Cash and due from banks at beginning of year................     2,696      3,282      2,997
                                                              --------   --------   --------
CASH AND DUE FROM BANKS AT END OF YEAR......................  $  2,031   $  2,696   $  3,282
                                                              ========   ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest................................................  $  2,942   $  2,406   $  2,219
    Income taxes............................................       106        117        181

          See Accompanying Notes to Consolidated Financial Statements.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed by the Company and its subsidiary and the method of applying those policies which affect the determination of financial position, results of operations and cash flows are summarized below.

CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of the Company and its subsidiary, The City National Bank ("Bank"), Sylacauga, Alabama and its wholly-owned subsidiary, Freedom Financial Corporation. As of December 31, 1997 and 1996, the Company owns 98.81% of the Bank and all significant intercompany transactions and amounts have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

INVESTMENT SECURITIES

     The Bank's investments in securities are classified available for sale and accounted for as follows:

          Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

          Unrealized holding gains and losses, net of deferred income tax, are reported as a separate component of stockholders' equity until realized.

          Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

     The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

BANK PREMISES AND EQUIPMENT

     Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using straight-line and accelerated methods. The estimated service lives are as follows:

                        DESCRIPTION                           ESTIMATED SERVICE LIFE
                        -----------                           ----------------------
Bank premises...............................................      18 to 50 years
Furniture and equipment.....................................       5 to 12 years

     Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and betterments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statement of income.

LOAN ORIGINATION FEES

     Loan origination fees are capitalized and recognized as an adjustment of the yield on the related loan.

INCOME TAXES

     Income taxes are based on amounts reported in the statements of income and comprehensive income, after exclusion of nontaxable income such as interest on state and municipal securities and certain nondeductible expenses (See Note 9).

EARNINGS PER SHARE

     Earnings per share has been computed based on the weighted average number of common shares outstanding of 26,910, 27,063 and 27,149, respectively.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks."

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
EFFECT OF NEW FINANCIAL ACCOUNTING STANDARDS

     In February 1997, the FASB issued SFAS No. 128, Earnings per Share. This statement simplifies the standards for computing earnings per share previously set forth in APB Opinion No. 15, Earnings per Share, and makes them comparable to international Earnings per Share ("EPS") standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement is effective for financial statements issued for periods ending after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive
Income. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

2. RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

     The subsidiary bank is required to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve Bank. The amount of those reserves required at December 31, 1997 was approximately $418.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

3. INVESTMENT SECURITIES

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1997 and 1996 are as follows:

                                                                      GROSS        GROSS      ESTIMATED
                                                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                          COST        GAINS        LOSSES       VALUE
                                                        ---------   ----------   ----------   ---------
December 31, 1997
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies..............   $19,894       $ 51         $ 47       $19,898
  Obligations of states and political subdivisions....     6,774        344           --         7,118
  Mortgage-backed securities..........................     5,726         59           28         5,757
  Corporate...........................................     3,067         17           --         3,084
                                                         -------       ----         ----       -------
         Total........................................   $35,461       $471         $ 75       $35,857
                                                         =======       ====         ====       =======
December 31, 1996
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies..............   $22,881       $ 27         $366       $22,542
  Obligations of states and political subdivisions....     9,984        486           42        10,428
  Mortgage-backed securities..........................    10,140         73          117        10,096
                                                         -------       ----         ----       -------
         Total........................................   $43,005       $586         $525       $43,066
                                                         =======       ====         ====       =======

     Securities with an amortized cost of $14,291 and $14,681 at December 31, 1997 and 1996, respectively, were pledged to secure United States Government deposits and other public funds and for other purposes as required or permitted by law.

     The amortized cost and estimated fair value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                          ESTIMATED
                                                              AMORTIZED     FAIR
                                                                COST        VALUE
                                                              ---------   ---------
Due in one year or less.....................................   $    99     $   102
Due after one year through five years.......................     6,920       6,978
Due after five years through ten years......................    18,559      18,695
Due after ten years.........................................     9,883      10,082
                                                               -------     -------
                                                               $35,461     $35,857
                                                               =======     =======

     Gross realized gains and losses on securities available for sale were:

                                                              1997   1996   1995
                                                              ----   ----   ----
Realized gains..............................................  $235   $68    $97
Realized losses.............................................    21    13      9

4. LOANS

     The Bank grants loans to customers primarily in Talladega County, Alabama.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

4. LOANS -- (CONTINUED)
     A summary of the composition of the loan portfolio at December 31, 1997 and 1996 is as follows:

                                                               1997      1996
                                                              -------   -------
Commercial, industrial and agricultural.....................  $ 5,699   $ 2,855
Real estate -- construction.................................      467       215
            -- mortgage.....................................   21,197    19,212
Loans to individuals for personal expenditures..............   12,122    12,793
All other loans (including overdrafts)......................      560       659
                                                              -------   -------
         Total loans........................................   40,045    35,734
Unearned interest and fees..................................     (896)   (1,075)
Allowance for loan losses...................................     (515)     (449)
                                                              -------   -------
         Net loans..........................................  $38,634   $34,210
                                                              =======   =======

     Information with respect to impaired loans as of and for the year ended December 31, 1997 and 1996 is as follows:

                                                              1997   1996
                                                              ----   ----
Nonaccruing with related loan loss reserve..................  $ --   $ --
Nonaccruing with no related loan loss reserve...............   404    453
                                                              ----   ----
         Total impaired loans...............................  $404   $453
                                                              ====   ====
Average balance of impaired loans...........................  $428   $280
                                                              ====   ====

     The Bank has no commitments to loan additional funds to borrowers whose loans are nonaccruing.

5. ALLOWANCE FOR LOAN LOSSES

     A summary of the allowance for loan losses for the years ended December 31, 1997 and 1996 follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Balance at beginning of year................................  $449   $434   $431
Provision charged to operations.............................   384    346    203
                                                              ----   ----   ----
                                                               833    780    634
Net charge-offs.............................................   318    331    200
                                                              ----   ----   ----
Balance at end of year......................................  $515   $449   $434
                                                              ====   ====   ====

6. PREMISES AND EQUIPMENT

     A summary of the components of premises and equipment at December 31, 1997 and 1996 is as follows:

                                                               1997      1996
                                                              -------   -------
Land........................................................  $   261   $   261
Bank premises...............................................    1,816     1,146
Furniture and equipment.....................................    2,068     1,977
                                                              -------   -------
                                                                4,145     3,384
  Less: Accumulated depreciation............................   (1,610)   (1,309)
                                                              -------   -------
         Net book value.....................................  $ 2,535   $ 2,075
                                                              =======   =======

     The provision for depreciation charged to occupancy and equipment expense for the years ended December 31, 1997, 1996 and 1995 was $269, $276 and $205, respectively.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

7. ADVANCE FROM FEDERAL HOME LOAN BANK

     Advances from the Federal Home Loan Bank ("FHLB") as of December 31, 1996 totaled $1,600,000. The interest rate is fixed at 5.64% and due monthly; maturity date is March 12, 1997. The advances are secured by Federal Home Loan Bank stock.

8. PROFIT-SHARING PLAN

     The Bank has a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. The Bank matches contributions at its discretion up to a maximum of 8% of compensation. In addition, the plan allows the Bank to make discretionary contributions of up to 6% of employee compensation. In 1997, 1996 and 1995, the Bank's contributions to the plan were $124, $100, and $95, respectively.

9. INCOME TAX EXPENSE

     The components of income tax expense are as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Currently payable:
  Federal...................................................  $154   $116   $120
  State.....................................................    37     26      9
                                                              ----   ----   ----
         Total currently payable............................   191    142    129
  Tax effect of temporary differences.......................   (21)    (9)   (89)
                                                              ----   ----   ----
         Total income tax expense...........................  $170   $133   $ 40
                                                              ====   ====   ====

     As of December 31, 1997 and 1996, the net deferred tax asset (liability) consisted of the following:

                                                              1997   1996
                                                              ----   ----
Deferred tax asset:
  Allowance for loan losses.................................  $194   $161
  Alternative minimum tax credit............................    97     91
                                                              ----   ----
                                                               291    252
Deferred tax liability:
  Depreciation..............................................   163    145
  Unrealized gain on securities available for sale..........   159     24
                                                              ----   ----
                                                               322    169
                                                              ----   ----
         Net deferred tax asset (liability).................  $(31)  $ 83
                                                              ====   ====

     The effective tax differs significantly from the Federal tax rate of 34%. A reconciliation between the expected tax and the actual income tax follows:

                                                              1997    1996    1995
                                                              -----   -----   -----
Expected tax at the Federal statutory rate..................  $ 271   $ 235   $ 260
Increases (decreases) resulting from:
  Effect of tax-exempt income...............................   (120)   (161)   (154)
  Change in valuation allowance.............................     --      --     (86)
  State excise taxes........................................     24      17       3
  Nondeductible interest....................................     14      18      13
  Other -- net..............................................    (19)     24       4
                                                              -----   -----   -----
                                                              $ 170   $ 133   $  40
                                                              =====   =====   =====

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

10. RELATED PARTY TRANSACTIONS

     The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Changes in related party loans for the year ended December 31, 1997 were as follows:

     BALANCE                                     BALANCE
DECEMBER 31, 1996   ADVANCES   REPAYMENTS   DECEMBER 31, 1997
-----------------   --------   ----------   -----------------
      $533            $49         $70             $512
      ====            ===         ===             ====

11. TIME DEPOSITS

     The maturities of time certificates of deposit and other time deposits of $100,000 or more at December 31, 1997 are as follows:

                                                                  TIME        OTHER
                                                              CERTIFICATES     TIME
                                                               OF DEPOSIT    DEPOSITS    TOTAL
                                                              ------------   --------   -------
Three months or less........................................    $ 3,076      $ 4,500    $ 7,576
Over three through six months...............................      1,188           --      1,188
Over six through twelve months..............................      5,796        6,980     12,776
Over twelve months..........................................      1,554           --      1,554
                                                                -------      -------    -------
                                                                $11,614      $11,480    $23,094
                                                                =======      =======    =======

12. COMMITMENTS AND CONTINGENCIES

     The consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1997 and 1996 is as follows:

                                                               1997     1996
                                                              ------   ------
Commitments to extend credit................................  $1,246   $1,598
Standby letters of credit...................................      68      201

     Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the balance sheet. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

     Freedom Financial Services, Inc. leases its branch office facilities under various operating leases. The future minimum lease payments (including renewal options) for each of the succeeding five years follows:

1998........................................................  $33
1999........................................................   22
2000........................................................   18
2001........................................................    8
2002........................................................    8
                                                              ---
                                                              $89
                                                              ===

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

12. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Rent expense was approximately $33 and $29 for the years ended December 31, 1997 and 1996, respectively.

     The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial statements.

13. CONCENTRATIONS OF CREDIT

     Substantially all of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 4 and 12, respectively.

14. REGULATORY RESTRICTIONS

     The primary source of funds available to the Company is the payment of dividends by its subsidiary bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Banks' regulatory agency. Approximately $1,420 are available to be paid as dividends by the subsidiary bank at December 31, 1997.

     The Company and its subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possible additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and its subsidiary's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 and 1996, that the Company and its subsidiary meet all capital adequacy requirements to which it is subject.

     As of December 31, 1997 and 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

14. REGULATORY RESTRICTIONS -- (CONTINUED)
     The Company's and its subsidiary's actual capital amounts and ratios are also presented in the table.

                                                                                                    TO BE WELL
                                                                                                   CAPITALIZED
                                                                               FOR CAPITAL         UNDER PROMPT
                                                                                 ADEQUACY           CORRECTIVE
                                                               ACTUAL            PURPOSES       ACTION PROVISIONS
                                                           ---------------    --------------    ------------------
                                                           AMOUNT    RATIO    AMOUNT   RATIO     AMOUNT     RATIO
                                                           -------   -----    ------   -----    --------   -------
As of December 31, 1997:
  Total Capital (to Risk Weighted Assets):
    Consolidated.........................................  $12,175   25.3%    $3,858    8.0%     $4,822      10.0%
    Bank.................................................   12,098   25.2      3,837    8.0       4,796      10.0
  Tier I Capital (to Risk Weighted Assets):
    Consolidated.........................................   11,660   24.2      1,929    4.0       2,893       6.0
    Bank.................................................   11,583   24.2      1,918    4.0       2,878       6.0
  Tier I Capital (to Average Assets):
    Consolidated.........................................   11,660   13.6      3,423    4.0       4,279       5.0
    Bank.................................................   11,583   13.6      3,412    4.0       4,265       5.0
As of December 31, 1996:
  Total Capital (to Risk Weighted Assets):
    Consolidated.........................................  $11,667   27.6%    $3,385    8.0%     $4,231      10.0%
    Bank.................................................   11,567   27.5      3,366    8.0       4,208      10.0
  Tier I Capital (to Risk Weighted Assets):
    Consolidated.........................................   11,217   26.5      1,692    4.0       2,539       6.0
    Bank.................................................   11,117   26.4      1,683    4.0       2,525       6.0
  Tier I Capital (to Average Assets):
    Consolidated.........................................   11,217   14.0      3,196    4.0       3,995       5.0
    Bank.................................................   11,117   14.0      3,186    4.0       3,983       5.0

15. OTHER OPERATING EXPENSES

     Other operating expenses consisted of the following:

                                                              1997   1996   1995
                                                              ----   ----   ----
Directors fees..............................................  $ 87   $ 91   $ 94
Advertising.................................................    80     77     87
Other operating expense.....................................   608    655    562
                                                              ----   ----   ----
         Total..............................................  $775   $823   $743
                                                              ====   ====   ====

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and Short-Term Investments: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities: For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

     Loan Receivables: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

16. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)
     Deposit Liabilities: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposit of similar remaining maturities.

     Commitments to Extend Credit and Standby Letters of Credit. The fair value of commitments and letters of credit is estimated to be approximately the same as the notional amount of the related commitment.

     The estimated fair values of the Company's financial instruments as of December 31, 1997 and 1996 are as follows:

                                                                  1997                 1996
                                                           ------------------   ------------------
                                                           CARRYING    FAIR     CARRYING    FAIR
                                                            AMOUNT     VALUE     AMOUNT     VALUE
                                                           --------   -------   --------   -------
FINANCIAL ASSETS:
  Cash and short-term investments........................  $ 5,471    $ 5,471   $ 3,416    $ 3,416
  Investment securities..................................   35,857     35,857    43,066     43,066
  Loans..................................................   39,149               34,659
  Less: Allowance for losses.............................     (515)                (449)
                                                           -------              -------
  Net loans..............................................   38,634     39,197    34,210     34,853
                                                           -------    -------   -------    -------
         TOTAL FINANCIAL ASSETS..........................  $79,962    $80,525   $80,692    $81,335
                                                           =======    =======   =======    =======
FINANCIAL LIABILITIES:
  Deposits...............................................  $71,270    $71,408   $70,642    $70,860
  Short-term borrowings..................................       --         --     1,600      1,600
                                                           -------    -------   -------    -------
         TOTAL FINANCIAL LIABILITIES.....................  $71,270    $71,408   $72,242    $72,460
                                                           =======    =======   =======    =======
UNRECOGNIZED FINANCIAL INSTRUMENTS:
  Commitments to extend credit...........................  $    --    $ 1,246   $    --    $ 1,598
  Standby letters of credit..............................       --         68        --        201
                                                           -------    -------   -------    -------
         TOTAL UNRECOGNIZED FINANCIAL INSTRUMENTS........  $    --    $ 1,314   $    --    $ 1,799
                                                           =======    =======   =======    =======

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

17. PARENT COMPANY

     The condensed financial information for City National Corporation (Parent Company only) is presented as follows:

     STATEMENTS OF FINANCIAL CONDITION

                                                               1997      1996
                                                              -------   -------
                                    ASSETS
  Cash......................................................  $    40   $    74
  Investment in subsidiary, at equity.......................   11,679    11,023
  Property and equipment, net...............................      146       153
  Other assets..............................................      117        82
                                                              -------   -------
         TOTAL ASSETS.......................................  $11,982   $11,332
                                                              =======   =======
                                  LIABILITIES
  Dividends payable.........................................  $    40   $    38
  Other liabilities.........................................      188       174
                                                              -------   -------
                                                                  228       212
STOCKHOLDERS' EQUITY........................................   11,754    11,120
                                                              -------   -------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........  $11,982   $11,332
                                                              =======   =======

     STATEMENTS OF INCOME

                                                              1997   1996   1995
                                                              ----   ----   ----
INCOME
  Dividends from subsidiary.................................  $169   $166   $157
  Interest..................................................     2      2      5
  Commissions...............................................     2     --     10
  Lease income..............................................    10     53     52
  Management fees...........................................    72     60     --
  Amortization of negative goodwill.........................    11     11     11
                                                              ----   ----   ----
                                                               266    292    235
EXPENSES
  Interest..................................................    --     --      2
  Depreciation..............................................     7      3     18
  Salaries and benefits.....................................    89     77     59
  Miscellaneous.............................................     7      8      3
                                                              ----   ----   ----
                                                               103     88     82
                                                              ----   ----   ----
    OPERATING INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)....   163    204    153
  Income tax expense (benefit)..............................    (5)    39    (22)
                                                              ----   ----   ----
    INCOME BEFORE UNDISTRIBUTED INCOME OF SUBSIDIARY........   168    165    175
UNDISTRIBUTED INCOME OF SUBSIDIARY
  Net income of subsidiary..................................   626    561    707
  Less: Dividends received..................................   169    166    157
                                                              ----   ----   ----
         UNDISTRIBUTED INCOME OF SUBSIDIARY.................   457    395    550
                                                              ----   ----   ----
         NET INCOME.........................................  $625   $560   $725
                                                              ====   ====   ====

                    CITY NATIONAL CORPORATION AND SUBSIDIARY

17. PARENT COMPANY -- (CONTINUED)
     STATEMENTS OF CASH FLOWS

                                                              1997   1996   1995
                                                              ----   ----   ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $625   $560   $725
  Adjustment to reconcile net income to net cash provided by operations
    Depreciation............................................     7      3     18
    Amortization of negative goodwill.......................   (11)   (11)   (11)
    Undistributed income of subsidiary......................  (457)  (395)  (550)
    (Increase) decrease in other assets.....................   (35)    70   (113)
    Increase in other liabilities...........................    27     18     --
                                                              ----   ----   ----
         NET CASH PROVIDED BY OPERATIONS....................   156    245     69
                                                              ----   ----   ----
CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchases of premises and equipment.......................    --     --   (153)
                                                              ----   ----   ----
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in notes payable......................    --    (30)    30
  Dividends paid............................................  (153)  (151)  (141)
  Purchase of treasury stock................................   (37)   (16)    --
                                                              ----   ----   ----
         NET CASH USED IN FINANCING ACTIVITIES..............  (190)  (197)  (111)
                                                              ----   ----   ----
Net (decrease) increase in cash.............................   (34)    48   (195)
Cash at beginning of year...................................    74     26    221
                                                              ----   ----   ----
CASH AT END OF YEAR.........................................  $ 40   $ 74   $ 26
                                                              ====   ====   ====

                           CITY NATIONAL CORPORATION

      CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                              SEPTEMBER 30,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $ 2,435
Interest bearing deposits in other banks....................         200
Federal funds sold..........................................       1,320
Investment securities available for sale....................      33,384
Loans, net of unearned......................................      39,531
Less: Allowance for loan losses.............................        (905)
                                                                 -------
          Net loans.........................................      38,626
                                                                 -------
Premises and equipment, net.................................       2,777
Other assets................................................       1,330
                                                                 -------
          Total assets......................................     $80,072
                                                                 =======
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing.......................................     $11,159
  Interest-bearing..........................................      55,694
                                                                 -------
          Total deposits....................................      66,853
Note payable................................................         446
Accrued expenses and other liabilities......................       1,085
                                                                 -------
          Total liabilities.................................      68,384
Minority interest in equity of subsidiary...................         135
Stockholders' Equity
  Common stock, par value $1 per share; authorized 100,000
     shares; 27,149 shares issued...........................          27
  Surplus...................................................       4,135
  Retained earnings.........................................       7,108
  Accumulated other comprehensive income....................         349
  Treasury stock, at cost -- 317 shares.....................         (66)
                                                                 -------
          Total stockholders' equity........................      11,553
                                                                 -------
          Total liabilities and stockholders' equity........     $80,072
                                                                 =======

             See Note to Unaudited Condensed Financial Statements.

                           CITY NATIONAL CORPORATION

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
                    COMPREHENSIVE (LOSS) INCOME (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998        1997
                                                              ---------   ---------
                                                              (IN THOUSANDS EXCEPT
                                                                 PER SHARE DATA)
Interest income.............................................   $ 4,924     $ 5,072
Interest expense............................................     2,013       2,190
                                                               -------     -------
       Net interest income..................................     2,911       2,882
Provision for loan losses...................................     1,070         298
                                                               -------     -------
  Net interest income after provision for loan losses.......     1,841       2,584
Noninterest income..........................................       423         374
Gain on sale of securities..................................       194         100
Noninterest expenses........................................     2,783       2,495
                                                               -------     -------
     (Loss) income before income taxes......................      (325)        563
Income tax (benefit) expense................................      (137)        193
                                                               -------     -------
       Net (loss) income....................................      (188)        370
Other comprehensive income, net of tax:
  Unrealized gain on securities available for sale..........       114         171
                                                               -------     -------
Comprehensive (loss) income.................................   $   (74)    $   541
                                                               =======     =======
Basic (loss) earnings per share.............................   $ (6.99)    $ 13.74
                                                               =======     =======
Average number of shares outstanding........................    26,882      26,927
                                                               =======     =======

             See Note to Unaudited Condensed Financial Statements.

                           CITY NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                     ACCUMULATED
                                                                        OTHER       TREASURY       TOTAL
                                      COMMON             RETAINED   COMPREHENSIVE    STOCK     STOCKHOLDERS'
                                      STOCK    SURPLUS   EARNINGS      INCOME       AT COST       EQUITY
                                      ------   -------   --------   -------------   --------   -------------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
Balance at December 31, 1997........   $27     $4,126     $7,417        $235          $(53)       $11,752
Net loss............................    --         --       (188)         --            --           (188)
Dividends declared..................    --         --       (121)         --            --           (121)
Sale of 100 shares of treasury
  stock.............................    --          9         --          --            16             25
Purchase of 117 shares of treasury
  stock.............................    --         --         --          --           (29)           (29)
Other comprehensive income..........    --         --         --         114            --            114
                                       ---     ------     ------        ----          ----        -------
Balance at September 30, 1998.......   $27     $4,135     $7,108        $349          $(66)       $11,553
                                       ===     ======     ======        ====          ====        =======

             See Note to Unaudited Condensed Financial Statements.

                           CITY NATIONAL CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Net cash provided by operating activities...................  $  1,280   $  1,031
                                                              --------   --------
Cash flows from investing activities:
  Net decrease (increase) in federal funds sold.............     1,920       (240)
  Proceeds from sales of securities available for sale......    13,142     14,650
  Proceeds from maturities of investment securities
     available for sale.....................................     9,375      1,890
  Purchases of investment securities available for sale.....   (19,684)   (14,777)
  Purchase of stock in FHLB.................................        --        (25)
  Net increase in loans.....................................    (1,062)    (3,768)
  Purchases of premises and equipment.......................      (471)      (480)
                                                              --------   --------
          Net cash provided (used) by investing
           activities.......................................     3,220     (2,750)
                                                              --------   --------
Cash flows from financing activities:
  Net (decrease) increase in deposit accounts...............    (4,417)     2,943
  Net increase in federal funds purchased...................       446         --
  Net decrease in advance from FHLB.........................        --     (1,600)
  Proceeds from sale of treasury stock......................        25         --
  Purchase of treasury stock................................       (29)       (28)
  Cash dividends paid.......................................      (121)      (113)
                                                              --------   --------
          Net cash (used) provided by financing
           activities.......................................    (4,096)     1,202
                                                              --------   --------
Net increase (decrease) in cash and due from banks..........       404       (517)
Cash and due from banks at beginning of period..............     2,031      2,696
                                                              --------   --------
Cash and due from banks at end of period....................  $  2,435   $  2,179
                                                              ========   ========
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash payments for income taxes.........................  $    180   $     80
     Cash payments for interest.............................     1,749      1,914

             See Note to Unaudited Condensed Financial Statements.

                           CITY NATIONAL CORPORATION

              NOTE TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

1. ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Emerald Coast Bancshares, Inc. and Subsidiary
Panama City Beach, Florida

     We have audited the accompanying consolidated statements of financial condition of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1997 and the four months ended December 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997 and the four months ended December 31, 1996 in conformity with generally accepted accounting principles.

                                           /s/ SALTMARSH, CLEAVELAND & GUND
                                          --------------------------------------

Pensacola, Florida
March 9, 1998, except of Note 15,
  as to which date is May 4, 1998

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              -----------   -----------
                                        ASSETS
Cash and due from banks.....................................  $ 3,496,277   $ 1,689,615
Federal funds sold..........................................           --       410,000
Securities available for sale...............................    8,529,253     4,436,071
Loans receivable, net of allowance for loan losses of
  $387,826 in 1997 and $70,000 in 1996......................   37,437,148    11,776,372
Accrued interest receivable.................................      358,349       112,149
Premises and equipment......................................    5,587,492     2,364,075
Deferred income taxes.......................................      448,535       257,990
Other assets................................................      139,995       170,438
                                                              -----------   -----------
          TOTAL ASSETS......................................  $55,997,049   $21,216,710
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Noninterest-bearing demand deposits.......................  $11,296,263   $ 5,092,673
  Interest-bearing deposits
     NOW and money market deposits..........................    9,267,938     2,128,003
     Savings deposits.......................................      526,242       182,355
     Other time deposits....................................   21,532,177     7,836,961
                                                              -----------   -----------
          Total deposits....................................   42,622,620    15,239,992
  Federal funds purchased...................................    7,670,000            --
  Accrued interest payable..................................      177,812        68,873
  Other liabilities.........................................       10,994         4,000
                                                              -----------   -----------
          Total liabilities.................................   50,481,426    15,312,865
                                                              -----------   -----------
COMMITMENTS AND CONTINGENCIES...............................           --            --
STOCKHOLDERS' EQUITY:
  Common stock, $5 par value; 10,000,000 shares authorized,
     626,000 shares issued and outstanding..................    3,130,000     3,130,000
  Additional paid-in capital................................    3,130,000     3,130,000
  Accumulated deficit.......................................     (750,104)     (354,294)
  Net unrealized appreciation (depreciation) on
     available-for-sale securities, net of taxes of $3,465
     in 1997 and $1,240 in 1996.............................        5,727        (1,861)
                                                              -----------   -----------
          Total stockholders' equity........................    5,515,623     5,903,845
                                                              -----------   -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $55,997,049   $21,216,710
                                                              ===========   ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                  AND THE FOUR MONTHS ENDED DECEMBER 31, 1996

                                                                 1997        1996
                                                              ----------   ---------
INTEREST INCOME:
  Loans receivable and fees on loans........................  $2,694,995   $ 249,957
  Investment securities.....................................     388,516      60,880
  Federal funds sold........................................      30,935      70,098
                                                              ----------   ---------
          Total interest income.............................   3,114,446     380,935
                                                              ----------   ---------
INTEREST EXPENSE:
  Deposits..................................................   1,474,472     139,112
  Federal funds purchased...................................      76,869          --
                                                              ----------   ---------
          Total interest expense............................   1,551,341     139,112
                                                              ----------   ---------
          Net interest income...............................   1,563,105     241,823
PROVISION FOR LOAN LOSSES...................................     332,500      70,000
                                                              ----------   ---------
          Net interest income after provision for loan
            losses..........................................   1,230,605     171,823
                                                              ----------   ---------
NONINTEREST INCOME:
  Service charges on deposit accounts.......................      67,667       3,123
  Net gain on sale of securities............................       4,747          --
  Other income..............................................      42,360       6,547
                                                              ----------   ---------
          Total noninterest income..........................     114,774       9,670
                                                              ----------   ---------
NONINTEREST EXPENSES:
  Salaries and employee benefits............................   1,016,915     432,791
  Occupancy expense.........................................     152,177      76,065
  Other expense.............................................     767,347     283,681
                                                              ----------   ---------
          Total noninterest expenses........................   1,936,439     792,537
                                                              ----------   ---------
LOSS BEFORE INCOME TAX BENEFIT..............................    (591,060)   (611,044)
INCOME TAX BENEFIT..........................................     195,250     256,750
                                                              ----------   ---------
NET LOSS....................................................  $ (395,810)  $(354,294)
                                                              ==========   =========
NET LOSS PER SHARE OF COMMON STOCK..........................  $     (.63)  $    (.57)
                                                              ==========   =========

                     The accompanying notes are an integral
                part of these consolidated financial statements

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
    YEAR ENDED DECEMBER 31, 1997 AND THE FOUR MONTHS ENDED DECEMBER 31, 1996

                                                                                 NET
                                                                              UNREALIZED
                                                                             APPRECIATION
                                                                            (DEPRECIATION)
                                                 ADDITIONAL                 ON AVAILABLE-
                                      COMMON      PAID-IN     ACCUMULATED      FOR-SALE
                                      STOCK       CAPITAL       DEFICIT       SECURITIES       TOTAL
                                    ----------   ----------   -----------   --------------   ----------
ISSUANCE OF COMMON
  STOCK -- INCEPTION, AUGUST 30,
  1996............................  $3,120,000   $3,120,000           --             --      $6,240,000
  Net loss........................                             $(354,294)                      (354,294)
  Issuance of common stock........      10,000       10,000                                      20,000
  Net unrealized depreciation on
     available-for-sale
     securities, net of tax of
     $1,240.......................                                             $ (1,861)         (1,861)
                                    ----------   ----------    ---------       --------      ----------
BALANCE, DECEMBER 31, 1996........  $3,130,000   $3,130,000    $(354,294)      $ (1,861)     $5,903,845
  Net loss........................                              (395,810)                      (395,810)
  Net change in unrealized
     appreciation (depreciation)
     on available-for-sale
     securities, net of tax of
     $4,705.......................                                                7,588           7,588
                                    ----------   ----------    ---------       --------      ----------
BALANCE, DECEMBER 31, 1997........  $3,130,000   $3,130,000    $(750,104)      $  5,727      $5,515,623
                                    ==========   ==========    =========       ========      ==========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
    YEAR ENDED DECEMBER 31, 1997 AND THE FOUR MONTHS ENDED DECEMBER 31, 1996

                                                                  1997           1996
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $   (323,420)  $   (354,294)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Depreciation and amortization..........................       234,361         62,678
     Provision for loan losses..............................       260,000         70,000
     Net accretion/amortization on securities...............        (6,045)           737
     Net gain on sale of securities.........................        (4,747)            --
     Deferred income taxes..................................      (110,209)      (256,750)
  Change in operating assets and liabilities --
     Increase in accrued interest receivable................      (148,697)      (112,149)
     Increase (decrease) in other assets....................        30,411       (170,438)
     Increase in accrued interest payable and other
       liabilities..........................................        64,786         72,873
                                                              ------------   ------------
          Net cash used in operating activities.............        (3,560)      (687,343)
                                                              ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of available-for-sale securities................    (7,987,778)    (4,439,909)
  Proceeds from sales and maturities of available-for-sale
     securities.............................................     4,316,495             --
  Net increase in loans.....................................   (14,828,435)   (11,846,372)
  Net purchases of premises and equipment...................    (2,470,987)    (2,426,753)
                                                              ------------   ------------
          Net cash used in investing activities.............   (20,970,705)   (18,713,034)
                                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in non-interest bearing demand, NOW, money
     market and savings deposits............................     6,724,322      7,403,031
  Net increase in time deposits.............................     7,903,759      7,836,961
  Issuance of common stock..................................            --      6,260,000
  Net increase in federal funds purchased...................     7,670,000             --
                                                              ------------   ------------
          Net cash provided by financing activities.........    22,298,081     21,499,992
                                                              ------------   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     1,323,816      2,099,615
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     2,172,461             --
                                                              ------------   ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  3,496,277   $  2,099,615
                                                              ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.............................................  $  1,202,295   $     70,239
                                                              ============   ============
  Income taxes paid.........................................  $         --   $         --
                                                              ============   ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION:

     Emerald Coast Bancshares, Inc. (the "Company") was incorporated on April 16, 1997, as a bank holding company organized under the laws of the State of Florida. On the date of incorporation, the shareholders of Emerald Coast Bank received one share of common stock of the Company for each share of common stock of the Bank. The transaction represented an exchange of shares between enterprises under common control. The financial statements reflect the consolidated results of operations as if the combination had occurred at the date of Bank inception on August 30, 1996.

     In 1996, the organizers of Emerald Coast Bank (the "Bank") contributed $6,260,000 for capital of the Bank. On August 30, 1996, the organizers received final approval from the Federal Deposit Insurance Corporation and the State of Florida Department of Banking and Finance to conduct banking transactions. During the period prior to receiving this regulatory approval the organizers incurred expenses amounting to $222,782. These expenses have been included in the consolidated statements of operations for the four months ended December 31, 1996.

PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Emerald Coast Bank, (the "Bank"), which includes its wholly-owned subsidiary Emerald Coast Financial Management, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

BUSINESS ACTIVITY:

     The Bank is a state chartered bank organized in 1996 under the laws of the State of Florida. The Bank provides a full range of banking services to individuals and businesses through three branches located in Northwest Florida. The Bank is regulated by various federal and state agencies and is subject to periodic examination by those regulatory authorities.

ACCOUNTING ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS:

     For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance-sheet caption "cash and due from banks" and "federal funds sold." Generally, federal funds are sold for one day periods.

SECURITIES AVAILABLE FOR SALE:

     Available-for-sale securities consist of bonds and other securities not classified as trading securities or as held-to-maturity securities.

     Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

     Declines in the fair value of available-for-sale securities below their cost, that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

     Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

LOANS RECEIVABLE:

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

     The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

PREMISES AND EQUIPMENT:

     Land is carried at cost. Furniture and equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

INCOME TAXES:

     Deferred tax assets and liabilities are reflected at current income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     The Company and its subsidiary file consolidated income tax returns, with income tax expense or benefit computed and allocated on a separate return basis.

FINANCIAL INSTRUMENTS:

     In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or related fees are incurred or received.

NET LOSS PER SHARE OF COMMON STOCK:

     Net loss per share of common stock is computed on the weighted average number of shares outstanding.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

2. INVESTMENT SECURITIES

     Securities have been classified in the consolidated statement of financial condition according to management's intent. The carrying amount of securities available-for-sale and their approximate fair values at December 31, 1997 and 1996, are as follows:

                                                            GROSS        GROSS
                                             AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                COST        GAINS        LOSSES       VALUE
                                             ----------   ----------   ----------   ----------
December 31, 1997
  U.S. government and agency securities....  $8,520,061    $13,347      $(4,155)    $8,529,253
                                             ==========    =======      =======     ==========
December 31, 1996
  U.S. government and agency securities....  $4,439,172    $ 3,966      $(7,067)    $4,436,071
                                             ==========    =======      =======     ==========

     The amortized cost and fair value of investment maturities at December 31, 1997, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The scheduled maturities of securities available-for-sale as of December 31, 1997, are as follows:

                                                              AMORTIZED       FAIR
                                                                 COST        VALUE
                                                              ----------   ----------
Due in one year or less.....................................  $  500,121   $  500,690
Due from one to five years..................................   3,136,846    3,140,969
Due from five to ten years..................................   4,883,094    4,887,594
                                                              ----------   ----------
                                                              $8,520,061   $8,529,253
                                                              ==========   ==========

     Investment securities with a fair value of approximately $5,612,000 at December 31, 1997 and $250,000 at December 31, 1996, were pledged to secure public deposits and for other purposes required or permitted by law.

3. LOANS RECEIVABLE

     The components of loans in the consolidated statement of financial condition are as follows:

                                                                 1997          1996
                                                              -----------   -----------
Commercial..................................................  $14,214,394   $ 4,724,795
Real estate.................................................   18,988,419     5,559,481
Consumer....................................................    2,035,360       852,162
Lines of credit.............................................    2,610,200       731,200
                                                              -----------   -----------
                                                               37,848,373    11,867,638
Net deferred loan fees......................................      (23,399)      (21,266)
Allowance for loan losses...................................     (387,826)      (70,000)
                                                              -----------   -----------
Loans receivable, net.......................................  $37,437,148   $11,776,372
                                                              ===========   ===========

     The Bank grants commercial, real estate and consumer loans in the State of Florida with primary concentration being in Walton and Bay Counties, Florida. Although the Bank's loan portfolio is diversified, a significant portion of its loans are secured by real estate.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

3. LOANS RECEIVABLE -- (CONTINUED)
     An analysis of the change in the allowance for loan losses follows:

                                                                1997       1996
                                                              --------   --------
Balance, beginning of period................................  $ 70,000   $     --
  Loans charged off.........................................   (14,674)        --
  Provision for loan losses.................................   332,500     70,000
                                                              --------   --------
Balance, end of period......................................  $387,826   $ 70,000
                                                              ========   ========

     Loans on which the accrual of interest has been discontinued or reduced, for which impairment had not been recognized, amounted to approximately $51,280 at December 31, 1997. If interest on those loans had been accrued, such income would have approximated $2,100 for the year ended December 31, 1997. Interest income on those loans is recorded only when received. The Bank did not have any nonaccrual loans as of December 31, 1996.

4. PREMISES AND EQUIPMENT

Components of premises and equipment included in the consolidated statement of financial condition were as follows:

                                                                 1997         1996
                                                              ----------   ----------
  Land......................................................  $1,164,072   $1,164,072
  Land improvements.........................................     330,447           --
  Buildings and improvements................................   2,457,491           --
  Furniture and equipment...................................   1,519,935      613,790
  Software..................................................     272,084      225,338
  Vehicles..................................................     132,123      131,791
  Leasehold improvements....................................      17,491       35,986
                                                              ----------   ----------
                                                               5,893,643    2,170,977
  Less: Accumulated depreciation and amortization...........    (309,036)     (62,678)
                                                              ----------   ----------
                                                               5,584,607    2,108,299
  Construction in progress..................................       2,885      255,776
                                                              ----------   ----------
                                                              $5,587,492   $2,364,075
                                                              ==========   ==========

     Depreciation and amortization expense charged to operations amounted to $241,508 for the year ended December 31, 1997 and $62,678 for the four months ended December 31, 1996.

LEASES:

     The Bank leases a branch building under an operating lease expiring in 2000. The lease requires payment of taxes, insurance and maintenance costs in addition to rental payments.

Future minimum lease payments under the operating lease are summarized as follows:

YEAR ENDING DECEMBER 31,
------------------------
       1998.................................................  $22,836
       1999.................................................   22,836
       2000.................................................   11,418
                                                              -------
               Total minimum lease payments.................  $57,090
                                                              =======

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

4. PREMISES AND EQUIPMENT -- (CONTINUED)
     Rental expense relating to operating leases, including leases that expired during 1997, amounted to approximately $52,180 for the year ended December 31, 1997, and $44,560 for the four months ended December 31, 1996.

5. TIME DEPOSITS

     The aggregate amount of time deposits, each with a minimum denomination of $100,000, was approximately $8,994,500 at December 31, 1997.

     At December 31, 1997, the scheduled maturities of time deposits are as follows:

1998........................................................  $10,482,725
1999........................................................   10,719,794
2000........................................................      320,829
2001........................................................        8,829
                                                              -----------
                                                              $21,532,177
                                                              ===========

6. STOCKHOLDERS' EQUITY

     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. However, it is management's intent not to pay dividends until such time as the accumulated deficit has been recovered.

7. RESTRICTED STOCK AWARD AGREEMENT

     The Bank has entered into a Restricted Stock Award Agreement (the "Agreement") with the Chairman/Chief Executive Officer of the Bank (the "Employee") in consideration of future services to be rendered on behalf of the Bank. The Agreement awards the Employee 12,000 shares of common stock which will vest in equal one-third increments on January 1, 1998, 1999, and 2000. All or a portion of the restricted stock would be subject to forfeiture in the event the Employee resigns or is involuntarily terminated prior to the applicable vesting date unless the Employee resigns for a "good reason" or is involuntary terminated without "good cause." The shares of restricted stock are not transferable until they become vested. The amount of related compensation cost is not significant in 1997 or 1996.

8. INCOME TAXES

     The financial statements of the Company reflect a zero income tax provision for current federal and state income taxes for the year ended December 31, 1997, and the four months ended December 31, 1996 as a result of the net operating loss incurred. The deferred tax benefit for 1997 and 1996 primarily relates to the expected future benefit from the net operating losses. The net operating loss carryforward available to the Company will expire in 2011 and 2012 and amounted to approximately $811,000 at December 31, 1997.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

8. INCOME TAXES -- (CONTINUED)
     The tax effects of each type of significant item that gave rise to deferred income taxes are:

                                                                1997       1996
                                                              --------   --------
Deferred tax assets:
  Expected benefit of net operating loss carryforwards......  $305,790   $230,360
  Allowance for loan losses.................................   146,210     26,390
  Net unrealized depreciation on available-for-sale
     securities.............................................        --      1,240
                                                              --------   --------
                                                               452,000    257,990
Deferred tax liabilities:
  Net unrealized appreciation on available-for-sale
     securities.............................................    (3,465)        --
                                                              --------   --------
                                                              $448,535   $257,990
                                                              ========   ========

9. EMPLOYEE BENEFIT PLAN

     The Bank has a non-contributory profit sharing retirement plan (the "Plan"). The Plan covers all employees over 21 years of age who have completed one year of service. A participant will become vested after completing five years of service. At its discretion, the Bank can make an annual profit-sharing contribution to the Plan which will be allocated based on the provisions of the Plan document. The Bank did not make a contribution to the Plan in 1997 or 1996.

10. COMMITMENTS AND CONTINGENCIES

FINANCIAL INSTRUMENTS:

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to Extend Credit and Financial Guarantees. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

10. COMMITMENTS AND CONTINGENCIES -- (CONTINUED) in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral for those commitments for which collateral is deemed necessary.

The Bank has not incurred any losses on its commitments in 1997.

     A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 1997, follows:

Commitments to extend credit................................  $4,284,000
                                                              ==========
Standby letters of credit...................................  $  525,385
                                                              ==========

OTHER:

     In the ordinary course of business, the Company has various outstanding contingent liabilities that are not reflected in the accompanying financial statements. In addition, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Company.

11. CONCENTRATIONS OF CREDIT RISK

     The Bank maintains cash balances and federal funds sold at several financial institutions in Alabama and Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to $100,000. At various times throughout the year cash balance held at these institutions will exceed federally insured limits. The Bank's management monitors these institutions on a quarterly basis in order to determine that the institutions meet "well-capitalized" guidelines as established by the FDIC.

12. RELATED PARTY TRANSACTIONS

     The Bank has entered into transactions with its directors, significant stockholders, and their affiliates (related parties). The aggregate amount of loans to such related parties at December 31, 1997 and 1996, was approximately $2,335,000 and $1,164,000, respectively. During 1997, new loans to such related parties amounted to approximately $2,071,000 and repayments amounted to approximately $730,000. Also, certain related parties maintain deposit balances with the Bank in the aggregate amount of approximately $6,325,000 and $2,718,000 at December 31, 1997 and 1996, respectively.

13. REGULATORY MATTERS

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

13. REGULATORY MATTERS -- (CONTINUED)
defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 and 1996, that the Company and the Bank meets all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notification that the Company and the Bank had received from the FDIC categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Company and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Company's or the Bank's category.

                                                                                                   TO BE WELL
                                                                                               CAPITALIZED UNDER
                                      ACTUAL                  ADEQUACY PURPOSES                ACTION PROVISIONS
                                ------------------         ------------------------         ------------------------
                                  AMOUNT     RATIO           AMOUNT           RATIO           AMOUNT           RATIO
                                ----------   -----         ----------         -----         ----------         -----
As of December 31, 1997:
  Total Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,897,722   13.55%   >=   $3,480,343    >=    8.0%    >=   $4,350,429    >=   10.0%
    Bank......................   5,869,744   13.50    >=    3,479,387    >=    8.0     >=    4,349,234    >=   10.0
  Tier I Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,509,896   12.67%   >=   $1,740,172    >=    4.0%    >=   $2,610,257    >=    6.0%
    Bank......................   5,481,918   12.60    >=    1,739,694    >=    4.0     >=    2,609,540    >=    6.0
  Tier I Capital (to Average
    Assets)
    Consolidated..............  $5,509,896   10.53%   >=   $2,093,838    >=    4.0%    >=   $2,617,297    >=    5.0%
    Bank......................   5,481,918   10.47    >=    2,093,360    >=    4.0     >=    2,616,700    >=    5.0
As of December 31, 1996:
  Total Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,975,706   41.47%   >=   $1,152,781    >=    8.0%    >=   $1,440,976    >=   10.0%
    Bank......................   5,975,706   41.47    >=    1,152,781    >=    8.0     >=    1,440,976    >=   10.0
  Tier I Capital (to Risk
    Weighted Assets)
    Consolidated..............  $5,905,706   40.98%   >=   $  576,390    >=    4.0%    >=   $  864,586    >=    6.0%
    Bank......................   5,905,706   40.98    >=      576,390    >=    4.0     >=      864,586    >=    6.0
  Tier I Capital (to Average
    Assets)
    Consolidated..............  $5,905,706   34.48%   >=   $  685,120    >=    4.0%    >=   $  856,400    >=    5.0%
    Bank......................   5,905,706   34.48    >=      685,120    >=    4.0     >=      856,400    >=    5.0

14. FAIR VALUES OF FINANCIAL INSTRUMENTS

          The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

          Cash and short term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

          Available-for-sale securities. Fair values for securities are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

14. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)
          Loans receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

          Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit ("CDs") approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Short-term borrowings. The carrying amount of federal funds purchased and other short-term borrowings maturing within 90 days approximate their fair values.

          Accrued interest. The carrying amounts of accrued interest approximate their fair values.

          Off balance-sheet instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings. The estimated fair value for these financial instruments was insignificant at December 31, 1997 and 1996.

          Limitations. Fair value estimates are made at a specific point in time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Company's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience, and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

     The estimated fair values of the Company's financial instruments at December 31 are as follows:

                                                1997                        1996
                                      -------------------------   -------------------------
                                       CARRYING        FAIR        CARRYING        FAIR
                                        AMOUNT         VALUE        AMOUNT         VALUE
                                      -----------   -----------   -----------   -----------
Financial assets:
  Cash and cash equivalents.........  $ 3,496,277   $ 3,496,277   $ 2,099,615   $ 2,099,615
  Securities available-for-sale.....    8,529,253     8,529,253     4,436,071     4,436,071
  Loans receivable..................   37,437,148    37,495,223    11,776,372    11,645,805
  Accrued interest receivable.......      358,349       358,349       112,149       112,149

Financial liabilities:
  Deposits..........................   42,622,620    42,607,998    15,239,992    15,217,529
  Federal funds purchased...........    7,670,000     7,670,000            --            --
  Accrued interest payable..........      177,812       177,812        68,873        68,873

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

15. SUBSEQUENT EVENT

     Subsequent to year-end the Company entered into discussions with another bank holding company regarding merger options between the companies. At this time the companies are performing various due diligence and negotiations as covered under a confidentiality agreement signed May 4, 1998.

16. PARENT COMPANY FINANCIAL STATEMENTS

     The following is the parent company only statement of financial condition as of December 31, 1997 and statements of income and cash flows for the year ended December 31, 1997. Parent company information is not presented for 1996 since the Company was not formed until April 1997.

                        STATEMENT OF FINANCIAL CONDITION

                                                                 1997
                                                              ----------
                                 ASSETS
Cash........................................................  $   16,423
Investment in subsidiary bank...............................   5,487,645
Other assets................................................      11,555
                                                              ----------
          Total Assets......................................  $5,515,623
                                                              ==========
                  LIABILITIES AND STOCKHOLDER'S EQUITY
Total Liabilities...........................................  $       --
Stockholder's equity........................................   5,515,623
                                                              ----------
          Total liabilities and stockholder's equity........  $5,515,623
                                                              ==========

                              STATEMENT OF INCOME

                                                                 1997
                                                              ----------
Operating Income:
  Dividends from subsidiary bank............................  $       --
                                                              ----------
Operating Expenses:
  Other operating expenses..................................       2,022
                                                              ----------
Loss before equity in loss of subsidiary....................      (2,022)
Equity in loss of subsidiary................................    (393,788)
                                                              ----------
Net Loss....................................................  $ (395,810)
                                                              ==========

                 EMERALD COAST BANCSHARES, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

16. PARENT COMPANY FINANCIAL STATEMENTS -- (CONTINUED)
                            STATEMENT OF CASH FLOWS

                                                                1997
                                                              ---------
Cash Flows From Operating Activities:
  Net loss..................................................  $(395,810)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Equity in loss of subsidiary...........................    393,788
     Increase in other assets...............................    (11,555)
                                                              ---------
Net cash used in operating activities:......................    (13,577)
                                                              ---------
Cash Flows From Investing Activities:
  Return of capital from subsidiary bank....................     30,000
                                                              ---------
NET INCREASE IN CASH........................................     16,423
CASH, BEGINNING OF YEAR.....................................         --
                                                              ---------
CASH, END OF YEAR...........................................  $  16,423
                                                              =========

                         EMERALD COAST BANCSHARES, INC.

      CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                              SEPTEMBER 30,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $ 3,355
Federal funds sold..........................................       2,382
Investment securities available for sale....................       9,322
Loans, net of unearned......................................      59,241
Less: Allowance for loan losses.............................        (686)
                                                                 -------
          Net loans.........................................      58,555
                                                                 -------
Premises and equipment, net.................................       2,160
Other assets................................................       1,442
                                                                 -------
          TOTAL ASSETS......................................     $77,216
                                                                 =======
                    LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits
  Noninterest-bearing.......................................     $ 7,896
  Interest-bearing..........................................      58,493
                                                                 -------
          TOTAL DEPOSITS....................................      66,389
Federal funds purchased and other borrowed funds............       4,500
Accrued expenses and other liabilities......................         757
                                                                 -------
          TOTAL LIABILITIES.................................      71,646
                                                                 -------
Stockholders' Equity
  Common stock, par value $5 per share; authorized
     10,000,000 shares; 626,000 shares issued and
     outstanding............................................       3,130
  Surplus...................................................       3,130
  Accumulated deficit.......................................        (738)
  Accumulated other comprehensive income....................          48
                                                                 -------
          TOTAL STOCKHOLDERS' EQUITY........................       5,570
                                                                 -------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........     $77,216
                                                                 =======

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                  AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                 1998         1997
                                                              -----------   ---------
                                                               (IN THOUSANDS EXCEPT
                                                                  PER SHARE DATA)
Interest income.............................................   $  4,123     $  2,088
Interest expense............................................      1,932        1,008
                                                               --------     --------
          Net interest income...............................      2,191        1,080
Provision for loan losses...................................        339          243
                                                               --------     --------
          Net interest income after provision for loan
           losses...........................................      1,852          837
Noninterest income..........................................        397           60
Gain on sale of securities..................................         25           --
Noninterest expenses........................................      2,254        1,332
                                                               --------     --------
          Income (loss) before income tax expense
           (benefit)........................................         20         (435)
Income tax expense (benefit)................................          8         (137)
                                                               --------     --------
          Net income (loss).................................         12         (298)
Other comprehensive income (loss), net of tax:
  Unrealized gain(loss) on securities available for sale....         43           (7)
                                                               --------     --------
Comprehensive income (loss).................................   $     55     $   (305)
                                                               ========     ========
Basic income (loss) per share...............................   $   0.02     $  (0.48)
                                                               ========     ========
Average number of shares outstanding........................    626,000      626,000
                                                               ========     ========

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                             ACCUMULATED
                                                                                OTHER           TOTAL
                                           COMMON             ACCUMULATED   COMPREHENSIVE   STOCKHOLDERS'
                                           STOCK    SURPLUS     DEFICIT        INCOME          EQUITY
                                           ------   -------   -----------   -------------   -------------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
Balance at December 31, 1997.............  $3,130   $ 3,130      $(750)          $ 5           $5,515
Net income...............................     --         --         12            --               12
Other comprehensive income...............     --         --         --            43               43
                                           ------   -------      -----           ---           ------
Balance at September 30, 1998............  $3,130   $ 3,130      $(738)          $48           $5,570
                                           ======   =======      =====           ===           ======

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

                 CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Net cash provided (used) by operating activities............  $    678   $   (158)
                                                              --------   --------
Cash flows from investing activities:
  Proceeds from sales of securities available for sale......     1,763      2,919
  Proceeds from maturities of investment securities
     available for sale.....................................     2,243      2,100
  Purchases of investment securities available for sale.....    (4,580)    (9,115)
  Purchase of stock in FHLB.................................      (225)        --
  Net increase in federal funds sold........................    (2,382)      (270)
  Net increase in loans.....................................   (21,384)   (20,263)
  Proceeds from sales of premises and equipment.............     3,795         --
  Purchases of premises and equipment.......................      (645)    (3,303)
                                                              --------   --------
          Net cash used in investing activities.............   (21,415)   (27,932)
                                                              --------   --------
Cash flows from financing activities:
  Net increase in deposit accounts..........................    23,766     27,956
  Net decrease in short-term borrowings.....................    (3,170)        --
                                                              --------   --------
          Net cash provided by financing activities.........    20,596     27,956
                                                              --------   --------
Net decrease in cash and cash equivalents...................      (141)      (134)
Cash and cash equivalents at beginning of period............     3,496      2,099
                                                              --------   --------
Cash and cash equivalents at end of period..................  $  3,355   $  1,965
                                                              ========   ========
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash payments for income taxes.........................  $     --   $     --
     Cash payments for interest.............................     1,700        772

             See Note to Unaudited Condensed Financial Statements.

                         EMERALD COAST BANCSHARES, INC.

              NOTE TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

1.  ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
and Stockholders'
Commercial Bancshares of Roanoke, Inc. and Subsidiaries
Roanoke, Alabama

     We have audited the accompanying consolidated statement of financial condition of Commercial Bancshares of Roanoke, Inc. and Subsidiaries as of December 31, 1997 and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commercial Bancshares of Roanoke, Inc. and Subsidiaries at December 31, 1997 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                    DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP

Birmingham, Alabama
June 11, 1998

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                               1997        1996
                                                              -------   -----------
                                                                        (UNAUDITED)
                                      ASSETS
Cash and due from banks.....................................  $ 1,467     $ 1,486
Interest bearing deposits in other banks....................      200         300
Federal funds sold..........................................    4,125         150
Preferred stocks............................................       --       1,200
Investment securities available for sale....................    1,170       1,363
Investment securities held to maturity (fair value $17,646
  and 20,549, respectively).................................   17,559      20,567
Loans, net of unearned income...............................   16,453      16,818
Less: Allowance for loan losses.............................      382          92
                                                              -------     -------
     Net loans..............................................   16,071      16,726
                                                              -------     -------
Premises and equipment, net.................................      307         237
Accrued interest receivable.................................      433         480
Other real estate...........................................      244          --
Other assets................................................      116         203
                                                              -------     -------
         TOTAL ASSETS.......................................  $41,692     $42,712
                                                              =======     =======

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand................................  $ 6,156     $ 5,945
  Interest-bearing demand...................................   10,377      11,171
  Savings...................................................    1,895       1,928
  Time deposit $100,000 and over............................    2,497       2,846
  Other time................................................   14,290      14,430
                                                              -------     -------
         TOTAL DEPOSITS.....................................   35,215      36,320
Accrued expenses and other liabilities......................      338         438
                                                              -------     -------
         TOTAL LIABILITIES..................................   35,553      36,758
Stockholders' equity
  Common stock, par value $.10 per share; authorized 600,000
    shares; 200,000 shares issued and outstanding...........       20          20
  Surplus...................................................    3,527       3,527
  Retained earnings.........................................    2,576       2,398
  Accumulated other comprehensive gains.....................       16           9
                                                              -------     -------
         TOTAL STOCKHOLDERS' EQUITY.........................    6,139       5,954
                                                              -------     -------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........  $41,692     $42,712
                                                              =======     =======

          See Accompanying Notes to Consolidated Financial Statements.

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         (UNAUDITED)
                                                                       ---------------
                                                               1997     1996     1995
                                                              ------   ------   ------
INTEREST INCOME
  Interest and fees on loans................................  $1,753   $1,535   $1,347
  Interest on investment securities:
    Taxable.................................................   1,070    1,276    1,436
    Exempt from federal income tax..........................     157      149      107
  Interest on federal funds sold............................      99       57       91
  Interest and dividends on other investments...............      35       78       76
                                                              ------   ------   ------
         TOTAL INTEREST INCOME..............................   3,114    3,095    3,057
INTEREST EXPENSE ON DEPOSITS................................   1,307    1,339    1,413
                                                              ------   ------   ------
    Net interest income.....................................   1,807    1,756    1,644
PROVISION FOR LOAN LOSSES...................................     401      201       33
                                                              ------   ------   ------
    Net interest income after provision for loan losses.....   1,406    1,555    1,611
NONINTEREST INCOME
  Service charges and fees..................................     189      196      174
  Gain (loss) on sale of securities.........................       1        1      (41)
  Data processing fees......................................     698      694      940
  Other income..............................................      92      164       76
                                                              ------   ------   ------
         TOTAL NONINTEREST INCOME...........................     980    1,055    1,149
                                                              ------   ------   ------
NONINTEREST EXPENSES
  Salaries and employee benefits............................   1,038    1,009    1,022
  Occupancy and equipment expense...........................     310      333      411
  Other operating expenses..................................     661      731      773
                                                              ------   ------   ------
         TOTAL NONINTEREST EXPENSES.........................   2,009    2,073    2,206
                                                              ------   ------   ------
      Income before income taxes............................     377      537      554
Income tax expense..........................................      69      137      156
                                                              ------   ------   ------
      NET INCOME............................................     308      400      398
Other comprehensive income, net of tax:
  Unrealized holding gains (losses) on securities available
    for sale arising during period..........................       7      (12)      22
                                                              ------   ------   ------
  COMPREHENSIVE INCOME......................................  $  315   $  388   $  420
                                                              ======   ======   ======
Earnings per share -- basic.................................  $ 1.54   $ 2.00   $ 1.99
                                                              ======   ======   ======

          See Accompanying Notes to Consolidated Financial Statements.

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                                ACCUMULATED
                                                                                   OTHER
                                                 COMMON             RETAINED   COMPREHENSIVE   TOTAL
                                                 STOCK    SURPLUS   EARNINGS   INCOME (LOSS)   EQUITY
                                                 ------   -------   --------   -------------   ------
Balance at January 1, 1995 (Unaudited).........   $20     $3,527     $1,860         $(1)       $5,406
Net income.....................................    --         --        398          --           398
Dividends declared.............................    --         --       (130)         --          (130)
Other comprehensive income.....................    --         --         --          22            22
                                                  ---     ------     ------         ---        ------
Balance at December 31, 1995 (Unaudited).......    20      3,527      2,128          21         5,696
Net income.....................................    --         --        400          --           400
Dividends declared.............................    --         --       (130)         --          (130)
Other comprehensive loss.......................    --         --         --         (12)          (12)
                                                  ---     ------     ------         ---        ------
Balance at December 31, 1996 (Unaudited).......    20      3,527      2,398           9         5,954
Net income.....................................    --         --        308          --           308
Dividends declared.............................    --         --       (130)         --          (130)
Other comprehensive income.....................    --         --         --           7             7
                                                  ---     ------     ------         ---        ------
Balance at December 31, 1997...................   $20     $3,527     $2,576         $16        $6,139
                                                  ===     ======     ======         ===        ======

          See Accompanying Notes to Consolidated Financial Statements.

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                           (UNAUDITED)
                                                               1997      1996       1995
                                                              -------   -------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $   308   $   400   $    398
  Adjustments to reconcile net income to net cash provided
    by operations:
      Depreciation and amortization.........................       66        82        108
      Loss (gain) on disposal of fixed assets...............       --         8        (17)
      Loss on sale of investment securities.................       --        --         41
      Provision for loan losses.............................      401       201         33
      Decrease in accrued interest receivable...............       47         5         26
      Decrease (increase) in other assets...................       87       (32)        57
      (Decrease) increase in accrued interest payable.......        7        (3)       (25)
      Decrease in other liabilities.........................     (107)     (115)        (6)
                                                              -------   -------   --------
         NET CASH PROVIDED BY OPERATIONS....................      809       546        615
                                                              -------   -------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of interest bearing deposits.......      100       300        100
  Net (increase) decrease in federal funds sold.............   (3,975)    1,475        450
  Proceeds from sales of securities available for sale......       --        --      3,618
  Proceeds from maturities of securities available for
    sale....................................................      950       901        182
  Purchase of securities available for sale.................     (745)     (354)    (1,237)
  Proceeds from maturities of investment securities held to
    maturity................................................    4,276     4,538     10,743
  Purchases of investment securities held to maturity.......   (1,272)   (3,205)   (10,719)
  Proceeds from maturities of preferred stocks..............    1,200        --         --
  Purchase of preferred stocks..............................       --      (200)      (300)
  Net (increase) decrease in loans..........................       10    (3,663)    (1,544)
  Purchases of premises and equipment.......................     (136)      (72)       (35)
  Proceeds from sale of fixed assets........................       --        14         34
                                                              -------   -------   --------
         NET CASH PROVIDED BY (USED IN) INVESTING
           ACTIVITIES.......................................      408      (266)     1,292
                                                              -------   -------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in demand and savings deposits...............     (616)   (1,503)    (1,344)
  Net decrease (increase) in certificates of deposit and
    other time deposits.....................................     (490)    1,334       (513)
  Dividends paid............................................     (130)     (130)      (130)
                                                              -------   -------   --------
         NET CASH USED IN FINANCING ACTIVITIES..............   (1,236)     (299)    (1,987)
                                                              -------   -------   --------
Net decrease in cash and due from banks.....................      (19)      (19)       (80)
Cash and due from banks at beginning of year................    1,486     1,505      1,585
                                                              -------   -------   --------
CASH AND DUE FROM BANKS AT END OF YEAR......................  $ 1,467   $ 1,486   $  1,505
                                                              =======   =======   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Selected cash payments and noncash activities were as
  follows:
    Cash payments for income taxes..........................  $   202   $   182   $    166
    Cash payments for interest..............................    1,300     1,342      1,397

          See Accompanying Notes to Consolidated Financial Statements.

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                      (IN THOUSAND, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed by Commercial Bancshares of Roanoke, Inc. and Subsidiaries, and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of subsidiaries. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

INVESTMENT SECURITIES

     The Bank's investments in securities are classified in two categories and accounted for as follows:

     - Investment Securities Held to Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

     - Investment Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity. Unrealized holding gains and losses, net of deferred income tax, on securities available for sale are reported as a separate component of stockholders' equity until realized.

      Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income on substantially all loans is accrued on the principal amount outstanding.

     The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

PREMISES AND EQUIPMENT

     Premises, equipment and equipment under capital lease are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using certain straight-line and accelerated methods.

     Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and betterments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statement of income.

OTHER REAL ESTATE

     Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, losses are charged to the allowance for loan losses.

INCOME TAXES

     Income tax expense is based on amounts reported in the statement of income, after exclusion of nontaxable income such as interest on state and municipal securities and certain nondeductible expenses (See Note 8).

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due from Banks."

EFFECT OF NEW FINANCIAL ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. This statement simplifies the standards for computing earnings per share previously set forth in APB Opinion No. 15, Earnings per Share, and makes them comparable to international Earnings per Share ("EPS") standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement is effective for financial statements issued for periods ending after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive
Income. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this statement did not have a material impact on the consolidated financial statements.

2. RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

     The subsidiary bank is required to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve Bank. The amount of those reserves required at December 31, 1997 was approximately $1,809.

3. INVESTMENT SECURITIES

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1997 and 1996 are as follows:

                                                                       GROSS        GROSS      ESTIMATED
                                                         AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                           COST        GAINS        LOSSES       VALUE
                                                         ---------   ----------   ----------   ---------
DECEMBER 31, 1997
INVESTMENT SECURITIES AVAILABLE FOR SALE:
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies...............   $   947       $ 14         $ 3        $   958
  Obligations of states and political subdivisions.....       195         17          --            212
                                                          -------       ----         ---        -------
         Totals........................................   $ 1,142       $ 31         $ 3        $ 1,170
                                                          =======       ====         ===        =======
INVESTMENT SECURITIES HELD TO MATURITY:
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies...............   $10,129       $ 35         $16        $10,148
  Obligations of states and political subdivisions.....     2,830         61           2          2,889
  Corporate securities.................................       752         26          --            778
  Mortgage-backed securities...........................     3,848         26          43          3,831
                                                          -------       ----         ---        -------
         Totals........................................   $17,559       $148         $61        $17,646
                                                          =======       ====         ===        =======

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

3. INVESTMENT SECURITIES -- (CONTINUED)

                                                                            GROSS        GROSS      ESTIMATED
                                                              AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                                COST        GAINS        LOSSES       VALUE
                                                              ---------   ----------   ----------   ---------
DECEMBER 31, 1996 (UNAUDITED)
INVESTMENT SECURITIES AVAILABLE FOR SALE:
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies....................   $ 1,152       $  6         $  7       $ 1,151
  Obligations of states and political subdivisions..........       195         17           --           212
                                                               -------       ----         ----       -------
         Totals.............................................   $ 1,347       $ 23         $  7       $ 1,363
                                                               =======       ====         ====       =======
HELD TO MATURITY SECURITIES:
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies....................   $11,825       $ 27         $ 83       $11,769
  Obligations of states and political subdivisions..........     3,210         83            2         3,291
  Corporate securities......................................       851         27            1           877
  Mortgage-backed securities................................     4,681         25           94         4,612
                                                               -------       ----         ----       -------
         Totals.............................................   $20,567       $162         $180       $20,549
                                                               =======       ====         ====       =======

     The amortized cost and estimated fair values of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              SECURITIES AVAILABLE FOR    SECURITIES HELD TO
                                                                        SALE                   MATURITY
                                                              ------------------------   ---------------------
                                                                            ESTIMATED                ESTIMATED
                                                              AMORTIZED       FAIR       AMORTIZED     FAIR
                                                                 COST         VALUE        COST        VALUE
                                                              ----------   -----------   ---------   ---------
Due in one year or less.....................................    $  200       $  200       $ 4,351     $ 4,349
Due after one year through five years.......................       747          758         8,771       8,831
Due after five years through ten years......................       100          104         1,929       1,957
Due after ten years.........................................        95          108         2,508       2,509
                                                                ------       ------       -------     -------
                                                                $1,142       $1,170       $17,559     $17,646
                                                                ======       ======       =======     =======

     Securities carried at approximately $3,093 and $4,525 at December 31, 1997 and 1996, respectively, were pledged to secure public and trust deposits as required by law and for other purposes.

4. LOANS

     The Bank grants loans to customers primarily in Randolph and Northern Chambers County, Alabama.

     At December 31, 1997 and 1996 the composition of the loan portfolio was as follows:

                                                               1997        1996
                                                              -------   -----------
                                                                        (UNAUDITED)
Commercial and industrial...................................  $ 3,151     $ 4,989
Real estate -- construction.................................      167         221
           -- mortgage......................................    8,971       7,067
Loans to individuals for personal expenditures..............    4,017       4,338
All other loans (including overdrafts)......................      147         223
                                                              -------     -------
         Total loans........................................   16,453      16,838
Unearned interest and fees..................................       --         (20)
Allowance for loan losses...................................     (382)        (92)
                                                              -------     -------
         Net loans..........................................  $16,071     $16,726
                                                              =======     =======

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

5. ALLOWANCE FOR LOAN LOSSES

     A summary of the allowance for loan losses for the year ended December 31, 1997, 1996 and 1995 follows:

                                                              1997    1996    1995
                                                              -----   -----   ----
                                                                      (UNAUDITED)
Balance at beginning of year................................  $  92   $  81   $ 70
Provision for loan losses...................................    401     201     33
Loan charge-offs............................................   (142)   (225)   (51)
Recoveries..................................................     31      35     29
                                                              -----   -----   ----
Balance at end of year......................................  $ 382   $  92   $ 81
                                                              =====   =====   ====

6. PREMISES AND EQUIPMENT

     A summary of premises and equipment at December 31, follows:

                                                               1997       1996
                                                              ------   -----------
                                                                       (UNAUDITED)
Land........................................................  $   25     $   22
Premises....................................................     470        361
Furniture and equipment.....................................     585        561
Leasehold improvements......................................      96         96
Capital lease...............................................      73         73
                                                              ------     ------
                                                               1,249      1,113
Allowance for depreciation and amortization.................    (942)      (876)
                                                              ------     ------
                                                              $  307     $  237
                                                              ======     ======

     Depreciation expense for the years ended December 31, 1997 and 1996 was $66 and $82, respectively.

7. PENSION PLANS

     Net pension cost for 1997 and 1996 are composed of the following:

                                                               1997       1996
                                                              ------   -----------
                                                                       (UNAUDITED)
Service.....................................................  $   51     $   49
Interest cost on projected benefit obligations..............      81         76
Actual return on assets.....................................    (276)      (147)
Net amortization and deferral...............................     172         49
                                                              ------     ------
         Net periodic pension costs.........................  $   28     $   27
                                                              ======     ======
Actuarial present value of benefit obligation:
  Vested....................................................  $  910     $  846
  Nonvested.................................................      --         21
                                                              ------     ------
Accumulated benefit obligation..............................  $  910     $  867
                                                              ------     ------
Actuarial present value of projected benefit obligation.....  $1,213     $1,129
Plan assets at fair value...................................   1,548      1,306
                                                              ------     ------
Excess of plan assets over projected benefit obligation.....     335        177
Unamortized net assets at transition........................    (383)      (192)
Unrecognized net gain.......................................     (24)       (29)
                                                              ------     ------
Accrued pension cost included in other liabilities..........  $   72     $   44
                                                              ======     ======

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

7. PENSION PLANS -- (CONTINUED)
     The weighted average discount rate and rate of increase in future compensation levels in determining the actuarial present value of the projected benefit obligation were 7.5% and 5.0%, respectively, in both years presented. The expected long-term rate of return on assets was 7.5% for both years presented. The Plan was terminated on April 29, 1998.

8. INCOME TAX EXPENSE

     The components of income tax expense are as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
                                                                     (UNAUDITED)
Currently payable:
  Federal...................................................  $198   $129   $145
  State.....................................................    26     11     16
                                                              ----   ----   ----
         Total currently payable............................   224    140    161
Tax effect of temporary differences.........................  (155)    (3)    (5)
                                                              ----   ----   ----
    Income tax expense......................................  $ 69   $137   $156
                                                              ====   ====   ====

     As of December 31, 1997 and 1996 the net deferred tax (asset) liability consisted of the following:

                                                                 1997          1996
                                                              -----------   -----------
                                                                            (UNAUDITED)
Deferred tax asset:
  Accrued pension expense...................................     $  7          $ 13
  Allowance for loan losses.................................      167            28
  Miscellaneous.............................................       14             3
                                                                 ----          ----
         Total deferred tax asset...........................      188            44
                                                                 ----          ----
Deferred tax liabilities:
  Cash method of accounting for tax purposes................      137           151
  Property, plant and equipment.............................       16            13
  Unrealized gain on available-for-sale securities..........       11             6
  Miscellaneous.............................................        1             1
                                                                 ----          ----
         Total deferred tax liability.......................      165           171
                                                                 ----          ----
         Net deferred tax(asset) liability..................     $(23)         $127
                                                                 ====          ====

     The effective tax rate differs significantly from the expected tax using statutory rate of 34%. Reconciliation between the expected tax and the actual provision for income taxes follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
                                                                     (UNAUDITED)
Expected tax at 34% of income tax before taxes..............  $128   $182   $188
Add (deduct):
  State income taxes, net of federal tax benefit............     8      7     17
  Effect of interest income exempt from Federal income
    taxes...................................................   (59)   (57)   (46)
  Other items -- net........................................    (8)     5     (3)
                                                              ----   ----   ----
         Income tax expense.................................  $ 69   $137   $156
                                                              ====   ====   ====

9. RELATED PARTY TRANSACTIONS

     The Bank has entered into transactions with its directors, executive officers, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

9. RELATED PARTY TRANSACTIONS -- (CONTINUED) substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Changes in related party loans for the year ended December 31, 1997 were as follows:

     BALANCE                                     BALANCE
DECEMBER 31, 1996   ADVANCES   REPAYMENTS   DECEMBER 31, 1997
-----------------   --------   ----------   -----------------
       $325           $21         $126            $220
       ====           ===         ====            ====

     One of the Company's subsidiaries leases a facility from the Schuessler Partnership, a related party. (See Note 11).

10. TIME DEPOSITS

     The maturities of time certificates of deposit and other time deposits of $100 or more at December 31, 1997 are as follows:

                                                                  TIME        OTHER
                                                              CERTIFICATES     TIME
                                                               OF DEPOSIT    DEPOSITS   TOTAL
                                                              ------------   --------   ------
Three months or less........................................     $  820        $725     $1,545
Over three through six months...............................        306          --        306
Over six through twelve months..............................      1,050         113      1,163
Over twelve through twenty four months......................        100         108        208
                                                                 ------        ----     ------
                                                                 $2,276        $946     $3,222
                                                                 ======        ====     ======

11. OPERATING LEASES

     The Company through its subsidiaries, The Commercial Bank of Roanoke, Alabama and Commercial Bancshares Services, Inc., conducts portions of its operations in leased facilities. One of the leased facilities was leased from a related party, Schuessler Partnership, an Alabama general partnership. This facility was purchased by the Company on December 19, 1997.

     In addition to the above mentioned lease, the Company also leases equipment which expire on various dates through 2000.

     At December 31, 1997, minimum rental payments under operating leases shown by subsidiary, are as follows:

                                                              THE COMMERCIAL      COMMERCIAL
                                                              BANK OF ROANOKE     BANCSHARES
                                                                  ALABAMA       SERVICES, INC.   TOTAL
                                                              ---------------   --------------   -----
1998........................................................        $3               $191        $194
1999........................................................         3                151         154
2000........................................................         1                 28          29
2001........................................................        --                 --          --
2002........................................................        --                 --          --
2003 and thereafter.........................................        --                 --          --
                                                                    --               ----        ----
         Total..............................................        $7               $370        $377
                                                                    ==               ====        ====

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

11. OPERATING LEASES -- (CONTINUED)
     Rental expense for all operating leases for the years ending December 31, were as follows:

                                                              1997      1996
                                                              ----   -----------
                                                                     (UNAUDITED)
Rental payments.............................................  $212      $162
                                                              ====      ====

12. CAPITAL LEASES

     Computer hardware was purchased by the Company's subsidiary, Commercial Bancshares Services, Inc., under a 5-year capital lease negotiated during 1994. The lease requires a monthly fee of $1 through November 1999. The capitalized lease obligation was calculated using the interest rate appropriate at the inception of the lease. The gross amount of these leased assets included in premises and equipment is $73. Accumulated amortization for these leased assets for 1997 and 1996 is $61 and $52, respectively. At December 31, 1997 and 1996, the recorded obligation was $32 and $46, respectively.

     Future minimum lease payments for capitalized lease obligations at December 31, 1997 are as follows:

1998........................................................  $16
1999........................................................   16
2000........................................................   --
2001........................................................   --
2002........................................................   --

13. COMMITMENTS AND CONTINGENCIES

     The consolidated financial statements do not reflect the Bank's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments to extend credit totaled $172 and $715 at December 31, 1997 and 1996, respectively.

     Commitments to extend credit include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

     The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

14. REGULATORY RESTRICTIONS

     The primary source of funds available to the Company is the payment of dividends by its subsidiary Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Approximately $103 are available to be paid as dividends by the Bank subsidiary at December 31, 1997.

     The Company and its subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possible additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary must meet specific capital guidelines

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

14. REGULATORY RESTRICTIONS -- (CONTINUED) that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and its subsidiary's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 that the Company and its subsidiary meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Company and its subsidiary's actual capital amounts and ratios are also presented in the table.

                                                                                                 TO BE WELL
                                                                             FOR CAPITAL      CAPITALIZED UNDER
                                                                               ADEQUACY       PROMPT CORRECTIVE
                                                              ACTUAL           PURPOSES       ACTION PROVISIONS
                                                          --------------    --------------    -----------------
                                                          AMOUNT   RATIO    AMOUNT   RATIO    AMOUNT     RATIO
                                                          ------   -----    ------   -----    -------    ------
As of December 31, 1997:
  Total Capital (to Risk Weighted Assets):
    Consolidated........................................  $6,037   24.9%    $2,364      >8%   $2,955       >10%
                                                                                        -                  -
    Bank................................................   4,647   22.6      1,793      >8     2,241       >10
                                                                                        -                  -
  Tier I Capital (to Risk Weighted Assets):
    Consolidated........................................   5,945   24.5      1,182      >4     1,773        >6
                                                                                        -                   -
    Bank................................................   4,366   21.3        896      >4     1,345        >6
                                                                                        -                   -
  Tier I Capital (to Average Assets):
    Consolidated........................................   5,945   13.8      1,762      >4     2,202        >5
                                                                                        -                   -
    Bank................................................   4,366   10.5      1,692      >4     2,115        >5
                                                                                        -                   -
As of December 31, 1996 (Unaudited):
  Total Capital (to Risk Weighted Assets):
    Consolidated........................................  $6,504   26.8%    $1,940      >8%   $2,425       >10%
                                                                                        -                  -
    Bank................................................   4,383   21.3      1,643      >8     2,054       >10
                                                                                        -                  -
  Tier I Capital (to Risk Weighted Assets):
    Consolidated........................................   6,122   25.3        970      >4     1,455        >6
                                                                                        -                   -
    Bank................................................   4,293   20.9        821      >4     1,232        >6
                                                                                        -                   -
  Tier I Capital (to Average Assets):
    Consolidated........................................   6,122   14.2      1,728      >4     2,161        >5
                                                                                        -                   -
    Bank................................................   4,293   10.3      1,665      >4     2,081        >5
                                                                                        -                   -

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

15. OTHER OPERATING EXPENSES

     Other operating expenses consisted of the following:

                                                              1997   1996    1995
                                                              ----   ----    ----
                                                                     (UNAUDITED)
Professional fees...........................................  $101   $ 85    $ 53
Advertising.................................................    45     49      56
Service maintenance contracts...............................    23     50      63
Postage, stationery and supplies............................    58     67      65
Telephone...................................................   163    184     194
FDIC insurance..............................................    --     --      44
                                                              ----   ----    ----
         Total..............................................  $390   $435    $475
                                                              ====   ====    ====

16. CONCENTRATIONS OF CREDIT

     All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 4 and 13, respectively.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and Short-Term Investments: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

          Investment Securities: For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes.

          Loan Receivables: For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

          Deposit Liabilities: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposit of similar remaining maturities.

          Commitments to Extend Credit. The fair value of commitments are estimated to be approximately the same as the notional amount of the related commitment.

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

17. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)
     The estimated fair values of the Company's financial instruments as of December 31, 1997 are as follows:

                                                                     1997
                                                              ------------------
                                                              CARRYING    FAIR
                                                               AMOUNT     VALUE
                                                              --------   -------
FINANCIAL ASSETS:
  Cash and short-term investments...........................  $ 5,792    $ 5,792
  Investment securities.....................................   18,788     18,816
  Loans.....................................................   16,453
  Less: Allowance for losses................................      382
                                                              -------
  Net loans.................................................   16,071     16,140
                                                              -------    -------
         TOTAL FINANCIAL ASSETS.............................  $40,651    $40,748
                                                              =======    =======
FINANCIAL LIABILITIES:
  Deposits..................................................  $35,215    $35,229
                                                              =======    =======
         TOTAL FINANCIAL LIABILITIES
UNRECOGNIZED FINANCIAL INSTRUMENTS:
  Commitments to extend credit..............................  $    --    $   172
                                                              =======    =======

18. PARENT COMPANY

     The condensed financial information for Commercial Bancshares of Roanoke, Inc. (Parent only) is presented as follows:

     STATEMENTS OF FINANCIAL CONDITION

                                                               1997       1996
                                                              ------   -----------
                                                                       (UNAUDITED)
                                      ASSETS
Cash on demand deposit......................................  $1,351     $  131
Preferred stock.............................................      --      1,200
Due from subsidiaries:
  Commercial Bank of Roanoke................................      35         44
  Commercial Bancshares Services............................      51         12
Loans to subsidiary.........................................      61        124
Investment in subsidiaries:
  Commercial Bank of Roanoke................................   4,383      4,301
  Commercial Bancshares Services............................     159         62
Premises and equipment, net.................................     165         60
Other assets................................................       3         22
                                                              ------     ------
         Total Assets.......................................  $6,208     $5,956
                                                              ======     ======
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Other liabilities...........................................  $   69     $    2
STOCKHOLDERS' EQUITY........................................   6,139      5,954
                                                              ------     ------
         Total Liabilities and Stockholders' Equity.........  $6,208     $5,956
                                                              ======     ======

            COMMERCIAL BANCSHARES OF ROANOKE, INC. AND SUBSIDIARIES

18. PARENT COMPANY -- (CONTINUED)
     STATEMENTS OF INCOME

                                                              1997   1996   1995
                                                              ----   ----   ----
                                                                     (UNAUDITED)
INCOME
  Cash dividends from bank subsidiary.......................  $120   $220   $360
  Cash dividends from preferred stock.......................    23     47     39
  Management fees...........................................    12     12     12
  Interest..................................................     8     11     13
  Rent income...............................................     3      4      8
                                                              ----   ----   ----
         Total income.......................................   166    294    432
                                                              ----   ----   ----
EXPENSES
  Taxes.....................................................     9      8      5
  Repairs...................................................     2      8     --
  Professional services.....................................    10      6      4
  Depreciation..............................................     3      3      4
  Other expenses............................................     6      4      9
                                                              ----   ----   ----
         Total expenses.....................................    30     29     22
                                                              ----   ----   ----
Income before income taxes and equity in undistributed net
  income of subsidiaries....................................   136    265    410
Income taxes................................................    --      7      8
                                                              ----   ----   ----
Income before equity in undistributed net income of
  subsidiaries..............................................   136    258    402
Equity in undistributed net income of subsidiaries..........   172    142     (4)
                                                              ----   ----   ----
         NET INCOME.........................................  $308   $400   $398
                                                              ====   ====   ====

     STATEMENTS OF CASH FLOWS

                                                               1997    1996    1995
                                                              ------   -----   -----
                                                                        (UNAUDITED)
OPERATING ACTIVITIES
  Net income................................................  $  308   $ 400   $ 398
  Adjustments to reconcile net income to net cash provided
    (used) by operating activities:
    Depreciation............................................       3       3       4
    (Increase) decrease in equity in undistributed net
      income of subsidiaries................................    (171)   (142)      4
    Decrease (increase) in other assets.....................      18     (18)     (1)
    Increase (decrease) in other liabilities................      67     (44)     (9)
                                                              ------   -----   -----
         Net cash provided by operating activities..........     225     199     396
                                                              ------   -----   -----
INVESTING ACTIVITIES
  Net principal received on loans to subsidiary.............      33     234     (14)
  Purchases of premises and equipment.......................    (108)
  Redemption (purchase) of preferred stock..................   1,200    (200)   (300)
                                                              ------   -----   -----
         Net cash provided (used) by investing activities...   1,125      34    (314)
                                                              ------   -----   -----
FINANCING ACTIVITIES
  Cash dividends............................................    (130)   (130)   (130)
                                                              ------   -----   -----
Net increase (decrease) in cash.............................   1,220     103     (48)
Cash -- beginning of year...................................     131      28      76
                                                              ------   -----   -----
Cash -- end of year.........................................  $1,351   $ 131   $  28
                                                              ======   =====   =====

                     COMMERCIAL BANCSHARES OF ROANOKE, INC.

      CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                            AS OF SEPTEMBER 30, 1998

                                                              SEPTEMBER 30,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Cash and due from banks.....................................     $ 1,146
Interest bearing deposits in other banks....................         200
Federal funds sold..........................................       7,475
Investment securities available for sale....................       2,356
Investment securities held to maturity......................      15,918
Loans, net of unearned......................................      13,717
Less: Allowance for loan losses.............................        (311)
                                                                 -------
          Net loans.........................................      13,406
                                                                 -------
Premises and equipment, net.................................         276
Other assets................................................         803
                                                                 -------
          Total assets......................................     $41,580
                                                                 =======
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing.......................................     $ 6,115
  Interest-bearing..........................................      28,918
                                                                 -------
          Total deposits....................................      35,033
Accrued expenses and other liabilities......................         297
                                                                 -------
          Total liabilities.................................      35,330
Stockholders' Equity
  Common stock, par value $.10 per share; authorized 600,000
     shares; 200,000 shares issued..........................          20
  Surplus...................................................       3,527
  Retained earnings.........................................       2,669
  Accumulated other comprehensive income....................          34
                                                                 -------
          Total stockholders' equity........................       6,250
                                                                 -------
          Total liabilities and stockholders' equity........     $41,580
                                                                 =======

             See Note to Unaudited Condensed Financial Statements.

                     COMMERCIAL BANCSHARES OF ROANOKE, INC.

         CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE
                               INCOME (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                1998        1997
                                                              ---------   ---------
                                                              (IN THOUSANDS EXCEPT
                                                                 PER SHARE DATA)
Interest income.............................................  $  2,215    $  2,351
Interest expense............................................     1,013         971
                                                              --------    --------
          Net interest income...............................     1,202       1,380
Provision for loan losses...................................       344          98
                                                              --------    --------
          Net interest income after provision for loan
           losses...........................................       858       1,282
Noninterest income..........................................       714         746
Noninterest expenses........................................     1,450       1,357
                                                              --------    --------
  Income before income taxes................................       122         671
Income tax expense..........................................        29         206
                                                              --------    --------
          Net income........................................        93         465
Other comprehensive income, net of tax:
  Unrealized gain on securities available for sale..........        17           5
                                                              --------    --------
Comprehensive income........................................  $    110    $    470
                                                              ========    ========
Basic earnings per share....................................  $   0.47    $   2.33
                                                              ========    ========
Average number of shares outstanding........................   200,000     200,000
                                                              ========    ========

             See Note to Unaudited Condensed Financial Statements.

                     COMMERCIAL BANCSHARES OF ROANOKE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                             ACCUMULATED
                                                                                OTHER           TOTAL
                                              COMMON             RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                              STOCK    SURPLUS   EARNINGS      INCOME          EQUITY
                                              ------   -------   --------   -------------   -------------
                                                                    (IN THOUSANDS)
Balance at December 31, 1997................   $20     $3,526     $2,576         $17           $6,139
Net income..................................    --         --         93          --               93
Other comprehensive income..................    --         --         --          17               17
                                               ---     ------     ------         ---           ------
Balance at September 30, 1998...............   $20     $3,526     $2,669         $34           $6,249
                                               ===     ======     ======         ===           ======

             See Note to Unaudited Condensed Financial Statements.

                     COMMERCIAL BANCSHARES OF ROANOKE, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                                               1998      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
Net cash provided by operating activities...................  $   464   $   623
                                                              -------   -------
Cash flows from investing activities:
  Net decrease in interest bearing deposits.................       --       100
  Net increase in federal funds sold........................   (3,350)   (2,125)
  Proceeds from maturities of investment securities
     available for sale.....................................      591       750
  Purchases of investment securities available for sale.....   (1,751)     (743)
  Proceeds from maturities of investment securities held to
     maturity...............................................    6,233     3,446
  Purchase of investment securities held to maturity........   (4,590)     (965)
  Proceeds from maturity of other investments...............       --     1,200
  Net decrease (increase) in loans..........................    2,272      (895)
  Purchases of premises and equipment.......................       (8)      (37)
                                                              -------   -------
          Net cash (used) provided by investing
           activities.......................................     (603)      731
                                                              -------   -------
Cash flows used by financing activities:
  Net decrease in deposit accounts..........................     (182)   (1,593)
                                                              -------   -------
Net decrease in cash and due from banks.....................     (321)     (239)
Cash and due from banks at beginning of period..............    1,467     1,486
                                                              -------   -------
Cash and due from banks at end of period....................  $ 1,146   $ 1,247
                                                              =======   =======
Supplemental Cash Flow Information:
  Selected cash payments and noncash activities were as
     follows:
     Cash payments for income taxes.........................  $   242   $   101
     Cash payments for interest.............................    1,034       991

             See Note to Unaudited Condensed Financial Statements.

                     COMMERCIAL BANCSHARES OF ROANOKE, INC.

        NOTE TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

1. ACCOUNTING AND REPORTING POLICIES

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the interim periods. All interim amounts are subject to year-end audit, and the results of operations for the interim periods reported herein are not necessarily indicative of results of operations to be expected for the year.

------------------------------------------------------
------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. THE CORPORATION HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE CORPORATION IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ---------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    4
Forward Looking Statements............   11
Use of Proceeds.......................   12
Dividend Policy.......................   12
Capitalization........................   13
Dilution..............................   14
Selected Consolidated Financial
  Data................................   15
Condensed Pro Forma Combined Statement
  of Financial Condition..............   16
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   20
Business..............................   33
Management............................   39
Principal Stockholders................   47
Supervision and Regulation............   49
Description of Capital Stock..........   56
Shares Eligible For Future Sale.......   58
Underwriting..........................   60
Legal Matters.........................   62
Experts...............................   62
Index to Financial Statements.........  F-1

     UNTIL JANUARY 4, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                1,000,000 SHARES

                                  COMMON STOCK

                          (THE BANC CORPORATION LOGO)

                           -------------------------
                                   PROSPECTUS
                           -------------------------

                           STERNE, AGEE & LEACH, INC.

                               DECEMBER 10, 1998

------------------------------------------------------
------------------------------------------------------